EXHIBIT 99(a)


            AMENDED AND RESTATED SETTLEMENT AGREEMENT



1.   Parties.  The parties (collectively, the "Parties" and

individually, a "Party") to this Amended and Restated Settlement

Agreement (this "Agreement") are:

     (a) Jeremiah W. "Jay" Nixon, Attorney General of the State of Missouri (the "Attorney General");

     (b) The Missouri Department of Insurance and Keith A. Wenzel, its Director (referred to collectively as the "Department of Insurance");

     (c) Blue Cross and Blue Shield of Missouri ("Blue Cross Blue Shield"), a Missouri not for profit health services corporation; and

     (d) RightCHOICE Managed Care, Inc. ("RightCHOICE"), a Missouri for profit general business corporation.

This Agreement amends, restates and supersedes in its entirety that certain Settlement Agreement between the Parties dated

September 20, 1998, and all amendments thereto.

2.   Pending Litigation.  A purpose of this Agreement is to

settle certain civil actions.  Those actions are:

     (a)  Blue Cross Blue Shield of Missouri, Plaintiff v. Jay Angoff,
          Director of the Missouri Department of Insurance, the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. CV196-619CC, in the Circuit Court of Cole County, Missouri (the
          "Purposes Litigation"). The Purposes Litigation arises from a series of transactions consummated in 1994 (the "1994
          Reorganization"). In those transactions, certain assets and liabilities of Blue Cross Blue Shield were transferred to a newly formed for-profit subsidiary, RightCHOICE, and a minority interest in RightCHOICE was sold pursuant to a public stock offering; and

     (b) Blue Cross Blue Shield of Missouri v. Jay Angoff, Director of the Missouri Department of Insurance, the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. 81172, in the Supreme Court of Missouri (on transfer from Appeal WD 53798, in the Missouri Court of Appeals, Western District) (collectively, the "Purposes Litigation Appeal").

3.   Additional Purposes.  Additional purposes of this Agreement include:

     (a) Providing that the assets of Blue Cross Blue Shield will be used in a manner which is consistent with Missouri law and the history and past purposes of Blue Cross Blue Shield;

     (b) Protecting the interests of all those who subscribe to the indemnity and managed care plans of Blue Cross Blue Shield and its affiliates, consistent with the contracts that define their rights and any additional rights that they might have under law;

     (c) Providing for the continuation, on the part of a successor to Blue Cross Blue Shield, of its membership in the national Blue Cross and Blue Shield Association and rights as a licensee of the Blue Cross and Blue Shield names and marks;

     (d) Fulfilling all duties owed by Blue Cross Blue Shield and its directors and officers;

     (e) Fulfilling all duties owed by RightCHOICE and its directors and officers to its shareholders; and

     (f) Providing for the reorganization of Blue Cross Blue Shield in accordance with the Missouri General Not For Profit
          Corporation Law and the Reorganization Agreement described below.

4.   Payment for Public Purpose.  On the Closing Date (as defined in Paragraph 8 below), but prior to and separate from the

implementation of the Reorganization Agreement (as defined

below), Blue Cross Blue Shield shall pay to the Foundation the amount of $12,780,000 in partial satisfaction of claims by

various parties, including the Attorney General, Department of

Insurance and amici curiae, that Blue Cross Blue Shield has a public purpose obligation, which amount is to be used by the

Foundation (as defined below) to carry out its stated purposes.

5.   Reorganization Agreement.  As partial consideration for

their mutual undertakings in this Agreement, promptly following the dismissal of the Purposes Litigation and Purposes Litigation

Appeal in accordance with paragraph 7 hereof:

     (a)  the Attorney General and Department of Insurance shall
          (1) cause a new Missouri not for profit public benefit corporation (the "Foundation") to be organized and incorporated by filing with the Missouri Secretary of State Articles of Incorporation in the form attached hereto as Exhibit A, causing Bylaws in the form attached hereto as Exhibit B to be adopted as the Bylaws of the Foundation, and appointing the initial members of the Board of Directors of the Foundation, (2) cause a new Delaware for profit corporation ("New RIT") to be organized and incorporated by filing with the Secretary of State of Delaware a Certificate of Incorporation in the form attached hereto as Exhibit C, causing one share of its common stock to be issued to the Foundation, and causing Bylaws in the form attached as Exhibit D to be adopted as the Bylaws of New RIT, (3) cause the Board of Directors of the Foundation to authorize the Foundation to execute an Agreement and Plan of Reorganization (the "Reorganization Agreement") in the form attached as Exhibit E and fulfill all obligations and satisfy all conditions thereunder, and take all other actions as are necessary or appropriate to consummate the transactions contemplated by the Reorganization Agreement in accordance with the Reorganization Agreement,
          (4) cause the Board of Directors of New RIT to authorize New RIT to execute the Reorganization Agreement and fulfill all obligations and satisfy all conditions thereunder, and take all other actions as are necessary or appropriate to consummate the transactions contemplated by the Reorganization Agreement in accordance with the Reorganization Agreement, and (5) cause the Foundation and New RIT to execute the Reorganization Agreement; and

     (b) Blue Cross Blue Shield and RightCHOICE shall execute the Reorganization Agreement, and take all other actions necessary or appropriate to consummate the transactions contemplated by the Reorganization Agreement in accordance with the Reorganization Agreement.

The terms of the Reorganization Agreement and other agreements to be executed in connection therewith control as to the rights of the parties and steps to be taken thereunder.  The Reorganization

Agreement provides for the consummation of a series of

transactions (the "Reorganization") whereby Blue Cross Blue

Shield will be converted into a Missouri for profit general

business corporation, reincorporated in Delaware, and

subsequently merged with RightCHOICE.  The Foundation will become the owner of the same percentage of the issued and outstanding stock of the resulting entity ("New RightCHOICE") as Blue Cross

Blue Shield owns in RightCHOICE immediately prior to the

Reorganization.  The public shareholders of RightCHOICE

immediately prior to the Reorganization will become the owners of the remainder of the issued and outstanding stock of New

RightCHOICE.  Shares of New RightCHOICE owned by the Foundation will be liquidated over time and the proceeds applied to purposes stated in the Foundation's charter documents.

6.   [This paragraph is intentionally left blank.]

7.   Disposition of Litigation.  In further consideration of

their mutual undertakings in this Agreement and the Reorganization

Agreement, the Parties shall dispose of certain pending litigation as follows:

     (a) Immediately upon execution of this Agreement, the Parties who are litigants in the Purposes Litigation shall file in the Circuit Court of Cole County a Joint Notice of Dismissal (in the form attached hereto as Exhibit F) of all pending claims in the Purposes Litigation;

     (b) At such later time on or before February 8, 2000 as is agreed to by the Parties, those Parties who are litigants in the Purposes Litigation Appeal shall file a joint motion in the Supreme Court of Missouri in the form attached hereto as Exhibit F for dismissal of all appeals pending in the Purposes Litigation Appeal;

     (c) No Party shall take any step to prosecute any claim that is now asserted in the Purposes Litigation or the Purposes
          Litigation Appeal so long as this Agreement remains in force and effect; provided, however, that the undertaking of the Department of Insurance under this subparagraph is subject to the limitations of R.S.Mo. section 374.217 (1994) if those limitations are applicable to that undertaking; and

     (d) On the Closing Date, if there remains pending any claims in the Purposes Litigation or the Purposes Litigation Appeal that have not already been dismissed, the Parties will stipulate to the dismissal with prejudice of such claims.

8.   Releases in Favor of Blue Cross Blue Shield and RightCHOICE.

In further consideration of their mutual undertakings in this

Agreement and the Reorganization Agreement, the Parties agree to the releases described in this paragraph.  The releases described in this paragraph shall become effective on the date (referred to herein as the "Closing Date") after which all of the conditions precedent to the Reorganization are satisfied or waived and on which the Reorganization is consummated.  Blue Cross Blue Shield and RightCHOICE will not consummate the Reorganization unless and until they receive written notice from the Attorney General and

Director of the Department of Insurance that the Sarkis

litigation and legal opinion conditions precedent in Sections

4.01(f) and 4.05(h)(iii), respectively, of the Reorganization

Agreement have been satisfied or waived.

     (a) Subject to the exceptions contained in subparagraph 8(e), the Attorney General and Department of Insurance on behalf of themselves, their offices, and the State of Missouri (collectively, "the Paragraph 8 Releasors") release Blue Cross Blue Shield, RightCHOICE, their respective present and past affiliated corporations, their successors and assigns, their present and past directors, officers, agents, employees and independent contractors (all of whom are collectively referred to as "the Paragraph 8 Releasees") from any and all claims, causes of action, liabilities and judgments arising out of or relating to the 1994 Reorganization or the operation of Blue Cross Blue Shield from the date of the 1994 Reorganization through April 20, 1998.

     (b) Subject to the exceptions contained in subparagraph 8(e), the Paragraph 8 Releasors release the Paragraph 8 Releasees from all claims, causes of action, liabilities and judgments that were asserted or might have been asserted in the Purposes Litigation and Purposes Litigation Appeal.

     (c) Subject to the exceptions contained in subparagraph 8(e), the Paragraph 8 Releasors release the Paragraph 8 Releasees from any and all claims, causes of action, liabilities and judgments arising from or related to the execution and performance of this Agreement, the Reorganization Agreement, or the consummation of the Reorganization.

     (d) Subject to the exceptions contained in subparagraph 8(e), the Paragraph 8 Releasors release the Paragraph 8 Releasees from any and all claims, causes of action, judgments, claims, disputes, investigations, audits or complaints listed on Exhibit G attached hereto.

     (e) Claims in the following classes are excluded from the releases given in this paragraph 8:

          (i) Any claim by consumers lodged with the Department of Insurance or the Attorney General;

          (ii)   Any claims of criminal liability of any kind;

          (iii) Any claims of liability from or on account of any conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; and

          (iv) Any claim for breach of this Agreement, the Reorganization Agreement or any other agreement executed by any of the Paragraph 8 Releasees in connection with the consummation of the Reorganization.

9.   Releases in Favor of the Attorney General and the Department

of Insurance.  In further consideration of their mutual

undertakings in this Agreement and the Reorganization Agreement,

the Parties agree to the releases described in this paragraph.

The releases described in this paragraph shall become effective on the Closing Date.

     (a) Subject to the exceptions contained in subparagraph 9(d), Blue Cross Blue Shield and RightCHOICE, and their respective affiliated corporations, successors and assigns (collectively, "the Paragraph 9 Releasors") release the State of Missouri, the Attorney General, the Department of Insurance and their respective present and past officers, agents, employees, independent contractors, affiliates, successors and assigns (all of whom are collectively referred to as "the Paragraph 9 Releasees") from any and all claims, causes of action, liabilities and judgments arising out of or relating to actions taken or statements made by the Attorney General or the Department of Insurance or their past and present agents, employees or independent contractors in connection with the 1994 Reorganization.

     (b) Subject to the exceptions contained in subparagraph 9(d), the Paragraph 9 Releasors release the Paragraph 9 Releasees from all claims, causes of action, liabilities and judgments that were asserted or might have been asserted in the Purposes Litigation and Purposes Litigation Appeal.

     (c) Subject to the exceptions contained in subparagraph 9(d), the Paragraph 9 Releasors release the Paragraph 9 Releasees from any and all claims, causes of action, liabilities and judgments arising out of or related to the execution and performance of this Agreement, the Reorganization Agreement, or the consummation of the Reorganization.

     (d) Claims in the following classes are excluded from the releases given in this paragraph 9:

          (i) Any claims of liability from or on account of any conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; and

          (ii) Any claim for breach of this Agreement, the Reorganization Agreement or any other agreement executed by any of the Paragraph 9 Releasees in connection with the consummation of the Reorganization.

10.  Representation As To Existence of Claims.  The Attorney

General and the Department of Insurance represent and warrant that, on April 20, 1998, except as described on the list which is attached hereto as Exhibit G and as described in

Paragraph 8(e)(i) above, there were no claims, disputes,

investigations, audits or complaints pending against Blue Cross

Blue Shield, RightCHOICE or any of their affiliates, and to their knowledge there is no basis for any such claims, disputes,

investigations, audits or complaints.  Blue Cross Blue Shield represents and warrants to the Attorney General and the

Department of Insurance that, except as described on the list attached hereto as Exhibit H, it had no knowledge as of September

20, 1998, of any pending or threatened claim that will or might be subject to indemnity from the Foundation under the terms of the Indemnification Agreement attached as Exhibit K to the

Reorganization Agreement.

11.  Termination.

     (a) This Agreement shall automatically terminate upon termination of the Reorganization Agreement for any reason.

     (b) This Agreement may be terminated by any Party hereto by giving written notice to all other Parties in the event the Closing Date has not occurred on or before December 31, 2000.

     (c) This Agreement may be terminated at any time by written agreement signed by all Parties.

     (d) If any Party breaches its obligations under Paragraph 18(k) hereof, and fails to cure such breach within thirty (30) days after written notice from any other Party (the "Notifying Party") describing the alleged breach (or fails to undertake to cure within such thirty (30) day period and to diligently pursue to completion such cure as cannot reasonably be completed within the thirty (30) day time period), the Notifying Party may terminate this Agreement by giving written notice to all other Parties.

     (e) If this Agreement terminates pursuant to subparagraph (a), or is terminated pursuant to subparagraph (b), subparagraph (c), or subparagraph (d), the Agreement shall thereafter be void and have no force or effect.

12.  No Admission of Liability.  This Agreement is a good faith,

negotiated resolution of disputed claims.  Neither the Agreement nor any act performed or document executed pursuant to or in furtherance of this Agreement is admissible in any court

proceeding, except those proceedings, if any, leading to judicial approval of the transactions contemplated by this Agreement and the Reorganization Agreement, and any proceeding brought to

enforce this Agreement or the Reorganization Agreement.  No

Party, by signing this Agreement, admits liability or fault, or admits the validity of any claim made by any other Party or

person with respect to any matter that is the subject of this

Agreement or the Reorganization Agreement.

13.  Binding Effect on Successors of Governmental Parties.  This

Agreement shall be binding, to the fullest extent permissible under law, on the State of Missouri, the Attorney General, the

Department of Insurance, their respective offices and

departments, and all of their successors in office.  Should the

State of Missouri, any Attorney General of Missouri or the

Department of Insurance take the position at any time that any of the commitments or undertakings of the State of Missouri, the

Attorney General, or the Department of Insurance hereunder is not fully valid and enforceable, then Blue Cross Blue Shield,

RightCHOICE, and each of their corporate successors may, at the sole option of any of them, declare this Agreement and the

Reorganization Agreement void and of no force or effect, in which event they will be discharged from any further obligations

thereunder, and may take such actions (including but not limited to the commencement of a judicial proceeding seeking a

declaration of the rights of the parties, injunctive relief, and the restoration of the status quo prior to the Reorganization) as are appropriate to rescind this Agreement and the Reorganization,

and restore the Parties to the position that would have applied had the Reorganization not taken place or this Agreement not been signed, including the restoration or repayment of all

consideration given or received by any Party, including all

assets received by the Foundation in connection with the

Reorganization.  As part of the Reorganization, the Attorney

General and Department of Insurance shall cause the Foundation to execute an agreement to be bound by the provisions of this

paragraph 13.

14.  Approval of Certain Stock Purchases.  After consummation of the Reorganization, New RightCHOICE will have certain options and rights of first refusal to repurchase its shares from the

Foundation in one or more transactions that may require the prior approval of the Department of Insurance under applicable law.

The Department of Insurance shall not disapprove any such

transaction unless New RightCHOICE or one of its insurance

subsidiaries licensed in Missouri fails to meet Missouri

regulatory capital and reserve requirements after consummation of the transaction, or fails to satisfy any other objective criteria required to be satisfied under Missouri law as a condition to obtaining approval of the Department of Insurance.

15.  Amendments to Charter Documents of the Foundation.  From the

date the Foundation is incorporated until the Closing Date, and thereafter until the Foundation owns less than five percent (5%)

of the issued and outstanding shares of capital stock of New

RightCHOICE, the Attorney General shall not consent to any

amendment to the Articles of Incorporation or Bylaws of the

Foundation if the amendment would increase the influence or

control of any governmental authority or its agents over the governance of the Foundation over the level of influence and control provided in the Articles of Incorporation and Bylaws of the Foundation attached hereto as Exhibits A and B, respectively.

16.  Amendments to Reorganization Agreement.  Blue Cross Blue

Shield and RightCHOICE shall not consent to any amendment to the

Reorganization Agreement after it is signed without first

obtaining the written consent of the Attorney General and the

Department of Insurance.

17.  Nominating Committee Expenses.  The Attorney General and

Department of Insurance will review, approve and then submit to

Blue Cross Blue Shield for payment, in an amount not to exceed

$50,000 in the aggregate, the reasonable and necessary costs incurred in connection with the search for qualified candidates to serve on the Foundation Board to be conducted by the

Nominating Committee, and Blue Cross Blue Shield shall pay such amounts.

18.  General Provisions.

     (a) Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     (b) This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.

     (c) This Agreement and the Reorganization Agreement, including all exhibits attached hereto and thereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written.

     (d) All of the exhibits attached to this Agreement are material and integral parts hereof, and are fully incorporated herein by this reference.

     (e) The Parties will execute and deliver such further documents and do such further acts and things as may be required to carry out the intent and purpose of this Agreement, including the execution of all documents necessary to continue existing standstills of the litigation to be settled by this Agreement, such standstills to continue until the earlier of the termination of this Agreement or the Closing Date.

     (f) This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.

     (g) Blue Cross Blue Shield and RightCHOICE shall be solely responsible for payment of all legal, accounting and investment banking fees and other costs and expenses incurred by them in connection with this Agreement and the Reorganization and shall have no responsibility or liability for payment of any fees, costs or expenses incurred by any other Party.

     (h) All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person;
          (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of overnight courier services, one business day after delivery to the overnight courier service with payment provided; or (iv) in the case of telecopy or fax, when sent, verification received; in each case addressed as follows:

               If to Blue Cross Blue Shield:

                    John A. O'Rourke
                    President and Chief Executive Officer
                    Blue Cross and Blue Shield of Missouri
                    1831 Chestnut Street
                    St. Louis, Missouri 63103-2275
                    Fax: (314) 923-8958

               with a copy to:

                    Joseph D. Lehrer, Esq.
                    Greensfelder, Hemker & Gale, P.C.
                    2000 Equitable Building
                    10 South Broadway
                    St. Louis, Missouri  63102-1774
                    Fax:  (314) 241-8624

               If to RightCHOICE:

                    John A. O'Rourke
                    Chairman, President and Chief Executive Officer RightCHOICE Managed Care, Inc.
                    1831 Chestnut Street
                    St. Louis, Missouri 63103-2275
                    Fax:  (314) 923-8958

               with a copy to:

                    John J. Riffle, Esq.
                    Lewis, Rice & Fingersh, L.C.
                    500 North Broadway, Suite 2000
                    St. Louis, MO  63102
                    Fax:  (314) 612-1349

               If to the Attorney General:

                    Jeremiah W. (Jay) Nixon
                    P.O. Box 899
                    Jefferson City, MO 65102
                    Fax:  (573) 751-0774

               If to the Department of Insurance:

                    Keith A. Wenzel
                    P.O. Box 690
                    Jefferson City, MO 65102
                    Fax:  (573) 526-4898

          or to such other address as any Party may designate by

          notice to the other Parties in accordance with the

          terms of this paragraph.

     (i) All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the Parties and their respective legal representatives and successors and assigns.

     (j) This Agreement is the product of negotiations and shall be deemed to have been drafted by all of the Parties. It shall be construed in accordance with the fair meaning of its terms and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any particular Party.

     (k)  The Parties agree to the following:

          (i) that it is their intent to carry out all of the terms of this Agreement and to consummate the Reorganization; and

          (ii) that they shall cooperate to the extent necessary to effectuate and implement all terms and satisfy all of the conditions of the Agreement and, with respect to Blue Cross Blue Shield and RightCHOICE, subject to their fiduciary obligations, to exercise their best efforts promptly to accomplish the terms and satisfy the conditions of the Reorganization Agreement.

     (l) The Parties executing this Agreement warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Agreement to effectuate its terms.

     (m) Nothing in this Agreement shall be construed as preventing the Department of Insurance or the Attorney General from taking regulatory action against Blue Cross Blue Shield, RightCHOICE or New RightCHOICE based on (1) acts or omissions occurring after April 20, 1998 that are not covered by the releases described in Paragraph 8, (2) acts or omissions occurring prior to April 20, 1998 that are not covered by the releases described in Paragraph 8, and (3) claims described in Paragraph 8(e) of this Agreement.



          [Remainder of page intentionally left blank]

                              Executed this 6th day of January, 2000.



/s/  Jeremiah W. Nixon
Jeremiah W. (Jay) Nixon
Attorney General of Missouri

Missouri Department of Insurance


By:  /s/  Keith A. Wenzel
     Keith A. Wenzel, Director
     Director, Missouri Department of Insurance


Blue Cross and Blue Shield of Missouri


By:  /s/  John A. O'Rourke
     John A. O'Rourke, President


RightCHOICE Managed Care, Inc.


By:  /s/  John A. O'Rourke
     John A. O'Rourke, President and
     Chief Executive Officer


                        LIST OF EXHIBITS

Exhibit A      Articles of Incorporation of the Foundation
Exhibit B      Bylaws of the Foundation
Exhibit C      Certificate of Incorporation of New RIT
Exhibit D      Bylaws of New RIT
Exhibit E      Agreement and Plan of Reorganization
Exhibit F      Joint Notice of Dismissal and Joint Motion to Dismiss
Exhibit G      List of Known Claims as of April 20, 1998
Exhibit H      List of Claims Prepared by Blue Cross and Blue Shield
               of Missouri



                          EXHIBIT A

                  ARTICLES OF INCORPORATION

                             OF

             THE MISSOURI FOUNDATION FOR HEALTH
      (A Missouri public benefit nonprofit corporation)
          (Amended and Restated on January 6, 2000)

     I, the undersigned, being a natural person of the age of eighteen (18) years or more, for the purpose of forming a corporation pursuant to the Missouri Nonprofit Corporation
Act, do hereby adopt the following Articles of
Incorporation:

                          ARTICLE I
                            NAME

     The name of the Corporation is The Missouri Foundation
For Health.

                         ARTICLE II
                 PUBLIC BENEFIT CORPORATION

     The Corporation is a public benefit corporation.

                         ARTICLE III
                          PURPOSES

     3.1 The Corporation is established with the purpose to:

          (a) identify and fill the gaps in the myriad of public and private health care services already available to the uninsured and underinsured in the 85 counties (plus the City of St. Louis) comprising the former service area of Blue Cross and Blue Shield of Missouri (the "Foundation Region");

          (b) identify and address unmet health care needs in the underserved populations of the Foundation Region as to which the Corporation can have a significant and objectively verifiable impact; and

          (c)  identify and fund health care program
     opportunities in the Foundation Region that can maximize the limited resources of the Corporation for the greatest possible effect upon the communities it serves.

     3.2 The Corporation shall have and can exercise all lawful powers necessary or convenient to fulfill its purposes consistent with its Core Values as set forth in Exhibit A to the Corporation's By-Laws, and may fulfill these purposes not only by providing grants to individuals and organizations for their programs, but also by making direct payments for health care or health insurance, or by subsidizing or reimbursing payments made by others for health care or health insurance; provided, however, that the Corporation shall not have any power to take any action inconsistent with, or not in furtherance of, these purposes.

     3.3 The Corporation shall have the power to solicit and receive, for corporate purposes only, gifts, grants and contributions of any kind of property or interest therein, whether real, personal or mixed.

     3.4 The Corporation shall operate exclusively for social welfare purposes (within the meaning of Section
501(c)(4) of the Internal Revenue Code of 1986, as amended, the regulations promulgated pursuant thereto, or the corresponding provision of any applicable future United
States Internal Revenue law or regulations (collectively, the "Code")). In addition, notwithstanding the fact that the Corporation is organized to be recognized as an entity exempt from federal income taxation under Code Section
501(c)(4), except as provided in Article IV hereof, the Corporation will operate in such a manner so as to satisfy all of the requirements imposed on an organization exempt from federal income tax under Code Section 501(c)(3).

                         ARTICLE IV
                          NONPROFIT

     4.1 The Corporation is organized without capital stock exclusively for charitable, educational, and scientific purposes. The Corporation shall issue no stock nor shall any dividend or profit ever be declared or paid to any officer or director thereof.

     4.2 The assets and property of the Corporation are irrevocably dedicated to the purposes stated in Article III, and no part of the net earnings or property of the Corporation may inure to the benefit of or be distributable to any private shareholder or individual (within the meaning of Code Section 501(c)(3)), including without limitation the Corporation's directors or officers, except that the Corporation is authorized and empowered to pay reasonable compensation for services rendered and to make payments and distributions in furtherance of its purpose.

     4.3 No part of the activities of the Corporation may consist of carrying on propaganda or otherwise attempting to influence legislation, provided that such restriction shall not be construed to prohibit the Corporation from interacting with, reporting to, educating, or advising the General Assembly with respect to matters within the purposes and expertise of the Foundation.

     4.4 The Corporation may not participate in, or intervene in (including publication or distribution of any statement), any political campaign on behalf of any candidate for public office.

     4.5 Notwithstanding any other provision of these articles, the Corporation may not carry on any other activities not permitted to be carried on (i) by a corporation exempt from Federal income tax under Code
Section 501(c)(3), (ii) by a corporation, contributions to which are deductible under Code Section 170(c)(2), or
(iii) by a corporation exempt from Federal income tax under Code Section 501(c)(4), provided that the Corporation shall in no way be precluded from interacting with, reporting to, educating, or advising the General Assembly with respect to matters within the purposes and expertise of the Foundation.

     4.6 The Corporation may not engage in any self-dealing, as that term is defined in Code Section 4941(d) as though the Corporation were a private foundation, as that term is defined in Code Section 509(a), regardless of whether the Corporation is actually such a private foundation.

     4.7 Commencing in the fourth fiscal year of the Corporation after its incorporation, the Corporation each fiscal year shall make "qualifying distributions" within the meaning of Code Section 4942 in an amount equal to or greater than five percent (5%) of the aggregate fair market value of all of the assets of the Corporation, other than those assets that are used (or held for use) directly in carrying out the Corporation's charitable purposes, and shall make such distributions at the times and in the manner that would be required of the Corporation if it were a private foundation, as that term is defined in Code Section 509(a), regardless of whether the Corporation is actually such a private foundation. Notwithstanding the foregoing, the Corporation may not expend any amounts other than its investment earnings on its programmatic activities without the prior approval of no less than two-thirds (2/3) of the members of the Board of Directors then in office.

     4.8 The Corporation shall not retain any excess business holdings, as that term is defined in Code Section 4943(c), provided that the Corporation may exceed these limitations with respect to the equity securities of RightCHOICE Managed Care, Inc., a Delaware corporation ("New RIT") for the limited term, and subject to the conditions and obligations, provided in the Agreement and Plan of Reorganization and related documents (collectively, the "Reorganization Documents") appended as Exhibits to the Settlement Agreement executed on September 20, 1998, as Amended and Restated on January 6, 2000, among Jeremiah W. ("Jay") Nixon, Attorney General of the State of Missouri, the Missouri Department of Insurance and Keith Wenzel, its Director, Blue Cross and Blue Shield of Missouri ("BCBSMo") and RightCHOICE Managed Care, Inc., a Missouri corporation (the "Settlement Agreement").

     4.9 The Corporation shall not make any investments which would subject it to imposition of a tax pursuant to Code Section 4944 if the Corporation were a private foundation, as that term is defined in Code Section 509(a), regardless of whether the Corporation is actually such a private foundation.

     4.10 The Corporation shall not make any expenditures which would be taxable expenditures, as that term is defined in Code Section 4945(d), if the Corporation were a private foundation, as that term is defined in Code Section 509(a), regardless of whether the Corporation is actually such a private foundation.

     4.11 Except to the extent that equity ownership is permitted by Section 4.8, the Corporation, and its directors, officers and employees, shall be and remain independent of New RIT and its parent, subsidiaries, affiliates, predecessors and successors (collectively, the "RIT Entities"), and no person who is an officer, director or employee of any of the RIT Entities at the time of incorporation of the Corporation or thereafter shall be qualified to be an officer, director or employee of the Corporation.

     4.12 The Corporation shall report to the public and the Attorney General of the State of Missouri at least annually information equivalent to that required of corporations exempt from Federal income tax under Code Section 501(c)(3), regardless of whether the Corporation is so recognized.

     4.13 It is the policy of the Corporation to subject itself to the provisions of Mo. Rev. Stat. Chapter 610, as amended, the regulations promulgated pursuant thereto, or the corresponding provision of any applicable future law or regulations related to the same subject matter (collectively, "Chapter 610") as though the Corporation were a public governmental body (as that term is defined in Chapter 610) insofar as they can be made applicable and are not otherwise inconsistent with the Corporation's Articles or these By-Laws; provided that no action of the Corporation can be invalidated for having failed to abide by the provisions of Chapter 610; and provided further that, in addition to those matters listed in Chapter 610, the Corporation is authorized to close meetings, records and votes to the extent that they relate to (1) investment decisions or investments (including the purchase or sale of any properties or securities) made by the Corporation, and
(2) any decisions or actions to be taken by the Corporation arising out of or relating to the Reorganization Documents as defined in the Corporation's Articles of Incorporation.

     4.14 In consideration of the endowment of the Corporation pursuant to the Settlement Agreement, the Corporation hereby agrees to satisfy all of its obligations and comply with all of its covenants under the Reorganization Documents, including without limitation the Indemnification Agreement, to be entered into by the Corporation as a precondition to the conversion of BCBSMo pursuant to the Reorganization Documents.

                          ARTICLE V
                           MEMBERS

     The Corporation shall have no members.

                         ARTICLE VI
                        INCORPORATOR

     The name and address of the sole incorporator is as follows:

               Paul C. Wilson
               1011 El Dorado Drive
               Jefferson City, Missouri 65101

                         ARTICLE VII
                     BOARD OF DIRECTORS

     The affairs of the Corporation will be managed in accordance with the provisions of the Bylaws of the Corporation by a Board of Directors consisting of three (3) or more Directors.

                        ARTICLE VIII
                      REGISTERED AGENT

     The address of the registered office in the State of
Missouri is _______________, ______________, Missouri _____,
and the name of the registered agent at such address is
__________________________.

                         ARTICLE IX
                         DISSOLUTION

     Upon a dissolution of the Corporation, the proceeds from the liquidation remaining after the payment or satisfaction and discharge or provision for the payment of any and all liabilities and obligations of the Corporation shall be distributed, but only with the prior written approval of the Attorney General of the State of Missouri, to an entity or entities in accordance with the provisions of the Bylaws of the Corporation, provided that each such entity, at the time of such conveyance or distribution, is recognized as (i) an organization exempt from federal income tax under Code Section 501(c)(3) and (ii) an organization described in Code Section 509(a)(1), 509(a)(2) or 509(a)(3).

                          ARTICLE X
                 AMENDMENTS; CERTAIN ACTIONS

     10.1 Any amendment to these articles or the Bylaws of the Corporation, any merger, consolidation or other corporate reorganization involving the Corporation, and sale by the Corporation of all or substantially all of its assets, and any plan of distribution of the assets of the Corporation upon its dissolution, shall require the prior written approval of the Attorney General of the State of Missouri.

     10.2 In no event shall these Articles or the Bylaws of the Corporation be amended to change the influence or control of any government authority or its agents or employees over the governance of the Corporation as long as the Corporation owns five percent (5%) or more of the issued and outstanding shares of capital stock of New RIT.






     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this ____ day of _____________, 2000.


                              Incorporator

STATE OF MISSOURI   )
                    )    SS.
COUNTY OF COLE )

     On this       day of _________________, 2000 before me,
__________________, a Notary Public, in and for the State of Missouri, personally appeared Paul C. Wilson, who being by me duly sworn, declared that he is the person who signed the foregoing documents as incorporator, and that the statements contained therein are true.


                              Notary Public

My commission expires:



                          EXHIBIT B









                           BYLAWS

                             OF

             THE MISSOURI FOUNDATION FOR HEALTH
      (a Missouri public benefit nonprofit corporation)






          (Amended and Restated on January 6, 2000)






                           BYLAWS
                             OF

             THE MISSOURI FOUNDATION FOR HEALTH
      (a Missouri public benefit nonprofit corporation)


                ARTICLE 1.       DEFINITIONS

     The terms set forth below shall have the following meanings unless otherwise required by the context in which they may be used:

     1.1  Act.  The term "Act" means the Missouri Nonprofit
Corporation, as amended (Missouri Revised Statutes sections
 355.001 et seq.), or successor provisions.

     1.2 Articles. The term "Articles" shall mean the Articles of Incorporation of the Corporation filed with and accepted by the Secretary of State of the State of Missouri, on the ____ day of ______, 2000, as thereafter amended.

     1.3 Board. The term "Board" shall mean the Board of Directors of the Corporation.

     1.4 Bylaws. The term "Bylaws" shall mean the bylaws of the Corporation except where reference is specifically made to the bylaws of another corporation, entity, or unit.

     1.5  Code.  The term "Code" shall mean the Internal
Revenue Code of 1986, as amended, the regulations promulgated pursuant thereto, or the corresponding provision of any applicable future United States Internal Revenue Law or regulations.

     1.6  Corporation.  The term "Corporation" shall mean
The Missouri Foundation For Health, a Missouri public benefit nonprofit corporation.

     1.7 Person. The term "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a joint venture, a trust, an unincorporated organization or any agency or subdivision thereof.

     1.8 State. The term "State" shall mean the State of Missouri.

                  ARTICLE 2.       OFFICES

     The principal office of the Corporation shall be located at __________________, _______________, Missouri.
The registered office required by the laws of the State shall be located at ________________________,
____________________, Missouri. The Corporation may also have offices at such other places as the Corporation shall from time to time determine or as the business of the Corporation may require.

         ARTICLE 3.       MEMBER OF THE CORPORATION

       3.1   Membership.   The  Corporation  shall  have  no
members.

      3.2 Approval of the Board. Any action which would otherwise require approval by the members pursuant to the Act shall require only approval of the Board. All rights which would otherwise vest to the members under the Act shall vest in the Board.

             ARTICLE 4.       BOARD OF DIRECTORS

     4.1 General Authority. Subject to the limitations imposed by the Act, the Articles and these Bylaws, the business and affairs of the Corporation shall be managed by the Board. The Board shall make appropriate delegations of authority to the officers of the Corporation.

     4.2  Number, Appointment, and Tenure.

          4.2.1 Number of Board Members. At all times prior to the effective time (the "Closing Time") that Blue Cross and Blue Shield of Missouri, Inc., a Missouri general business corporation which will be a wholly owned subsidiary of the Corporation immediately prior to the Closing Time, merges into RightCHOICE Managed Care, Inc., a Delaware corporation which will be a wholly owned subsidiary of the Corporation immediately prior to the Closing Time, the total number constituting the members of the Board shall be three
     (3). From and after the Closing Time, the total number constituting the members of the Board shall be fifteen
     (15). These numbers are exclusive of the Executive Director who, from the time of his or her election, shall be an ex officio, non-voting member of the Board.

          4.2.2 Nomination and Election of Members of the Board. The initial members of the Board who shall serve until the Closing Time (the "Pre-Closing Board") shall be appointed by the Director of the Department of Insurance and the Attorney General of the State of Missouri. Of the initial members of the Board who shall serve from and after the Closing Time (the "Post-Closing Board"), ten (10) Directors shall be appointed by the Governor and five (5) Directors shall be appointed by the Attorney General. These appointments shall be made from a slate of thirty-five (35) nominees, each of whom shall be qualified to serve as a Director, that will be provided by the Nominating Committee pursuant to Section 5.1.5. Either the Governor or the Attorney General may reject names from the slate due to a conflict of interest or as being unqualified to serve as Directors under Section 4.2.4, and the Nominating Committee shall replace those names on the slate with new, qualified nominees. Each year subsequent to the appointment of the initial members of the Post-Closing Board at the annual meeting of the Board, or at a special meeting of the Board called for the purpose of filling one or more specified Board vacancies, that number of directors equal to the number of directors of the class whose terms expire at the end of such meeting (or, in the case of a special meeting to fill one or more vacancies, that number of directors equal to the number of specified vacancies) shall be elected by the Board from among the persons nominated by the Community Advisory Committee in accordance with
     Section 5.1.6, to hold office for the terms as provided in Section 4.2.3.

          4.2.3 Tenure for Members of the Board. The members of the Pre-Closing Board shall serve for terms which commence on their appointment and continue until the Closing Time. Other than the members of the Pre-Closing Board and the initial members of the Post-Closing Board, Board members shall serve for terms commencing at the end of the annual meeting of the Board at which they are elected and, except as provided for herein, continuing for three (3) years thereafter and until their respective successors are elected and qualified, unless the members sooner die, become disabled, resign or are removed. Upon appointment of the initial members of the Post-Closing Board pursuant to Section 4.2.2, classification of such members of the Post-Closing Board shall be made by dividing them into three (3) classes, each class to be comprised of five
     (5) members. The term of office of members of the first class shall expire at the end of the first annual meeting of the Board held after such classification; the term of office of members of the second class shall expire at the end of the second annual meeting of the Board held after such classification; and the term of office of members of the third class shall expire at the end of the third annual meeting of the Board held after such classification. Three (3) of the Governor's initial appointments shall be members of third class, three (3) of the Governor's initial appointments shall be members of the second class, and four (4) of the Governor's initial appointments shall be members of the first class. The Attorney General's initial appointments shall fill the remainder of the classes. At each annual meeting of the Board after such classification, a number of directors equal to the number of the class whose terms expire at the end of such meeting shall be elected pursuant to the mechanism set forth in Section 4.2.2. No member of the Board may be elected for more than two (2) consecutive terms.
     For purposes of term limits, a partial term of less than eighteen (18) full calendar months shall not be counted as a term, and a partial term of eighteen (18) or more full calendar months shall be counted as a full term.

          4.2.4     Qualifications of Directors.  In
     selecting the Post-Closing Board, and in nominating and selecting all subsequent Directors, consideration shall be given to ensuring that the Board collectively possess experience in all of the areas mentioned below, and represent the state's gender, racial, cultural, geographic and ethnic diversity; and each Director shall, prior to his or her selection or nomination, possess the following qualifications:

               (a)  Each Director must be at least eighteen
               years of age and a resident of Missouri;

               (b)  Each Director must have expertise,
               education, and/or experience in one or more of the following areas: provision of health care, asset management and investment strategy, philanthropic administration or public health care;

               (c)  Each Director must have demonstrated an
               ability to contribute perspective in one or more of the following areas: health care access for the poor and uninsured, affordable care for the poor and uninsured, health promotion in underserved communities, health care quality and outcome improvement, health care needs of women, children, the elderly, low income, ethnic and cultural minorities, health education or general issues of public health;

               (d)  Each Director must have demonstrated
               core leadership attributes;

               (e)  Each Director must have a recognized
               reputation for integrity and competence;

               (f)  Each Director must have demonstrated an
               ability to understand and appreciate the role and responsibility of a public health care philanthropic foundation and the need to balance various constituency requirements;

               (g)  Each Director must have demonstrated a
               personal interest in and concern for the public health and welfare and a commitment to accomplishing the Foundations's overall mission, purposes and goals;

               (h)  Each Director must have demonstrated an
               ability to devote the time necessary to
               fulfill Board responsibilities and regularly attend meetings;

               (i)  No Director shall be an officer, agent,
               employee or independent contractor of any governmental authority whatsoever, whether federal, state or local.

     4.3 Resignations and Removal. Any member of the Board may resign from the Board at any time by giving written notice to the Chairman or, if the resigning member is the Chairman, to the Executive Director. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
The Chairman (or if the resigning member is the Chairman, then the Executive Director) shall provide the remaining members of the Board with immediate notification of the resignation. Any member of Board may be removed from such position at any time, but only for good cause, by the vote of three-fourths (3/4) of the other members of the Board then in office. The Attorney General may petition the Circuit Court of Cole County for the removal of any member of the Board and, upon a showing of good cause, shall be entitled to an order removing that Director. Good cause, as used in this sub-section, shall include without limitation any breach of fiduciary duty, dereliction of duty, or conviction of any felony whatsoever.

     4.4 Vacancies. Any vacancy occurring in the membership of the Board and any membership thereon to be filled by reason of an increase in the number of members of the Board shall be filled by the mechanism set out in
Section 4.2.2. A member of the Board elected to fill a vacancy shall be elected for the unexpired term of such member's predecessor in office and until such member's successor is elected and qualified, unless the member sooner dies, becomes disabled, resigns or is removed. Any member elected by reason of an increase in the number of members of the Board shall hold office until the next election of the class for which such member was chosen and until such member's successor is elected and qualified, unless the member sooner dies, becomes disabled, resigns or is removed.

     4.5 Policy of Open Records and Meetings: It is the policy of the Corporation to subject itself to the provisions of Mo. Rev. Stat. Chapter 610, as amended, the regulations promulgated pursuant thereto, or the corresponding provision of any applicable future law or regulations related to the same subject matter (collectively, "Chapter 610") as though the Corporation were a public governmental body (as that term is defined in Chapter 610) insofar as they can be made applicable and are not otherwise inconsistent with the Corporation's Articles or these By-Laws; provided that no action of the Corporation can be invalidated for having failed to abide by the provisions of Chapter 610; and provided further that, in addition to those matters listed in Chapter 610, the Corporation is authorized to close meetings, records and votes to the extent that they relate to (1) investment decisions or investments (including the purchase or sale of any properties or securities) made by the Corporation, and
(2) any decisions or actions to be taken by the Corporation arising out of or relating to the Reorganization Documents as defined in the Corporation's Articles of Incorporation.

     4.6 Annual and Regular Meetings. An annual meeting of the Board shall be held on the _____ Wednesday of _________ of each year, or such other time or date as designated by the Board by resolution or by written consent of the members of the Board, for the purposes of electing members of the Board and officers and for the transaction of such other business as may properly come before the meeting. The Board shall hold at least one regular meeting within each quarter of the calendar year. The Board, by resolution adopted by a majority of its members, may prescribe the time and place for the holding of the annual and regular meetings of the Board and may provide that the adoption of such resolution shall constitute notice of such meetings. If the Board does not prescribe the time and place for the holding of the annual or regular meetings, such meetings shall be held at the time and place specified by the Executive Director of the Corporation in the notice of each such regular meeting.

     4.7 Special Meetings. Special meetings of the Board may be called by, or at the direction of, the Chairperson or the Executive Director, or shall be called by the Executive Director or Secretary upon written request of a majority of the members of the Board, to be held at such time and place as shall be designated in the notice of the meeting.

     4.8 Notice, Waiver. Except as provided in Section 4.5 of these Bylaws, notice of the time and place of the annual and any regular or special meeting of the Board shall be delivered in writing, as provided in Section 10.8 of these Bylaws, to each member of the Board at least two (2) days prior to such meeting. Any member of the Board may waive notice of any meeting. The attendance of a member of the Board at any meeting shall constitute a waiver of notice of such meeting, except where a member of the Board attends such meeting for the express purpose of objecting to the transaction of any business at the meeting because the meeting is not lawfully called or convened. The purpose or purposes of any annual or regular meeting of the Board need not be specified in the notice or waiver of notice of such meeting unless required by statute. If the meeting is a special meeting, the purpose or purposes of the meeting shall be specified in the notice or waiver of notice of such meeting.

     4.9 Quorum. A majority of the members of the Board then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than a majority of the members of the Board are present at such meeting, a majority of the members of the Board present may adjourn the meeting from time to time without further notice.

     4.10 Manner of Acting.

          4.10.1    Formal Action by Board.  The act of a
     majority of the members of the Board present at a meeting at which a quorum is present shall constitute the act of the Board, unless otherwise required by these Bylaws, the Articles of Incorporation, or the Act.

          4.10.2 Informal Action by the Board. No action of the Board shall be valid unless taken at a meeting at which a quorum is present, except that any action which may be taken at a meeting of the Board may be taken without a meeting if a consent in writing (setting forth the action so taken) shall be signed by all members of the Board. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the members of the Board.

          4.10.3    Telephonic Meeting.  Members of the
     Board may participate in any meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, unless otherwise prohibited by statute. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     4.11 Compensation and Immunity of Members of the Board. Members of the Board or any committee with Board delegated powers serve in a voluntary capacity and, as such, shall not receive any compensation for their services as members of the Board or of such committee, but may be reimbursed for reasonable expenses of attendance at meetings of the Board or the applicable committee. This section shall not be construed to preclude any member of the Board or any committee with Board delegated powers from serving the Corporation in any other capacity and receiving compensation therefor. It is the intent of the Corporation that the members of the Board be immune from personal liability for any civil damages arising from acts performed in his or her official capacity, except for damages caused by such person's intentional, wanton or willful conduct, or gross negligence, as provided in Revised Missouri Statutes Section 537.117, as it may be amended from time to time.

     4.12 Standard of Care. The members of the Board shall perform their duties, including duties as a member of any Committee on which such member may serve, in good faith, in a manner such member believes to be in the best interests of the Corporation and consistent with the Corporation's Core Values as set forth in Exhibit A hereto, and shall perform those duties with such care, including reasonable inquiry, as an ordinarily prudent person in a like situation would use under similar circumstances.

                 ARTICLE 5.       COMMITTEES

5.1 Standing Committees. The Board shall have the following Standing Committees:

          5.1.1 Executive Committee. There shall be an Executive Committee of the Board which shall consist of the Chairperson and two other members of the Board elected by the Board for terms of one year. The Chairperson shall serve as Chair of the Executive Committee. The Executive Committee shall act on behalf of the Board and shall have all of the powers of the Board between meetings of the Board, except as provided in Section 5.3 below.

          5.1.2 Audit Committee. There shall be an Audit Committee of the Board which shall consist of not less than three members of the Board, none of whom may be employed by, or be an officer of, the Corporation. The members of the Audit Committee shall be elected by the Board for terms of one year. The Board shall elect one of the members of the Audit Committee to serve as the Chair of the Audit Committee. No member of the Board shall serve more than three consecutive one-year terms as a member of the Audit Committee. The Audit Committee shall recommend to the Board annually who shall be employed as the independent auditors of the Corporation, shall visit with such auditors, shall receive and review the annual audit and other reports of such auditors and shall perform such other duties as the Board may from time to time direct.

          5.1.3 Investment Committee. There shall be an Investment Committee of the Board which shall consist of not less than three members of the Board. The members of the Investment Committee shall be elected by the Board for terms of one year. The Board shall elect one of the members of the Investment Committee to serve as the Chair of the Investment Committee. No member of the Board shall serve more than three consecutive one-year terms as a member of the Investment Committee.
     The Investment Committee shall propose to the Board, for review and approval, criteria, policies and procedures for the investment and protection of the investment assets of the Corporation, determine permitted investments in accordance with such criteria, policies and procedures and shall perform such other duties as the Board may from time to time direct.

          5.1.4 Program/Grants Committee. There shall be a Program/Grants Committee of the Board which shall consist of not less than three members of the Board and such other persons as the Board may determine. The members of the Program/Grants Committee shall be elected by the Board for terms of one year. The Board shall elect one of the members of the Program/Grants Committee who is also a member of the Board to serve as the Chair of the Program/Grants Committee. No member of the Board shall serve more than three consecutive one-year terms as a member of the Program/Grants Committee. The Program/Grants Committee shall recommend to the Board what programs, grants and other expenditures should be made by the Corporation in furtherance of the Corporation's purposes and shall perform such other duties as the Board may from time to time direct.

          5.1.5 Nominating Committee. There shall be a Nominating Committee which shall consist of 13 persons appointed by the Governor and the Attorney General of the Sate of Missouri, acting jointly, in consultation with representatives of the American Association of Retired Persons (Missouri Chapter), the League of Women Voters of Missouri, the Missouri Association for Social Welfare, the Missouri Consumer Health Care WATCH Coalition, and the Reform Organization of Welfare. Following the appointment of the Nominating Committee, the members thereof shall, with all deliberate speed, produce a slate of 35 persons, each of whom must be qualified to serve as Directors of the Corporation under Section 4.2.4 and none of whom may be members of the Nominating Committee, which slate shall be delivered to both the Governor and the Attorney General. Names rejected by either the Governor or the Attorney General due to conflict of interest or as unqualified to serve under Section 4.2.4 shall be replaced on the slate by the Nominating Committee with new, qualified nominees. The Nominating Committee shall elect from its members a Chairperson, and the Committee shall act by majority vote. The Committee is authorized to take such actions and engage the services of such professionals as it deems reasonable and necessary to accomplish its nominating mission. Expenses of the Committee are to be reported to the Attorney General and the Director of the Department of Insurance for their review and submission to Blue Cross and Blue Shield of Missouri for payment. Unnecessary or unreasonable expenses, in the view of the Director of the Department of Insurance and the Attorney General, and all expenses which exceed an overall cap of $50,000, will not be submitted for payment. Once the initial 15 Directors have been appointed and have taken office, the Nominating Committee shall dissolve and its members shall become the initial members of the Community Advisory Committee.

          5.1.6 Community Advisory Committee. There shall be a Community Advisory Committee which shall consist of not less than thirteen (13) persons, none of whom may be members of the Board. The initial members of the Community Advisory Committee shall be the members of the Nominating Committee. Members of the Community Advisory Committee shall serve for terms of three years. No member of the Community Advisory Committee shall serve more than two consecutive three-year terms. Subsequent members of the Community Advisory Committee, including members appointed to fill vacancies, shall be appointed by the Governor and the Attorney General of the State of Missouri, acting jointly, in consultation with community representatives from the communities to be served by the Corporation, as provided in the Articles, and shall reflect the broad and diverse interests of such communities. The Community Advisory Committee shall be responsible for
     (1) advising the Board on no less than an annual basis as to the efficacy of the Foundation's programs from the communities' perspectives, as well as the communities' priorities for future efforts of the Foundation, and (2) nominating persons to serve on the Board subsequent to the appointment of the initial members of the Post-Closing Board as provided in
     Section 4.2.2. The Community Advisory Committee shall nominate a number of candidates equal to five (5) times the number of vacancies to be filled. In arriving at its nominations, the Community Advisory Committee shall adhere to the following process:

               (1)  The Community Advisory Committee shall
          apply the selection criteria set forth in Section 4.2, and shall not nominate a candidate who would be unable to serve pursuant to any other provision of Section 4.2.

               (2)  The Community Advisory Committee shall
          be guided by a self-assessment of the skills and experience of the continuing members of the Board and by consideration of the skills and experience needed by the Board to accomplish the mission and programmatic objectives of the Corporation.

               (3)  The Community Advisory Committee shall
          conduct a public outreach and notification process.

               (4)  With respect to the vacancies to be
          filled at each annual meeting of the Board, the Community Advisory Committee shall complete its process and shall present its nominations in writing to the Board no later than the first business day of the calendar year in which such annual meeting is to be held (or such other date as the Board may designate).

               (5) With respect to any vacancy on the Board occurring by reason of the death, resignation or removal of any director, the Community Advisory Committee shall complete its process and nominate no less than five (5) candidates no later than the date requested by the Board, which shall be no less than thirty (30) days after written notification of the vacancy has been delivered to the Chair of the Community Advisory Committee.

     5.2 Other Committees. The Board may form one or more committees in addition to the Standing Committees, each of which consists of two or more Directors, to serve at the Board's pleasure and to have such powers and perform such functions as may be delegated to them by the Board. The resolution forming a committee must set forth the composition and responsibilities of any such committee. Committees of the Board may consist of one or more persons other than Directors, provided only Directors may be seated on a committee of the Board to which the Board has delegated or granted full or limited authority of the Board.

     5.3 Limitation on Powers of Committees. No committee of the Board shall have the power to:

          (a)  elect or remove members of the Board;

          (c)  adopt amendments to the Articles;

          (d)  amend or repeal or adopt new Bylaws;

          (e)  amend or repeal any resolution of the Board;

          (f) create any other committees of the Board or appoint the members of any such committee; or

          (g) approve any merger, reorganization, voluntary dissolution or disposition of all or substantially all of the assets of the Corporation.

     5.4 Meetings and Actions of Committees. Meetings and actions of committees of the Board shall be held and governed in accordance with the provisions of Article IV of these Bylaws concerning meetings and actions of the Board, with such changes in the content of those provisions as are necessary to substitute the committees and their members for the Board and its members. Minutes shall be kept of each meeting of each committee of the Board and shall be filed with the records and minutes of the Board.

                  ARTICLE 6.       OFFICERS

     6.1 Officers. The officers of the Corporation shall be a Chairperson, Executive Director, Secretary and Treasurer. The Chairperson must be a member of the Board, but the Secretary and Treasurer shall not be members of the Board. One person may hold two or more offices, if permitted by the Act. Some of the duties of certain offices are prescribed in the following sections. When the incumbent of an office other than the Executive Director is unable or unwilling to perform the duties thereof or when there is no incumbent of an office (both such situations referred to hereafter as the "absence" of the officer), the duties of the office shall, unless otherwise provided by the Board, be performed by the Executive Director or a person designated by the Executive Director. The Board may elect or authorize the appointment of, and may authorize the Executive Director or another officer to appoint, such other officers as the business of the Corporation may require, none of whom may be members of the Board, and each of whom shall have the title, hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time authorize or determine.

     6.2 Appointment and Tenure. The elected officers of the Corporation shall be elected by the Board at each regular annual meeting of the Board. If the election of officers shall not be held at such meeting, such election shall be held as soon as convenient thereafter. Each officer shall hold office until the officer's successor shall have been duly elected and qualified, or until the officer's earlier death, disability, resignation or removal; provided however that the Chairperson shall serve a term of no more than one (1) year and that no person may serve as the Chairperson for more than one such term.

     6.3 Resignations and Removal. Any officer may resign at any time by giving written notice to the Board. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed from such office at any time, with or without cause, by the Board, without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not in itself create any contract rights.

     6.4  Duties of the Officers of the Corporation.

          6.4.1 Chairperson. The Chairperson shall preside over all meetings of the Board. The Chairperson shall have no authority to act outside of the meetings of the Board. The Chairperson shall exercise such other powers and perform such duties as are set forth from time to time by the Board, except as otherwise provided by these Bylaws, the Articles, and the laws of the State.

          6.4.2     Executive Director.  The Executive
     Director shall, subject to the direction and supervision of the Board, (1) be the chief executive officer of the Corporation and have general and active control of its affairs and business and general supervision of its officers, agents and employees, (2) be responsible for directing and administering the activities, departments, and programs of the Corporation, (3) see that all orders and resolutions of the Board are carried into effect, and (4) perform all other duties incident to the office of Executive Director and as from time to time may be assigned to the Executive Director by the Board.

          6.4.3 Secretary. The Secretary shall (1) attend and record the minutes of all meetings of the Board and provide for the retention of said minutes in the official minute book of the Corporation, (2) give or cause to be given notice of all special meetings of the Board, (3) be the custodian of the corporate records and seal. Subject to the approval of the Board, and (4) perform all other duties incident to the office of Secretary and as from time to time may be assigned to the Secretary by the Board and/or the Executive Director. The Secretary may delegate any duties to one or more assistants or others as may be deemed appropriate.

          6.4.4 Treasurer. The Treasurer shall (1) be the principal financial officer of the Corporation, (2) keep an account of the financial transactions and condition of the Corporation, (3) be responsible for and have the custody of all of the funds, securities, evidences of indebtedness and other personal property of the Corporation, (4) provide a full and accurate accounting of all receipts and disbursements and books belonging to the Corporation, (5) deposit all monies and valuable assets in the name and credit of the Corporation into such depositaries as may be designated by the Board, (6) render to the Board, whenever the Board shall require it, as well as at all regular meetings, an accounting of the financial transactions and condition of the Corporation, and (7) perform all other duties incident to the office of Treasurer and as from time to time may be assigned to the Treasurer by the Board and/or the Executive Director. Subject to the approval of the Board, the Treasurer may delegate any duties to one or more assistants or others as may be deemed appropriate.

     6.5 Compensation. The compensation of the officers shall be as fixed from time to time by the Board, and no officer shall be prevented from receiving a salary or other compensation as an officer by reason of the fact that such officer is also a member of the Board. However, no payment of compensation (or payment or reimbursement of expenses) shall be made in any manner so as to result in the imposition of any liability under Section 4958 of the Code.

     6.6 Surety Bonds. The Board may require any officer or agent of the Corporation to execute to the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of such person's duties and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

           ARTICLE 7.       CONFLICTS OF INTEREST

     All members of the Board, members of any committees of the Corporation and officers of the Corporation
(collectively, the "Key Individuals") have a duty of undivided loyalty to the Corporation in all matters affecting the Corporation's interests. With respect to such matters, all Key Individuals shall act in accordance with the following requirements.

     In the event there exists a conflict between the personal interest (direct or indirect) of a Key Individual and the interests of the Corporation with respect to any transaction or activity, such Key Individual shall not take any action in his or her capacity as a Key Individual with respect to such transaction or activity, except in instances where such transaction or activity has been approved by the affirmative vote of a majority of the disinterested members of the Board after such majority determines that the transaction or activity is reasonable and upon terms that at that time were fair and in the best interests of the Corporation, but in no case shall such transaction or activity be approved by less than a majority of all of the members of the entire Board.

     Without limiting the foregoing prohibition (and any authorized exceptions thereto), any possible conflict of interest on the part of any Key Individual (or such Key Individual's business or profession or member of his or her family) shall be disclosed to the Board and made a matter of record. When any such interest becomes relevant to any matter requiring action by the Board or any of its committees, the Key Individual having such possible conflict shall disclose such possible conflict to the Board or committee and such Key Individual shall not vote on such matter, shall not use personal influence in connection therewith and shall not be counted in determining the quorum for the meeting. The minutes of the meeting shall reflect that a disclosure was made, that the Key Individual, if a member of the Board or committee, abstained from voting and was not counted in determining the quorum for the meeting.

     In disclosing a potential or possible conflict of interest as required above, a Key Individual must include the following information:

          (a)  All relevant facts as to such Key
     Individual's interest in any pending or proposed transaction and as to any common directorship, officership, or financial or influential interest which the Key Individual has with respect to any party to such transaction; and

          (b)  All relevant facts known to such Key
     Individual with respect to such transaction which might reasonably be construed to be adverse to the Corporation's interest.

     For purposes of this Article 7, a Key Individual is "indirectly" a party to a transaction if the other party to the transaction is an entity in which the Key Individual has a material financial interest or of which the Key Individual is an officer, director or general partner.

     If a transaction is fair to the Corporation at the time it is authorized, approved or ratified, the fact that a Key Individual is directly or indirectly a party to the transaction is not grounds for invalidating the transaction, so long as the requirements of this Article 7 have been satisfied. The presence of a member of the Board who is directly or indirectly a party to such a transaction, or a member of the Board who is otherwise not disinterested, may be counted in determining whether a quorum is present.


              ARTICLE 8.       INDEMNIFICATION

     8.1 Indemnity. The Corporation shall indemnify and hold harmless any member of the Board or officer of the Corporation, or former member of the Board or officer of the Corporation, who was or is a party to or is threatened to be made a party to, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such Person is or was a member of the Board or officer of the Corporation, or is or was serving the Corporation with a contractual commitment of indemnification, or is or was serving at the request of the Corporation as a member, manager, director, officer, or agent of another Person, against expenses (including reasonable attorneys' fees), losses, costs, damages, judgments, fines, and amounts paid in settlement actually and reasonably incurred by that Person in connection with such action, suit, or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her/its conduct unlawful; provided, however, the Corporation will not be required to indemnify any Person in respect of any claim, issue, or matter as to which such Person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her/its duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her/its conduct was unlawful.

     8.2 Authorization by the Board. Any indemnification hereunder shall be made by the Corporation upon the occurrence of either one of the following: (a) authorization in the specific case upon a determination that indemnification of the Person is proper under the circumstances because the Person has met the applicable standard of conduct set forth in this Article 8; or (b) issuance of a final court judgment or order requiring indemnification or stating that it would be lawful in the specific case. The determination described in clause (a) of this Section 8.2 shall be made (i) by the Board by a majority vote of the members of the Board who were not parties to such action, suit, or proceeding, or (ii) if a quorum is not obtainable, or even if obtainable, and a majority of disinterested members of the Board so directs, by independent legal counsel in a written opinion.

     8.3 Cooperation of Indemnitee. Any Person seeking indemnification pursuant to this Article 8 shall promptly notify the Corporation of any action, suit, or proceeding for which indemnification is sought and shall in all ways cooperate fully with the Corporation and its insurer, if any, in their efforts to determine whether or not indemnification is proper in the circumstances, given the applicable standard of conduct set forth in this Article 8. Any Person seeking indemnification pursuant to this Article 8 other than with respect to (a) a criminal action, suit, or proceeding, or (b) an action, suit, or proceeding by or in the right of the Corporation, shall (i) allow the Corporation and/or its insurer the right to assume direction and control of the defense thereof, if they elect to do so, including the right to select or approve defense counsel,
(ii) allow the Corporation and/or its insurer the right to settle such actions, suits, or proceedings at the sole discretion of the Corporation and/or its insurer, and (iii) cooperate fully with the Corporation and its insurer in defending against, and settling such actions, suits, or proceedings.

     8.4 Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding brought other than by the Corporation shall be paid by the Corporation in advance until the earlier to occur of (a) the final disposition of the action, suit, or proceeding in the specific case, or (b) a determination by the Board that indemnification is not proper under the circumstances because the applicable standard of conduct set forth in this
Article 8 has not been met. Expenses incurred in defending a civil or criminal action, suit, or proceeding brought by the Corporation may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding, as authorized by the Board in its sole discretion in the specific case. Any advance of expenses shall not commence until receipt by the Board of an undertaking by or on behalf of the individual seeking such advance to repay any advanced amount unless it shall ultimately be determined that he/she/it is entitled to be indemnified by the Corporation as authorized in this Article 8.

     8.5  Non-Exclusivity.    The indemnification provided
by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under Missouri Revised Statute Sections 537.117,
355.471. or 355.476., these Bylaws or any agreement, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position, and shall continue as to a Person who has ceased to be a member of the Board or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such Person.

     8.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any Person who is or was a member of the Board, officer, employee, or agent of the Corporation, or is or was serving the Corporation with a contractual commitment of indemnification, or is or was serving at the request of the Corporation as a member, manager, director, officer, employee, or agent of another Person against any liability asserted against that Person and incurred by him/her/it in any such capacity, or arising out of his/her/its status as such, whether or not the Corporation would have the power to indemnify the Person against such liability under the provisions of the Act. The acquisition of insurance for any such Person under this
Section 8.6 shall not give rise to or increase, as the case may be, the obligation of the Corporation to indemnify any Person.

     8.7 Additional Indemnification. The Corporation may provide further indemnity, in addition to the indemnity provided by this Article 8 to any Person who is or was member of the Board or officer of the Corporation, or is or was serving the Corporation with a contractual commitment of indemnification, or is or was serving at the request of the Corporation as a member, manager, director, officer, or agent of another Person, provided that no such indemnity shall indemnify any Person from or on account of such Person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.

     8.8 Set-off. The Corporation's indemnity of any Person who is or was a member of the Board or officer of the Corporation, or is or was serving the Corporation with a contractual commitment of indemnification, or is or was serving at the request of the Corporation as a member, manager, director, officer, or agent of another Person, shall be reduced by any amounts such Person may collect as indemnification (a) under any policy of insurance purchased and maintained in his/her/its behalf by the Corporation, or
(b) from another Person, or from insurance purchased by any of them.

     8.9 Limitation. Nothing contained in this Article 8, or elsewhere in these Bylaws, will operate to indemnify a member of the Board or officer of the Corporation or any other Person if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of any applicable state or federal law.

           ARTICLE 9.       GRANTS ADMINISTRATION

     9.1 Purpose of Grants. The Corporation shall have the power to make grants and contributions and to render other financial assistance to achieve the purpose set forth in the Articles and, in so doing, shall be guided by the Core Values of the Corporation as set forth in Appendix A to these Bylaws.

     9.2 Exclusive Power Vested in the Board. The Board shall have exclusive control over all grants, contributions and other financial assistance given by the Corporation.
The Board shall review all requests for funds and shall require that such requests specify the use to which the funds will be put. If the Board approves a request for funds, the Board shall authorize payment of such funds to the approved grantee.

     9.3 Refusal; Withdrawal. The Board, in its absolute discretion, shall have the right to refuse to make any grants or contributions, or to render other financial assistance, for any or all purposes for which the funds are requested. In addition, the Board, in its absolute discretion, shall have the right to withdraw its approval of any grant at any time and use the funds for other purposes within the scope of purposes expressed in the Articles.

     9.4 Accounting Required. The Board shall require that grantees furnish a periodic accounting to show that the funds granted by the Corporation were expended for the purposes that were approved by the Board.

     9.5 Gifts. The Board may accept on behalf of the Corporation any contribution, gift, bequest, or devise for and consistent with the general purposes, or for and consistent with any specific purpose, of the Corporation. The Corporation shall retain complete control and discretion over the use of all contributions, gifts, bequests and devises it receives. Contributions received by the Corporation from solicitations for specific grants shall be regarded as for the use of the Corporation and not for any particular organization or individual mentioned in the solicitation.

               ARTICLE 10.      MISCELLANEOUS

       10.1 Contracts. To the extent of its authority, the Board may authorize any officer or agent of the Corporation, in addition to the officers so authorized by these Bylaws, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     10.2 Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board. In the absence of such determination by the Board, such instruments shall be signed by the Treasurer and countersigned by the Secretary.

      10.3 Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in accounts maintained with such financial institutions, trust companies, or other depositaries as the Board may from time to time determine.

      10.4 Books and Records. The Corporation shall keep correct and complete books and records of account and the minutes of the proceedings of the Board; records shall be open to inspection by members of the Board at any reasonable time and the right to make such inspection shall include the right to make extracts.

      10.5 Annual Financial Report. The Treasurer shall cause an annual financial report to be submitted to the Board no later than ninety (90) days after the close of each fiscal year of the Corporation containing such information as shall be specified by the Board.

      10.6 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

      10.7 Seal. The Board may provide a corporate seal for use by the Corporation.

     10.8 Notice.

           10.8.1 Effective Date. Any notice required or permitted to be given pursuant to the provisions of the applicable laws of the State, the Articles or these Bylaws, shall be effective as of the date personally delivered; if sent via facsimile transmission, on the date of transmission if confirmation is received; or, if sent by mail, on the date deposited with the United States Postal Service prepaid and addressed to the intended receiver at his or her last known address as shown in the records of the Corporation.

           10.8.2 Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of the applicable laws of the State, the Articles or these Bylaws, a waiver thereof in writing signed by the persons entitled to such notice whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

      10.9  Loans  to Officers and Board Members Prohibited.
No loans shall be made by the Corporation to members of the Board or officers of the Corporation.

        10.10 Revocation of Authorizations. No authorization, assignment, referral or delegation of authority by the Board to any committee, officer, or agent shall preclude the Board from exercising the authority required to meet its responsibility for the conduct of the Corporation. The Board shall retain the right to rescind any such authorization, assignment, referral, or delegation.

      10.11 Policies. The Board may adopt, amend, or repeal policies (not inconsistent with these Bylaws) for the management of the internal affairs of the Corporation and the governance of its officers, agents, employees, and committees.

     10.12 Vote by Presiding Officer. The person acting as presiding officer at any meeting held pursuant to these Bylaws shall, if a voting member, be entitled to vote on the same basis as if not acting as presiding officer.

      10.13 Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and plural thereof.

      10.14 Articles and Other Headings. The Articles and other headings contained in these Bylaws are for reference purposes only and shall not affect the meaning or interpretation of these Bylaws.

                 ARTICLE 11.      AMENDMENTS

     11.1 Proposed Amendments. Proposed amendments to these Bylaws must be submitted in writing to the members of the Board no less than thirty (30) days in advance of the meeting of the Board at which they will be considered for adoption. The vote of a majority of the members of the Board then in office, and the written consent of the Attorney General of the State of Missouri, shall be required to adopt an amendment to these Bylaws.

     11.2 Amendments to Governance. In no event shall these Bylaws be amended to change the influence or control of any government authority or its agents or employees over the governance of the Corporation as long as the Corporation owns five percent (5%) or more of the issued and outstanding shares of capital stock of RightCHOICE Managed Care, Inc., a Delaware Corporation.

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                         Core Values
                             of
             The Missouri Foundation For Health
           (Exhibit A to the Corporation's Bylaws)

Underlying the Corporation's purposes as set forth in its Articles of Incorporation, and essential to the fulfillment of that mission, is adherence to the following Core Values:

     Foundation programs and grants will support activities that aim to achieve objectively measurable improvements in the health of Missouri's citizens, particularly the health of underserved populations.

     Foundation programs and grants will supplement and not supplant the activities of established governmental and non-governmental health care programs.

     Health care program initiatives will be designed with the flexibility to incorporate ongoing community input and collaboration in their definition and implementation. The flexibility will permit small grants as well as larger, longer-term grants; and will permit funding existing as well as new community programs.

     The Foundation will incorporate population-based vital statistics and other health indicators relevant to local communities in its strategic decision-making and funding priorities.

     The Foundation will seek opportunities to collaborate with other foundations as well as public and private organizations in the pursuit of its health care related purposes and goals.

     The Foundation will follow the best practices of foundation management, including but not limited to periodic board self-assessment, education of Board members, annual financial audits, and full conflict of interest disclosure.

     The Foundation will from time to time establish multi-year health care program initiatives based on a systematic strategic planning process.





                      TABLE OF CONTENTS

ARTICLE 1.               DEFINITIONS
  1.1           Act                                                     2
  1.2           Articles                                                2
  1.3           Board                                                   2
  1.4           Bylaws                                                  2
  1.5           Code                                                    2
  1.6           Corporation                                             2
  1.7           Person                                                  2
  1.8           State                                                   2
ARTICLE 2.                 OFFICES                                      3
ARTICLE 3.        MEMBER OF THE CORPORATION                             3
  3.1           Membership                                              3
  3.2           Approval of the Board                                   3
ARTICLE 4.           BOARD OF DIRECTORS                                 3
  4.1           General Authority                                       3
  4.2           Number, Appointment, and Tenure                         3
  4.2.1         Number of Board Members                                 3
  4.2.2         Nomination and Election of Members of the Board         3
  4.2.3         Tenure for Members of the Board                         4
  4.2.4         Qualifications of Directors                             5
  4.3           Resignations and Removal                                6
  4.4           Vacancies                                               6
  4.5           Policy of Open Records and Meetings:                    7
  4.6           Annual and Regular Meetings                             7
  4.7           Special Meetings                                        7
  4.8           Notice, Waiver                                          7
  4.9           Quorum                                                  8
  4.10          Manner of Acting                                        8
  4.10.1        Formal Action by Board                                  8
  4.10.2        Informal Action by the Board                            8
  4.10.3        Telephonic Meeting                                      8
  4.11          Compensation and Immunity of Members of the Board       8
  4.12          Standard of Care                                        9
ARTICLE 5.            COMMITTEES                                        9
  5.1           Standing Committees                                     9
  5.1.1         Executive Committee                                     9
  5.1.2         Audit Committee                                         9
  5.1.3         Investment Committee                                    10
  5.1.4         Program/Grants Committee                                10
  5.1.5         Nominating Committee                                    10
  5.1.6         Community Advisory Committee                            11
  5.2           Other Committees                                        12
  5.3           Limitation on Powers of Committees                      12
  5.4           Meetings and Actions of Committees                      13
ARTICLE 6.             OFFICERS                                         13
  6.1           Officers                                                13
  6.2           Appointment and Tenure                                  13
  6.3           Resignations and Removal                                14
  6.4           Duties of the Officers of the Corporation               14
  6.4.1         Chairperson                                             14
  6.4.2         Executive Director                                      14
  6.4.3         Secretary                                               14
  6.4.4         Treasurer                                               14
  6.5           Compensation                                            15
  6.6           Surety Bonds                                            15
ARTICLE 7.       CONFLICTS OF INTEREST                                  15
ARTICLE 8.          INDEMNIFICATION                                     17
  8.1           Indemnity                                               17
  8.2           Authorization by the Board                              17
  8.3           Cooperation of Indemnitee                               18
  8.4           Advance of Expenses                                     18
  8.5           Non-Exclusivity                                         18
  8.6           Insurance                                               19
  8.7           Additional Indemnification                              19
  8.8           Set-off                                                 19
  8.9           Limitation                                              19
ARTICLE 9.      GRANTS ADMINISTRATION                                   19
  9.1           Purpose of Grants                                       19
  9.2           Exclusive Power Vested in the Board                     20
  9.3           Refusal; Withdrawal                                     20
  9.4           Accounting Required                                     20
  9.5           Gifts                                                   20
ARTICLE 10.       MISCELLANEOUS                                         20
  10.1          Contracts                                               20
  10.2          Checks, Drafts, Etc                                     20
  10.3          Deposits                                                21
  10.4          Books and Records                                       21
  10.5          Annual Financial Report                                 21
  10.6          Fiscal Year                                             21
  10.7          Seal                                                    21
  10.8          Notice                                                  21
  10.8.1        Effective Date                                          21
  10.8.2        Waiver of Notice                                        21
  10.9          Loans to Officers and Board Members Prohibited          21
  10.10         Revocation of Authorizations                            21
  10.11         Policies                                                22
  10.12         Vote by Presiding Officer                               22
  10.13         Gender and Number                                       22
  10.14         Articles and Other Headings                             22
ARTICLE 11.        AMENDMENTS                                           22
  11.1          Proposed Amendments                                     22
  11.2          Amendments to Governance                                22






                            EXHIBIT C

                             FORM OF

                  CERTIFICATE OF INCORPORATION
                               OF
                 RIGHTCHOICE MANAGED CARE, INC.


     The undersigned, being a natural person, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

                          ARTICLE I
                            NAME

     The name of the corporation is RightCHOICE Managed Care, Inc. (the "Corporation").

                          ARTICLE II
                           PURPOSE

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as from time to time amended
(the "DGCL").

                           ARTICLE III
                     AUTHORIZED CAPITAL STOCK

     SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is __________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] million (_______) shares consisting of (a) __________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] million (________) shares of common stock, $______ [to be determined by RIT prior to the filing of this Certificate of Incorporation] par value per share (the "Common Stock"), and (b) ________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] million (________) shares of preferred stock, $________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] par value per share (the "Preferred Stock").

     SECTION 2. The powers, designations, rights, preferences, privileges and restrictions of the Common Stock and the Preferred
Stock are as follows:

          A.   Common Stock.

               1. General. The Common Stock shall have such rights (i) as are provided by the DGCL and as are customarily attendant to shares of common stock, and (ii) the rights set forth below in this Paragraph A.

               2. Dividends. Subject to any other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon from time to time by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor.

               3. Voting. At every meeting of the stockholders of the Corporation, each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

          B. Preferred Stock. Shares of Preferred Stock may be issued in one or more series as determined from time to time by the Board of Directors of the Corporation. All shares of any one series of Preferred Stock shall be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall cumulate, if dividends on the shares of such series are cumulative. Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and to fix by one or more resolutions providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in such series, to the full extent now or hereafter permitted by law.

                           ARTICLE IV
                       BOARD OF DIRECTORS
                    AND STOCKHOLDER MEETINGS

     SECTION 1.   Except as may be otherwise specifically
provided by the DGCL, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors of the Corporation.

     SECTION 2. A majority of the whole Board of Directors of the Corporation shall constitute a quorum for the transaction of business and, except as otherwise provided in this Certificate of Incorporation or the Bylaws of the Corporation, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board of Directors of the Corporation. The term "whole Board of Directors of the Corporation," as used in this Certificate of Incorporation, means the total number of directors which the Corporation would have as of the date of such determination if the Board of Directors of the Corporation had no vacancies.

     SECTION 3. The Board of Directors of the Corporation shall consist of no less than 3 nor more than ____ [to be determined by RIT prior to the filing of this Certificate of Incorporation] directors, the exact number of directors to be determined in accordance with the Bylaws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the whole Board of Directors of the Corporation. [name(s)] [to be determined by Foundation with the prior approval of BCBSMo] [is/are] hereby named as the Class I directors to hold office for a term expiring at the annual meeting of stockholders in 200_ and until [his/their] [respective] successor[s] are duly elected and qualified or until [his/their] earlier resignation or removal; [name(s)] [to be determined by Foundation with the prior approval of BCBSMo] [is/are] hereby named as the Class II directors to hold office for a term expiring at the annual meeting of stockholders in 200_ and until [his/their] [respective] successor[s] are duly elected and qualified or until [his/their] earlier resignation or removal; and [name(s)] [to be determined by Foundation with the prior approval of BCBSMo] are hereby named as the Class III directors to hold office for a term expiring at the annual meeting of stockholders in 200_ and until [his/their] [respective] successor[s] are duly elected and qualified or until [his/their] earlier resignation or removal.
At each annual meeting of stockholders beginning in 200_, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     SECTION 4.

          A. Qualifications. No person shall be elected or appointed to the Board of Directors of the Corporation unless either (i) such person would qualify as an Independent Director (as defined in Paragraph B.1 of this Section 4 of Article IV), or
(ii) immediately after giving effect to such election or appointment, at least 80% of the members of the whole Board of Directors of the Corporation would qualify as Independent Directors.

          B.   Definitions.

               1. "Independent Director" means any person who, during the entirety of any term of service on the Board of Directors of the Corporation, satisfies each of the following conditions: (i) he or she shall have affirmed in writing that, at the time of his or her election or appointment for such term, he or she was Independent (as defined in Paragraph B.2 of this Section 4 of Article IV), and (ii) he or she shall have agreed to serve only in the capacity of an Independent Director for such term.

               2. "Independent" means a person who, at any given time, (i) shall not be a Major Participant (as defined in Paragraph B.4 of this Section 4 of Article IV), (ii) shall not have been nominated to the Board of Directors of the Corporation at the initiative of a Major Participant, (iii) shall not have announced a commitment to any proposal made by a Major Participant that has not been approved by an Independent Board Majority (as defined in Paragraph B.3 of this Section 4 of
Article IV), and (iv) shall not have been determined by an Independent Board Majority to have been subject to any relationship, arrangement or circumstance (including any relationship with a Major Participant) which, in the judgment of such Independent Board Majority, is reasonably possible or likely to interfere to an extent deemed unacceptable by such Independent Board Majority with his or her exercise of independent judgment as a director.

               3. "Independent Board Majority" means a group of directors comprised of (i) a majority of all directors who qualify as Independent Directors at the time of such determination, and (ii) a majority of all directors at the time of such determination.

               4.   "Major Participant" means:  (i) the
Foundation (as defined in Section 1 of Article VII hereof) or a Person (as defined in Section 1 of Article VII hereof) who shall, in the judgment of an Independent Board Majority, succeed to the position held by the Foundation, (ii) a Person who, except as provided in the next sentence, is an Excess Owner (as defined in Section 1 of Article VII hereof), (iii) a Person that has filed proxy materials with the SEC (as defined in Section 1 of Article VII hereof) supporting a candidate for election to the Board of Directors of the Corporation in opposition to candidates approved by an Independent Board Majority, (iv) a Person that has made a proposal, made a filing with the SEC or taken other actions in which such Person indicates that such Person may seek to become a Major Participant or which in the judgment of an Independent Board Majority indicates that it is reasonably possible or likely that such Person will seek to become a Major Participant, or (v) such Person is an affiliate or associate (as defined in Section 1 of Article VII hereof) of a Major Participant. Notwithstanding the foregoing, in the event that an Independent Board Majority shall have approved an acquisition of outstanding Capital Stock (as defined in Section 1 of Article VII hereof) of the Corporation, prior to the time such acquisition shall occur, which would otherwise render a Person a Major Participant and such Person (a) shall not have made any subsequent acquisition of outstanding Capital Stock of the Corporation not approved by an Independent Board Majority and (b) shall not have subsequently taken any of the actions specified in the preceding sentence without the prior approval of an Independent Board Majority, then such Person shall not be deemed a Major Participant; provided that the Foundation shall always be deemed a Major Participant notwithstanding any approval of any acquisition of Capital Stock of the Corporation or any other development or fact of any kind. In the event there shall be any question as to whether a particular Person is a Major Participant, the determination of an Independent Board Majority shall be binding upon all parties concerned.

     SECTION 5. Each election of directors shall be by plurality vote except that an individual shall not be elected to the Board of Directors of the Corporation if such election is prohibited by
Section 4 of this Article IV or the individual does not meet the qualifications which may be required by the Bylaws of the Corporation as constituted at the time of such election. The Board of Directors of the Corporation shall have the right to adopt Bylaw provisions to implement and apply the provisions in the preceding sentence and to achieve the outcome prescribed and intended thereby. The election of directors need not be by ballot unless the Bylaws of the Corporation shall so require.

     SECTION 6. Any newly created directorships resulting from any increase in the number of directors or from the removal, resignation or death of a director may be filled only by the affirmative vote of an Independent Board Majority and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death.

     SECTION 7. Stockholders of the Corporation shall have no right to remove any director or the whole Board of Directors of the Corporation unless such removal is for Cause (as defined below in this Section 7 of Article IV) and unless the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock then entitled to vote at an election of directors shall have voted in favor of such removal for Cause (notwithstanding the fact that some lesser percentage may be specified by the DGCL). "Cause," as used in this Section 7, means conviction of a felony or a finding by a court of competent jurisdiction of liability for gross negligence, or willful misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

     SECTION 8. Whenever the holders of any series of Preferred Stock issued by the Corporation or of any other securities of the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation then applicable thereto.

     SECTION 9. Meetings of the stockholders of the Corporation for any purpose or purposes may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

     SECTION 10. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

     SECTION 11. Subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board of the Corporation, the Chief Executive Officer of the Corporation, the President of the Corporation, or an Independent Board Majority. Special meetings of the stockholders of the Corporation may not be called by any other person or persons or in any other manner.

                            ARTICLE V
                         INDEMNIFICATION

     SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was a director or an officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL and other applicable law, as from time to time in effect. To the maximum extent permitted by the DGCL, the Corporation shall advance expenses (including attorneys' fees) incurred by any person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such rights of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 of Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this
Section 1 of Article V and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the DGCL and other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                           ARTICLE VI
             LIABILITY FOR BREACH OF FIDUCIARY DUTY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or
(iv) for any transaction from which he or she derived any improper personal benefit. In no event shall any director be deemed to breach any fiduciary duty or other obligation owed to any stockholders of the Corporation or any other person by reason of (i) his or her failure to vote for (or by reason of such director's vote against) any proposal or course of action that in such director's judgment would breach any requirement imposed by the Blue Cross and Blue Shield Association (or its then successor) (the "BCBSA") or could lead to termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation, or (ii) his or her decision to vote in favor of any proposal or course of action that in such director's judgment is necessary to prevent a breach of any requirement imposed by the BCBSA or could prevent termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation. If the DGCL is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this
Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                          ARTICLE VII
                     RESTRICTION ON TRANSFER

     SECTION 1. The following definitions shall apply with respect to this Article VII:

     (a) "affiliate" and "associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Exchange Act.

     (b) a Person shall be deemed to "Beneficially Own," be the "Beneficial Owner" of or have "Beneficial Ownership" of any Capital Stock:

          (1) in which such Person shall then have a direct or indirect beneficial ownership interest;

          (2) in which such Person shall have the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or after the passage of time or the occurrence of any contingency);

          (3)  which such Person shall have the right to vote;

          (4) in which such Person shall hold any other interest which would count in determining whether such Person would be required to file a Schedule 13D or Schedule 13G under Regulation 13D-G under the Exchange Act; or

          (5) which shall be Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular Person or by any other Person with whom the particular Person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than pursuant to the Registration Rights Agreement);

provided, however, that

          (6) a Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of possessing the right to vote if
(i) such right arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (ii) such Person is not the Excess Owner of any Excess Shares, is not named as holding a beneficial ownership interest in any Capital Stock in any filing on Schedule 13D or
Schedule 13G, and is not an affiliate or associate of any such Excess Owner or named Person;

          (7) a member of a national securities exchange or a registered depositary shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of Capital Stock held directly or indirectly by it on behalf of another Person (and not for its own account) solely because such member or depositary is the record holder of such Capital Stock, and (in the case of such member), pursuant to the rules of such exchange, such member may direct the vote of such Capital Stock without instruction on matters which are uncontested and do not affect substantially the rights or privileges of the holders of the Capital Stock to be voted, but is otherwise precluded by the rules of such exchange from voting such Capital Stock without instruction on either contested matters or matters that may affect substantially the rights or the privileges of the holders of such Capital Stock to be voted;

          (8) a Person who in the ordinary course of business is a pledgee of Capital Stock under a written pledge agreement shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such pledged Capital Stock solely by reason of such pledge until the pledgee has taken all formal steps which are necessary to declare a default or has otherwise acquired the power to vote or to direct to vote such pledged Capital Stock, provided that:

               (A) the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act; and

               (B) the pledge agreement does not grant to the pledgee the right to vote or to direct the vote of the pledged securities prior to the time the pledgee has taken all formal steps which are necessary to declare a default;

          (9) a Person engaged in business as an underwriter or a placement agent for securities who enters into an agreement to acquire or acquires Capital Stock solely by reason of its participation in good faith and in the ordinary course of its business in the capacity of underwriter or placement agent in any underwriting or agent representation registered under the Securities Act, as a bona fide private placement, a resale under Rule 144A promulgated under the Securities Act, or in any foreign or other offering exempt from the registration requirements under the Securities Act shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such securities until the expiration of forty (40) days after the date of such acquisition so long as (i) such Person does not vote such Capital Stock during such period, and (ii) such participation is not with the purpose or with the effect of changing or influencing control of the Corporation, nor in connection with or facilitating any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

          (10) if the Corporation shall sell shares in a transaction not involving any public offering, then each purchaser in such offering shall be deemed to obtain Beneficial Ownership in such offering of the shares purchased by such purchaser, but no particular purchaser shall be deemed to Beneficially Own or have acquired Beneficial Ownership or be the Beneficial Owner in such offering of shares purchased by any other purchaser solely by reason of the fact that all such purchasers are parties to customary agreements relating to the purchase of equity securities directly from the Corporation in a transaction not involving a public offering, provided that:

               (A) all the purchasers are persons specified in Rule 13d-l(b)(l)(ii) promulgated under the Exchange Act;

               (B) the purchase is in the ordinary course of each purchaser's business and not with the purpose nor with the effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

               (C) there is no agreement among or between any purchasers to act together with respect to the Corporation or its securities except for the purpose of facilitating the specific purchase involved; and

               (D)  the only actions among or between any
purchasers with respect to the Corporation or its securities subsequent to the closing date of the nonpublic offering are those which are necessary to conclude ministerial matters directly related to the completion of the offer or sale of the securities sold in such offering;

          (11) the Share Escrow Agent shall not be deemed to be the Beneficial Owner of any Excess Share held by such Share Escrow Agent pursuant to an Excess Share Escrow Agreement, nor shall any such Excess Shares be aggregated with any other shares of Capital Stock held by affiliates or associates of such Share Escrow Agent; and

          (12) a Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of the fact that such Person shall have entered into an agreement with the Corporation pursuant to which such Person, or its associates or affiliates, shall, upon consummation of the transaction described in such agreement, acquire, directly or indirectly, all of the Capital Stock of the Corporation (by means of a merger, consolidation, stock purchase or otherwise), provided that:

               (A) such agreement shall have been approved by an Independent Board Majority prior to the execution thereof by the Corporation;

               (B) neither such Person nor its associates or affiliates shall have been the Excess Owner of any Excess Shares immediately prior to the execution of such agreement;

               (C) the consummation of the transaction described in such agreement shall be subject to the approval of the holders of Capital Stock of the Corporation entitled to vote thereon under the DGCL or pursuant to other applicable law or the rules of the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation system on which any of the Capital Stock shall then be listed or quoted; and

               (D) neither such Person nor its associates or affiliates shall have made any acquisition of Capital Stock after the execution of such agreement other than pursuant to the terms of such agreement.

Anything herein to the contrary notwithstanding, a Person shall continue to be deemed to Beneficially Own, be the Beneficial Owner of, and have Beneficial Ownership of, such Person's Excess Shares which shall have been conveyed, or shall be deemed to have been conveyed, to the Share Escrow Agent in accordance with this
Article VII until such time as such Excess Shares shall have been sold by the Share Escrow Agent as provided in this Article VII.

     (c)  "BCBSA" has the meaning set forth in Article VI hereof.

     (d) "Capital Stock" means shares (or any basic unit) of any class or series of any equity security, voting or non-voting, common or preferred, which the Corporation may at any time issue or be authorized to issue.

     (e) "Common Stock" has the meaning set forth in Section 1 of Article III hereof.

     (f)  "Excess Owner" means a Person who Beneficially Owns
Excess Shares.

     (g) "Excess Shares" means (i) with respect to any Institutional Investor, all the shares of Capital Stock Beneficially Owned by such Institutional Investor in excess of the Institutional Investor Ownership Limit, (ii) with respect to any Noninstitutional Investor, all the shares of Capital Stock Beneficially Owned by such Noninstitutional Investor in excess of the Noninstitutional Investor Ownership Limit, and (iii) with respect to any Person, all the shares of Capital Stock Beneficially Owned by such Person in excess of the General Ownership Limit; provided, however, that in the event the Excess Shares with respect to such Person results from the Beneficial Ownership of Capital Stock of such Person being aggregated with the Beneficial Ownership of Capital Stock of any other Person, then the number of Excess Shares with respect to such Person shall be allocated pro rata in proportion to each Person's total Beneficial Ownership (as calculated without giving effect to this Article VII). All Excess Shares shall be deemed to be issued and outstanding shares of Capital Stock even when subject to or held pursuant to this Article VII.

     (h)  "Exchange Act" means the Securities Exchange Act of
1934, as amended or supplemented and any other federal law which the BCBSA shall reasonably judge to have replaced or supplemented the coverage of the Exchange Act.

     (i) "Foundation" means The Missouri Foundation For Health, a Missouri nonprofit corporation.

     (j) "General Ownership Limit" means (i) that number of shares of Common Stock one share lower than the number of shares of Common Stock which would represent 20% of all shares of Common Stock issued and outstanding at the time of determination, or
(ii) any combination of shares of Capital Stock in any series or class that represents 20% of the ownership interest in the Corporation at the time of determination; provided, however, that the General Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII. Unless an Independent Board Majority otherwise determines pursuant to the authority granted in Section 15 of this Article VII, the manner in which shares in different classes or series of Capital Stock shall be counted to determine the ownership interest represented by any particular combination of those shares of Capital Stock pursuant to clause (ii) above shall be the same manner prescribed by the BCBSA under the License Agreements. So long as Common Stock (carrying identical voting rights per share) shall be the only class of Capital Stock issued by the Corporation, the General Ownership Limit shall be irrelevant for purposes of this
Article VII because the Institutional Investor Ownership Limit shall exclusively determine whether any shares of Common Stock owned by any Institutional Investor constitute Excess Shares and the Noninstitutional Investor Ownership Limit shall exclusively determine whether any shares of Common Stock owned by any Noninstitutional Investor constitute Excess Shares. If, however, the Corporation were to issue a series of Preferred Stock or other class of Capital Stock other than Common Stock, then (i) shares Beneficially Owned by an Institutional Investor in excess of either the Institutional Investor Ownership Limit or the General Ownership Limit would constitute Excess Shares, and (ii) shares Beneficially Owned by a Noninstitutional Investor in excess of either the Noninstitutional Investor Ownership Limit or the General Ownership Limit would constitute Excess Shares.

     (k) "Institutional Investor" means any Person that is an entity or group identified in Rule 13d-1(b)(1)(ii) under the Exchange Act as constituted on June 1, 1997, provided that every filing made by such Person with the SEC under Regulation 13D-G (or any successor Regulation) under the Exchange Act with respect to such Person's Beneficial Ownership of Capital Stock by such Person shall have contained a certification identical to the one required by Item 10 of Schedule 13G constituted on June 1, 1997, or such other affirmation as shall be approved by the BCBSA and the Board of Directors.

     (l) "Institutional Investor Ownership Limit" means that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 10% of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination; provided, however, that the Institutional Investor Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII.

     (m) "License Agreements" means the license agreements as constituted from time to time between the Corporation or any of its subsidiaries or affiliates and the BCBSA, including any and all addenda thereto, with respect to, among other things, the "Blue Cross" and "Blue Shield" names and marks.

     (n) "Noninstitutional Investor" means any Person that is not an Institutional Investor.

     (o) "Noninstitutional Investor Ownership Limit" means that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 5% of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination; provided, however, that the Noninstitutional Investor Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII.

     (p)  "Ownership Limit" means each of the General Ownership
Limit, the Institutional Investor Ownership Limit and the
Noninstitutional Investor Ownership Limit, as each may be revised from time to time pursuant to Section 15 of this Article VII.

     (q) "Permitted Transferee" means a Person whose acquisition of Capital Stock will not violate any Ownership Limit applicable to such Person.

     (r) "Person" means any individual, firm, partnership, corporation, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) or of any such entity.

     (s)  "Registration Rights Agreement" means that certain
Registration Rights Agreement, between the Corporation and the Foundation, referred to in the Agreement and Plan of Reorganization described in Section 14 of this Article VII.

     (t) "Schedule 13D" means a report on Schedule 13D under Regulation 13D-G under the Exchange Act and any report which may be required in the future under any requirements which the BCBSA shall reasonably judge to have any of the purposes served by
Schedule 13D.

     (u) "Schedule 13G" means a report on Schedule 13G under Regulation 13D-G under the Exchange Act and any report which may be required in the future under any requirements which the BCBSA shall reasonably judge to have any of the purposes served by
Schedule 13G.

     (v)  "SEC" means the United States Securities and Exchange
Commission and any successor federal agency having similar powers.

     (w) "Securities Act" means the Securities Act of 1933, as amended or supplemented, and any other federal law which the BCBSA shall reasonably judge to have replaced or supplemented the coverage of the Securities Act.

     (x) "Share Escrow Agent" means the Person appointed by the Corporation to act as escrow agent with respect to the Excess
Shares.

     (y) "Transfer" means any of the following which would affect the Beneficial Ownership of Capital Stock: (a) any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise, and (b) any other transaction or event, including without limitation a merger, consolidation, or acquisition of any Person, the expiration of a voting trust which is not renewed, or the aggregation of the Capital Stock Beneficially Owned by one Person with the Capital Stock Beneficially Owned by any other Person.

     (z) "Voting Power" means the voting power attributable to the shares of Capital Stock issued and outstanding at the time of determination and shall be equal to the number of all votes which could be cast in any election of any director which could be accounted for by all shares of Capital Stock issued and outstanding at the time of determination. If, in connection with an election for any particular position on the Board of Directors of the Corporation, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of "all votes which could be cast" in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. For any particular Person, the Voting Power of such Person shall be equal to the quotient, expressed as a percentage, of the number of votes that may be cast with respect to shares of Capital Stock Beneficially Owned by such Person (including, for these purposes, any Excess Shares Beneficially Owned by such Person and held and/or voted by the Escrow Share Agent) divided by the total number of votes that could be cast by all stockholders of the Corporation (including such particular Person) based upon the issued and outstanding shares of Capital Stock at the time of determination. If the Corporation shall issue any series or class of shares for which positions on the Board of Directors of the Corporation are reserved or shall otherwise issue shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of Capital Stock Beneficially Owned by any particular Person shall be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

     (aa) "Voting Trust Divestiture Agreement" means that certain
Voting Trust and Divestiture Agreement by and between the Corporation and the Foundation and the trustee named therein, referred to in the Agreement and Plan or Reorganization described in Section 14 of this Article VII.

     SECTION 2.

     (a) No Institutional Investor shall Beneficially Own shares of Capital Stock in excess of the Institutional Investor Ownership Limit. No Noninstitutional Investor shall Beneficially Own shares of Capital Stock in excess of the Noninstitutional Investor Ownership Limit. No Person shall Beneficially Own shares of Capital Stock in excess of the General Ownership Limit.

     (b) The occurrence of any Transfer which would cause any Person to Beneficially Own Capital Stock in excess of any Ownership Limit applicable to such Person shall have the following legal consequences: (i) such Person shall receive no rights to the Excess Shares resulting from such Transfer (other than as specified in this Article VII), and (ii) the Excess Shares resulting from such Transfer immediately shall be deemed to be conveyed to the Share Escrow Agent.

     (c) Notwithstanding the foregoing, a Person's Beneficial Ownership of Capital Stock shall not be deemed to exceed any Ownership Limit applicable to such Person if (A) the Excess Shares with respect to such Person do not exceed the lesser of 1% of the Voting Power of the Capital Stock or 1% of the ownership interest in the Corporation, and (B) within fifteen (15) days of the time when such Person becomes aware of the existence of such Excess Shares such Person transfers or otherwise disposes of sufficient shares of Capital Stock so that such Person's Beneficial Ownership of Capital Stock shall not exceed any Ownership Limit.

     SECTION 3. Any Excess Owner who acquires or attempts to acquire shares of Capital Stock in violation of Section 2 of this
Article VII, or any Excess Owner who is a transferee such that any shares of Capital Stock are deemed Excess Shares, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request.

     SECTION 4. The Corporation shall have the right to take such actions as it deems necessary to give effect to the transfer of Excess Shares to the Share Escrow Agent, including refusing to give effect to the Transfer or any subsequent Transfer of Excess Shares by the Excess Owner on the books of the Corporation. Excess Shares so held or deemed held by the Share Escrow Agent shall be issued and outstanding shares of Capital Stock. An Excess Owner shall have no rights in such Excess Shares except as expressly provided in this Article VII and the administration of the Excess Shares escrow shall be governed by the terms of an Excess Share Escrow Agreement to be entered into between the Corporation and the Share Escrow Agent and having such terms as the Corporation shall deem appropriate.

     SECTION 5. The Share Escrow Agent, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation with respect to Excess Shares (the "Excess Share Dividends") and shall hold the Excess Share Dividends until disbursed in accordance with the provisions of Section 9 of this
Article VII. In the event an Excess Owner receives any Excess Share Dividends (including without limitation Excess Share Dividends received prior to the time the Corporation determines that Excess Shares exist with respect to such Excess Owner) such Excess Owner shall repay such Excess Share Dividends to the Share Escrow Agent or the Corporation. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to an Excess Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned by any Excess Owner (including future dividends on distributions on shares of Capital Stock which fall below the Ownership Limit as well as on Excess Shares), and, as soon as practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Escrow Agent the dividends so received or withheld, as the case may be.

     SECTION 6. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the Share Escrow Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of the Corporation that shall be available for distribution to the holders of such class or series of Capital Stock. The Share Escrow Agent shall distribute to the Excess Owner the amounts received upon such liquidation, dissolution or winding up or distribution in accordance with the provisions of Section 9 of this Article VII.

     SECTION 7. The Share Escrow Agent shall be entitled to vote all Excess Shares. The Share Escrow Agent shall vote, consent, or assent Excess Shares as follows:

     (a) to vote in favor of each nominee to the Board of Directors of the Corporation whose nomination has been approved by an Independent Board Majority and to vote against any candidate for the Board of Directors of the Corporation for whom no competing candidate has been nominated or selected by an Independent Board Majority;

     (b) unless such action is initiated by or with the consent of the Board of Directors of the Corporation, (i) to vote against removal of any director of the Corporation, (ii) to vote against any alteration, amendment, change or addition to or repeal (collectively, "Change") of the Bylaws or this Certificate of Incorporation, (iii) not to nominate any candidate to fill any vacancy of the Board of Directors of the Corporation, (iv) not to call any special meeting of the stockholders of the Corporation, and (v) not take any action by voting such Excess Shares that would be inconsistent with or would have the effect, directly or indirectly, of defeating or subverting the voting requirements contained in Section 7(a) of this Article VII or this
Section 7(b) of Article VII;

     (c) to the extent not covered by clauses (a) and (b) above, on any action, proposal or resolution requiring the approval of the Board of Directors of the Corporation as a prerequisite to entitle the stockholders of the Corporation to vote thereon and as a prerequisite to become effective, to vote in the same proportion as all other votes represented by shares of Capital Stock are cast with respect to such action, proposal or resolution; and

     (d) to the extent not covered by clauses (a), (b) and (c) above, to vote as recommended by the Board of Directors of the Corporation.

     SECTION 8.

     (a) The Share Escrow Agent shall hold all Excess Shares until such time as they are sold in accordance with this
Section 8 of Article VII.

     (b) The Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times and on such terms as shall be determined by the Corporation. The Share Escrow Agent shall have the right to take such actions as the Corporation shall deem appropriate to ensure that sales of Excess Shares shall be made only to Permitted Transferees.

     (c) The Share Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of such Excess Shares free of any interest of the Excess Owner of those Excess Shares and free of any other adverse interest arising through the Excess Owner. The Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee.

     (d) Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Excess Owner, such shares shall upon such sale cease to be Excess Shares and shall become regular shares of Capital Stock in the class or series to which such Excess Shares otherwise belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Excess Owner.

     (e) To the extent permitted by the DGCL or other applicable law, neither the Corporation, the Share Escrow Agent nor anyone else shall have any liability to the Excess Owner or anyone else by reason of any action or inaction the Corporation or the Share Escrow Agent or any director, officer or agent of the Corporation shall take which any of them shall in good faith believe to be within the scope of their authority under this Article VII or by reason of any decision as to when or how to sell any Excess Shares or by reason of any other action or inaction in connection with the activities permitted under this Article VII which does not constitute gross negligence or willful misconduct. Without limiting by implication the scope of the preceding sentence, to the extent permitted by law, neither the Share Escrow Agent nor the Corporation nor any director, officer or agent of the Corporation (a) shall have any liability on grounds that any of them failed to take actions which would or could have produced higher proceeds for any of the Excess Shares or by reason of the manner or timing for any disposition of any Excess Shares, and
(b) shall be deemed to be a fiduciary or agent of any Excess
Owner.

     SECTION 9. The proceeds from the sale of the Excess Shares and any Excess Share Dividends shall be distributed as follows:
(i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by the Corporation;
(ii) second, to the Corporation for all costs and expenses incurred by the Corporation in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and for any other direct or indirect and out of pocket expenses incurred by the Corporation in connection with the Excess Shares, including any litigation costs and expenses, and all funds expended by the Corporation to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof (as the case may be) to the Excess Owner; provided, however, if the Corporation shall have any questions as to whether any security interest or other interest adverse to the Excess Owner shall have existed with respect to any Excess Shares, neither the Share Escrow Agent, the Corporation nor anyone else shall have the obligation to disburse proceeds for those shares until the Share Escrow Agent shall be provided with such evidence as the Corporation shall deem necessary to determine the parties who shall be entitled to such proceeds.

     SECTION 10. Each certificate for Capital Stock shall bear the following legend:

          "The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, shall be sent without charge to each stockholder who so requests. No Person shall Beneficially Own shares of Capital Stock in excess of any Ownership Limit applicable to such Person. Subject to certain limited specific exemptions, (i) Beneficial Ownership of that number of shares of Capital Stock by an Institutional Investor which would represent 10% or more of the Voting Power would exceed the Institutional Investor Ownership Limit, (ii) Beneficial Ownership of that number of shares of Capital Stock by a Noninstitutional Investor which would represent 5% or more of the Voting Power would exceed the Noninstitutional Investor Ownership Limit, and (iii) Beneficial Ownership of (a) 20% or more of the issued and outstanding shares of Common Stock or (b) any combination of shares in any series or class of Capital Stock that represents 20% or more of the ownership interest in the Corporation (determined as provided in the Corporation's Certificate of Incorporation) would exceed the General Ownership Limit. Any Person who attempts to Beneficially Own shares of Capital Stock in violation of this limitation must immediately notify the Corporation. Upon the occurrence of any event that would cause any Person to exceed any Ownership Limit applicable to such Person (including without limitation the expiration of a voting trust that entitled such Person to an exemption from any Ownership Limit applicable to such Person), all shares of Capital Stock Beneficially Owned by such Person in excess of any Ownership Limit applicable to such Person shall automatically be deemed Excess Shares and shall be transferred immediately to the Share Escrow Agent and shall be subject to the provisions of the Corporation's Certificate of Incorporation. The foregoing summary of the restrictions on ownership and transfer is qualified in its entirety by reference to the Corporation's Certificate of Incorporation."

The legend may be amended from time to time to reflect amendments to this Certificate of Incorporation, or revisions to the Ownership Limits in accordance with Section 15 of this
Article VII.

     SECTION 11. Subject to Section 12 of this Article VII, nothing contained in this Article VII or in any other provision of this Certificate of Incorporation shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

     SECTION 12. Nothing contained in this Certificate of Incorporation shall preclude the settlement of any transactions entered into through the facilities of the New York Stock
Exchange, Inc. or any other exchange or through the means of any automated quotation system now or hereafter in effect.

     SECTION 13. Except in the case of manifest error, any interpretation of this Article VII by the Board of Directors of the Corporation shall be conclusive and binding; provided, however, that in making any such interpretation, the Board of Directors of the Corporation shall consider, wherever relevant, the Corporation's obligations to the BCBSA.

     SECTION 14. This Article VII shall not be applicable with respect to any shares of Capital Stock owned by the Foundation which were (i) issued by the Corporation to the Foundation upon the incorporation of the Corporation, or (ii) issued by the Corporation to the Foundation pursuant to that certain Agreement and Plan of Reorganization, dated as of __________ ____, 2000 [date to be completed prior to filing this Certificate of Incorporation], among the Corporation, Blue Cross and Blue Shield of Missouri, RightCHOICE Managed Care, Inc., a Missouri corporation, and the Foundation (such shares of Capital Stock being referred to as "Exchange Shares"), or (iii) acquired by the Foundation with respect to Exchange Shares as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like, so long as such shares of Capital Stock shall be Beneficially Owned by the Foundation or by a trustee for the account of the Foundation and subject to the terms of the Voting Trust and Divestiture Agreement. Upon the Transfer of any Beneficial Ownership interest in any Exchange Shares (and such other shares of Capital Stock received by the Foundation or by a trustee for the account of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares) from the Foundation or trustee thereof or the voting trust established by the Voting Trust and Divestiture Agreement to any transferee, those shares of Capital Stock shall become fully subject to this
Article VII from and at all times after such transfer.

     SECTION 15. An Independent Board Majority shall have the right to revise the definition of one or more Ownership Limits to change the percentage ownership of Capital Stock under such Ownership Limit to conform the definition to a change to the terms of the License Agreements or as required or permitted by the BCBSA. In the event the Corporation issues any series or class of Capital Stock other than Common Stock, then an Independent Board Majority shall have the power to determine the manner in which each class or series of Capital Stock shall be counted for purposes of determining each Ownership Limit. Any such revision to the definition of any Ownership Limit shall not be deemed a Change to this Certificate of Incorporation, and shall not require stockholder approval under Article XII hereof; provided, however, that no such revision shall be effective until such time as the Corporation shall have notified the stockholders of such revision in such manner as it shall deem appropriate under the circumstances (provided that notification of any such revision by means of a filing by the Corporation describing such revision with the SEC under the Exchange Act or with the Secretary of State of the State of Delaware under the DGCL shall be deemed appropriate notice under all circumstances).

                          ARTICLE VIII
                             BYLAWS

     SECTION 1. The Bylaws shall govern the management and affairs of the Corporation, the rights and powers of the directors, officers, employees and stockholders of the Corporation in accordance with its terms and shall govern the rights of all persons concerned relating in any way to the Corporation except that if any provision in the Bylaws shall be irreconcilably inconsistent with any provision in this Certificate of Incorporation, the provision in this Certificate of Incorporation shall control.

     SECTION 2. The Board of Directors of the Corporation shall have the power to amend or replace the Bylaws of the Corporation by the vote of a majority of the whole Board of Directors of the Corporation, except that the approval of an Independent Board Majority shall be required to amend or replace any provision of the Bylaws of the Corporation which, pursuant to the terms thereof, may now or hereafter require the approval of an Independent Board Majority. The stockholders of the Corporation shall not have the power to Change (as defined in Section 7 of Article VII hereof) the Bylaws of the Corporation unless such Change shall be approved by the holders of at least seventy-five percent (75%) of the then issued and outstanding shares of Common Stock entitled to vote thereon.

                           ARTICLE IX
                     NO PREFERENTIAL RIGHTS

     No stockholder of the Corporation shall, by reason of his, her or its holding shares of any class or series, have any preemptive or preferential rights to purchase or subscribe to any shares of Capital Stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder) other than such rights, if any, as the Board of Directors of the Corporation in its discretion from time to time may grant and at such price as the Board of Directors of the Corporation may fix; and the Board of Directors of the Corporation may issue shares of Capital Stock of the Corporation or any notes, debentures, bonds or other securities, convertible into or carrying options or warrants to purchase shares of Capital Stock without offering any such shares of Capital Stock, either in whole or in part, to the existing stockholders.

                            ARTICLE X
                      NO CUMULATIVE VOTING

     There shall be no cumulative voting by stockholders of any class or series of Capital Stock in the election of directors of the Corporation.

                           ARTICLE XI
                        BOOKS AND RECORDS

     The books and records of the Corporation may be kept
(subject to any provision contained in the DGCL or other applicable law) at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

                           ARTICLE XII
           RIGHT TO AMEND CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to Change (as defined in Section 7 of Article VII hereof) any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL or other applicable law and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything contained in this Certificate of Incorporation to the contrary, (a) the approval of an Independent Board Majority shall be required for the Board of Directors to approve and authorize any Change to Sections 1, 3, 4, 5, 6, 7, 10 and 11 of Article IV, Article V,
Article VI, Article VII, Article VIII, Article X or this
Article XII, and (b) the affirmative vote of the holders of at least seventy-five percent (75%) of the then issued and outstanding shares of Common Stock entitled to vote thereon shall be required to Change Sections 1, 3, 4, 5, 6, 7, 10, and 11 of
Article IV, Article V, Article VI, Article VII, Article VIII,
Article X and this Article XII (the "Supermajority Stockholder Vote"); and provided further, however, that (i) the Supermajority Stockholder Vote shall become ineffective and shall be of no further force and effect with respect to a Change to Article VII hereof in the event that each and every License Agreement to which the Corporation shall be subject shall have been terminated; and (ii) the Supermajority Stockholder Vote shall not apply to (1) any Change to Article VII to conform Article VII hereof to a change to the terms of any License Agreement, (2) any Change to Article VII hereof required or permitted by the BCBSA (whether or not constituting a change to the terms of any License Agreement), or (3) any Change to Article VII hereof approved by an Independent Board Majority in connection with a proposal to acquire (by means of a merger, consolidation or otherwise) all of the outstanding Capital Stock of the Corporation. The affirmative vote of the holders of at least the percentage of the issued and outstanding Capital Stock entitled to vote thereon required by the DGCL or other applicable law shall be required to Change any provisions of this Certificate of Incorporation that shall not require the Supermajority Stockholder Vote under this
Article XII.

                          ARTICLE XIII
                        REGISTERED AGENT

     The address of the registered office of the corporation in the state of Delaware is
______________________________________________________.  The name of its registered agent at such address is
___________________________.

                           ARTICLE XIV
                           COMPROMISE

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under 279 of Title 8 of the Delaware Code under a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


     IN WITNESS WHEREOF, the undersigned duly executed this Certificate of Incorporation on this ____ day of ________, 2000.



                              Incorporator



                            EXHIBIT D

                             FORM OF

                             BYLAWS

                               OF

                 RIGHTCHOICE MANAGED CARE, INC.

                        TABLE OF CONTENTS

                                                             Page
ARTICLE I - OFFICES AND RECORDS                                 1
ARTICLE II - SHAREHOLDERS                                       1
ARTICLE III - BOARD OF DIRECTORS                                6
ARTICLE IV - OFFICERS                                          15
ARTICLE V - INDEMNIFICATION                                    19
ARTICLE VI - STOCK                                             21
ARTICLE VII - CORPORATE FINANCE                                22
ARTICLE VIII - GENERAL PROVISIONS                              23

                 ARTICLE I - OFFICES AND RECORDS

Section 1.1 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation of the Corporation (as the same may be further amended and/or restated) (the "Certificate of Incorporation") or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Delaware pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

Section 1.2 Corporate Offices. The Corporation may have such corporate offices anywhere within or without the State of Delaware as the Board of Directors from time to time may determine or the business of the Corporation may require.

Section 1.3 Books and Records. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its stockholders and Board of Directors (and any committee having the authority of the Board of Directors) and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.

Section 1.4 Inspection of Records. A stockholder may, upon written demand under oath stating the proper purpose thereof, inspect the records of the Corporation, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A stockholder may delegate such stockholder's right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the stockholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No stockholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall such stockholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any stockholder's inspection of the records of the Corporation may require the stockholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such stockholder of information obtained in the course of such inspection.

                    ARTICLE II - SHAREHOLDERS

Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the principal place of business of the Corporation.

Section 2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of directors shall be held on the second Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders entitled to vote thereon shall elect directors to serve until expiration of their respective term of office as specified in Section 3 of Article IV of the Certificate of Incorporation and until their respective successors are duly elected and qualified, or until their respective earlier resignation, removal or death, and shall transact such other business as may properly come before the meeting as provided herein.

Section 2.3 Special Meetings. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President, or an Independent Board Majority (as defined in Section 4.B.3 of Article IV of the Certificate of Incorporation). The Chairman of the Board, the Chief Executive Officer, the President, or an Independent Board Majority, as the case may be, shall have the right to determine the business to be transacted at any special meeting and no issue or matter may be acted upon by any stockholders at any special meeting unless such issue or matter has been approved by the Board of Directors for vote by stockholders at such meeting.

Section 2.4    Notice; Waiver of Notice; Affidavit of Notice.

     (a) Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof and that no other business may be transacted, and, in the case of an annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered or given to each stockholder entitled to vote at such meeting, as determined in accordance with Section 2.8 of these Bylaws, not less than ten (10) days or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting pursuant to Section 2.3 of these Bylaws, unless, as to a particular matter, other or further notice is required by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable law, in which case such other or further notice shall be given.

     (b) Any notice to a stockholder of a stockholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

     (c) Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, or of the Certificate of Incorporation or of the DGCL or other applicable law, a written waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     (d) To the extent provided by the DGCL or other applicable law, attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     (e) An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, the Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

Section 2.5 Presiding Officials. Every meeting of the stockholders, for whatever purpose, shall be convened by the President, the Secretary or the officer or any of the persons who called the meeting pursuant to Section 2.3 of these Bylaws. The meeting shall be presided over by the officers specified in Sections 4.7, 4.8 and 4.9 of these Bylaws as provided therein.

Section 2.6 Quorum; Adjournment. Unless otherwise provided by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, the constitution of a quorum at any meeting of the stockholders shall require a majority of the outstanding shares of the Corporation's capital stock entitled to vote at such meeting, represented in person or by proxy; provided, however, that in the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote, shall have the right successively to adjourn the meeting, without notice to any stockholder not present at the meeting, to a specified date no later than 90 days after such adjournment. In all matters, every decision of a majority of the outstanding shares then entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the stockholders, unless a larger vote is required by the DGCL or other applicable law, by the Certificate of Incorporation or by these Bylaws; provided, however, that if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority (or such higher proportion as may be required by the DGCL or other applicable law or the Certificate of Incorporation or these Bylaws) of the shares of each such class must be voted affirmatively to approve any matter requiring such separate class vote. Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter. At any subsequent session of an adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

Section 2.7 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 2.8    Voting.

     (a) Each stockholder shall have the number of votes provided in the Certificate of Incorporation for each share of stock entitled to vote under the provisions of the Certificate of Incorporation and registered in such stockholder's name on the books of the Corporation.

     (b) Cumulative voting is not permitted with respect to the election of directors, and thus no stockholder entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the stockholder in the Corporation, multiplied by the number of directors to be elected at the election, for one candidate, or distribute them among two or more candidates.

     (c) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (d) If the Board of Directors does not close the transfer books or set a record date for the determination of its stockholders entitled to notice of, or to vote at, a meeting of stockholders in accordance with Section 2.8(d) of these Bylaws, only those persons who are stockholders of record at the close of business on the day preceding the next day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which such meeting is held, shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting; except that, if prior to such meeting written waivers of notice of such meeting are signed and delivered to the Corporation by all of the stockholders of record at the time such meeting is convened, only those persons who are stockholders of record at the time such meeting is convened shall be entitled to vote at such meeting and any adjournment thereof.

Section 2.9 Stockholders' Lists. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, with the address of and the number of voting shares of each class owned of record by each stockholder of record as of the date determined pursuant to Sections 2.8(d) or (e) of these Bylaws as the case may be, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at a place within the city where the meeting is to be held and shall at any time during the usual hours for business be subject to inspection by any stockholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the stockholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of stockholders.

Section 2.10 Conduct of Stockholder Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by the DGCL or other applicable law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the Chairman of the meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may, to the extent not prohibited by the DGCL or other applicable law, include, without limitation, the following:
(i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; (v) limitation on the time allotted to questions or comments by participants; (vi) a determination of whether the proponent of any proposal is entitled to obtain a vote by stockholders on that proposal at that meeting under the standards prescribed in these Bylaws and such other standards as the Chairman of the meeting shall determine to be applicable; (vii) the taking and counting of votes at such meetings; and (viii) the resolution of any other questions which may be raised at such meeting. Unless otherwise determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 2.11   Stockholder Action By Written Consent without a
Meeting. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint a person (other than nominees for office, directors or stockholders) to act as inspectors of election at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting shall appoint a person to fill such vacancy. The inspector shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
(b) receive votes or ballots; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes;
(e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Section 2.13   Stockholder Proposals.

     (a) Stockholders shall be entitled to submit proposals to be voted upon by stockholders at an annual meeting of the Corporation provided that they comply with the procedures set forth in this Section 2.13. Only those proposals which satisfy all requirements specified in this Section 2.13 shall be deemed "Qualified Stockholder Proposals."

     (b)  In order for a proposal to constitute a "Qualified
Stockholder Proposal," all of the following requirements must be satisfied:

          (1) The proposal must be made for submission at an annual meeting of stockholders;

          (2) The proposal must be a proper subject for stockholder action. The Board of Directors shall be entitled to determine that any proposal which the stockholder is not entitled to have included in the Corporation's proxy statement for the annual meeting under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act"), and the regulations issued by the Securities and Exchange Commission (which are collectively referred to herein as the "SEC Proxy Rules") is not a proper subject for stockholder action;

          (3) The proposal must be made by a stockholder who shall be the record holder on the record date for such annual meeting and at that meeting of shares entitled to be voted for the proposal (a "Proposing Stockholder");

          (4) The Proposing Stockholder must deliver a written notice identifying such proposal to the office of the Corporation's Corporate Secretary at the Corporation's principal place of business which provides the information required by these Bylaws which is timely under the standards given in Section 3.5(e)(4) of these Bylaws;

          (5) Such Proposing Stockholder's proposal notice shall: (i) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the Proposing Stockholder or the beneficial owner of the stockholder's record shares; (ii) contain an affirmation by the Proposing Stockholder that the stockholder satisfies the requirements specified in this
     Section 2.13 for presentation of such proposal; and (iii) as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such Proposing Stockholder, as they appear on the Corporation's books, and of such beneficial owner and the telephone number at which each may be contacted during normal business hours through the time for which the meeting is scheduled, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Stockholder and such beneficial owner; and

          (6) The Proposing Stockholder and the beneficial owner shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

     (c) Nothing in these Bylaws shall be deemed to prohibit a stockholder from including any proposals in the Corporation's proxy statement to the extent such inclusion shall be required by the SEC Proxy Rules or to lessen any obligation by any stockholder to comply with the SEC Proxy Rules; provided, however, that neither the fact that a stockholder's nominee qualifies as a Qualified Candidate (as defined in Section 3.5 of these Bylaws) nor the fact that a Proposing Stockholder's proposal qualifies as a Qualified Stockholder Proposal under this
Section 2.13 shall obligate the Corporation to endorse that candidate or proposal or (except to the extent required by the SEC Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Corporation or to include information about that proposal in the Corporation's proxy statement. To the extent this Section 2.13 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to the SEC Proxy Rules, the SEC Proxy Rules shall prevail.

                ARTICLE III - BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done exclusively by the stockholders by the DGCL or other applicable law or by the Certificate of Incorporation or by these Bylaws.

Section 3.2 Number of Directors. Until otherwise determined by the Board of Directors acting pursuant to Section 3.4 of these Bylaws, the number of positions on the Board of Directors shall be three (3).

Section 3.3 Division of the Board of Directors into Classes. The Board of Directors shall be divided into three classes in accordance with the Certificate of Incorporation. The positions within each class shall be the same in number as reasonably practicable. Directors within a given class shall be designated as the "Class of [Year]," with the entry for "Year" being the year in which the next triennial election for directors in that class is scheduled to occur.

Section 3.4 Board of Directors' Power to Alter the Number of Directors and the Size of Classes. The Board of Directors shall have the power (within the limitations prescribed by the Certificate of Incorporation) by a resolution adopted by an Independent Board Majority at the time of such adoption to alter at any time and from time to time (i) the total number of directorship positions on the Board of Directors, and (ii) the number of directorship positions in any of the three classes of directors established by the Certificate of Incorporation.
Except as otherwise expressly provided in the Certificate of Incorporation, from the adoption of any particular resolution in the manner provided in the preceding sentence until the adoption in the manner prescribed by the preceding sentence of any subsequent resolution altering the results of the particular resolution, (i) the total number of directorship positions on the Board of Directors shall be equal to the number specified in the particular resolution, and (ii) the number of directorship positions in each of the three classes of directors established by the Certificate of Incorporation shall be the number established in the particular resolution.

Section 3.5    Election of Directors by Stockholders.

     (a) Qualified Candidates (as defined below in this Section 3.5) for election as directors at any meeting of the stockholders of the Corporation shall be elected by plurality vote. (Under plurality voting, if five positions on the Board of Directors were up for election at any particular stockholders' meeting, then the five Qualified Candidates who receive more votes than any other Qualified Candidates shall be deemed elected at that meeting. It shall not, therefore, be necessary for election to the Board of Directors that a candidate receive a majority of the votes comprising the quorum for the meeting so long as the individual receives a number of votes sufficient for election under the terms hereof.)

     (b) Only Qualified Candidates may be elected to the Board of Directors at any particular stockholders' meeting. Votes cast in favor of an individual who is not a Qualified Candidate shall not be effective to elect that individual to the Board of Directors regardless of whether (i) that individual receives a greater number of votes than Qualified Candidates who are elected to the Board of Directors under the preceding provisions of this
Section 3.5, or (ii) no other individual receives any votes at that meeting.

     (c) An individual shall be deemed a "Qualified Candidate" for election to the Board of Directors at any particular stockholders' meeting if that individual (i) shall have been nominated for election by the affirmative vote of an Independent Board Majority or shall have been nominated for election in a manner which satisfies all of the requirements specified in
Section 3.5(e) hereof, and (ii) is not disqualified under the provisions of Section 3.5(d) hereof.

     (d) The term "Non-Independent Candidate," as used with respect to any particular election of directors, means an individual who satisfies the conditions of clause (i) of
Section 3.5(c) hereof but who does not qualify as an "Independent Director" as defined in Section 4.B.1 of Article IV of the Certificate of Incorporation. In the event that, in any particular election of directors, some but not all of the Non-Independent Candidates for director at such election may be eligible for election to the Board of Directors pursuant to
Section 4.A of Article IV of the Certificate of Incorporation, then the Non-Independent Candidates shall be treated as Qualified Candidates until all positions available for Non-Independent Candidates at such election pursuant to Section 4.A of Article IV of the Certificate of Incorporation shall have been elected in the manner set forth in this Section 3.5. The remaining Non-Independent Candidates shall, in accordance with Section 3.5(b), be deemed to not be Qualified Candidates.

     (e) An individual who is not nominated for election by the affirmative vote of an Independent Board Majority, and who would otherwise qualify as a Qualified Candidate as provided in Sections 3.5(c) and 3.5(d) hereof, shall be a Qualified Candidate if all of the following requirements are satisfied:

          (1) The nomination must be made for an election to be held at an annual meeting of stockholders or a special meeting of stockholders in which the Board of Directors has determined that candidates will be elected by the issued and outstanding shares of the Corporation's common stock to one or more positions on the Board of Directors;

          (2) The individual must be nominated by a stockholder who shall be the record owner on the record date for such meeting and at that meeting of shares entitled to be voted at that meeting for the election of directors (a "Nominating Stockholder");

          (3) The Nominating Stockholder must deliver a timely written nomination notice to the office the Corporation's Corporate Secretary at the Corporation's principal place of business which provides the information required by this
     Section 3.5(e);

          (4) To be timely for an annual meeting, a Nominating Stockholder's notice must be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that: (i) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Nominating Stockholder's nominating notice required by this
     Section 3.5(e) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (x) the Nominating Stockholder shall have nominated candidates in accordance with the requirements in this Section 3.5(e) for all Board of Directors positions not covered by such increase, and (y) the nomination notice for candidates to fill the expanded positions shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation;

          (5) If the election is to be held at a special stockholders' meeting, a Nominating Stockholder's nominating notice required by this Section 3.5(e) shall be considered timely for such meeting if it shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which the Corporation shall first publicly announce the date of the special meeting and that a vote by stockholders shall be taken at such meeting to elect one or more directors;

          (6) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Nominating Stockholder's notice as described above. "Public Announcement" means, for these purposes, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (7) Such Nominating Stockholder's nomination notice shall: (i) set forth as to each person whom the Nominating Stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder; (ii) be accompanied by each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) set forth the name and address of the stockholder giving the notice and the beneficial owner of the shares owned of record by the beneficial owner, and the telephone number at which the Corporation will be able to contact the stockholder, the beneficial owner and each nominee during usual business hours during the period through the meeting at which the nomination is to take place; and (iv) set forth the class and number of shares of the Corporation which are owned beneficially and of record by such Nominating Stockholder and such beneficial owner;

          (8) The Nominating Stockholder, the beneficial owner and each nominee shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

Section 3.6 Vacancies. Neither the provisions of Section 3.5 nor any other provision set forth herein shall diminish the right granted to the Directors to elect individuals to fill any vacancy which shall occur for any reason as provided in the Certificate of Incorporation.

Section 3.7 Meetings of the Newly Elected Board of Directors. The members of each newly elected Board of Directors (i) shall meet at such time and place, either within or without the State of Delaware, as shall be provided for by resolution of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so provided for by resolution of the stockholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board of Directors, except that it shall not be necessary to state the purpose of the meeting in such notice, or
(iii) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the stockholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected directors.

Each director of the Corporation, upon such director's election, shall qualify by accepting the office of director, and such director's attendance at, or written approval of the minutes of, any meeting of the Board of Directors subsequent to such director's election shall constitute such director's acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

Section 3.8    Notice of Meeting; Waiver of Notice.

     (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the whole Board of Directors (as defined in Section 2 of Article IV of the Certificate of Incorporation). Any business may be transacted at a regular meeting.

     (b)  Special Meetings.

          (i) Except as otherwise required by the DGCL or other applicable law and subject to the rights of the holders of Preferred Stock or any series thereof, special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors and shall be called by the Secretary on the written request of any of the foregoing. The place may be within or without the State of Delaware as designated in the notice.

          (ii) Written or printed notice of each special meeting of the Board of Directors, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be delivered to such director personally or sent to such director by telegram or facsimile at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the director at such director's residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. If given by facsimile, such notice shall be deemed delivered upon receipt of verification. The notice may be given by any person having authority to call the meeting.

          (iii) "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     (c) Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 3.9 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise prohibited by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

Section 3.10 Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or of the committee as the case may be.

Section 3.11 Quorum and Voting. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall, unless a greater number as to any particular matter is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, subject to the provisions of Section 144 of the DGCL (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 141 of the DGCL (as to appointment of committees), and Section 145 of the DGCL (as to indemnification of directors), and unless the act of a greater number is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws.

Section 3.12   Committees.

     (a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate two or more directors of the Corporation to constitute one or more committees (including, without limitation, an executive committee). Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law.

     (b) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

Section 3.13   Audit Committee.

     (a) The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the Audit Committee may be filled by the Board of Directors at any meeting thereof. Each member of the Audit Committee shall hold office until such Audit Committee member's successor has been duly elected and qualified, or until such Audit Committee member's resignation or removal from the Audit Committee by the Board of Directors, or until such Audit Committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the Audit Committee by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of members of the Audit Committee shall be established by resolution of the Board of Directors.

     (b) The Audit Committee shall be responsible for: recommending to the Board of Directors the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management the independent statements; audit results and reports and the recommendation made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the Corporation's system of internal accounting controls; and performing any other duties or functions deemed appropriate by the Board of Directors. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

     (c) All actions of the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

     (d) The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee (or if there shall be only one other member, then at the call of that member). A majority of the Audit Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall constitute the act of the Audit Committee.

Section 3.14   Compensation Committee.

     (a) The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute a Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time such director is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion) in any of the compensation plans administered by the Compensation Committee. Vacancies in the Compensation Committee may be filled by the Board of Directors at any meeting. Each member of the Compensation Committee shall hold office until such Compensation Committee member's successor has been duly elected and qualified, or until such Compensation Committee member's resignation or removal from the Compensation Committee by the Board of Directors, or until such Compensation Committee member otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of the members of the Compensation Committee shall be established by resolution of the Board of Directors.

     (b) The Compensation Committee shall, from time to time, recommend to the Board of Directors the compensation and benefits of the executive officers of the Corporation. The Compensation Committee shall have the power and authority vested in the Board of Directors by any benefit plan of the Corporation. The Compensation Committee shall also make recommendations to the Board of Directors with regard to the compensation of the Board of Directors and its committees, with the exception of the Compensation Committee.

     (c) All actions of the Compensation Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books or the Compensation Committee shall at all times be open to the inspection of any director

     (d) The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the Compensation Committee (or if there shall be only one other member, then at the call of that member). A majority of the Compensation Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Compensation Committee.

Section 3.15   Nominating Committee.

     (a) The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute a Nominating Committee and appoint one of the directors so designated as the chairman of the Nominating Committee. Membership on the Nominating Committee shall be restricted to Independent Directors (as defined in Section 4.B.1 of Article IV of the Certificate of Incorporation). Vacancies in the Nominating Committee may be filled by the Board of Directors at any meeting thereof. Each member of the Nominating Committee shall hold office until such Nominating Committee member's successor has been duly elected and qualified, or until such Nominating Committee member's resignation or removal from the Nominating Committee by the Board of Directors, or until such Nominating Committee member otherwise ceases to be a director. Any member of the Nominating Committee may be removed from the Nominating Committee by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of members of the Nominating Committee shall be established by resolution of the Board of Directors.

     (b) The Nominating Committee shall be responsible for: recommending to the Board of Directors a slate of directors to be presented for election by stockholders at each annual meeting of the stockholders of the Corporation and any other duties or functions deemed appropriate by the Board of Directors. The Nominating Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel.

     (c) All actions of the Nominating Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books of the Nominating Committee shall at all times be open to the inspection of any director.

     (d) The Nominating Committee shall meet at the call of its chairman or of any two members of the Nominating Committee (or if there shall be only one other member, then at the call of that member). A majority of the Nominating Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Nominating Committee.

Section 3.16 Alternate Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto.

Section 3.17 Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures and fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 3.18 Limitation of Committee Powers. Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board of Directors with respect to (i) amending the Certificate of Incorporation, (ii) approving any action which under the DGCL or other applicable law, also requires stockholders' approval or approval of the outstanding shares, (iii) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending these Bylaws,
(v) declaring a dividend or making any other distribution to the stockholders, (vi) authorizing the issuance of stock otherwise than pursuant to (the grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, (vii) filling vacancies on the Board of Directors or any committee thereof, or (viii) amending or repealing any resolution of the Board of Directors.

Section 3.19 Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. By resolution of the Board of Directors a fixed sum and expenses of attendance, if any, also may be allowed for attendance at each regular or special meeting of the Board of Directors or any committee. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.20 Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and, unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

Section 3.21 Removal of Directors. Directors may be removed only in the manner provided in the Certificate of Incorporation.

Section 3.22 Stakeholder Interests. The Board of Directors shall have the authority to make its decisions based on a long term perspective and in doing so shall be entitled to make decisions which may produce short term outcomes less favorable than alternatives which may be available to the Corporation or its stockholders. The Board of Directors, in making its decisions, shall be entitled to consider the interests of stakeholders in the Company other than stockholders, including employees, areas in which the Corporation maintains operations, creditors, and other persons who in the Board of Directors' sole judgment have a legitimate stake in the Board of Directors' decision. The Board of Directors shall have discretion to determine how to balance any interests of stockholders and other stakeholders in arriving at any decision.

                      ARTICLE IV - OFFICERS

Section 4.1    Designations.

     (a) The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary at its first meeting after each annual meeting of the stockholders. The Board of Directors then, or from time to time, may also elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary. The Board of Directors may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

     (b) The Chairman and the Vice Chairman of the Board shall be chosen from among the Board of Directors, but the other officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

     (c) An officer shall be deemed qualified when such person enters upon the duties of the office to which such person has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board of Directors may also require such person's written acceptance and promise faithfully to discharge the duties of such office.

Section 4.2 Term of Office. Each officer of the Corporation shall hold such person's office at the pleasure of the Board of Directors or for such other period as the Board of Directors may specify at the time of such person's election or appointment, or until such person's resignation, removal by the Board of Directors or death, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board of Directors next succeeding such person's election or appointment shall be deemed to have been removed by the Board of Directors, unless the Board of Directors provides otherwise at the time of such person's election or appointment.

Section 4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as the Board of Directors shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board of Directors or for such period as the Board of Directors may specify and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board of Directors or by an officer empowered by the Board of Directors to make such determinations.

Section 4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

Section 4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board of Directors to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased and decreased by the Board of Directors, but until action is taken with respect thereof by the Board of Directors, the same may be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board of Directors to do so.

Section 4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employees of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

Section 4.7 Chairman of the Board. If a Chairman of the Board is elected, such Chairman of the Board shall preside at all meetings of the stockholders and directors at which such Chairman of the Board may be present and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other powers, responsibilities and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board of Directors may from time to time determine, and, to the extent permissible by law, the Board of Directors may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authority otherwise conferred upon the President of the Corporation under Section 4.8 of these Bylaws, or the Board of Directors may from time to time divide the duties, powers, responsibilities and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President. If the Chairman of the Board is designated as the chief executive officer of the Corporation or to have the powers of the chief executive officer coextensively with the President, notice thereof shall be given to the extent and in the manner as may be required by law.

Section 4.8    President.

     (a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authority of supervision and management as are usually vested in the office of the Chief Executive Officer of a corporation, and such President shall carry into effect all directions and resolutions of the Board of Directors. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors.

     (b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation, may cause the seal to be affixed thereof, and may execute all other instruments, for and in the name of the Corporation.

     (c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

     (d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

     (e) The President shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     (f) If a Chairman of the Board is elected and designated as the chief executive officer of the Corporation, as provided in
Section 4.7 of these Bylaws, the President shall perform such duties and have such powers, responsibilities and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President and, in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board's inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

Section 4.9 Executive Vice Presidents and Vice Presidents. In the absence or disability of the President, or in the event of the President's inability or refusal to act, any Executive Vice President or Vice President may perform the duties and exercise the powers of the President, including presiding at meetings of the stockholders of the Corporation and meetings of the Board of Directors in the absence of the Chairman of the Board, until the Board of Directors otherwise provides. Executive Vice Presidents and Vice Presidents shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

Section 4.10   Secretary and Assistant Secretaries.

     (a) The Secretary shall attend all meetings of the Board of Directors and, except as otherwise provided for in Section 2.5 of these Bylaws, all meetings of the stockholders. The Secretary shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board of Directors or such committee.

     (b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or other office of the Corporation in the State of Missouri, or elsewhere, are so maintained.

     (c) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal of the Corporation to any instrument requiring a corporate seal and, when so affixed, the Secretary may attest the seal by the Secretary's signature.

     (d) The Secretary shall have the general duties, powers, responsibilities and authority of a secretary of a corporation and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the secretary shall be.

     (e) In the absence or disability of the Secretary or in the event of the Secretary's inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

Section 4.11   Treasurer and Assistant Treasurers.

     (a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.

     (b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all transactions as treasurer and of those under the Treasurer's jurisdiction, and of the financial condition of the Corporation.

     (c) The Treasurer shall have the general duties, powers, responsibilities and authority of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     (d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control which belong to the Corporation.

     (e) In the absence or disability of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

Section 4.12 Duties of Officers May Be Delegated. If any officer of the Corporation is absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authority of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the whole Board of Directors concurs.

                   ARTICLE V - INDEMNIFICATION

Section 5.1 Indemnification of Directors and Officers. The Corporation shall be required, to the maximum extent permitted by the DGCL and the Certificate of Incorporation, to indemnify each of its directors and officers and any director or officer who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

Section 5.2 Indemnification of Other Agents. The Corporation may, in its absolute discretion, up to the maximum extent permitted by the DGCL and the Certificate of Incorporation, indemnify each person who is not required to be indemnified under
Section 5.1 against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

Section 5.3 Indemnification of Fiduciaries. The Corporation shall indemnify any director, officer, employee, or other agent of the Corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a trustee, investment manager, or other fiduciary under any employee benefit plan of the Corporation. The provisions of this Section 5.3 shall be deemed to constitute a contract between the Corporation and any such indemnified person, or for the benefit of any such indemnified person.

Section 5.4 Advances of Expenses. To the extent permitted by the DGCL and the Certificate of Incorporation, expenses incurred in defending any proceeding in the case described in Section 5.1 of these Bylaws shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount if it shall be determined ultimately that he or she is not entitled to be indemnified by the Corporation.

Section 5.5 Non-Exclusivity. The indemnification and the advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Certificate of Incorporation, these Bylaws or any agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to provide additional indemnification with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by this Article V shall continue as to a person who has ceased to serve in a capacity that entitles such person to indemnity under this Article V (an "Indemnifiable Capacity") and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.6 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. Notwithstanding anything in this Article V to the contrary: (i) the Corporation shall not be obligated to indemnify any person serving in an Indemnifiable Capacity for any amounts which have been paid directly to such person by any insurance maintained by the Corporation; and (ii) any indemnification provided pursuant to this Article V (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from any Other Enterprise, and
(B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from any Other Enterprise.

Section 5.7 Vesting of Rights. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for contractual condition of such person's serving or having served in an Indemnifiable Capacity and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

Section 5.8 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

                       ARTICLE VI - STOCK

Section 6.1 Payment for Shares of Stock. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any stockholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part or any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

Section 6.2 Certificates Representing Shares of Stock. The certificates representing shares of stock of the Corporation shall be issued in numerical order and shall be in such form as may be prescribed by the Board of Directors in conformity with the Certificate of Incorporation, the DGCL or other applicable law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name or the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Transfers of Shares - Transfer Agent - Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such stockholder's attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

Section 6.4 Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of the stockholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the stockholders who are stockholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

Section 6.5 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board of Directors it is proper to do so.

Section 6.6 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the DGCL and other applicable law, the Certificate of Incorporation or these Bylaws.

                 ARTICLE VII - CORPORATE FINANCE

Section 7.1 Fixing of Capital - Transfers of Surplus. Except as may be specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:
(a) determining what part of the consideration received for shares of the Corporation shall be stated capital; (b) increasing or decreasing stated capital; (c) transferring surplus to stated capital; (d) transferring stated capital to surplus;
(e) determining the consideration to be received by the Corporation for its shares; and (f) determining all similar or related matters; provided, however, that any concurrent action or consent by or of the Corporation and its stockholders, required to be taken or given pursuant to the DGCL and other applicable law, shall be duly taken or given in connection therewith.

Section 7.2    Dividend.

     (a) Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation and the DGCL and other applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, property or shares of the Corporation's stock.

     (b) Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     (c) A member of the Board of Directors shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of the Corporation's officials as to the value and amount of the assets, liabilities and earnings of the Corporation, or any facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.3 Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies or for equalizing dividends, repairing or maintaining any property of the Corporation or any other purpose deemed by the Board of Directors to be conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                ARTICLE VIII - GENERAL PROVISIONS

Section 8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

Section 8.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words:
"Corporate Seal - Delaware." The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. As provided in Section 4.10(c) of these Bylaws, the Secretary of the Corporation shall have the authority to affix and attest the corporate seal. The Board of Directors may give general authority to any other officer of the Corporation to affix the corporate seal and, when so affixed, to attest the seal by such officer's signature.

Section 8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

Section 8.4    Amendments of the Bylaws.

     (a) The Board of Directors shall have the power to amend these Bylaws by the vote of a majority of the directors present at a meeting at which a quorum is then present except that any amendment to Sections 2.3, 2.8(b), 2.11, 2.13, 3.3, 3.5, 8.4 or
8.5 or Article V of these Bylaws shall require the approval of an Independent Board Majority.

     (b) The holders of the Corporation's capital stock shall not have the power to amend or replace these Bylaws in whole or in part unless such amendment or replacement shall be approved by the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock of the Corporation.

Section 8.5 Inconsistent Provisions. The Board of Directors shall have the authority to interpret these Bylaws and to resolve any question or issue which may arise under these Bylaws. Whenever possible, each provision of these Bylaws shall be interpreted in such manner as to be valid and enforceable under applicable law and the provision of the Certificate of Incorporation, but if any provision of these Bylaws shall be held to be prohibited by or unenforceable under or to be in irreconcilable conflict with applicable law or the Certificate of Incorporation, (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of these Bylaws shall remain in full force and effect.




                             EXHIBIT E





              AGREEMENT AND PLAN OF REORGANIZATION



                          by and among



             BLUE CROSS AND BLUE SHIELD OF MISSOURI,
        a Missouri nonprofit health services corporation

                 RIGHTCHOICE MANAGED CARE, INC.,
                     a Missouri corporation

               THE MISSOURI FOUNDATION FOR HEALTH,
         a Missouri nonprofit public benefit corporation


                               and


                 RIGHTCHOICE MANAGED CARE, INC.,
                     a Delaware corporation


                  DATED ____________ ___, 2000










                        TABLE OF CONTENTS

ARTICLE I       TERMS OF REORGANIZATION; CLOSING                        3
        Section 1.01.  Sequence of Transactions                         3
        Section 1.02.  Transfer and Assumption Transaction              3
        (a)  Assumption Reinsurance Agreement                           3
        (b)  Regulatory Approvals                                       4
        (c)  Consummation of Transaction                                4
        (d)  Tax Consequences                                           4
        Section 1.03.  Charter Conversion Transaction                   4
        (a)  Filing of Articles of Incorporation; Bylaws                4
        (b)  Effective Time                                             4
        (c)  Issuance of Stock                                          4
        (d)  Regulatory Approvals                                       4
        (e)  Directors and Officers                                     5
        (f)  Consummation of Transaction                                5
        (g)  Tax Consequences                                           5
         Section 1.04.  Reincorporation Merger Transaction              5
        (a)  Structure of Merger                                        5
        (b)  Effective Time                                             5
        (c)  Conversion of Shares                                       5
        (d)  Effects of Merger                                          6
        (e)  Regulatory Approvals                                       6
        (f)  Certificate of Incorporation and Bylaws                    6
        (g)  Directors and Officers                                     6
        (h)  Consummation of Transaction                                6
        (i)  Tax Consequences                                           6
        (j)  Dissenters' Rights                                         6
        Section 1.05.  RIT/New RIT Merger Transaction                   6
        (a)  Structure of Merger                                        7
        (b)  Effective Time                                             7
        (c)  Conversion of Shares                                       7
        (d)  Treasury Shares                                            7
        (e)  Dissenters' Rights                                         7
        (f)  Effects of Merger                                          8
        (g)  Regulatory Approvals                                       8
        (h)  Certificate of Incorporation and Bylaws                    8
        (i)  New RIT Directors and Officers                             8
        (j)  Exchange of Certificates                                   8
                (1)  Exchange Agent                                     8
                (2)  Exchange Procedure for Public Shareholders         8
                (3)  Exchange Procedure for Foundation                  9
                (4)  Distributions With Respect to Unexchanged Shares   9
                (5)  Transfers of Ownership                             9
                (6)  No Liability                                       10
                (7)  Lost, Stolen or Destroyed Certificates             10
        (k)  Stock Transfer Books                                       10
        (l)  Tax Consequences                                           10
        (m)  Consummation of Transaction                                10
        Section 1.06.  Stock Options                                    10
        Section 1.07.  Closing; Closing Date                            11

ARTICLE II     REPRESENTATIONS AND WARRANTIES                           11
        Section 2.01.  Disclosure Schedule; Standard                    11
        (a)  Disclosure Schedule                                        11
        (b)  Standard                                                   12
        Section 2.02.  Representations and Warranties of RIT            12
        (a)  Corporate Existence and Power                              12
        (b)  Authorization; No Defaults                                 12
        (c)  Capitalization                                             13
        (d)  Financial Information                                      13
        (e)  Reports                                                    13
        (f)  Absence of Changes                                         14
        (g)  Undisclosed Liabilities                                    14
        Section 2.03.  Representations and Warranties of BCBSMo         14
        (a)  Authorization; No Defaults                                 14
        (b)  Capitalization                                             15
        (c)  Financial Information                                      15
        (d)  Reports                                                    15
        (e)  Absence of Changes                                         15
        (f)  Undisclosed Liabilities                                    15
        Section 2.04.  Representations and Warranties of New RIT        16
        (a)  Corporate Existence and Power                              16
        (b)  Authorization; No Defaults                                 16
        (c)  Capitalization                                             16
        Section 2.05.  Representations and Warranties of the Foundation 16
        (a)  Corporate Existence and Power                              17
        (b)  Authorization; No Defaults                                 17

ARTICLE III    COVENANTS                                                17
        Section 3.01.  Pre-Closing Covenants of RIT                     17
        (a)  Submission to Shareholders                                 17
        (b)  Consummation of Reorganization                             18
        (c)  Consents and Approvals                                     18
        Section 3.02.  Pre-Closing Covenants of BCBSMo                  18
        (a)  Agreement to Vote in Favor                                 18
        (b)  Consummation of Reorganization                             18
        (c)  Consents and Approvals                                     18
        Section 3.03.  Pre-Closing Covenants of New RIT                 18
        (a)  Other Actions                                              18
        (b)  Consummation of Reorganization                             18
        (c)  Plans of Merger                                            19
        Section 3.04.  Pre-Closing Covenants of Foundation              19
        (a)  No Sale or Transfer                                        19
        (b)  Agreements to Vote in Favor                                19
                (1)  Reincorporation Merger Transaction                 19
                (2)  RIT/New RIT Merger Transaction                     19
        (c)  Consummation of Reorganization                             19
        (d)  Tax Opinion                                                19
        Section 3.05.Proxy Statement/Prospectus; Registration Statement 20
        Section 3.06.  Public Announcements                             20
        Section 3.07.  Registration Rights Agreement                    20
        Section 3.08.  Indemnification Agreement                        20
        Section 3.09.  Voting Trust and Divestiture Agreement           20
        Section 3.10.  Public Offering                                  20
        Section 3.11.  Indemnification and Insurance                    21
        Section 3.12.  Accountants' Letters                             21
        Section 3.13.  Foundation Governance                            21
        Section 3.14.  Due Diligence                                    21
        Section 3.15.  Payment to Foundation                            22

ARTICLE IV     CONDITIONS PRECEDENT TO REORGANIZATION                   22
        Section 4.01.  Conditions to Reorganization                     22
        (a)  Injunction                                                 22
        (b)  Regulatory and Shareholder Approval                        22
        (c)  Effective Registration Statement                           22
        (d)  Tax Determination                                          22
        (e)  NYSE Listing                                               22
        (f)  Resolution of Sarkis Litigation                            22
        Section 4.02.  Conditions to Obligations of BCBSMo              23
        (a)  Representations and Warranties                             23
        (b)  Compliance with Agreements                                 23
        (c)  Delivery of Documents                                      23
        (d)  Other Consents                                             23
        (e)  Comfort Letter                                             23
        (f)  Favorable Ruling                                           23
        (g)  Tax Opinions                                               24
        (h)  BCBSMo Board Legal Opinion                                 24
        (i)  Resolution of Pending Litigation                           24
        (j)  Legal Opinions                                             24
        (k)  Confirmation From Attorney General and DOI                 25
        Section 4.03.  Conditions to Obligations of RIT                 25
        (a)  Representations and Warranties                             25
        (b)  Compliance with Agreements                                 25
        (c)  Delivery of Documents                                      25
        (d)  Other Consents                                             25
        (e)  Comfort Letter                                             25
        (f)  Favorable Ruling                                           26
        (g)  Tax Opinions                                               26
        (h)  Association Approval                                       26
        (i)  Opinion of Financial Advisor to RIT                        26
        (j)  Confirmation From Attorney General and DOI                 26
        (k)  Bank Approval                                              27
        (l)  Legal Opinions                                             27
        Section 4.04.  Conditions to Obligations of New RIT             27
        (a)  Representations and Warranties                             27
        (b)  Compliance with Agreements                                 27
        (c)  Delivery of Documents                                      27
        (d)  Comfort Letter                                             27
        (e)  Legal Opinions                                             27
        Section 4.05.  Conditions to Obligations of Foundation          27
        (a)  Representations and Warranties                             28
        (b)  Compliance with Agreements                                 28
        (c)  Delivery of Documents                                      28
        (d)  Other Consents                                             28
        (e)  Comfort Letter                                             28
        (f)  Favorable Ruling                                           28
        (g)  Tax Opinions                                               28
        (h)  Legal Opinions                                             29

ARTICLE V TERMINATION                                                   29

ARTICLE VI     GENERAL PROVISIONS                                       30
        Section 6.01.  Fees and Expenses                                30
        Section 6.02.  Nonsurvival of Representations,
                       Warranties and Agreements                        30
        Section 6.03.  Notices                                          30
        Section 6.04.  Amendment                                        30
        Section 6.05.  Waiver                                           31
        Section 6.06.  Entire Agreement                                 31
        Section 6.07.  Parties in Interest                              31
        Section 6.08.  Governing Law                                    31
        Section 6.09.  Counterparts                                     31
        Section 6.10.  Recitals                                         31
        Section 6.11.  Fair Construction                                31
        Section 6.12.  Headings and Captions                            31
        Section 6.13.  Assignment                                       31

LIST OF EXHIBITS



Exhibit         Description

A               Amended and Restated Settlement Agreement (without
                Exhibits thereto).

B               Form of Assumption Reinsurance Agreement.

C               Form of Articles of Incorporation of New BCBSMo.

D               Form of Bylaws of New BCBSMo.

E               Intercompany Liabilities.

F               Certificate of Incorporation of New RIT.

G               Bylaws of New RIT.

H               Form of Foundation Reincorporation Merger Resolution.

I               Form of Foundation RIT/New RIT Merger Resolution.

J               Form of Registration Rights Agreement.

K               Form of Indemnification Agreement.

L               Form of Voting Trust and Divestiture Agreement.



                     INDEX OF DEFINED TERMS


DEFINED TERM                                      LOCATION

Agreement                                         Preamble
Ancillary Agreements                              Section 2.02(b)
Association                                       Recital A
Assumption Reinsurance Agreement                  Section 1.02(a)
Attorney General                                  Recital D
Bank Approvals                                    Section 4.03(k)
BCBSMo                                            Preamble
BCBSMo Board                                      Recital J
BCBSMo Disclosure Schedule                        Section 2.01(a)
BCBSMo Financial Statements                       Section 2.03(c)
BCBSMo Independent Committee                      Recital J
BCBSMo Legal Opinion                              Section 4.03(l)
BCBSMo/RIT Stock Option                           Section 1.06(a)
BCBSMo/RIT Stock Option Plans                     Section 1.06(a)
Charter Conversion Effective Time                 Section 1.03(b)
Charter Conversion Transaction                    Recital H(2)
Closing                                           Section 1.07
Closing Date                                      Section 1.07
Code                                              Recital F
Delaware Corporate Law                            Section 1.04(a)
DOI                                               Recital D
Exchange Act                                      Section 2.02(f)
Exchange Agent                                    Section 1.05(j)(1)
Existing Licenses                                 Section 4.03(h)
Favorable Ruling                                  Section 4.02(f)
Favorable Ruling Matter                           Section 4.02(f)
Foundation                                        Preamble
Foundation Legal Opinion                          Section 4.02(j)
Foundation Litigation Legal Opinion               Section 4.02(j)
Foundation Reincorporation Merger Resolution      Section 3.04(b)(1)
Foundation RIT/New RIT Merger Resolution          Section 3.04(b)(2)
HALIC                                             Recital H(1)
Health Benefit Products                           Section 3.13
Indemnification Agreement                         Section 3.08
Indemnified Party                                 Section 3.11(a)
Litigation                                        Recital D
Marks                                             Recital A
Material Adverse Effect                           Section 2.01(b)
Missouri Corporate Law                            Section 1.03(a)
New BCBSMo                                        Recital H(2)
New BCBSMo Articles                               Section 1.03(a)
New BCBSMo Board                                  Section 1.03(a)
New BCBSMo Bylaws                                 Section 1.03(a)
New BCBSMo Stock                                  Recital H(2)
New RIT                                           Preamble
New RIT Board                                     Section 1.04(g)
New RIT Bylaws                                    Section 1.04(f)
New RIT Certificate of Incorporation              Section 1.04(f)
New RIT Certificates                              Section 1.05(j)(1)
New RIT Legal Opinion                             Section 4.02(j)
New RIT Stock                                     Recital G
NYSE                                              Recital C
Proxy Statement/Prospectus                        Section 3.05
Public Exchange Ratio                             Section 1.05(c)
Registration Rights Agreement                     Section 3.07
Registration Statement                            Section 3.05
Regulatory Authority                              Section 2.02(e)
Reincorporation Merger Effective Time             Section 1.04(b)
Reincorporation Merger Transaction                Recital H(3)
Reorganization                                    Recital I
RIT                                               Preamble
RIT Board                                         Recital J
RIT Certificates                                  Section 1.05(j)(2)
RIT Class A Stock                                 Recital C
RIT Class B Stock                                 Recital C
RIT Disclosure Schedule                           Section 2.01(a)
RIT Financial Statements                          Section 2.02(d)
RIT Independent Committee                         Recital J
RIT Legal Opinion                                 Section 4.02(j)
RIT Preferred Stock                               Section 2.02(c)
RIT Shareholders' Meeting                         Section 3.01(a)
RIT Stock                                         Recital C
RIT/New RIT Merger Effective Time                 Section 1.05(b)
RIT/New RIT Merger Transaction                    Recital H(4)
SEC                                               Section 1.06(c)
Securities Act                                    Section 1.06(c)
Settlement Agreement                              Recital E
Transfer and Assumption Transaction               Recital H(1)
Voting Trust and Divestiture Agreement            Section 3.09



               AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of ________ ___, 2000, is made and entered into by and among BLUE CROSS AND BLUE SHIELD OF MISSOURI, a Missouri non-profit health services corporation ("BCBSMo"), RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation ("RIT"), THE MISSOURI FOUNDATION FOR HEALTH, a Missouri non-profit public benefit corporation (the "Foundation"), and RIGHTCHOICE MANAGED CARE, INC., a Delaware corporation and wholly-owned subsidiary of the Foundation ("New RIT").

                            RECITALS

     A. BCBSMo is a Missouri non-profit non-stock health services corporation that offers health benefits and related products and services. BCBSMo holds a license from the Blue Cross and Blue Shield Association (the "Association") to use the Blue Cross and Blue Shield names and service marks (the "Marks").

     B. RIT is a Missouri general business corporation, doing business under the name "Alliance Blue Cross Blue Shield," that provides health care products and services. RIT also holds a license from the Association to use the Marks.

     C. RIT has outstanding 3,710,426 shares of Class A Common Stock (the "RIT Class A Stock") [to be updated by RIT based on signing date] and 14,962,500 shares of Class B Common Stock (the "RIT Class B Stock;" together with the RIT Class A Stock, the "RIT Stock"). Each share of RIT Class A Stock has one vote per share, and each share of RIT Class B Stock has ten votes per share. The issued and outstanding shares of RIT Class B Stock, representing approximately 80.1% of the issued and outstanding shares of RIT Stock and approximately 97.6% of the voting power of the issued and outstanding shares of RIT Stock, are owned by BCBSMo. The issued and outstanding shares of RIT Class A Stock, representing approximately 19.9% of the issued and outstanding shares of RIT Stock and approximately 2.4% of the voting power of the issued and outstanding shares of RIT Stock, are listed for trading on the New York Stock Exchange, Inc. (the "NYSE").

     D. RIT and BCBSMo were involved in the following litigation with the Missouri Attorney General, Jeremiah W. "Jay" Nixon (the "Attorney General"), the Director of the Missouri Department of Insurance, Jay B. Angoff, and the Missouri Department of Insurance (together, the "DOI"): Blue Cross Blue Shield of Missouri, Plaintiff v. Jay Angoff, Director of the Missouri Department of Insurance, the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. CV196-619CC, in the Circuit Court of Cole County, Missouri; and Blue Cross Blue Shield of Missouri v. Jay Angoff, Director of the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. 81172, in the Supreme Court of Missouri (on transfer from Appeal WD 53798, in the Missouri Court of Appeals, Western District (collectively, the "Litigation").

     E. BCBSMo, RIT, the Attorney General and the DOI have entered into an Amended and Restated Settlement Agreement, dated __________, 2000 (the "Settlement Agreement"), to resolve the Litigation. The Settlement Agreement is specifically contingent upon the consummation of the transactions set forth in this Agreement. The Settlement Agreement is attached hereto as Exhibit A.

     F. The Foundation was recently organized pursuant to the Settlement Agreement as a Missouri non-profit public benefit corporation that will apply for an exemption from federal income tax under Section 501(c)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). The Foundation was established to serve the purposes set forth in its Articles of Incorporation and to, among other things, receive and hold for those purposes the New RIT Stock (as defined in Recital G hereof) that it will receive upon consummation of the Reorganization (as defined in Recital I hereof).

     G. New RIT was recently organized pursuant to the Settlement Agreement as a Delaware corporation solely to facilitate the Reorganization. The one (1) share of common stock of New RIT, par value $_____ [to be determined by RIT prior to signing date] per share (the "New RIT Stock"), issued and outstanding as of the date hereof is owned by the Foundation.

     H. The Reorganization shall be comprised of the following transactions, which shall be consummated in the following order, and which shall be conditioned upon the satisfaction (or, where permissible, waiver) of each of the conditions set forth in
Article IV of this Agreement:

          (1) BCBSMo shall transfer certain assets, contracts and agreements, including its existing contracts of insurance and certain other assets required to satisfy policy liabilities and applicable statutory reserve and Association capital requirements, to Healthy Alliance Life Insurance Company ("HALIC"), a wholly-owned subsidiary of RIT, and HALIC shall assume all liabilities related thereto (such transaction is referred to herein as the "Transfer and Assumption Transaction" and is described in Section 1.02 hereof);

          (2) BCBSMo shall change from a Missouri non-profit non-stock corporation to a Missouri for-profit stock corporation by, among other things, amending and restating its Amended and Restated Articles of Incorporation in accordance with applicable law (such transaction is referred to herein as the "Charter Conversion Transaction" and is described in Section 1.03 hereof). BCBSMo, upon its conversion to a stock form corporation pursuant to the Charter Conversion Transaction, is referred to herein as "New BCBSMo." As part of the Charter Conversion Transaction, New BCBSMo shall issue one
               (1) share of its common stock, par value $.01 per share (the "New BCBSMo Stock"), to the Foundation (which shall then be the sole shareholder of New BCBSMo);

          (3) New BCBSMo shall be reincorporated under the corporate laws of the State of Delaware by means of the merger of New BCBSMo (which shall be wholly-owned by the Foundation), with and into New RIT (which also shall be wholly-owned by the Foundation), and New RIT shall be the surviving corporation (such transaction is referred to herein as the "Reincorporation Merger Transaction" and is described in Section 1.04 hereof). In the Reincorporation Merger Transaction, (a) the one
               (1) issued and outstanding share of New RIT Stock owned by the Foundation shall remain issued, outstanding and unaffected, and (b) the one (1) issued and outstanding share of New BCBSMo Stock owned by the Foundation shall be cancelled; and

          (4) RIT shall merge with and into New RIT (which immediately prior to such merger shall be wholly-owned by the Foundation), and New RIT shall be the surviving corporation (such transaction is referred to herein as the "RIT/New RIT Merger Transaction" and is described in Section 1.05 hereof). In the RIT/New RIT Merger Transaction,
               (a) each issued and outstanding share of RIT Class A Stock shall be converted into one (1) share of New RIT Stock, (b) each issued and outstanding share of RIT Class B Stock (which immediately prior to the RIT/New RIT Merger Transaction shall be owned by New RIT) shall be cancelled, and (c) the one (1) issued and outstanding share of New RIT Stock (which immediately prior to the RIT/New RIT Merger Transaction shall be owned by the Foundation) shall be converted into a number of shares of New RIT Stock equal to the number of shares of RIT Class B Stock issued and outstanding immediately prior to the consummation of the RIT/New RIT Merger Transaction.

     I. The Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction and the RIT/New RIT Merger Transaction are referred to herein collectively as the "Reorganization." Upon consummation of the Reorganization, (i) BCBSMo and RIT shall cease to exist as separate entities, and (ii) the issued and outstanding shares of New RIT Stock shall be owned (a) by the public in the same aggregate amount that the RIT Class A Stock was owned by the public immediately prior to the Reorganization, and (b) by the Foundation in the same aggregate amount that the RIT Class B Stock was owned by BCBSMo immediately prior to the Reorganization.

     J. The Board of Directors of BCBSMo (the "BCBSMo Board") and the committee comprised of the five members of the BCBSMo Board who are not employees or officers of BCBSMo or RIT or directors of RIT (the "BCBSMo Independent Committee"), on the one hand, and the Board of Directors of RIT (the "RIT Board") and the committee comprised of four members of the RIT Board who are not employees or officers of RIT or BCBSMo or directors of BCBSMo (the "RIT Independent Committee"), on the other hand, have each determined that it is advisable and in the best interests of BCBSMo and RIT, respectively, to enter into this Agreement and to consummate the Reorganization and the other transactions contemplated by this Agreement.



                            AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, BCBSMo, RIT, the Foundation and New RIT agree as follows:

                            ARTICLE I
                TERMS OF REORGANIZATION; CLOSING

     Section 1.01. Sequence of Transactions. The Reorganization shall be accomplished by means of the Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction and the RIT/New RIT Merger Transaction, each of which shall be consummated in sequential order on the Closing Date (as defined in Section 1.07 hereof).

     Section 1.02.  Transfer and Assumption Transaction.  On the
Closing Date, BCBSMo shall consummate the Transfer and Assumption
Transaction as provided below in this Section 1.02.

          (a) Assumption Reinsurance Agreement. BCBSMo shall, and RIT shall cause HALIC to, sign on the date hereof the Assumption
Reinsurance Agreement (the "Assumption Reinsurance Agreement") in the form attached hereto as Exhibit B and shall consummate the Transfer and Assumption Transaction in accordance with the terms of the Assumption Reinsurance Agreement.

          (b) Regulatory Approvals. BCBSMo and RIT shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities (as defined in Section 2.02(e) hereof) having jurisdiction with respect to the Transfer and Assumption Transaction.

          (c) Consummation of Transaction. BCBSMo and RIT shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to consummate the Transfer and Assumption Transaction in accordance with this Agreement and the Assumption Reinsurance
Agreement.

          (d) Tax Consequences. It is intended by the parties hereto that the Transfer and Assumption Transaction shall constitute a tax-free transfer to a controlled corporation.

     Section 1.03. Charter Conversion Transaction. On the Closing Date, immediately upon consummation of the Transfer and Assumption Transaction, BCBSMo and the Foundation shall consummate the Charter Conversion Transaction as provided below in this Section 1.03.

          (a) Filing of Articles of Incorporation; Bylaws. BCBSMo shall, in accordance with Section 351.025.2 of The General and Business
Corporation Law of Missouri (the "Missouri Corporate Law") and
Section 354.065 of the Missouri Health Services Corporations law, take all action reasonably necessary to convert to a for-profit corporation governed by the Missouri Corporate Law including, without limitation, filing amended and restated Articles of Incorporation with the Missouri Secretary of State in substantially the form of that attached hereto as Exhibit C (the
"New BCBSMo Articles").  The New BCBSMo Articles shall be the
Articles of Incorporation of New BCBSMo until thereafter amended in accordance with applicable law. At the Charter Conversion
Effective Time (as defined in Section 1.03(b) hereof), the Board of Directors of New BCBSMo, as designated in the New BCBSMo
Articles (the "New BCBSMo Board"), shall adopt the Bylaws in substantially the form of that attached hereto as Exhibit D (the
"New BCBSMo Bylaws"). The New BCBSMo Bylaws shall be the Bylaws of New BCBSMo until thereafter amended in accordance with applicable law.

          (b) Effective Time. The Charter Conversion Transaction shall become effective (the "Charter Conversion Effective Time") upon approval of all Regulatory Authorities having jurisdiction with respect to the Charter Conversion Transaction and on the date and at the time that BCBSMo files a certificate of acceptance of the Missouri Corporate Law with the Missouri Secretary of State and the Missouri Secretary of State accepts the New BCBSMo Articles for filing. BCBSMo shall use its best efforts to cause the Charter Conversion Effective Time to occur immediately after consummation of the Transfer and Assumption Transaction on the Closing Date.

          (c) Issuance of Stock. At the Charter Conversion Effective Time, New BCBSMo shall issue one (1) share of New BCBSMo Stock to the Foundation. The Foundation shall be the sole shareholder of New BCBSMo immediately after and following the Charter Conversion Effective Time.

          (d) Regulatory Approvals. BCBSMo shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities having jurisdiction with respect to the Charter Conversion Transaction.

          (e) Directors and Officers. The persons who were serving as directors and officers of BCBSMo immediately prior to the Charter
Conversion Effective Time shall resign as directors and officers of BCBSMo effective as of the Charter Conversion Effective Time.
The New BCBSMo Board shall appoint the officers of New BCBSMo at the Charter Conversion Effective Time.

          (f) Consummation of Transaction. BCBSMo and the Foundation shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to effectuate the Charter Conversion
Transaction in accordance with this Agreement and applicable law.

          (g) Tax Consequences. It is intended by the parties hereto that the Charter Conversion Transaction shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     Section 1.04. Reincorporation Merger Transaction. On the Closing Date, immediately upon consummation of the Charter Conversion Transaction, New BCBSMo, New RIT and the Foundation shall consummate the Reincorporation Merger Transaction as provided below in this Section 1.04.

          (a) Structure of Merger. Subject to the terms and conditions of this Agreement, the Delaware General Corporation Law (the
"Delaware Corporate Law") and the Missouri Corporate Law, New
BCBSMo shall merge with and into New RIT. New BCBSMo shall be the merging corporation in the Reincorporation Merger Transaction and its corporate identity and existence, separate and apart from New RIT, shall cease to exist upon consummation of the Reincorporation Merger Transaction. New RIT shall be the surviving corporation resulting from the Reincorporation Merger
Transaction and shall continue to be governed by the Delaware
Corporate Law.

          (b) Effective Time. The Reincorporation Merger Transaction shall become effective (the "Reincorporation Merger Effective
Time") on the date and time when the Certificate of Merger reflecting the Reincorporation Merger Transaction becomes effective with the Delaware Secretary of State. New BCBSMo and New RIT shall use their best efforts to cause the Reincorporation
Merger Effective Time to occur immediately after the Charter
Conversion Effective Time on the Closing Date.

          (c) Conversion of Shares. At the Reincorporation Merger Effective Time, by virtue of the Reincorporation Merger
Transaction and without any action on the part of New BCBSMo, New RIT or the shareholder of either New RIT and New BCBSMo, (i) the one (1) share of New RIT Stock issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall remain issued and outstanding and unaffected by the Reincorporation
Merger Transaction; and (ii) the one (1) share of New BCBSMo
Stock issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall be cancelled and retired and all rights with respect thereto shall cease to exist without any conversion thereof.

          (d) Effects of Merger. The Reincorporation Merger Transaction shall have all of the effects provided for in this Agreement and under the Delaware Corporate Law and the Missouri Corporate Law.
Without limiting the generality of the foregoing, and subject thereto, at the Reincorporation Merger Effective Time, all property, rights and powers and franchises of New BCBSMo and New
RIT shall vest in New RIT, and all debts, liabilities and duties of New BCBSMo and New RIT shall become the debts, liabilities and duties of New RIT.

          (e) Regulatory Approvals. BCBSMo and New RIT shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities having jurisdiction with respect to the Reincorporation Merger
Transaction.

          (f) Certificate of Incorporation and Bylaws. No changes in the Certificate of Incorporation of New RIT, attached hereto as Exhibit F (the "New RIT Certificate of Incorporation"), or Bylaws of New RIT, attached hereto as Exhibit G (the "New RIT Bylaws"), shall be effected by the Reincorporation Merger Transaction.

          (g) Directors and Officers. At the Reincorporation Merger Effective Time, the Board of Directors of New RIT (the "New RIT Board") and the officers of New RIT shall be identical to the Board of Directors and officers of New RIT immediately prior to the Reincorporation Merger Effective Time, and each such director and officer shall hold his or her position until his or her resignation or removal or the election or appointment of his or her successor in the manner provided by the New RIT Certificate of Incorporation and the New RIT Bylaws and applicable law. The persons who were serving as directors and officers of New BCBSMo immediately prior to the Reincorporation Merger Effective Time shall resign as directors and officers of the New BCBSMo effective as of the Reincorporation Merger Effective Time.

          (h) Consummation of Transaction. Each of New BCBSMo, New RIT and the Foundation shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to effectuate the Reincorporation Merger Transaction in accordance with this Agreement. If, at any time after the Reincorporation Merger
Transaction, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest New RIT with full right and title to and possession of all assets, property, rights, privileges, powers, liabilities, obligations and franchises of New BCBSMo, the responsible officers and directors of New RIT and New BCBSMo are fully authorized to take, and shall take, all such lawful and necessary action.

          (i) Tax Consequences. It is intended by the parties hereto that the Reincorporation Merger Transaction shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-
2(g) and 1.368-3(a) of the United States Treasury Regulations.

          (j) Dissenters' Rights. The Foundation, as the sole holder of New BCBSMo Stock and New RIT Stock immediately prior to the
Reincorporation Merger Effective Time, shall not be entitled to dissent, and hereby waives any right it may have to dissent, from the Reincorporation Merger Transaction.

     Section 1.05. RIT/New RIT Merger Transaction. On the Closing Date, immediately upon consummation of the Reincorporation Merger Transaction, RIT, New RIT and the Foundation shall consummate the RIT/New RIT Merger Transaction as provided below in this Section 1.05.

          (a) Structure of Merger. Subject to the terms and conditions of this Agreement, the Delaware Corporate Law and the Missouri
Corporate Law, RIT shall merge with and into New RIT. RIT shall be the merging corporation in the RIT/New RIT Merger Transaction and its corporate identity and existence, separate and apart from New RIT, shall cease to exist upon consummation of the RIT/New
RIT Merger Transaction. New RIT shall be the surviving corporation resulting from the RIT/New RIT Merger Transaction and shall continue to be governed by the Delaware Corporate Law.

          (b) Effective Time. The RIT/New RIT Merger Transaction shall become effective (the "RIT/New RIT Merger Effective Time") on the date and time when the Certificate of Merger reflecting the RIT/New RIT Merger Transaction becomes effective with the Delaware Secretary of State. RIT and New RIT shall use their best efforts to cause the RIT/New RIT Merger Effective Time to occur immediately after the Reincorporation Merger Effective Time on the Closing Date.

          (c) Conversion of Shares. At the RIT/New RIT Merger Effective Time, by virtue of the RIT/New RIT Merger Transaction and without any action on the part of RIT, New RIT or the shareholders of either of RIT or New RIT, (i) each share of RIT Class A Stock issued and outstanding immediately prior to the RIT/New RIT
Merger Effective Time (other than shares of RIT Class A Stock held in the treasury of RIT or by any direct or indirect subsidiary of RIT (as provided in Section 1.05(d) hereof) or shares the holders of which have duly exercised and perfected their dissenters' rights under the Missouri Corporate Law (as provided in Section 1.05(e) hereof) shall cease to be outstanding and shall be converted into the right to receive one (1) share of New RIT Stock (the "Public Exchange Ratio"); (ii) each share of
RIT Class B Stock issued and outstanding immediately prior to the RIT/New RIT Merger Effective Time shall cease to be outstanding and shall be cancelled and retired and all rights with respect thereto shall cease to exist without any conversion thereof; and
(iii) the one (1) share of New RIT Stock issued and outstanding immediately prior to the RIT/New RIT Merger Effective Time shall cease to be outstanding and shall be converted into the right to receive a number of shares of New RIT Stock equal to the number of shares of RIT Class B Stock issued and outstanding immediately prior to the RIT/New RIT Merger Effective Time.

          (d) Treasury Shares. Each share, if any, of RIT Stock that is held as treasury stock of RIT or held by any direct or indirect subsidiary of RIT immediately prior to the RIT/New RIT Merger
Effective Time shall, by virtue of the RIT/New RIT Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          (e) Dissenters' Rights. Holders of RIT Class A Stock shall be entitled to dissent from the RIT/New RIT Merger Transaction pursuant to the procedures set forth in the Missouri Corporate
Law. Any shares of RIT Class A Stock held by a dissenting holder shall not be converted as described in Section 1.05(c) hereof but, from and after the RIT/New RIT Merger Effective Time, shall represent only the right to receive such consideration as may be determined to be due such dissenting holder pursuant to the Missouri Corporate Law. New RIT, as the holder of the RIT
Class B Stock immediately prior to the RIT/New RIT Merger
Effective Time, shall not be entitled to dissent, and hereby waives any rights it may have to dissent, from the RIT/New RIT
Merger Agreement.

          (f) Effects of Merger. The RIT/New RIT Merger Transaction shall have all of the effects provided for in this Agreement and under the Delaware Corporate Law and the Missouri Corporate Law.
Without limiting the generality of the foregoing, and subject thereto, at the RIT/New RIT Merger Effective Time, all of the property, rights, privileges, powers and franchises of RIT and New RIT shall vest in New RIT, and all debts, liabilities and duties of RIT and New RIT shall become the debts, liabilities and duties of New RIT and all debts, liabilities and duties owed by New RIT to RIT and by RIT to New RIT (including, without limitation, certain agreements listed in Exhibit E attached hereto, which shall be updated by RIT as of the Closing Date) shall terminate and be of no effect.

          (g) Regulatory Approvals. RIT and New RIT shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities having jurisdiction with respect to the RIT/New RIT Merger Transaction.

          (h) Certificate of Incorporation and Bylaws. No changes in the New RIT Certificate of Incorporation or the New RIT Bylaws shall be affected by the RIT/New RIT Merger Transaction.

          (i) New RIT Directors and Officers. The directors of New RIT immediately upon consummation of the RIT/New RIT Merger
Transaction shall be those persons designated by RIT and included on a list to be delivered by RIT to New RIT and the Foundation on or before the date that the Proxy Statement/Prospectus (as defined in Section 3.05 hereof) shall be mailed to the shareholders of RIT in connection with the RIT Shareholders'
Meeting (as defined in Section 3.01(a) hereof), and such persons shall serve in such capacities for New RIT after the RIT/New RIT
Merger Effective Time and until their resignation or removal or the election or appointment of their successors in the manner provided in the New RIT Certificate of Incorporation, the New RIT
Bylaws and applicable law. The persons who were serving as officers of RIT immediately prior to the Reincorporation Merger
Transaction shall serve in such capacities (retaining their respective positions and terms of office) for New RIT after the RIT/New RIT Effective Time and until their resignation or removal or the election or appointment of their successors in the manner provided in the New RIT Bylaws and applicable law. New RIT shall have such additional officers as may be determined by the Board of Directors of New RIT after the RIT/New RIT Merger Effective
Time. The persons who were serving as directors and officers of RIT and New RIT, respectively, immediately prior to the RIT/New
RIT Merger Effective Time shall resign as directors and officers of RIT and New RIT, respectively, effective as of the RIT/New RIT
Merger Effective Time.

          (j)  Exchange of Certificates.

               (1) Exchange Agent. As of the RIT/New RIT Merger Effective Time, New RIT shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by RIT (the
"Exchange Agent"), in trust for the benefit of the holders of shares of RIT Class A Stock to be exchanged through the Exchange
Agent in accordance with this Section 1.05, certificates (the
"New RIT Certificates") evidencing the shares of New RIT Stock issuable in exchange for outstanding shares of RIT Class A Stock pursuant to Section 1.05(c) hereof.

               (2) Exchange Procedure for Public Shareholders. As soon as reasonably practicable after the RIT/New RIT Merger Effective
Time, New RIT shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the RIT/New RIT Merger Effective Time evidenced outstanding shares of RIT Class A Stock (the "RIT
Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the RIT Certificates shall pass, only upon proper delivery of the RIT Certificates to the Exchange Agent and shall be in such form and have such other provisions as RIT may reasonably specify), and (ii) instructions to effect the surrender of the RIT
Certificates in exchange for New RIT Certificates. Upon surrender of a RIT Certificate for cancellation to the Exchange
Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such RIT Certificate shall be entitled to receive in exchange therefor New RIT Certificate(s) evidencing that number of shares of New RIT Stock which such holder has the right to receive in accordance with the Public
Exchange Ratio in respect of the shares of RIT Class A Stock formerly evidenced by such RIT Certificate and the RIT
Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of RIT Class A Stock to a person who is not registered in the transfer records of RIT as of the RIT/New RIT Merger Effective Time, New RIT Stock may be issued and paid in accordance with this Section 1.05(j) to a transferee of the registered shares if the RIT Certificate evidencing such shares of RIT Class A Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.05(j) and by evidence that any applicable stock transfer taxes have been paid.
Until surrendered, each RIT Certificate that, prior to the RIT/New RIT Merger Effective Time, represented outstanding shares of RIT Class A Stock shall be deemed from and after the RIT/New
RIT Merger Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of shares of New RIT Stock into which such shares shall have been so converted.

               (3) Exchange Procedure for Foundation. The Foundation authorizes and directs New RIT to issue [insert number of shares necessary to comply with Section 2.01 of the Voting Trust and Divestiture Agreement] shares of New RIT Stock issuable in exchange for the outstanding share of New RIT Stock pursuant to
Section 1.05(c) hereof directly to the trustee designated by the Voting Trust and Divestiture Agreement (as defined in
Section 3.09 hereof) to be held in the voting trust established by the Voting Trust and Divestiture Agreement. New RIT shall issue to the Foundation a certificate or certificates representing the remaining __________ shares of New RIT Stock issuable in exchange for the outstanding shares of New RIT Stock pursuant to Section 1.05(c) hereof.

               (4) Distributions With Respect to Unexchanged Shares. No dividends or other distributions, if any, declared or made after the RIT/New RIT Merger Effective Time with respect to New RIT
Stock with a record date after the RIT/New RIT Merger Effective
Time shall be paid to the holder of any unsurrendered RIT
Certificate with respect to the shares of New RIT Stock such holder is entitled to receive pursuant to Section 1.05(c) hereof until the holder of such RIT Certificate shall surrender such RIT
Certificate. Subject to applicable law, following surrender of any such RIT Certificate, there shall be paid to the record holder of New RIT Certificates representing shares of New RIT
Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the RIT/New RIT Merger Effective Time theretofore paid with respect to such shares of New RIT Stock.

               (5) Transfers of Ownership. If any New RIT Certificate is to be issued in a name other than that in which the RIT Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the RIT Certificate so surrendered shall have been properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to New RIT, or any agent designated by it, any transfer or other taxes required by reason of the issuance of the New RIT Certificate in any name other than that of the registered holder of the RIT Certificate surrendered, or established to the satisfaction of New RIT, or any agent designated by it, that such tax has been paid or is not payable.

               (6) No Liability. Neither RIT nor New RIT shall be liable to any holder of shares of RIT Class A Stock or New RIT Stock for any RIT/New RIT Merger Transaction consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (7) Lost, Stolen or Destroyed Certificates. In the event that any RIT Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed RIT Certificate, upon the making of an affidavit of the fact by the holder thereof, such shares of New RIT Stock as may be required pursuant to Section 1.05(c); provided, however, that New RIT may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed RIT Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against New RIT or the Exchange Agent with respect to the RIT Certificate alleged to have been lost, stolen or destroyed.

          (k) Stock Transfer Books. At the RIT/New RIT Merger Effective Time, the stock transfer books of RIT shall be closed, and there shall be no further registration of transfers of shares of RIT
Stock on the records of RIT.

          (l) Tax Consequences. It is intended by the parties hereto that the RIT/New RIT Merger Transaction shall constitute both (i) a tax free liquidation of a subsidiary under Sections 332 and 337 of the Code as to New RIT and RIT, and (ii) a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. The parties hereto hereby adopt this Agreement as (i) a plan of liquidation within the meaning of Section 332(b)(2) of the Code and Sections 1.332-2(a) and 1.332-6 of the United States
Treasury Regulations, and (ii) a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United
States Treasury Regulations.

          (m) Consummation of Transaction. Each of RIT and New RIT shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to effectuate the RIT/New RIT Merger
Transaction in accordance with this Agreement. If, at any time after the RIT/New RIT Merger Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest New RIT with full right and title to and possession of all assets, property, rights, privileges, powers, liabilities, obligations and franchises of RIT, the responsible officers and directors of New RIT and RIT are fully authorized to take, and shall take, all such lawful and necessary action.

     Section 1.06.  Stock Options.

          (a) At the RIT/New RIT Merger Effective Time, each outstanding option (a "BCBSMo/RIT Stock Option") to purchase shares of RIT
Class A Stock issued, granted or awarded pursuant to the RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan, the
RightCHOICE Managed Care, Inc. Nonemployee Directors' Stock
Option Plan or the Blue Cross and Blue Shield of Missouri Stock
Option Agreements, as the case may be (collectively, the "BCBSMo/RIT Stock Option Plans"), whether or not exercisable or vested, shall cease to represent a right to acquire shares of RIT
Class A Stock and shall be converted automatically into an option to acquire, from and after the RIT/New RIT Effective Time, on the same terms and conditions as were applicable under such BCBSMo/RIT Stock Option, the number of shares of New RIT Stock as the holder of such BCBSMo/RIT Stock Option would have been entitled to receive pursuant to the RIT/New RIT Merger
Transaction had such holder exercised such option in full immediately prior to the RIT/New RIT Merger Effective Time
(determined by multiplying the aggregate number of shares of RIT
Class A Stock covered by such BCBSMo/RIT Stock Option by the
Public Exchange Ratio), at a price per share equal to the price per share under the BCBSMo/RIT Stock Option. New RIT shall acknowledge and assume, from and after the RIT/New RIT Merger
Effective Time, all obligations of RIT and BCBSMo under the BCBSMo/RIT Stock Option Plans as provided in this Section 1.06.

          (b) As soon as practicable after the RIT/New RIT Merger Effective Time, New RIT shall deliver to each holder of a BCBSMo/RIT Stock Option appropriate notices setting forth such holders' rights with respect to such BCBSMo/RIT Stock Option, and the BCBSMo/RIT Stock Option Plans shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 1.06 after giving effect to the RIT/New RIT Merger Transaction and the assumption by New RIT as provided herein).
To the extent necessary to effectuate the provisions of this
Section 1.06, New RIT shall deliver new or amended agreements reflecting the terms of each BCBSMo/RIT Stock Option assumed by New RIT and amend the BCBSMo/RIT Stock Option Plans to reflect the terms hereof.
          (c) As soon as practicable after the RIT/New RIT Merger Effective Time, New RIT shall file with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on an appropriate form with respect to the shares of New RIT
Stock subject to such BCBSMo/RIT Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such BCBSMo/RIT Stock Options remain outstanding.
     Section 1.07. Closing; Closing Date. The closing (the "Closing") of the Reorganization shall take place at the offices of Lewis, Rice & Fingersh, L.C., 500 North Broadway, Suite 2000, St. Louis, Missouri as promptly as practicable (but in any event within five (5) days) after the last day upon which each of the conditions described in Article IV is satisfied or waived by the appropriate party (the "Closing Date").

                           ARTICLE II
                 REPRESENTATIONS AND WARRANTIES

     Section 2.01.  Disclosure Schedule; Standard.

          (a) Disclosure Schedule. BCBSMo has delivered to RIT, New RIT and the Foundation a confidential schedule (the "BCBSMo
Disclosure Schedule"), executed by the parties hereto concurrently with the delivery and execution hereof, and RIT has delivered to BCBSMo, New RIT and the Foundation a confidential schedule (the "RIT Disclosure Schedule"), executed by the parties hereto concurrently with the delivery and execution hereof. The
BCBSMo Disclosure Schedule and the RIT Disclosure Schedule set forth, among other things, items the disclosure of which shall be necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article II; provided, that (a) no such item shall be required to be set forth in the BCBSMo Disclosure Schedule or the RIT Disclosure Schedule, as the case may be, as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 2.01(b) hereof, (b) the mere inclusion of an item in the BCBSMo Disclosure Schedule or the RIT Disclosure Schedule, as the case may be, as an exception to a representation or warranty shall not be deemed an admission by BCBSMo or RIT, as the case may be, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section
2.01(b) hereof), (c) any matter described in the public filings made by RIT with the SEC, the DOI or the Attorney General shall be deemed incorporated by reference in the RIT Disclosure
Schedule, and (d) any matter described in the public filings made by BCBSMo with the DOI or the Attorney General shall be deemed incorporated by reference in the BCBSMo Disclosure Schedule.

          (b) Standard. No representation or warranty of BCBSMo or RIT contained in this Article II shall be deemed untrue or incorrect, and BCBSMo and RIT, as the case may be, shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Article II has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty. The term "Material
Adverse Effect," as used herein, means, with respect to BCBSMo or RIT, any effect that is, or is reasonably expected to be, material and adverse to the financial position, results of operations or business of BCBSMo and its subsidiaries taken as a whole, or RIT and its subsidiaries taken as a whole, respectively; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws, regulations and rules of the United States and of the various states governing insurance company holding systems, health maintenance organizations, health care service plans, third party administrators, utilization review agents, preferred provider organizations and managed healthcare organizations and similar laws of general applicability or interpretations thereof by courts or Regulatory Authorities, and (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to BCBSMo, RIT and their respective subsidiaries, and (iii) the Litigation and the other matters covered by the Settlement Agreement, and (iv) the litigation styled Blue Cross Blue Shield of Missouri v. Jeremiah W. "Jay"
Nixon, No. CV197-1558CC, pending in the Circuit Court of Cole
County, Missouri.

     Section 2.02.  Representations and Warranties of RIT.  Subject to
Section 2.01 hereof and except as disclosed in any portion of the RIT Disclosure Schedule, RIT hereby makes the following representations and warranties with respect to itself and its subsidiaries:

          (a) Corporate Existence and Power. RIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power to own all of its property and assets, incur all of its liabilities and to carry on its business as now being conducted and to consummate the transactions contemplated hereby.

          (b) Authorization; No Defaults. The RIT Board and the RIT Independent Committee each have, by all appropriate action, approved this Agreement and each of the other agreements contemplated hereby, described herein or attached hereto (collectively, the "Ancillary Agreements") to which RIT is or will be a party and authorized the execution hereof and thereof on RIT's behalf by its duly authorized officers and the performance by RIT of its obligations hereunder and thereunder. Except for the adoption and approval of this Agreement and the transactions contemplated herein by RIT's shareholders to the extent required by applicable law, NYSE rules and regulations and as described herein, no other corporate proceedings on the part of RIT are necessary to approve this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Nothing contained in the Articles of Incorporation, as amended, or Bylaws, as amended, of RIT or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit
RIT from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein and therein on the terms and conditions contained herein and therein. This Agreement has been duly and validly executed and delivered by RIT and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of RIT, enforceable against RIT in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Capitalization. The authorized capital stock of RIT consists of 125,000,000 shares of RIT Class A Stock, 100,000,000 shares of RIT Class B Stock and 25,000,000 shares of preferred stock, par value $.01 per share (the "RIT Preferred Stock"). As of _______, 2000, there were outstanding: (i) 3,710,426 shares of RIT Class A Stock; (ii) 14,962,500 shares of RIT Class B
Stock; and (iii) no shares of RIT Preferred Stock [to be updated by RIT based on signing date]. All outstanding shares of RIT
Class A Stock and all outstanding shares of RIT Class B Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. As of __________, 2000, RIT has outstanding stock options representing the right to acquire not more than ___ [to be provided by RIT prior to signing date] shares of RIT Class A Stock. Except for such stock options, there are no shares of capital stock or other equity securities of RIT outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of RIT Stock or RIT Preferred Stock or contracts, commitments, understandings or arrangements by which RIT is or may be obligated to issue additional shares of its RIT Stock or RIT Preferred Stock, and there are no outstanding stock appreciation, phantom stock or similar rights. All of the outstanding capital stock of, or other ownership interests in, each subsidiary of RIT is owned by RIT, directly or indirectly, free and clear of any material lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests of any subsidiaries of RIT.

          (d) Financial Information. The consolidated balance sheets of RIT and its subsidiaries as of December 31, 1998 and 1997 [to be updated by RIT based on signing date], and related consolidated statements of income, changes in shareholders' equity and cash flows for the three (3) years ended December 31, 1998 [to be updated by RIT based on signing date], together with the notes thereto, included in RIT's Annual Report on Form 10-K for the year ended December 31, 1998 [to be updated by RIT based on signing date], as currently on file with the SEC, and the unaudited consolidated balance sheets of RIT and its subsidiaries as of March 31, 1999, June 30, 1999 and September 30, 1999[to be updated by RIT based on signing date], and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three (3) months, six
(6) months and nine (9) months, respectively, then ended included in RIT's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the SEC (the "RIT Financial
Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis
(except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of RIT and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material).

          (e) Reports. Since January 1, 1996, RIT and each of its subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with the SEC, the NYSE and any other Regulatory Authority with jurisdiction over RIT or any of its subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The term "Regulatory Authority," as used herein, means any federal or state agency charged with the supervision or regulation of insurance companies, health maintenance organizations, healthcare services plans, third party administrators or managed health care organizations and any other court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to BCBSMo, RIT or any of their respective subsidiaries.

          (f) Absence of Changes. Since December 31, 1998 [to be updated by RIT based on signing date], there has not been any change in the financial condition, the results of operations or the business of RIT and its subsidiaries which would have a Material
Adverse Effect on RIT, except as disclosed by RIT since
December 31, 1998 [to be updated by RIT based on signing date], in its periodic reports filed with the SEC under the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

          (g) Undisclosed Liabilities. RIT and its subsidiaries do not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against RIT or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the RIT Financial Statements, and
(ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of RIT and its subsidiaries since the date of the September 30, 1999 [to be updated by RIT based on signing date] balance sheet included in the RIT Financial Statements.

     Section 2.03. Representations and Warranties of BCBSMo. Subject to Section 2.01 hereof and except as disclosed in any portion of the BCBSMo Disclosure Schedule, BCBSMo hereby makes the following representations and warranties with respect to itself and its subsidiaries (other than RIT and its subsidiaries):

          (a) Authorization; No Defaults. The BCBSMo Board and the BCBSMo Independent Committee each have, by all appropriate action, approved this Agreement and each of the Ancillary Agreements to which BCBSMo is or will be a party and authorized the execution hereof and thereof on its behalf by its duly authorized officers and the performance by BCBSMo of its obligations hereunder and thereunder. No other corporate proceedings on the part of BCBSMo is necessary to approve this Agreement and the Ancillary
Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Nothing contained in the Amended and Restated Articles of Incorporation or Bylaws, as amended, of BCBSMo or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit BCBSMo from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein on the terms and conditions contained herein and therein. This Agreement has been duly and validly executed and delivered by BCBSMo and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of BCBSMo, enforceable against BCBSMo in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity
(regardless of whether enforcement is sough in a proceeding in equity or at law).

          (b) Capitalization. BCBSMo has no authorized capital stock, and no shares of BCBSMo capital stock are outstanding (until such time as the Charter Conversion Transaction shall have been consummated as provided herein).

          (c) Financial Information. The consolidated balance sheets of BCBSMo and its subsidiaries as of December 31, 1998 and 1997 [to be updated by BCBSMo based on signing date], and related consolidated statements of income for the three (3) years ended
December 31, 1998 [to be updated by BCBSMo based on signing date], together with the notes thereto, as currently on file with the DOI, and the unaudited consolidated balance sheets of BCBSMo and its subsidiaries as of March 31, 1999, June 30, 1999, and September 30, 1999 [to be updated by BCBSMo based on signing date], and the related unaudited consolidated income statements for the three (3) months, six (6) months and nine (9) months, respectively, then ended, as currently on file with the DOI
(together, the "BCBSMo Financial Statements"), have been prepared in accordance with regulatory accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations of BCBSMo and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material).

          (d) Reports. Since January 1, 1996, BCBSMo and each of its subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with any Regulatory Authority with jurisdiction over BCBSMo or any of its subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Absence of Changes. Since December 31, 1998 [to be updated by BCBSMo based on signing date], there has not been any change in the financial condition, the results of operations or the business of BCBSMo and its subsidiaries which would have a Material Adverse Effect on BCBSMo, except as disclosed by BCBSMo since December 31, 1998 [to be updated by BCBSMo based on signing date] in its periodic reports filed with the DOI.

          (f) Undisclosed Liabilities. BCBSMo and its subsidiaries do not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against BCBSMo or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the BCBSMo Financial Statements, and
(ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of BCBSMo and its subsidiaries since the date of the September 30, 1999 [to be updated by BCBSMo based on signing date] balance sheet included in the BCBSMo Financial Statements.

     Section 2.04. Representations and Warranties of New RIT. New RIT hereby makes the following representations and warranties:

          (a) Corporate Existence and Power. New RIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of its property and assets, incur all of its liabilities and to carry on its business as now being conducted and to consummate the transactions contemplated hereby.

          (b) Authorization; No Defaults. The Board of Directors of New RIT has, by all appropriate action, approved this Agreement and each of the Ancillary Agreements to which New RIT is or will be a party and authorized the execution hereof and thereof on New
RIT's behalf by its duly authorized officers and the performance by New RIT of its obligations hereunder and thereunder. Except for the adoption and approval of this Agreement and the transactions contemplated herein by the shareholders of New RIT
(which the Foundation, as the sole shareholder, shall do pursuant to Section 3.04(b)), no other corporate proceedings on the part of New RIT are necessary to approve this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby.
Nothing contained in the New RIT Certificate of Incorporation or the New RIT Bylaws, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it is bound or subject would prohibit or inhibit New RIT from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein on the terms and conditions contained herein and therein. This
Agreement has been duly and validly executed and delivered by New
RIT and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of New RIT, enforceable against New RIT in accordance with its respective terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Capitalization. The authorized capital stock of New RIT consists of ________ [to be completed by RIT prior to signing date] shares of New RIT Stock and, as of the date hereof, one (1) share of New RIT Stock is issued and outstanding and owned beneficially and of record by the Foundation. The outstanding share of New RIT Stock has been duly authorized and validly issued and is fully paid and nonassessable and free from any preemptive rights. There are no shares of capital stock or other equity securities of New RIT outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments or any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of New RIT Stock and, except as set forth herein, no contracts, commitments, understandings or arrangements by which New RIT is or may be obligated to issue additional shares of its New RIT Stock, and there are no outstanding stock appreciation, phantom stock or similar rights.

     Section 2.05. Representations and Warranties of the Foundation. The Foundation hereby makes the following representations and warranties:

          (a) Corporate Existence and Power. The Foundation is a non-profit public benefit corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power to own all of its property and assets, incur all of its liabilities and to carry on its business as now conducted, and as contemplated by this Agreement, and to consummate the transactions contemplated hereby.

          (b) Authorization; No Defaults. The Board of Directors of the Foundation has, by all appropriate action, approved this Agreement and each of the Ancillary Agreements to which the Foundation is or will be a party and authorized the execution hereof and thereof on the Foundation's behalf by its duly authorized officers and the performance by the Foundation of its obligations hereunder. No other corporate proceedings on the part of the Foundation are necessary to approve this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Nothing contained in the Articles of Incorporation or Bylaws of the Foundation, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it is bound or subject would prohibit or inhibit the Foundation from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein and therein on the terms and conditions contained herein and therein. This Agreement has been duly and validly executed and delivered by the Foundation and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Foundation, enforceable against the Foundation in accordance with its respective terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                          ARTICLE III
                           COVENANTS

     Section 3.01. Pre-Closing Covenants of RIT. From the date hereof until the earlier to occur of the RIT/New RIT Merger
Effective Time or the termination of this Agreement, RIT hereby agrees as follows:

          (a) Submission to Shareholders. RIT shall cause to be duly called and held, on a date selected by RIT as soon as reasonably practicable after the date hereof, a special meeting of its shareholders (the "RIT Shareholders' Meeting") for submission of this Agreement and the RIT/New RIT Merger Transaction for approval of such RIT shareholders as required by the Missouri Corporate Law; provided, however, that anything in the Missouri Corporate Law or the Articles of Incorporation, as amended, of RIT to the contrary notwithstanding, the adoption and approval of this Agreement and the RIT/New RIT Merger Transaction shall require (i) the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the RIT Stock and (ii) the affirmative vote of the holders of a majority of the issued and outstanding shares of the RIT Class A Stock (excluding for these purposes any shares of RIT Class A Stock owned by BCBSMo or by any executive officer or director of BCBSMo or RIT), voting as a class separate and apart from the RIT Class B Stock. In connection with the RIT Shareholders' Meeting, RIT shall prepare and file a Proxy Statement/Prospectus with the SEC and mail it to its shareholders, and the RIT Board (subject to compliance with its fiduciary duties as advised by counsel) and the RIT
Independent Committee (subject to compliance with its fiduciary duties as advised by counsel) shall recommend to the RIT shareholders the approval of this Agreement and the RIT/New RIT
Merger Transaction contemplated by this Agreement and use their best efforts to obtain such shareholder approval.

          (b) Consummation of Reorganization. RIT shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. RIT shall not take any action that would prevent consummation of the Reorganization.

          (c) Consents and Approvals. RIT shall use its best efforts to obtain all necessary consents, waivers, approvals, authorizations and orders with respect to all interests of RIT and its subsidiaries in the Marks and in any other material agreements, leases, licenses, contracts, instruments and rights which require the consent of another person (including, without limitation, the Association and the Bank Approvals (as defined in Section 4.03(k) hereof)) for their transfer or assumption pursuant to the Reorganization.

     Section 3.02. Pre-Closing Covenants of BCBSMo. From the date hereof until the earlier to occur of the RIT/New RIT Merger
Effective Time or the termination of this Agreement, BCBSMo hereby agrees as follows:

          (a) Agreement to Vote in Favor. BCBSMo shall vote all of the shares of RIT Stock that it owns of record and beneficially in favor of this Agreement and the RIT/New RIT Merger Transaction at the RIT Shareholders' Meeting (and any postponements, adjournments or continuations thereof) and against approval of any proposal made in opposition to, or in competition with or contravention of, such transactions.

          (b) Consummation of Reorganization. BCBSMo shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. BCBSMo shall not take any action that would prevent consummation of the Reorganization.

          (c) Consents and Approvals. BCBSMo shall use its best efforts to obtain all necessary consents, waivers, approvals, authorizations and orders with respect to all interests of BCBSMo and its subsidiaries in the Marks and in any other material agreements, leases, licenses, contracts, instruments and rights which require the consent of another person (including, without limitation, the Association) for their transfer or assumption pursuant to the Reorganization.

     Section 3.03. Pre-Closing Covenants of New RIT. From the date hereof until the earlier to occur of the RIT/New RIT Merger
Effective Time or the termination of this Agreement, New RIT hereby agrees as follows:

          (a) Other Actions. New RIT shall not take any action unless such action is expressly permitted by this Agreement.

          (b) Consummation of Reorganization. New RIT shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. New RIT shall not take any action that would prevent consummation of the Reorganization.

          (c) Plans of Merger. At the request of BCBSMo, New RIT shall enter into a separate plan of merger reflecting the terms of the Reincorporation Merger Transaction, and, at the request of RIT, New RIT shall enter into a separate plan of merger reflecting the terms of the RIT/New RIT Merger Transaction, for purposes of satisfying any requirement of the Missouri Corporate Law or the Delaware Corporate Law.

     Section 3.04. Pre-Closing Covenants of Foundation. From the date hereof until the earlier to occur of the RIT/New RIT Merger
Effective Time or the termination of this Agreement, the Foundation hereby agrees as follows:

          (a) No Sale or Transfer. Except as contemplated hereby, the Foundation shall not sell, transfer, pledge, encumber, or otherwise affect its ownership in, or rights with respect to, the New BCBSMo Stock to be received by it upon consummation of the Charter Conversion Transaction or the New RIT Stock.

          (b)  Agreements to Vote in Favor.

               (1) Reincorporation Merger Transaction. The Foundation, as the sole shareholder of New BCBSMo upon consummation of the Charter
Conversion Transaction and the sole shareholder of New RIT, shall take all actions necessary under applicable law to approve this Agreement and the Reincorporation Merger Transaction by, among other things, adopting the stockholder resolutions substantially in the form attached hereto as Exhibit H (together, the "Foundation Reincorporation Merger Resolution") and shall vote against approval of any proposal made in opposition to, or in competition with or contravention of, such transaction.

               (2) RIT/New RIT Merger Transaction. The Foundation, as the sole stockholder of New RIT upon consummation of the Reincorporation
Merger Transaction, shall take all actions necessary under applicable law to approve this Agreement and the RIT/New RIT
Merger Transaction by, among other things, adopting the stockholder resolution substantially in the form attached hereto as Exhibit I (the "Foundation RIT/New RIT Merger Resolution") and shall vote against approval of any proposal made in opposition to, or in competition with or contravention of, such transaction.

          (c) Consummation of Reorganization. The Foundation shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. The Foundation shall not take any action that would prevent consummation of the Reorganization.

          (d) Tax Opinion. In the event that the Foundation shall not receive the opinions of [the professionals identified in
Section 4.03(g)] as provided in Section 4.05(g) hereof, the Foundation shall use its best efforts to obtain the opinion of [professionals to be identified by Foundation prior to signing or other professionals reasonably acceptable to RIT] with respect to the matters described in Section 4.05(g) hereof.

     Section 3.05. Proxy Statement/Prospectus; Registration Statement. As soon as reasonably practicable after the date hereof, RIT, BCBSMo and New RIT shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of RIT and the Prospectus of New RIT with respect to the shares of New RIT Stock to be issued in connection with the RIT/New RIT Merger Transaction (the "Proxy Statement/Prospectus"). As soon as practicable after comments are received from the SEC thereon, New RIT shall file (with the assistance of RIT and BCBSMo) with the SEC a Registration Statement on Form S-4 (or on such other form as shall be appropriate) (the "Registration Statement") which shall include the Proxy Statement/Prospectus as a part thereof, and New RIT, RIT and BCBSMo shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. RIT and BCBSMo shall each furnish all information about it required to be included in the Proxy Statement/Prospectus and the Registration Statement. New RIT also shall file any other documents or registration statements necessary under the Securities Act, the Exchange Act, state securities and "blue sky" statutes and the rules of the NYSE to consummate the transactions contemplated hereby and cause the New RIT Stock to be listed for trading on the NYSE as of the RIT/New RIT Merger Effective Time.

     Section 3.06. Public Announcements. RIT, BCBSMo, New RIT and the Foundation shall consult with each other before issuing any press release or other public statement or announcement with respect to this Agreement or the Reorganization and shall not issue any such press release or make any such public statement or announcement without the prior consent of the others as to the content thereof, which consent shall not be unreasonably withheld; provided, however, that any one of such parties may, without the prior consent of the others, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the others.

     Section 3.07. Registration Rights Agreement. On or before the Closing Date, each of New RIT and the Foundation shall execute and deliver to the other that certain Registration Rights
Agreement substantially in the form of that attached hereto as Exhibit J (the "Registration Rights Agreement"). The
Registration Rights Agreement shall become effective at the RIT/New RIT Merger Effective Time.

     Section 3.08. Indemnification Agreement. On or before the Closing Date, each of New RIT and the Foundation shall execute and deliver to the other that certain Indemnification Agreement substantially in the form of that attached hereto as Exhibit K (the "Indemnification Agreement"). The Indemnification Agreement shall become effective at the RIT/New RIT Merger Effective Time.

     Section 3.09. Voting Trust and Divestiture Agreement. On or before the Closing Date, each of New RIT and the Foundation shall execute and deliver that certain Voting Trust and Divestiture Agreement substantially in the form of that attached hereto as Exhibit L (the "Voting Trust and Divestiture Agreement"). The Voting Trust and Divestiture Agreement shall become effective at the RIT/New RIT Merger Effective Time.

     Section 3.10. Public Offering. The Foundation shall, at the request of RIT, take all actions necessary to consummate, pursuant to the terms and conditions of a Demand Registration (as such term is defined in the Registration Rights Agreement), an underwritten public offering of New RIT Stock owned by the Foundation on such date on or within six (6) months following the Closing Date as the parties shall mutually select. The number of shares of New RIT Stock to be included in such offering, and the other terms and provisions of such offering, shall be as mutually agreed upon by RIT and the Foundation.

     Section 3.11.  Indemnification and Insurance.

          (a) For the applicable statute of limitations period, New RIT shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of RIT and BCBSMo and their respective subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the RIT/New RIT Merger Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Ancillary
Agreements) to the full extent provided under the articles of incorporation, bylaws and indemnification agreements of RIT and BCBSMo, including provisions relating to advancement of expenses incurred in the defense of any action or suit; provided, however, that new RIT shall have no obligation to indemnify, defend or hold harmless any present or former officer, director, employee or agent of BCBSMo against any losses, expenses, claims, damages or liabilities against which the Foundation has agreed to provide indemnity pursuant to the Indemnification Agreement.

        (b) For a period of six (6) years after the RIT/New RIT Merger Effective Time, New RIT shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by BCBSMo and RIT (provided that New RIT may substitute therefor policies of comparable coverage from companies reasonably acceptable to the Foundation with respect to claims arising from facts or events which occurred before the RIT/New RIT Merger Effective Time). All such policies shall require the insurer to provide the Foundation with thirty (30) days prior written notice of cancellation, and the Foundation shall have the right, but not the obligation, to pay the premiums on such policies if New RIT should fail to pay such premiums.
        (c) This Section 3.11 shall survive any termination of this Agreement and the consummation of the RIT/New RIT Merger
Transaction at the RIT/New RIT Merger Effective Time, and is intended to benefit the Indemnified Parties, and shall be binding on all successors and assigns of New RIT and shall be enforceable by the Indemnified Parties.

     Section 3.12. Accountants' Letters. Each of RIT and BCBSMo shall use its reasonable best efforts to cause to be delivered to the other party, and to the directors and officers who sign the Registration Statement, a letter of the independent auditors for each, dated (i) the date on which the Registration Statement shall become effective, and (ii) a date shortly prior to the Closing Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

     Section 3.13. Foundation Governance. For so long as the Voting Trust and Divestiture Agreement shall be in effect, the Foundation shall not take any action to change, amend, repeal or replace any provision of the Articles of Incorporation, Bylaws or other charter documents of the Foundation pertaining to the governance of the Foundation if such change would increase the influence or control of any governmental authority or its agents over the governance of the Foundation over the level of influence and control provided in the Articles of Incorporation and Bylaws of the Foundation on the date hereof.

     Section 3.14. Due Diligence. The Foundation shall be entitled during the period beginning on the date that this Agreement is signed by all parties hereto and ending fifteen (15) days prior to the Closing Date to conduct a reasonable due diligence investigation of BCBSMo and RIT for the purpose of verifying the accuracy of the representations and warranties of BCBSMo and RIT set forth herein provided that such due diligence shall be conducted during normal business hours with minimal disruption to the business operations of BCBSMo and RIT.

     Section 3.15. Payment to Foundation. Immediately following the Closing, New RIT shall pay One Hundred Seventy-Five Thousand
Dollars ($175,000) to the Foundation in partial satisfaction of any obligation of BCBSMo under Section 355.621 of The General and Business Corporation Law of Missouri resulting from the Charter Conversion Transaction.

                           ARTICLE IV
             CONDITIONS PRECEDENT TO REORGANIZATION

     Section 4.01. Conditions to Reorganization. The respective obligations of the parties hereto to effect the Reorganization shall be subject to the satisfaction (or, where permissible, waiver) of each of the following conditions:

          (a) Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Reorganization shall be in effect, nor shall any proceeding by any Regulatory Authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization which makes the consummation of the Reorganization illegal;

          (b) Regulatory and Shareholder Approvals. All necessary regulatory approvals, consents, authorizations and other approvals, including any approval required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the requisite approval of this Agreement and the Reorganization by the shareholders of New BCBSMo, New RIT and RIT (including the shareholders of RIT pursuant to Section 3.01(a) and the Foundation pursuant to the Foundation Reincorporation Merger Resolution and the Foundation RIT/New RIT Merger Resolution), required by law or the NYSE for consummation of the Reorganization shall have been obtained and all waiting periods required by law shall have expired; provided, however, that nothing in this Section 4.01(b) shall affect the obligations of the Foundation to vote in favor of and approve the Reincorporation Merger Transaction and the RIT/New RIT Merger Transaction as required under Section 3.04(b) hereof;

          (c) Effective Registration Statement. The Registration Statement shall be effective under the Securities Act, and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC or any state securities agency;

          (d) Tax Determination. The Foundation shall have received a determination letter from the Internal Revenue Service that it is a tax exempt entity under Section 501(c)(4) of the Code;

          (e) NYSE Listing. The shares of New RIT Stock issuable pursuant to the RIT/New RIT Merger Transaction shall have been approved for listing on the NYSE, subject to official notice of issuance;
and

          (f) Resolution of Sarkis Litigation. Each party hereto shall be satisfied, in its sole and absolute discretion, with the final resolution of the lawsuit styled Anthony Sarkis and James Hacking on behalf of themselves and all others similarly situated v.
Roy R. Heimburger, et al., No. 962-00938 in the Circuit Court of the City of St. Louis, Missouri, currently pending in the Circuit
Court for the City of St. Louis, Missouri.

     Section 4.02. Conditions to Obligations of BCBSMo. The obligation of BCBSMo to effect the Reorganization shall be subject to the satisfaction or waiver by BCBSMo of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by RIT, New RIT and the Foundation in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. RIT, New RIT and the Foundation shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. BCBSMo shall have received all documents required to be received from RIT, New RIT and the Foundation on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to BCBSMo;

          (d) Other Consents. There shall have been obtained all other consents and approvals of governmental authorities and private parties required under law or contract except where the failure to have obtained such consents and approvals would not have a Material Adverse Effect on RIT or would not be material and adverse to the financial position, results of operations or business of New RIT or the Foundation;

          (e) Comfort Letter. BCBSMo shall have received the letter referred to in Section 3.12 hereof from its independent auditor;

          (f) Favorable Ruling. BCBSMo (or the appropriate party) shall have received a private letter ruling (the "Favorable Ruling") from the Internal Revenue Service that (i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes pursuant to the Transfer and Assumption
Transaction; (ii) the Charter Conversion Transaction will constitute a reorganization under Section 368(a) of the Code and will not result in the recognition of gain or loss by BCBSMo, New
BCBSMo or the Foundation for federal income tax purposes,
(iii) the Reincorporation Merger Transaction will qualify as a reorganization under Section 368(a)(1)(F) of the Code and no gain or loss will be recognized by New BCBSMo or New RIT for federal income tax purposes, (iv) the RIT/New RIT Merger Transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under Section 368(a)(1)(A) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT, or the Foundation for federal income tax purposes, and (v) no gain will be recognized by BCBSMo, New
BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or (d) of the Code ((i)-(v), each a "Favorable Ruling Matter"), and the
Favorable Ruling shall not have been revoked, withdrawn, amended or modified (in whole or in part) and there shall have been no change in applicable law (including, without limitation, the Code, judicial decisions, administrative regulations and published rulings) with regard to matters covered by the Favorable Ruling; provided, however, that in the event that the Internal Revenue Service shall fail to include in the Favorable
Ruling any or all Favorable Ruling Matters for any reason
(including but not limited to no request for a private letter ruling is made or, if made, the request is withdrawn in whole or in part, or the Internal Revenue Service refuses to rule with respect to any Favorable Ruling Matter), the Favorable Ruling
Matter(s) not so included shall nonetheless be deemed to be included in a Favorable Ruling for purposes of satisfying this condition provided that BCBSMo shall have received the opinions provided in Section 4.02(g) hereof on such excluded Favorable
Ruling Matter(s) in form and substance reasonably acceptable to BCBSMo;

          (g) Tax Opinions. BCBSMo shall have received opinions of PricewaterhouseCoopers LLP that (i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes pursuant to the Transfer and Assumption Transaction, except that BCBSMo could recognize gain to the extent its basis in any assets transferred differs from the fair market value;
(ii) the Charter Conversion Transaction should be treated as a recapitalization under Section 368(a)(1)(E) of the Code, should not result in the recognition of gain or loss by the Foundation, and will not result in the recognition of gain or loss by BCBSMo or New BCBSMo for federal income tax purposes, (iii) the Reincorporation Merger Transaction will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by New BCBSMo, New RIT or the Foundation for federal income tax purposes, (iv) the RIT/New RIT Merger transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT or the Foundation for federal income tax purposes, and (v) no gain will be recognized by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or (d) of the Code. Such opinions shall be in form and substance reasonably satisfactory to BCBSMo and may be based upon reasonable assumptions and standard representations;

          (h) BCBSMo Board Legal Opinion . The Board of Directors of BCBSMo shall have received, on or before the Closing Date, in form and substance reasonably satisfactory to such Board, the reaffirmation of the opinion of Greensfelder, Hemker & Gale, P.C. dated January ___, 2000, to the effect that (i) authorization and approval of the Reorganization by the Board of Directors of BCBSMo is consistent with its fiduciary duties, (ii) the Reorganization complies with the General Not For Profit
Corporation Act of Missouri, and (iii) the Indemnification
Agreement, when duly executed and delivered by the Foundation and New RIT, will be the valid and binding obligation of the Foundation enforceable against the Foundation in accordance with its terms;

          (i) Resolution of Pending Litigation. All of the pending litigation described in paragraph 2 of the Settlement Agreement shall have been disposed of by all parties thereto as required under paragraph 7 thereof; and

          (j) Legal Opinions. BCBSMo shall have received, addressed to BCBSMo and in form and substance reasonably satisfactory to BCBSMo (with such qualifications and assumptions as are customary and reasonable), (i) the opinion of counsel for RIT, dated as of the Closing Date, to the effect that all corporate acts and proceedings required to be taken by RIT to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which RIT is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly taken and performed (the "RIT Legal
Opinion"); (ii) the opinion of counsel for New RIT, dated as of the Closing Date, to the effect that (a) all corporate acts and proceedings required to be taken by New RIT to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which New RIT is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly taken and performed, and (b) the shares of New RIT Stock to be issued in the RIT/New RIT Merger
Transaction, when issued in exchange for RIT Stock as provided herein, will be duly and validly authorized and issued and will be fully paid and nonassessable (the "New RIT Legal Opinion");
(iii) the opinion of counsel for the Foundation, dated as of the Closing Date, to the effect that all corporate acts and proceedings required to be taken by the Foundation to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which the Foundation is a party, and the consummation of the transaction contemplated hereby and thereby, have been duly and properly taken and performed (the
"Foundation Legal Opinion"); and (iv) the opinion of counsel for the Foundation to the effect that the Foundation will receive the shares of New RIT Stock to be issued in the RIT/New RIT Merger
Transaction free and clear of claims that have been asserted or may in the future be asserted arising out of or relating to the Reorganization and arising out of or relating to either the status of BCBSMo as a mutual or public benefit corporation under Missouri law or the ownership, beneficial ownership, or rights to the assets, surplus or equity of BCBSMo or any subsidiary or affiliate of BCBSMo (the "Foundation Litigation Legal Opinion");
and

          (k) Confirmation From Attorney General and DOI. BCBSMo shall have received written notice from the Attorney General and DOI that the Sarkis litigation condition precedent in Section 4.01(f) and the legal opinion condition precedent in Section 4.05(h)(iii) have both either been satisfied or waived.

     Section 4.03. Conditions to Obligations of RIT. The obligations of RIT to effect the Reorganization shall be subject to the satisfaction or waiver by RIT of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by BCBSMo, New RIT and the Foundation in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. BCBSMo, New RIT and the Foundation shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. RIT shall have received all documents required to be received from BCBSMo, New RIT and the Foundation on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to RIT;

          (d) Other Consents. There shall have been obtained all other consents and approvals of governmental authorities and private parties required under law or contract except where the failure to have obtained such consents and approvals would not have a Material Adverse Effect on RIT or would not be material and adverse to the financial position, results of operations or business of New RIT or the Foundation;

          (e) Comfort Letter. RIT shall have received the letter referred to in Section 3.12 from its independent auditor;

          (f) Favorable Ruling. RIT shall have received a copy of the Favorable Ruling obtained pursuant to Section 4.02(f) hereof, and the Favorable Ruling shall not have been revoked, withdrawn, amended or modified (in whole or in part) and there shall have been no change in applicable law (including, without limitation, the Code, judicial decisions, administrative regulations and published rulings) with regard to matters covered by the Favorable Ruling; provided, however, that in the event that the Internal Revenue Service shall fail to include in the Favorable
Ruling any or all Favorable Ruling Matters for any reason
(including but not limited to no request for a private letter ruling is made or, if made, the request is withdrawn in whole or in part, or the Internal revenue Service refuses to rule with respect to any Favorable Ruling Matter), the Favorable Ruling
Matter(s) not so included shall nonetheless be deemed to be included in the Favorable Ruling for purposes of satisfying this condition provided that RIT shall have received the opinions provided in Section 4.03(g) hereof on such excluded Favorable
Ruling Matter(s) in form and substance reasonably acceptable to RIT;

          (g) Tax Opinions. RIT shall have received opinions of PricewaterhouseCoopers LLP that (i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes, pursuant to the Transfer and Assumption Transaction, except that BCBSMo could recognize gain to the extent its basis in any assets transferred differs from the fair market value; (ii) the Charter Conversion Transaction should be treated as a recapitalization under Section 368(a)(1)(E) of the Code, should not result in the recognition of gain or loss by the Foundation, and will not result in the recognition of gain or loss by BCBSMo or New BCBSMo for federal income tax purposes,
(iii) the Reincorporation Merger Transaction will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by New BCBSMo, New RIT or the Foundation for federal income tax purposes, (iv) the RIT/New RIT Merger transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT or the Foundation for federal income tax purposes, and (v) no gain will be recognized by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or (d) of the Code. Such opinions shall be in form and substance reasonably satisfactory to RIT and may be based upon reasonable assumptions and standard representations;

          (h) Association Approval. RIT and all of its controlled affiliates that presently have license agreements with the Association shall have entered into new license agreements with the Association, acceptable to RIT, in its sole discretion, providing for the use by New RIT and the same controlled affiliates of the Marks on terms no less favorable to New RIT and such controlled affiliates (including terms relating to termination and the payment of royalties, other than terms arising out of the for-profit status of New RIT, which status does not affect the rate of dues or royalties payable) than the license agreements in effect on the date hereof (the "Existing Licenses"), and only subject to the conditions to which the Existing Licenses are subject (other than conditions arising out of the for-profit status of New RIT acceptable to RIT);

          (i) Opinion of Financial Advisor to RIT. RIT shall have received the opinion of RIT's financial advisor, dated the date of this Agreement, as to the fairness, from a financial point of view, of the Public Exchange Ratio to the holders of RIT Class A Stock, and such opinion shall not have been withdrawn or adversely modified in any material respect as of the date of the mailing of the Proxy Statement/Prospectus to the shareholders of RIT in connection with the RIT Shareholders' Meeting;

          (j) Confirmation From Attorney General and DOI. RIT shall have received written notice from the Attorney General and DOI that the Sarkis litigation condition precedent in Section 4.01(f) and the legal opinion condition precedent in Section 4.05(h)(iii) have both either been satisfied or waived.

          (k) Bank Approval. RIT shall have received all necessary consents or approvals of any financial institution under any credit facility or other financing agreement between such financial institution and RIT to the extent that the transactions contemplated by this Agreement require the consent or approval of such financial institution (the "Bank Approvals"); and

          (l) Legal Opinions. RIT shall have received, addressed to RIT and in form and substance reasonably satisfactory to RIT (with such qualifications and assumptions as are customary and reasonable), (i) the opinion of counsel for BCBSMo, dated as of the Closing Date, to the effect that all corporate acts and proceedings required to be taken by BCBSMo to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which BCBSMo is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly taken and performed (the "BCBSMo
Legal Opinion"); (ii) the New RIT Legal Opinion; (iii) the
Foundation Legal Opinion; and (iv) the Foundation Litigation
Legal Opinion.

     Section 4.04. Conditions to Obligations of New RIT . The respective obligations of New RIT to effect the Reorganization shall be subject to the satisfaction or waiver by New RIT of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by RIT, BCBSMo and the Foundation in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. RIT, BCBSMo and the Foundation shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. New RIT shall have received all documents required to be received from BCBSMo, RIT and the Foundation on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to New RIT; and

          (d) Comfort Letter. New RIT shall have received copies of the letters referred to in Section 3.12.

          (e) Legal Opinions. New RIT shall have received, addressed to New RIT and in form and substance reasonably satisfactory to New
RIT (with such qualifications and assumptions as are customary and reasonable) (i) the RIT Legal Opinion; and (ii) the BCBSMo
Legal Opinion.

     Section 4.05. Conditions to Obligations of Foundation. The respective obligations of the Foundation to effect the Reorganization shall be subject to the satisfaction or waiver by the Foundation of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by RIT, BCBSMo and New RIT in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. RIT, BCBSMo and New RIT shall have performed and complied in all material respects with all of their respective obligations and agreements hereunder required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. The Foundation shall have received all documents required to be received from BCBSMo, RIT and New
RIT on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to the Foundation;

          (d) Other Consents. There shall have been obtained all other consents and approvals of governmental authorities and private parties required under law or contract except where the failure to have obtained such consents and approvals would not be material and adverse to the financial position, results of operations or business of New RIT or the Foundation;

          (e) Comfort Letter. The Foundation shall have received copies of the letters referred to in Section 3.12;

          (f) Favorable Ruling. The Foundation shall have received a copy of the Favorable Ruling obtained pursuant to Section 4.02(f) hereof, and the Favorable Ruling shall not have been revoked, withdrawn, amended or modified (in whole or in part) and there shall have been no change in applicable law (including, without limitation, the Code, judicial decisions, administrative regulations and published rulings) with regard to matters covered by the Favorable Ruling; provided, however, that in the event that the Internal Revenue Service shall fail to include in the Favorable Ruling any or all Favorable Ruling Matters for any reason (including but not limited to no request for a private letter ruling is made or, if made, the request is withdrawn in whole or in part, or the Internal Revenue Service refuses to rule with respect to any Favorable Ruling Matter), the Favorable
Ruling Matter(s) not so included shall nonetheless be deemed to be included in the Favorable Ruling for purposes of satisfying this condition provided that the Foundation shall have received the opinions provided in Section 4.05(g) hereof on such excluded
Favorable Ruling Matter(s) in form and substance reasonably acceptable to the Foundation; and

          (g) Tax Opinions. The Foundation shall have received a copy of opinions of PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP shall not address the opinions identified in Section 4.03(g) hereof to the Foundation, the Foundation shall have received the opinion of [professionals to be identified by the Foundation prior to signing or other professional reasonably satisfactory to RIT] that (i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes, pursuant to the Transfer and Assumption Transaction, except that BCBSMo could recognize gain to the extent its basis in any assets transferred differs from the fair market value; (ii) the Charter Conversion Transaction should be treated as a recapitalization under Section
368(a)(1)(E) of the Code, should not result in the recognition of gain or loss by the Foundation, and will not result in the recognition of gain or loss by BCBSMo or New BCBSMo for federal income tax purposes; (iii) the Reincorporation Merger Transaction will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by New BCBSMo, New RIT or the Foundation for federal income tax purposes; (iv) the RIT/New
RIT Merger transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under
Section 368(a) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT or the Foundation for federal income tax purposes; and (v) no gain will be recognized by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or (d) of the Code. Such opinions shall be in form and substance reasonably satisfactory to the Foundation and may be based upon reasonable assumptions and standard representations; and

          (h) Legal Opinions. The Foundation shall have received, addressed to the Foundation and in form and substance reasonably satisfactory to the Foundation , and the Attorney General and Department of Insurance in the case of the Foundation Litigation Legal Opinion (with such qualifications and assumptions as are customary and reasonable), (i) the RIT Legal Opinion; (ii) the BCBSMo Legal Opinion; and (iii) the Foundation Litigation Legal Opinion.

                            ARTICLE V
                           TERMINATION

     This Agreement and the obligations of the parties hereunder may be terminated at any time prior to the RIT/New RIT Merger
Effective Time, notwithstanding approval hereof by the shareholders of RIT as provided herein:

          (a) by mutual written consent duly authorized by all parties (including the RIT Independent Committee); or

          (b) by any party, by giving notice to all other parties, if a court of competent jurisdiction or any other Regulatory Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting any one or more of the Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger
Transaction and the RIT/New RIT Merger Transaction; or
          (c) by any party, by giving notice to all other parties, if any of the conditions to such party's obligations hereunder set forth in Article IV hereof shall have not been satisfied (or waived, where permissible, by the party entitled to the benefit thereof) on or before December 31, 2000; or
          (d) by RIT, by giving notice to all other parties, if termination of this Agreement shall be necessary to satisfy the fiduciary duties of the RIT Board or the RIT Independent
Committee as advised by legal counsel.
     In the event that this Agreement shall be terminated pursuant to the provisions of this Article V, no party hereto shall have any liability to any other party hereto for costs, expenses, damages or otherwise, except as provided in Section
6.01 hereof or as may be agreed to in writing by the party that shall be obligated to pay such costs, expenses or damages.

                           ARTICLE VI
                       GENERAL PROVISIONS

     Section 6.01. Fees and Expenses. Each party shall each bear their own expenses, including the fees and expenses of their own advisors, incurred in connection with this Agreement and the transactions contemplated hereby, provided, however, that RIT shall pay all SEC filing fees, NYSE listing fees, and printing and mailing expenses incurred in connection with the Proxy Statement/Prospectus and Registration Statement.

     Section 6.02. Nonsurvival of Representations, Warranties and Agreements. Except for and as provided in this Section 6.02, no representation, warranty, covenant or agreement contained herein shall survive the RIT/New RIT Effective Time or the earlier termination of this Agreement; provided, however, that no such representation, warranty, covenant or agreement shall be deemed to be terminated or extinguished so as to deprive any party hereto (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of any party hereto; the aforesaid representations, warranties, covenants and agreements being material inducements to the consummation by the parties hereto of the transactions contemplated hereby. Notwithstanding the foregoing, the covenants and agreements set forth in Sections 1.06, 3.10, 3.11, 3.13, 3.14 and 3.15 hereof and the agreements set forth in the Ancillary Agreements shall survive the RIT/New RIT Merger Effective Time and shall be enforceable as provided therein.

     Section 6.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by the like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below (a) if to the Foundation:
, [to be determined by Foundation prior to signing] with a copy
to:                                                    ; [to be
determined by Foundation prior to signing] (b) if to New RIT:
, [to be determined by New RIT prior to signing] with a copy to:
; [to be determined by New RIT prior to signing] (c) if to
BCBSMo: John A. O'Rourke, President and Chief Executive Officer, Blue Cross and Blue Shield of Missouri, 1831 Chestnut Street,
St. Louis, Missouri 63103-2275, Fax: (314) 923-8958; with a copy to: Marvin O. Young, Esq., Gallop Johnson & Neuman L.C., 101 South Hanley, St. Louis, Missouri 63105, Fax: (314) 862-1219;
(d) if to RIT: John A. O'Rourke, Chairman, President and Chief Executive Officer, RightCHOICE Managed Care, Inc., 1831 Chestnut Street, St. Louis, Missouri 63103-2275, Fax: (314) 923-8958; with a copy to: Lewis, Rice & Fingersh, L.C., 500 North Broadway, Suite 2000, St. Louis, Missouri 63102, Attn: John J. Riffle, Esq., Fax: (314) 444-7788.

     Section 6.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (or where such authority shall have been delegated to a special committee, by that special committee) at any time prior to the Closing Date; provided, however, that, after approval of the RIT/New RIT Merger
Transaction by the requisite shareholders of RIT as provided in
Section 3.01(b) hereof, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 6.05. Waiver. At any time prior to the RIT/New RIT Merger Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 6.06. Entire Agreement. This Agreement, and the other agreements and instruments referenced herein, including the Ancillary Agreements, constitute the entire understanding and agreements of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect thereto or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     Section 6.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 3.11 hereof (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     Section 6.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without regard to the principles and conflicts of laws thereof.

     Section 6.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 6.10. Recitals. The Recitals to this Agreement shall be deemed to be part of this Agreement and incorporated herein.

     Section 6.11. Fair Construction. This Agreement is the product of negotiations and shall be deemed to have been drafted by all of the parties. It shall be construed in accordance with the fair meaning of its terms and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any particular party.

     Section 6.12. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

     Section 6.13. Assignment. This Agreement may not be assigned by any of the parties hereto.

[signature page appears on next page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                              BLUE CROSS AND BLUE SHIELD OF MISSOURI,
                              a Missouri nonprofit health services corporation


                              Name:
                              Title:


                              RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation


                              Name:
                              Title:


                              THE MISSOURI FOUNDATION FOR HEALTH,
                              a Missouri nonprofit public benefit corporation



                              Name:
                              Title:


                              RIGHTCHOICE MANAGED CARE, INC.,
                              a Delaware corporation



                              Name:
                              Title:







                            EXHIBIT A

            AMENDED AND RESTATED SETTLEMENT AGREEMENT



1. Parties. The parties (collectively, the "Parties" and individually, a "Party") to this Amended and Restated Settlement Agreement (this "Agreement") are:
(a) Jeremiah W. "Jay" Nixon, Attorney General of the State of Missouri (the "Attorney General");
(b) The Missouri Department of Insurance and Keith A. Wenzel, its Director (referred to collectively as the "Department of Insurance");
(c) Blue Cross and Blue Shield of Missouri ("Blue Cross Blue Shield"), a Missouri not for profit health services corporation; and
(d) RightCHOICE Managed Care, Inc. ("RightCHOICE"), a Missouri for profit general business corporation.

This Agreement amends, restates and supersedes in its entirety that certain Settlement Agreement between the Parties dated
September 20, 1998, and all amendments thereto.

2. Pending Litigation. A purpose of this Agreement is to settle certain civil actions. Those actions are:
(a) Blue Cross Blue Shield of Missouri, Plaintiff v. Jay Angoff, Director of the Missouri Department of Insurance, the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. CV196-619CC, in the Circuit Court of Cole County, Missouri (the "Purposes Litigation"). The Purposes Litigation arises from a series of transactions consummated in 1994 (the "1994 Reorganization"). In those transactions, certain assets and liabilities of Blue Cross Blue Shield were transferred to a newly formed for-profit subsidiary, RightCHOICE, and a minority interest in RightCHOICE was sold pursuant to a public stock offering; and
(b) Blue Cross Blue Shield of Missouri v. Jay Angoff, Director of the Missouri Department of Insurance, the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. 81172, in the Supreme Court of Missouri (on transfer from Appeal WD 53798, in the Missouri Court of Appeals, Western District) (collectively, the "Purposes Litigation Appeal").

3. Additional Purposes. Additional purposes of this Agreement include:
(a) Providing that the assets of Blue Cross Blue Shield will be used in a manner which is consistent with Missouri law and the history and past purposes of Blue Cross Blue Shield;
(b) Protecting the interests of all those who subscribe to the indemnity and managed care plans of Blue Cross Blue Shield and its affiliates, consistent with the contracts that define their rights and any additional rights that they might have under law;
(c) Providing for the continuation, on the part of a successor to Blue Cross Blue Shield, of its membership in the national Blue Cross and Blue Shield Association and rights as a licensee of the Blue Cross and Blue Shield names and marks;
(d) Fulfilling all duties owed by Blue Cross Blue Shield and its directors and officers;
(e) Fulfilling all duties owed by RightCHOICE and its directors and officers to its shareholders; and
(f) Providing for the reorganization of Blue Cross Blue Shield in accordance with the Missouri General Not For Profit Corporation Law and the Reorganization Agreement described below.

4. Payment for Public Purpose. On the Closing Date (as defined in Paragraph 8 below), but prior to and separate from the implementation of the Reorganization Agreement (as defined below), Blue Cross Blue Shield shall pay to the Foundation the amount of $12,780,000 in partial satisfaction of claims by various parties, including the Attorney General, Department of Insurance and amici curiae, that Blue Cross Blue Shield has a public purpose obligation, which amount is to be used by the Foundation (as defined below) to carry out its stated purposes.

5. Reorganization Agreement. As partial consideration for their mutual undertakings in this Agreement, promptly following the dismissal of the Purposes Litigation and Purposes Litigation Appeal in accordance with paragraph 7 hereof:
(a)  the Attorney General and Department of Insurance shall
(1) cause a new Missouri not for profit public benefit corporation (the "Foundation") to be organized and incorporated by filing with the Missouri Secretary of State Articles of Incorporation in the form attached hereto as Exhibit A, causing Bylaws in the form attached hereto as Exhibit B to be adopted as the Bylaws of the Foundation, and appointing the initial members of the Board of Directors of the Foundation, (2) cause a new Delaware for profit corporation ("New RIT") to be organized and incorporated by filing with the Secretary of State of Delaware a Certificate of Incorporation in the form attached hereto as Exhibit C, causing one share of its common stock to be issued to the Foundation, and causing Bylaws in the form attached as Exhibit D to be adopted as the Bylaws of New RIT, (3) cause the Board of Directors of the Foundation to authorize the Foundation to execute an Agreement and Plan of Reorganization (the "Reorganization Agreement") in the form attached as Exhibit E and fulfill all obligations and satisfy all conditions thereunder, and take all other actions as are necessary or appropriate to consummate the transactions contemplated by the Reorganization Agreement in accordance with the Reorganization Agreement,
(4) cause the Board of Directors of New RIT to authorize New RIT to execute the Reorganization Agreement and fulfill all obligations and satisfy all conditions thereunder, and take all other actions as are necessary or appropriate to consummate the transactions contemplated by the Reorganization Agreement in accordance with the Reorganization Agreement, and (5) cause the Foundation and New RIT to execute the Reorganization Agreement; and
(b) Blue Cross Blue Shield and RightCHOICE shall execute the Reorganization Agreement, and take all other actions necessary or appropriate to consummate the transactions contemplated by the Reorganization Agreement in accordance with the Reorganization Agreement.
The terms of the Reorganization Agreement and other agreements to be executed in connection therewith control as to the rights of the parties and steps to be taken thereunder. The Reorganization Agreement provides for the consummation of a series of transactions (the "Reorganization") whereby Blue Cross Blue Shield will be converted into a Missouri for profit general business corporation, reincorporated in Delaware, and subsequently merged with RightCHOICE. The Foundation will become the owner of the same percentage of the issued and outstanding stock of the resulting entity ("New RightCHOICE") as Blue Cross Blue Shield owns in RightCHOICE immediately prior to the Reorganization. The public shareholders of RightCHOICE immediately prior to the Reorganization will become the owners of the remainder of the issued and outstanding stock of New RightCHOICE. Shares of New RightCHOICE owned by the Foundation will be liquidated over time and the proceeds applied to purposes stated in the Foundation's charter documents.

6.   [This paragraph is intentionally left blank.]

7. Disposition of Litigation. In further consideration of their mutual undertakings in this Agreement and the Reorganization Agreement, the Parties shall dispose of certain pending litigation as follows:
(a) Immediately upon execution of this Agreement, the Parties who are litigants in the Purposes Litigation shall file in the Circuit Court of Cole County a Joint Notice of Dismissal (in the form attached hereto as Exhibit F) of all pending claims in the Purposes Litigation;
(b) At such later time on or before February 8, 2000 as is agreed to by the Parties, those Parties who are litigants in the Purposes Litigation Appeal shall file a joint motion in the Supreme Court of Missouri in the form attached hereto as Exhibit F for dismissal of all appeals pending in the Purposes Litigation Appeal;
(c) No Party shall take any step to prosecute any claim that is now asserted in the Purposes Litigation or the Purposes Litigation Appeal so long as this Agreement remains in force and effect; provided, however, that the undertaking of the Department of Insurance under this subparagraph is subject to the limitations of R.S.Mo. Section 374.217 (1994) if those limitations are applicable to that undertaking; and
(d) On the Closing Date, if there remains pending any claims in the Purposes Litigation or the Purposes Litigation Appeal that have not already been dismissed, the Parties will stipulate to the dismissal with prejudice of such claims.

8. Releases in Favor of Blue Cross Blue Shield and RightCHOICE. In further consideration of their mutual undertakings in this Agreement and the Reorganization Agreement, the Parties agree to the releases described in this paragraph. The releases described in this paragraph shall become effective on the date (referred to herein as the "Closing Date") after which all of the conditions precedent to the Reorganization are satisfied or waived and on which the Reorganization is consummated. Blue Cross Blue Shield and RightCHOICE will not consummate the Reorganization unless and until they receive written notice from the Attorney General and Director of the Department of Insurance that the Sarkis litigation and legal opinion conditions precedent in Sections 4.01(f) and 4.05(h)(iii), respectively, of the Reorganization Agreement have been satisfied or waived.
(a) Subject to the exceptions contained in subparagraph 8(e), the Attorney General and Department of Insurance on behalf of themselves, their offices, and the State of Missouri (collectively, "the Paragraph 8 Releasors") release Blue Cross Blue Shield, RightCHOICE, their respective present and past affiliated corporations, their successors and assigns, their present and past directors, officers, agents, employees and independent contractors (all of whom are collectively referred to as "the Paragraph 8 Releasees") from any and all claims, causes of action, liabilities and judgments arising out of or relating to the 1994 Reorganization or the operation of Blue Cross Blue Shield from the date of the 1994 Reorganization through April 20, 1998.
(b) Subject to the exceptions contained in subparagraph 8(e), the Paragraph 8 Releasors release the Paragraph 8 Releasees from all claims, causes of action, liabilities and judgments that were asserted or might have been asserted in the Purposes Litigation and Purposes Litigation Appeal.
(c) Subject to the exceptions contained in subparagraph 8(e), the Paragraph 8 Releasors release the Paragraph 8 Releasees from any and all claims, causes of action, liabilities and judgments arising from or related to the execution and performance of this Agreement, the Reorganization Agreement, or the consummation of the Reorganization.
(d) Subject to the exceptions contained in subparagraph 8(e), the Paragraph 8 Releasors release the Paragraph 8 Releasees from any and all claims, causes of action, judgments, claims, disputes, investigations, audits or complaints listed on Exhibit G attached hereto.
(e) Claims in the following classes are excluded from the releases given in this paragraph 8:
(i) Any claim by consumers lodged with the Department of Insurance or the Attorney General;
(ii) Any claims of criminal liability of any kind;
(iii) Any claims of liability from or on account of any conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; and
(iv) Any claim for breach of this Agreement, the Reorganization Agreement or any other agreement executed by any of the Paragraph 8 Releasees in connection with the consummation of the Reorganization.

9. Releases in Favor of the Attorney General and the Department of Insurance. In further consideration of their mutual undertakings in this Agreement and the Reorganization Agreement, the Parties agree to the releases described in this paragraph. The releases described in this paragraph shall become effective on the Closing Date.
(a) Subject to the exceptions contained in subparagraph 9(d), Blue Cross Blue Shield and RightCHOICE, and their respective affiliated corporations, successors and assigns (collectively, "the Paragraph 9 Releasors") release the State of Missouri, the Attorney General, the Department of Insurance and their respective present and past officers, agents, employees, independent contractors, affiliates, successors and assigns (all of whom are collectively referred to as "the Paragraph 9 Releasees") from any and all claims, causes of action, liabilities and judgments arising out of or relating to actions taken or statements made by the Attorney General or the Department of Insurance or their past and present agents, employees or independent contractors in connection with the 1994 Reorganization.
(b) Subject to the exceptions contained in subparagraph 9(d), the Paragraph 9 Releasors release the Paragraph 9 Releasees from all claims, causes of action, liabilities and judgments that were asserted or might have been asserted in the Purposes Litigation and Purposes Litigation Appeal.
(c) Subject to the exceptions contained in subparagraph 9(d), the Paragraph 9 Releasors release the Paragraph 9 Releasees from any and all claims, causes of action, liabilities and judgments arising out of or related to the execution and performance of this Agreement, the Reorganization Agreement, or the consummation of the Reorganization.
(d) Claims in the following classes are excluded from the releases given in this paragraph 9:
(i) Any claims of liability from or on account of any conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; and
(ii) Any claim for breach of this Agreement, the Reorganization Agreement or any other agreement executed by any of the Paragraph 9 Releasees in connection with the consummation of the Reorganization.

10. Representation As To Existence of Claims. The Attorney General and the Department of Insurance represent and warrant that, on April 20, 1998, except as described on the list which is attached hereto as Exhibit G and as described in Paragraph 8(e)(i) above, there were no claims, disputes, investigations, audits or complaints pending against Blue Cross Blue Shield, RightCHOICE or any of their affiliates, and to their knowledge there is no basis for any such claims, disputes, investigations, audits or complaints. Blue Cross Blue Shield represents and warrants to the Attorney General and the Department of Insurance that, except as described on the list attached hereto as Exhibit H, it had no knowledge as of September 20, 1998, of any pending or threatened claim that will or might be subject to indemnity from the Foundation under the terms of the Indemnification Agreement attached as Exhibit K to the Reorganization Agreement.

11.  Termination.
(a) This Agreement shall automatically terminate upon termination of the Reorganization Agreement for any reason.
(b) This Agreement may be terminated by any Party hereto by giving written notice to all other Parties in the event the Closing Date has not occurred on or before December 31, 2000.
(c) This Agreement may be terminated at any time by written agreement signed by all Parties.
(d) If any Party breaches its obligations under Paragraph 18(k) hereof, and fails to cure such breach within thirty (30) days after written notice from any other Party (the "Notifying Party") describing the alleged breach (or fails to undertake to cure within such thirty (30) day period and to diligently pursue to completion such cure as cannot reasonably be completed within the thirty (30) day time period), the Notifying Party may terminate this Agreement by giving written notice to all other Parties.
(e) If this Agreement terminates pursuant to subparagraph (a), or is terminated pursuant to subparagraph (b), subparagraph (c), or subparagraph (d), the Agreement shall thereafter be void and have no force or effect.

12. No Admission of Liability. This Agreement is a good faith, negotiated resolution of disputed claims. Neither the Agreement nor any act performed or document executed pursuant to or in furtherance of this Agreement is admissible in any court proceeding, except those proceedings, if any, leading to judicial approval of the transactions contemplated by this Agreement and the Reorganization Agreement, and any proceeding brought to enforce this Agreement or the Reorganization Agreement. No Party, by signing this Agreement, admits liability or fault, or admits the validity of any claim made by any other Party or person with respect to any matter that is the subject of this Agreement or the Reorganization Agreement.

13. Binding Effect on Successors of Governmental Parties. This Agreement shall be binding, to the fullest extent permissible under law, on the State of Missouri, the Attorney General, the Department of Insurance, their respective offices and departments, and all of their successors in office. Should the State of Missouri, any Attorney General of Missouri or the Department of Insurance take the position at any time that any of the commitments or undertakings of the State of Missouri, the Attorney General, or the Department of Insurance hereunder is not fully valid and enforceable, then Blue Cross Blue Shield, RightCHOICE, and each of their corporate successors may, at the sole option of any of them, declare this Agreement and the Reorganization Agreement void and of no force or effect, in which event they will be discharged from any further obligations thereunder, and may take such actions (including but not limited to the commencement of a judicial proceeding seeking a declaration of the rights of the parties, injunctive relief, and the restoration of the status quo prior to the Reorganization) as are appropriate to rescind this Agreement and the Reorganization, and restore the Parties to the position that would have applied had the Reorganization not taken place or this Agreement not been signed, including the restoration or repayment of all consideration given or received by any Party, including all assets received by the Foundation in connection with the Reorganization. As part of the Reorganization, the Attorney General and Department of Insurance shall cause the Foundation to execute an agreement to be bound by the provisions of this paragraph 13.

14. Approval of Certain Stock Purchases. After consummation of the Reorganization, New RightCHOICE will have certain options and rights of first refusal to repurchase its shares from the Foundation in one or more transactions that may require the prior approval of the Department of Insurance under applicable law.
The Department of Insurance shall not disapprove any such transaction unless New RightCHOICE or one of its insurance subsidiaries licensed in Missouri fails to meet Missouri regulatory capital and reserve requirements after consummation of the transaction, or fails to satisfy any other objective criteria required to be satisfied under Missouri law as a condition to obtaining approval of the Department of Insurance.

15. Amendments to Charter Documents of the Foundation. From the date the Foundation is incorporated until the Closing Date, and thereafter until the Foundation owns less than five percent (5%) of the issued and outstanding shares of capital stock of New RightCHOICE, the Attorney General shall not consent to any amendment to the Articles of Incorporation or Bylaws of the Foundation if the amendment would increase the influence or control of any governmental authority or its agents over the governance of the Foundation over the level of influence and control provided in the Articles of Incorporation and Bylaws of the Foundation attached hereto as Exhibits A and B, respectively.

16.  Amendments to Reorganization Agreement.  Blue Cross Blue
Shield and RightCHOICE shall not consent to any amendment to the Reorganization Agreement after it is signed without first obtaining the written consent of the Attorney General and the Department of Insurance.

17. Nominating Committee Expenses. The Attorney General and Department of Insurance will review, approve and then submit to Blue Cross Blue Shield for payment, in an amount not to exceed $50,000 in the aggregate, the reasonable and necessary costs incurred in connection with the search for qualified candidates to serve on the Foundation Board to be conducted by the Nominating Committee, and Blue Cross Blue Shield shall pay such amounts.

18.  General Provisions.
(a) Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
(b) This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories to the same counterpart.
(c) This Agreement and the Reorganization Agreement, including all exhibits attached hereto and thereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written.
(d) All of the exhibits attached to this Agreement are material and integral parts hereof, and are fully incorporated herein by this reference.
(e) The Parties will execute and deliver such further documents and do such further acts and things as may be required to carry out the intent and purpose of this Agreement, including the execution of all documents necessary to continue existing standstills of the litigation to be settled by this Agreement, such standstills to continue until the earlier of the termination of this Agreement or the Closing Date.
(f) This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Missouri, without regard to choice or conflict of laws rules.
(g) Blue Cross Blue Shield and RightCHOICE shall be solely responsible for payment of all legal, accounting and investment banking fees and other costs and expenses incurred by them in connection with this Agreement and the Reorganization and shall have no responsibility or liability for payment of any fees, costs or expenses incurred by any other Party.
(h) All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person;
(ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of overnight courier services, one business day after delivery to the overnight courier service with payment provided; or (iv) in the case of telecopy or fax, when sent, verification received; in each case addressed as follows:

               If to Blue Cross Blue Shield:
                    John A. O'Rourke
                    President and Chief Executive Officer
                    Blue Cross and Blue Shield of Missouri
                    1831 Chestnut Street
                    St. Louis, Missouri 63103-2275
                    Fax: (314) 923-8958

               with a copy to:

                    Joseph D. Lehrer, Esq.
                    Greensfelder, Hemker & Gale, P.C.
                    2000 Equitable Building
                    10 South Broadway
                    St. Louis, Missouri  63102-1774
                    Fax:  (314) 241-8624

               If to RightCHOICE:

                    John A. O'Rourke
                    Chairman, President and Chief Executive
                    Officer
                    RightCHOICE Managed Care, Inc.
                    1831 Chestnut Street
                    St. Louis, Missouri 63103-2275
                    Fax:  (314) 923-8958

               with a copy to:

                    John J. Riffle, Esq.
                    Lewis, Rice & Fingersh, L.C.
                    500 North Broadway, Suite 2000
                    St. Louis, MO  63102
                    Fax:  (314) 612-1349

               If to the Attorney General:

                    Jeremiah W. (Jay) Nixon
                    P.O. Box 899
                    Jefferson City, MO 65102
                    Fax:  (573) 751-0774

               If to the Department of Insurance:

                    Keith A. Wenzel
                    P.O. Box 690
                    Jefferson City, MO 65102
                    Fax:  (573) 526-4898

          or to such other address as any Party may designate by notice to the other Parties in accordance with the terms of this paragraph.
(i) All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the Parties and their respective legal representatives and successors and assigns.
(j) This Agreement is the product of negotiations and shall be deemed to have been drafted by all of the Parties. It shall be construed in accordance with the fair meaning of its terms and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any particular Party.
(k)  The Parties agree to the following:
          (i) that it is their intent to carry out all of the terms of this Agreement and to consummate the Reorganization; and
         (ii) that they shall cooperate to the extent necessary to effectuate and implement all terms and satisfy all of the conditions of the Agreement and, with respect to Blue Cross Blue Shield and RightCHOICE, subject to their fiduciary obligations, to exercise their best efforts promptly to accomplish the terms and satisfy the conditions of the Reorganization Agreement.
(l) The Parties executing this Agreement warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Agreement to effectuate its terms.
(m) Nothing in this Agreement shall be construed as preventing the Department of Insurance or the Attorney General from taking regulatory action against Blue Cross Blue Shield, RightCHOICE or
New RightCHOICE based on (1) acts or omissions occurring after April 20, 1998 that are not covered by the releases described in Paragraph 8, (2) acts or omissions occurring prior to April 20, 1998 that are not covered by the releases described in Paragraph 8, and (3) claims described in Paragraph 8(e) of this Agreement.




[Remainder of page intentionally left blank]




                              Executed this 6th day of January, 2000.




Jeremiah W. (Jay) Nixon
Attorney General of Missouri

Missouri Department of Insurance


By:
    Keith A. Wenzel, Director
    Director, Missouri Department of Insurance


Blue Cross and Blue Shield of Missouri


By:
     John A. O'Rourke, President


RightCHOICE Managed Care, Inc.


By:
     John A. O'Rourke, President and
     Chief Executive Officer


                        LIST OF EXHIBITS

Exhibit A Articles of Incorporation of the Foundation
Exhibit B Bylaws of the Foundation
Exhibit C Certificate of Incorporation of New RIT
Exhibit D Bylaws of New RIT
Exhibit E Agreement and Plan of Reorganization
Exhibit F Joint Notice of Dismissal and Joint Motion to Dismiss
Exhibit G List of Known Claims as of April 20, 1998
Exhibit H List of Claims Prepared by Blue Cross and Blue Shield of Missouri








                              EXHIBIT B



                 ASSUMPTION REINSURANCE AGREEMENT



                          by and between



              BLUE CROSS AND BLUE SHIELD OF MISSOURI,
         a Missouri nonprofit health services corporation

                                and

             HEALTHY ALLIANCE LIFE INSURANCE COMPANY,
                      a Missouri corporation


                    DATED _______________, 2000















                ASSUMPTION REINSURANCE AGREEMENT


     THIS ASSUMPTION REINSURANCE AGREEMENT (this "Agreement"), dated as of ___________, 2000 ("Effective Date"), is made and entered into by and between BLUE CROSS AND BLUE SHIELD OF MISSOURI, a Missouri non-profit health services corporation ("BCBSMo"), and HEALTHY ALLIANCE LIFE INSURANCE COMPANY, a Missouri corporation ("Healthy Alliance").

                            RECITALS

     A. BCBSMo is a Missouri non-profit non-stock health services corporation that offers health benefits and related products and services. BCBSMo holds a license from the Blue Cross and Blue Shield Association (the "Association") to use the Blue Cross and Blue Shield names, trademarks and service marks (the "Marks").

     B. Healthy Alliance is a Missouri life and health insurance company and wholly owned subsidiary of RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE"), that offers life and health benefits and related products and services pursuant to its certificate of authorities issued by the Missouri Department of Insurance. Healthy Alliance also holds a license from the Association to use the Marks.

     C.   Pursuant to the terms of that certain Agreement and
Plan of Reorganization dated            , 2000, by and among
BCBSMo, RightCHOICE, and certain other parties (the "Reorganization Agreement"), BCBSMo, RightCHOICE and such other parties agreed to accomplish a reorganization by means of certain transactions described in the Reorganization Agreement, one of which is the "Transfer and Assumption Transaction" (as defined in the Reorganization Agreement) by which existing contracts of insurance and other assets of BCBSMo would be transferred to Healthy Alliance.

     D. The parties hereto desire to consummate the Transfer and Assumption Transaction pursuant to this Agreement.

     E. In connection with the Transfer and Assumption Transaction, BCBSMo desires to cede and transfer to Healthy Alliance all contracts of insurance issued or underwritten by BCBSMo in force at the Closing Time (as defined below), and Healthy Alliance desires to assume the rights, obligations and liabilities of BCBSMo in respect to such insurance contracts, under the terms and conditions set forth herein.

     F. It is intended that, as a result of the consummation of the transactions contemplated by this Agreement, BCBSMo shall be discharged, on an assumption reinsurance and novation basis under
Section 375.1294 of the Missouri Revised Statutes and other applicable law, from any further obligation in connection with such insurance contracts.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BCBSMo and Healthy
Alliance do hereby agree as follows:

                     ARTICLE I - DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, the following quoted and capitalized words and phrases shall have the meanings set forth below unless the context clearly requires otherwise.

     1.1 Affiliate. "Affiliate" means, with respect to any Person, at the time in question, any other Person who directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     1.2  Assumed Policy.  "Assumed Policy" means each of the
Policies.

     1.3  Assumed Policy Liabilities.  "Assumed Policy
Liabilities" means any and all liabilities and obligations arising under or relating to the Assumed Policies, but excluding all Excluded Liabilities.

     1.4 Books and Records. "Books and Records" means all policy information, data, records and all policy forms pertaining to the Policies, including, but not limited to, rating plans, administrative records, claim files and records, files and records, relating to regulatory matters (including, without limitation, correspondence, notifications and similar documents from regulatory authorities), files and records relating to tax information reporting with respect to the Policies (including, without limitation, the tax basis of each Policy, issue date, premium payments and distributions), complaint files, correspondence with Policyholders, underwriting records, accounting records, consent forms from insureds under the Policies and census data; provided, however, that Books and Records shall not include the original charter, certificate or articles of incorporation, corporate seal, original licenses to do business, original minute books and other original corporate records relating exclusively to the corporate organization or capitalization, original Tax and corporate accounting records relating to the Policies.

     1.5 Closing Date. "Closing Date" has the meaning set forth in the Reorganization Agreement.

     1.6  Closing Time.  "Closing Time" means 12:01 a.m., St.
Louis, Missouri time, on the Closing Date.

     1.7 Excluded Liabilities. "Excluded Liabilities" means any liability of BCBSMo for any of the following: (i) any liability to any Person to the extent it arises out of or is related to any business or operation of BCBSMo other than its business or operations related to the underwriting or insuring of the Policies or the adjudication of claims under the Policies;
(ii) any liability for commission payments and other compensation payable with respect to the Policies to or for the benefit of any Representative with respect to the face amount of coverage in effect as of the Closing Time where such liability arises prior to the Closing Time; and (iii) the lawsuits, proceedings and other actions or occurrences identified in the "BCBSMo Disclosure Schedule" (as defined in the Reorganization Agreement) or which arise in connection with any aspect of the Reorganization.

     1.8 Extracontractual Liabilities. "Extracontractual Liabilities" means all liabilities, other than the express obligations set forth in the Policies, including, without limitation, any liability for consequential, exemplary, punitive or similar damages or statutory penalties including treble damages, relating to the Policies, which liability arises from any act, error or omission by BCBSMo or its respective Representatives occurring prior to the Closing Date, whether intentional or otherwise, or from any bad faith occurring in connection with the handling of any claim or obligation under any of the Policies or in connection with the issuance, delivery or cancellation of any of the Policies.

     1.9 Person. "Person" means any individual, corporation, partnership, firm, trust, joint venture, association, limited liability company, trust, unincorporated organization, governmental, judicial, or regulatory body, or other entity.

     1.10 Policy. "Policy" means each insurance contract insured or underwritten by BCBSMo that is in force at the Closing Time or that is not in force at the Closing Time but for which an insurance related liability exists or may exist. Attached hereto as Exhibit A is a list of the Policy types in force as of the Effective Date of this Agreement. For purposes of this Agreement, the term "Policy" does not include any self-funded or self-insured portion of any benefit program or contract administered by BCBSMo.

     1.11 Policyholder. "Policyholder" means the owner or holder of one or more Policies.

     1.12 Representative. "Representative" means, with respect to any party hereto, its employees, agents, brokers, officers, directors, counsel, consultants, and other representatives.

     1.13 Regulatory Authority. "Regulatory Authority" means any federal or state agency charged with the supervision or regulation of insurance companies, health maintenance organizations, healthcare services plans, third party administrators or managed health care organizations and any other court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to BCBSMo, Healthy Alliance or any of their respective Affiliates.

     1.14 Reorganization. "Reorganization" has the meaning set forth in the Reorganization Agreement.

     1.15 Reorganization Agreement. "Reorganization Agreement" has the meaning set forth in the Preamble hereof.

     1.16 Statutory Reserves. "Statutory Reserves" means all of the assessments, reserves and liabilities required to be maintained by BCBSMo or Healthy Alliance for the Policies, calculated in accordance with generally accepted actuarial principles and practices and statutory accounting principles and practices consistently applied, and in accordance with requirements published by the National Association of Insurance Commissioners, including, but not necessarily limited to: aggregate reserves for accident and health policies, including active life reserves, claims reserves, and unearned premium reserves.

     1.17 Taxes. "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, premium taxes, excise taxes, capital property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.

             ARTICLE II - ASSUMPTION AND REINSURANCE

     2.1 Assumption and Reinsurance. As of the Closing Time and subject to the conditions and other provisions of this Agreement, BCBSMo hereby agrees to and does transfer and cede to Healthy Alliance, and Healthy Alliance hereby agrees to and does accept and assume as its direct obligations, on an assumption reinsurance and novation basis, as if Healthy Alliance were the original issuer thereof, each of the Assumed Policies and 100% of the Assumed Policy Liabilities. All Assumed Policy Liabilities will be deemed transferred to and assumed by Healthy Alliance as of the Closing Time. All Assumed Policies will be deemed to have been assumed by novation as of the Closing Time. Healthy Alliance's liability under this Agreement shall be subject to all the terms and conditions of the Assumed Policies. Healthy Alliance does not assume, and shall not be liable for, Excluded Liabilities.

     2.2 Healthy Alliance as Successor. Healthy Alliance shall, from and after the Closing Time, succeed to all of the rights and obligations (other than Excluded Liabilities) of BCBSMo under the Assumed Policies and shall perform all of BCBSMo's obligations (other than Excluded Liabilities) under the Assumed Policies as if it had been the original issuer or contracting party thereof. Except as required by applicable law, the Assumed Policies shall be direct obligations of Healthy Alliance. From and after the Closing Time, BCBSMo shall have no further obligations to the Policyholders under the Assumed Policies. Healthy Alliance shall substitute itself in the place of BCBSMo as if named in the place of BCBSMo and the Policyholders and insureds may thereafter disregard BCBSMo as a party to the Assumed Policies and treat Healthy Alliance as if it had been originally obligated for the Assumed Policy Liabilities in place of BCBSMo. From and after the Closing Time, Policyholders under the Assumed Policies shall have the right to file claims for Assumed Policy Liabilities directly with Healthy Alliance and shall have a direct right of action against Healthy Alliance for Assumed Policy Liabilities. Healthy Alliance consents to being subject to direct action taken by any Policyholder of an Assumed Policy. The rights of a Policyholder shall be limited to and consist of those rights expressly set forth in the Assumed Policy and applicable law, and no effect shall be given to any bankruptcy, liquidation, receivership, insolvency, reorganization or moratorium on obligations of BCBSMo.

     2.3 Preservation of Defenses. Healthy Alliance accepts and assumes the Assumed Policy Liabilities subject to any and all rights, defenses, setoffs and counterclaims to which BCBSMo or Healthy Alliance would be entitled with respect to the Assumed Policies. It is expressly understood and agreed by the parties that no defenses, setoffs or counterclaims are waived by the execution of this Agreement or the consummation of the transactions contemplated by this Agreement and that, as of the Closing Time, Healthy Alliance shall be fully subrogated to all such defenses, setoffs and counterclaims and entitled to the benefits thereof as if it were BCBSMo.

     2.4 Taxes. BCBSMo shall be solely liable for payment of any and all Taxes relating to the Assumed Policies prior to the Closing Time. Healthy Alliance shall be solely liable for payment of any and all Taxes payable on account of premiums or renewal premiums received on the Assumed Policies after the Closing Time.

     2.5 Policy Premiums. BCBSMo and Healthy Alliance mutually agree that, as of the Closing Time, Healthy Alliance shall receive and retain one hundred percent (100%) of the premiums paid by the Policyholders of the Assumed Policies, in consideration of Healthy Alliance's assumption of all of BCBSMo's contractual rights, obligations, liabilities and risks under such Assumed Policies after the Closing Time. All premiums and other receipts on the Assumed Policies (whether in the form of checks, drafts, money orders, postal notes or otherwise) received by any Person allocable to periods after the Closing Time shall be the sole property of Healthy Alliance. BCBSMo shall promptly deliver to Healthy Alliance all premiums and other receipts received by BCBSMo on the Assumed Policies allocable to periods after the Closing Time. All premiums and other receipts delivered shall bear all necessary endorsements required to effect transfer to Healthy Alliance.

     2.6 Bank Draft or Debit Authorizations. Subject to the terms and conditions of this Agreement, BCBSMo hereby assigns to Healthy Alliance all of its rights and privileges to draft, draw or debit the accounts of Policyholders for premiums due under the Policies under existing pre-authorized bank draft or electronic fund transfer arrangements between BCBSMo and Policyholders.

     2.7 Lawsuits. Except with respect to Excluded Liabilities or BCBSMo's obligations under Section 5.2 hereof, Healthy Alliance shall be responsible for all litigation and other proceedings arising out of, or related to, the Assumed Polices. BCBSMo shall promptly notify Healthy Alliance, in writing, of all lawsuits and occurrences not listed in the BCBSMo Disclosure Schedule that arise prior to the Closing Date.

     2.8 No Agency. For purposes of this Agreement, Healthy Alliance does not act as agent of BCBSMo either before or after the Effective Date of this Agreement. BCBSMo assumes no liability for any act or omission of Healthy Alliance or any of Healthy Alliance's Representatives either before or after the Effective Date of this Agreement. All such liability is expressly reserved by Healthy Alliance.

     2.9 Regulatory Approvals. BCBSMo and Healthy Alliance shall file and give, or cause to be filed and given, all necessary applications, notices, agreements and other documents reasonably required by, or to obtain the approval of, all Regulatory Authorities having jurisdiction with respect to the transaction contemplated by this Agreement, including, but not limited to, the documentation necessary to obtain the Missouri Director of Insurance's approval of the transactions contemplated by this Agreement under Section 375.1294 of the Missouri Revised Statutes. Each party shall use its best efforts to assist the other party in obtaining any Regulatory Approvals for the reinsurance and servicing of the Policies by Healthy Alliance in accordance with the provisions of this Agreement, including but not limited to, furnishing historical financial information on the Policies, furnishing data necessary for the preparation of pro forma statements reflecting the financial impact of the consummation of this Agreement on Healthy Alliance and furnishing affidavits or fulfilling other requirements necessary to obtain approval of such Regulatory Authorities for the reinsurance and servicing of the Policies by Healthy Alliance.

     2.10 Association Approval. BCBSMo and Healthy Alliance shall execute, deliver and file all necessary notices, agreements and other documents reasonably required to obtain the approval of the Association, on or before the Closing Date, with respect to any aspect of the transaction contemplated by this Agreement that may affect either party's license for the Marks and any business derived through or from the Association. With respect to the Policies issued under the Federal Employees Benefits Program, the parties shall enter into and deliver to the Association a "novation agreement" in substantially the same form as attached hereto as Exhibit B. In addition, BCBSMo shall enter into a "plan participation agreement" with the Association for the period prior to the Closing Time in substantially the same form as attached hereto as Exhibit C, and Healthy Alliance shall enter into a "plan participation agreement" with the Association for the period after the Closing Time in substantially the same form as attached hereto as Exhibit D, and Healthy Alliance shall enter into a written agreement with BCBSMo in substantially the same form as attached hereto as Exhibit G, pursuant to which all of the rights, interests and obligations of BCBSMo under that certain "plan participation agreement" between BCBSMo and the Association are transferred to and assumed by Healthy Alliance.

     2.11 Other Approvals. Each party shall use its best efforts to assist the other party in obtaining any other approvals, consents or agreements of any other Person for the reinsurance and servicing of the Policies by Healthy Alliance in accordance with the provisions of this Agreement.

                ARTICLE III - NOTICE AND TRANSFER

     3.1 Policyholder Notices. BCBSMo shall, at its expense, provide notice of the assumption and novation of the Policies by Healthy Alliance to those Policyholders required by law or under the Policies to be notified, as well as to BCBSMo's Representatives (i.e., agents and brokers of record). Except where other language is required by a specific Regulatory Authority, the notice to such Policyholders shall be substantially in the form attached hereto as Exhibit E, and shall be mailed on or before date referenced on Exhibit E, unless otherwise agreed to, in writing, by the parties. BCBSMo shall be responsible for providing notifications to and for obtaining the approvals of any Regulatory Authority.

     3.2 Issuance of Certificates of Assumption. On or after the Closing Date, Healthy Alliance shall, at the expense of BCBSMo, confirm the assumption and novation of the Assumed Policies by Healthy Alliance through issuance of a "Certificate of Assumption" to each Policyholder. The Certificate of Assumption shall be in the form attached hereto as Exhibit F, except where other language is required by a specific Regulatory Authority. The assumption represented by the Certificate of Assumption is subject to the terms and conditions of this Agreement, and any defenses or rights that are now or may hereafter become available to BCBSMo or Healthy Alliance.
Healthy Alliance shall be responsible for providing notifications to, and for obtaining approvals of, any Regulatory Authority of its Certificate of Assumption to be issued to the Policyholders of the Assumed Policies as may be required under applicable insurance laws or regulations. BCBSMo shall reasonably cooperate with Healthy Alliance to obtain any such approvals and cause the Certificate of Assumption to be mailed to each Policyholder at the address last shown upon the records of BCBSMo for such Policyholder. All records maintained by Healthy Alliance in connection with the mailing of the Certificate of Assumption shall be made available for inspection by BCBSMo upon request. Healthy Alliance shall take all other actions reasonably necessary to assume the obligations of BCBSMo under the Assumed Policies.

  ARTICLE IV - ADMINISTRATION, PAYMENTS, POLICIES AND PREMIUMS

     4.1 Administration of Assumed Policies by Healthy Alliance. After the Closing Time, Healthy Alliance shall be solely responsible, at its own expense, for the administration and servicing of all aspects of the Assumed Policies in accordance with the terms and conditions of the Assumed Policies and with applicable state laws and regulations and in a manner consistent with the level of policyholder and administrative services provided by Healthy Alliance in the ordinary course of its business to insureds and contractual counterparties.

     4.2 Inadvertent Payments. With respect to the Assumed Policies, in the event of a payment being inadvertently made by BCBSMo after the Closing Time for an amount which by the terms of this Agreement Healthy Alliance is liable or responsible for payment, BCBSMo shall notify Healthy Alliance of such payment and Healthy Alliance shall promptly reimburse BCBSMo to the extent of such payment. If a payment is inadvertently made by Healthy Alliance for, which by the terms of this Agreement BCBSMo is liable or responsible for payment, BCBSMo shall promptly reimburse Healthy Alliance to the extent of such payment.

     4.3 Benefit Modifications. From the Effective Date of this Agreement and thereafter until the Closing Date, BCBSMo agrees that no Policy has been or will be rewritten, substantially changed, or in any way affected by BCBSMo, except in individual cases in the normal course of business.

     4.4 Responsibility for Commissions and Compensation Due Producers. Healthy Alliance shall assume one hundred percent (100%) of the liability for commissions and all other compensation and fees due to producers with respect to the Assumed Policies, after the Closing Time. Healthy Alliance shall calculate and pay all agent's commissions and overwriting commissions due and payable on the Assumed Policies for periods which commence after the Closing Time in accordance with the terms and conditions of any applicable valid agents contracts and commission schedules with BCBSMo as of the Closing Time. No agent shall gain or lose rights to earned commissions as a result of this Agreement. For the salaried employees of BCBSMo receiving incentive compensation on the Assumed Policies, if any, Healthy Alliance shall calculate the incentive compensation payable and transfer to BCBSMo the funds necessary to pay the incentive compensation. From the funds transferred, BCBSMo shall pay the incentive compensation to those employees.

     4.5 Books and Records. On and before the Closing Date, BCBSMo will make the Books and Records relating to the Policies and Assumed Policy Liabilities available to Healthy Alliance for inspection. As of the Closing Time, BCBSMo does hereby transfer and assign, and shall deliver, to Healthy Alliance or its designated representative all Books and Records relating to the Assumed Policies and Assumed Policy Liabilities.

     4.6  Information, Reports and Access.

          (a) BCBSMo shall undertake such arrangements as are reasonably requested by Healthy Alliance from time to time to ensure that all information, claims and notices received after the Closing Date by BCBSMo are promptly delivered to Healthy Alliance.

          (b) Healthy Alliance shall provide BCBSMo with financial and any other information reasonably requested by BCBSMo to enable BCBSMo to prepare and file its statutory financial statements within the time periods prescribed by law or to forecast cash flow, operating income or other data required for proper financial management, or to respond to inquiries from insurance regulators or other parties in connection with the transactions contemplated by this Agreement.

          (c) Each party agrees to furnish the other with such financial information as may be required for the completion of quarterly and annual statements and internal records. Each party agrees to permit the other to inspect its books and records relative to the Assumed Policies and Assumed Policy Liabilities at any reasonable time.

          ARTICLE V - CONSIDERATION AND INDEMNIFICATION

     5.1 Consideration. As consideration for the assumption reinsurance by Healthy Alliance of the Assumed Policy Liabilities hereunder, BCBSMo shall transfer to Healthy Alliance assets with an aggregate value to BCBSMo equal to the sum of (i) one hundred percent (100%) of the estimated Assumed Policy Liabilities of BCBSMo in support of the policy liabilities under the Policies, including, but not limited to, liabilities for benefits, surrenders, returns and premium refunds, and (ii) that amount, if any, necessary for Healthy Alliance to meet the Statutory Reserve requirements, as of the Closing Time, as determined by mutual agreement of the parties (collectively, the "Settlement Amount").

     5.2 Indemnification. From the Effective Date of this Agreement and thereafter, BCBSMo shall indemnify, defend and hold harmless Healthy Alliance from and against any and all claims, liabilities, losses, damages, costs, attorneys' fees and expenses arising from or relating to, directly or indirectly, any Extracontractual Liability or Excluded Liability.

              ARTICLE VI - CLOSING AND TERMINATION

     6.1 Closing. The transactions contemplated by this Agreement are subject to the satisfaction or waiver of each of the conditions precedent to the obligations of BCBSMo and RightCHOICE to effect the Reorganization set forth in Article IV of the Reorganization Agreement. The assumption, reinsurance and novation of BCBSMo's liabilities under the Assumed Policies shall become effective as of the Closing Time. As part of the closing of the Reorganization, BCBSMo shall transfer to Healthy Alliance the Books and Records, the Settlement Amount by wire transfer of funds as directed by Healthy Alliance, and deliver a complete listing of the Assumed Policies as of the Closing Date.

     6.2 Termination. This Agreement and the obligations of the parties hereunder may be terminated at any time prior to the Closing Date:

          (a)  by mutual written consent duly authorized by all parties; or

          (b) by any party, by giving notice to all other parties, if a court of competent jurisdiction or any other Regulatory Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement; or

          (c) by any party, if the Reorganization Agreement is terminated for whatever reason.

     6.3 Effect of Termination. In the event that this Agreement shall be terminated pursuant to the provisions of this
Article VI, no party hereto shall have any liability to any other party hereto for costs, expenses, damages or otherwise.

                ARTICLE VII - GENERAL PROVISIONS

     7.1 Fees and Expenses. Except as otherwise expressly provided in this Agreement, each party shall each bear their own expenses, including the fees and expenses of their own advisors, incurred in connection with this Agreement and the transactions contemplated hereby.

     7.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by the like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

          (a) if to BCBSMO:             1831 Chestnut Street
                                        St. Louis, Missouri 63103
                                        Telecopy (314) 923-8958

          (b) if to Healthy Alliance:   1831 Chestnut Street
                                        St. Louis, Missouri 63103
                                        Telecopy (314) 923-8958

     7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (or where such authority shall have been delegated to a special committee, by that special committee) at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. The parties acknowledge that any amendment to this Agreement will require the approval of the Missouri Department of Insurance.

     7.4 Waiver. At any time prior to the Closing Date, any party hereto may with respect to any other party hereto
(a) extend the time for the performance of any of the obligations or other acts, and (b) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     7.5 Entire Agreement. This Agreement and the Exhibits attached hereto and referenced herein supersede all previous agreements between the parties and constitute the entire agreement between the parties with regard to the reinsurance and assumption of the Policies. This Agreement cannot be changed or modified except by a written instrument signed by both Healthy Alliance and BCBSMo.

     7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns and, except as otherwise expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without regard to the principles and conflicts of laws thereof.

     7.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     7.9 Recitals. The Recitals to this Agreement shall be deemed to be part of this Agreement and incorporated herein.

     7.10 Fair Construction. This Agreement is the product of negotiations and shall be deemed to have been drafted by all of the parties. It shall be construed in accordance with the fair meaning of its terms and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any particular party.

     7.11 Headings and Captions.  The captions of Articles and
Sections hereof are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

     7.12 Assignment. This Agreement may not be assigned by any of the parties hereto.

     7.13 Independent Contractor. Each of the parties is an independent contractor with respect to the other and not an agent, servant, employee, or joint venturer. It is expressly understood that without prior, written authorization of the other party, neither party shall be the agent of the other party and shall have no authority to bind the other party to the terms of any agreements.

          [remainder of page intentionally left blank]



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                              BLUE CROSS AND BLUE SHIELD OF MISSOURI

                              By:

                              Print Name:

                              Title:


                              HEALTHY ALLIANCE LIFE INSURANCE COMPANY

                              By:

                              Print Name:

                              Title:




EXHIBITS ATTACHED:

Exhibit A List of Policy Types
Exhibit B Novation Agreement
Exhibit C Plan Participation Agreement - BCBSMo
Exhibit D Plan Participation Agreement - Healthy Alliance
Exhibit E Policyholder Notice
Exhibit F Certificate of Assumption
Exhibit G Assignment and Assumption Agreement




                      EXHIBIT A - LIST OF POLICY TYPES



TYPES OF POLICIES:

Base Major - Direct Pay
Base Major - Large Group Fully-Insured
Base Major - Small Group Fully-Insured
Base Major - Large Group Self-Funded (1)
Base Major - Small Group Self-Funded (1)
Base Major - Indemnity Hospital Fully Insured (Direct Pay)

Basic Blue - Limited Mandate Health Insurance

Federal Employees Health Benefits Program

Medicare Supplemental (including Medigap)

BlueAdvantage - Long Term Care


(1)  But only with respect to the insured portion, if any, of these policies.






                            EXHIBIT B

                       NOVATION AGREEMENT


     Blue Cross and Blue Shield of Missouri, a corporation duly organized and existing under the laws of the State of Missouri, with its principal office in St. Louis, Missouri ("Transferor"); Healthy Alliance Life Insurance Company, a life and health insurance company duly organized and existing under the laws of the State of Missouri, with its principal office in St. Louis, Missouri ("Transferee"); the Blue Cross and Blue Shield Association, a not-for-profit corporation duly organized and existing under the laws of the State of Illinois, with its principal offices in Chicago, Illinois and Washington, D.C. ("Association"); and the United States Of America ("Government") enter into this Agreement as of ___________________, ____ ("Effective Date").

(a)  THE PARTIES AGREE TO THE FOLLOWING FACTS:

     (1) The Government, represented by various Contracting Officers of the U.S. Office of Personnel Management ("OPM"), has entered into a certain contract with Transferor through the Association; namely, Contract No. CS 1039 pursuant to the Federal Employee Health Benefits Program. The term "the Contract" as used in this Agreement, means Contract No. CS 1039, including all modification, made between the Government and Transferor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or Transferor has any remaining rights, duties, or obligations under this contract). Included in the term "the Contract" are also all modifications made under the terms and conditions of this Contract and purchase orders between the Government and Transferee, on or after the effective date of this Agreement.

     (2) As of the Effective Date, Transferor has transferred to Transferee all of its existing contracts of insurance, on an assumption reinsurance basis, as part of a settlement agreement in order to resolve certain litigation and disputes with the Missouri Attorney General, Missouri Department of Insurance, and others.

     (3) Transferee has acquired all the existing contracts of insurance of Transferor by virtue of the above transfer.

     (4) Transferee has assumed all obligations and liabilities of Transferor under the Contract by virtue of the above transfer.

     (5) Transferee is in a position to fully perform all obligations that may exist under the Contract.

     (6) It is consistent with the Government's interest to recognize Transferee as the successor party to the Contract.

     (7) Evidence of the above transfer has been filed with the Government.

(b)  IN CONSIDERATION OF THESE FACTS, THE PARTIES AGREE THAT BY
     THIS AGREEMENT -

     (1) Transferor confirms the transfer to Transferee. Transferor also waives any claims and rights against the Government that it now has or may have in the future in connection with the Contract, with the exception of the following claims and/or rights (which are also transferred to Transferee):
(a) outstanding claims related to the audits of Transferor's performance under the Contract conducted prior to Effective Date;
(b) claims arising from audits conducted after the Effective Date of Transferor's performance prior to the Effective Date;
(c) claims arising from any adjustment by OPM to Transferor's 1996 annual cost submission report; and (d) adjustments for other party liability to claims paid prior to the Effective Date.

     (2) Transferee agrees to be bound by and to perform the Contract in accordance with the conditions contained in the Contract. Transferee also assumes all obligations and liabilities of, and all claims against, Transferor under the Contract as if Transferee were the original party to the Contract.

     (3) Transferee ratifies all previous actions taken by Transferor with respect to the Contract, with the same force and effect as if the action had been taken by Transferee.

     (4) The Government recognizes Transferee as Transferor's successor on interest in and to the Contract. Transferee by this Agreement becomes entitled to all rights, titles, and interests of Transferor in and to the Contract as if Transferee were the original party to the Contract. Following the Effective Date of this Agreement, the term "Contractor," as used in the Contract, shall refer to Transferee.

     (5) Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against Transferor.

     (6) All payments and reimbursements previously made by the Government to Transferor, and all other previous actions taken by the Government under the Contract, shall be considered to have discharged those parts of the Government's obligations under the Contract. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to Transferee, and shall constitute a complete discharge of the Government's obligations under the Contract, to the extent of the amounts paid or reimbursed.

     (7) Transferor and Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increase, directly or indirectly arising out of or resulting from the transfer to this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been obligated to pay or reimburse under the terms of the Contract.

     (8) Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee
(a) assumes under this Agreement or (b) may undertake in the future should the Contract be modified under its terms and conditions. Transferor waives notice of, and consents to, any such future modifications.

     (9) The Contract shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

                    BLUE CROSS AND BLUE SHIELD ASSOCIATION


                    By:

                    Print Name:

                    Title:


                    BLUE CROSS AND BLUE SHIELD OF MISSOURI


                    By:

                    Print Name:

                    Title:



                    HEALTHY ALLIANCE LIFE INSURANCE COMPANY


                    By:

                    Print Name:

                    Title:


                           Certificate

     I, _________________________________, certify that I am
Secretary of Transferor; that __________________________________, who signed this Agreement for this corporation, was then of this corporation; and that this Agreement was duly signed for and on behalf of this corporation and within the scope of its corporate powers. Witness my hand and the seal of this corporation ____ day of ______________, ___.

By



[CORPORATE SEAL]



                           Certificate

     I, __________________________________, certify that I am
Secretary of Transferee; that
_____________________________________, who signed this Agreement
for this corporation, was then                          of this
corporation; and that this Agreement was duly signed for and on behalf of this corporation and within the scope of its corporate powers. Witness my hand and the seal of this corporation ____ day of ________________, ___.

By



[CORPORATE SEAL]


                            EXHIBIT C

                  PLAN PARTICIPATION AGREEMENT

     (Blue Cross and Blue Shield - Federal Employee Program)
             Blue Cross and Blue Shield of Missouri

     This Plan Participation Agreement is made and entered into between the Blue Cross and Blue Shield Association, an Illinois not-for-profit corporation ("Association"), and Blue Cross and Blue Shield of Missouri, a Missouri health services corporation ("Plan").

     WHEREAS, the Plan has executed an agreement (identified as "Exhibit A") authorizing the Association to obligate the Plan to underwrite and administer benefits under Title 5, Chapter 89, United States Code (hereinafter referred to as the "Federal Employee Program" or "FEP"); and

     WHEREAS, the Association has entered into Contract No. C.S. 1039 with the United States Office of Personnel Management (hereinafter referred to as "OPM"), for the provision of health care benefits under FEP (hereinafter referred to as the "Contract"), on behalf of the undersigned Plan and other Blue Cross and Blue Shield organizations (hereinafter referred to as "Participating Plans"); and

     WHEREAS, it is desirable to set forth more fully the obligations and authorities of the Plan and the Association with respect to FEP,

     NOW, THEREFORE, in consideration of the mutual obligations of the parties to this Agreement as hereinafter set forth, and in consideration of the execution of identical Agreements (excluding schedules specifying the areas to be serviced and underwritten by the Participating Plans) by other Participating Plans, it is agreed that:

1.   Functions of the Association

     The Association shall:

     1.1. On behalf of the Plan, contract with the Office of Personnel Management to underwrite and administer health care benefits for FEP subscribers in consideration of subscription charges which are intended to maintain the sound financial condition of FEP.

     1.2. Establish policies, practices, and procedures for the administration of FEP.

     1.3. Interpret the provisions of the Contract.

     1.4. Provide the Plan (at reasonable intervals and no less than annually) with financial reports reflecting the financial condition of FEP.

     1.5. Make determinations with respect to (i) the Plan's FEP budget, (ii) resolution of issues arising from audits of the Plan with respect to FEP, (iii) the Plan's charges to the Contract, (iv) appeals from FEP benefits determinations by the Plan, and (v) lawsuits involving the Plan arising under the Contract.

     1.6. Promptly provide to the Plan information needed to permit it to perform its functions under FEP and assist it in every reasonable way to administer its assigned functions.

     1.7. Maintain the confidentiality of all information concerning the Plan which comes to the attention of the Association in the course of FEP reviews and audits of the Plan except as disclosure is required by law or is necessary for the administration of the Contract, and notify the Plan upon the Association's receipt of a request for Plan records under the Freedom of Information Act or upon receipt of a subpoena for such records. This requirement will be satisfied, in instances in which the Association discloses information to consultants or subcontractors in the administration of the Contract, if the consultant or subcontractor agrees to maintain the confidentiality of the information.

     1.8. Perform central administrative services for FEP directly or through an agent, including but no limited to (a) receipt of subscription income, (b) maintenance of central eligibility files, (c) advertising,
     (d) retention, investment, use and distribution of the Service Charge as specified in this Agreement,
     (e) execution of contracts on behalf of Participating Plans with vendors that are providing health care services or supplies or other administrative services for the Federal Employee Program on a national basis, including a mail order prescription drug benefit and a national retail prescription drug program, and
     (f) arranging for the temporary underwriting and servicing of FEP benefits (including marketing and contracting with providers) in an area that is not being serviced or underwritten by a Participation Plan, giving priority to arranging for the provision of such services through one or more Participating Plans.

2.   Functions of the Plan

     The Plan shall:

     2.1. Underwrite and administer FEP benefits, in accordance with the terms of the Contract and in the manner set forth herein, as assigned pursuant to Schedule A.

     2.2. Comply with the policies, practices, and procedures adopted by the Association for the administration and provision of benefits under FEP, including timely submission of the certification with respect to the Plan's data reflected in the Annual
     Accounting Statement to be submitted to OPM.

     2.3. Comply with the Association's interpretations of the Contract.

     2.4. Comply with the Association's determinations with respect to (i) questions involving the Plan's FEP budget, (ii) issues arising from audits of the Plan with respect to FEP, (iii) the Plan's charges to the Contract, (iv) appeals from FEP benefits determinations, and (v) lawsuits involving the Plan arising under the Contract.

     2.5. Comply with the terms, provisions and conditions of the Contract, the Federal Employees Health Benefits
     Act [5 U.S.C. Ch. 89] and regulations issued thereunder, the Federal Acquisition Regulation [48 C.F.R.], and the Federal Employees Health Benefits
     Acquisition Regulation [48 C.F.R. Ch. 16].

     2.6. Conform to all reasonable requests of the Association in connection with the administration of FEP, including providing OPM and the Association access to all of the Plan's records and other information relating to FEP.

     2.7. Notify the Association of any occurrence or anticipated occurrence that might reasonably be expected to materially affect the Plan's ability to meet its obligations under the Contract.

     2.8. Hold harmless and indemnify the officers, board of directors, Board of Managers of FEP, employees, and agents of the Association for all judgments, awards, liabilities, settlements, or other costs, including court costs, and taxes, interest and penalties, which are not the direct consequence of their gross negligence or criminal misconduct, incurred by the aforementioned individuals in the performance of the obligations or duties of the Association, pursuant to this Agreement.

3.   Finances

     3.1. Claims Expense

          The Plan shall be reimbursed currently (to the extent funds are available) for the cost of health care benefits chargeable to the Contract, net of any refunds, rebates, allowances or other credits (such as provider discounts and rebates, hospital year-end settlements, and other credits specified by regulation as reducing the cost of the Contract).

     3.2. Administrative Expense

          3.2.1.    The Association's Administrative Expense.

                    3.2.1.1. The Association (including
                    administrative agencies selected by the
                    Association to perform functions under FEP, such as the Operations Center) shall be reimbursed currently for chargeable FEP administrative expenses estimated to be incurred by it for the contract year.

                    3.2.1.2.  The actual administrative expenses
                    incurred by the Association for the contract year, which are chargeable under FEP, shall be determined following the close of the contract year.

                    3.2.1.3. The amounts determined under
                    3.2.1.2. shall be compared to the amounts paid under 3.2.1.1., and the Association or FEP shall be credited with the balance as appropriate.

                    3.2.1.4. The Association shall be reimbursed for non-chargeable FEP expenses, from the Service Charge, to the extent authorized by the Board of Managers of FEP.

          3.2.2.    The Plan's Administrative Expense.

                    3.2.2.1. The Plan shall be reimbursed
                    currently for its estimated administrative costs chargeable to the Contract for the contract year, as determined by the Association, taking into account the Plan's FEP budget and any limitations on amounts payable under the Contract.

                    3.2.2.2. The administrative costs of the Plan for the contract year will be those costs approved by the Association pursuant to the budget process and chargeable under the terms of the Contract, provided, however, that those administrative costs shall not exceed an amount which the Association determines would, together with payments subject to the administrative expense limitation under the Contract, cause the administrative expenses subject to limitation under the Contract to exceed that limitation.

                    3.2.2.3. The amounts reimbursed to the Plan under 3.2.2.1. shall be compared to the administrative costs determined under 3.2.2.2., and the Plan or FEP shall be credited with the balance, as appropriate.

     3.3. Mandatory, Statutory Reserve Payments

          The mandatory, statutory reserve payments incurred by the Plan for the contract year with respect to FEP claims allocated to the Plan pursuant to Section 5.2 hereof, which are in excess of the Plan's share of the Service Charge for the contract year and are chargeable under the terms of the Contract, shall be determined by the Association and paid to the Plan. If the statutory reserve is no longer required for the purpose for which it was created, and these funds become available for the general use of the Plan, a pro rata share based upon FEP's contribution to the Plan's total statutory reserves shall be returned to FEP in accordance with 48 C.F.R. section 31.201-5.

     3.4. [Reserved]

     3.5. Service Charge

          3.5.1. The Service Charge shall be allocated to Plans in the following manner:

                    3.5.1.1.  One-half of the Service Charge
                    remaining after an appropriation made pursuant to
                    3.5.2 will be allocated among the Participating Plans in the ratio of each Plan's contract months for the current contract year to the total FEP contract months for the contract year, as determined by the Association.

                    3.5.1.2.  One-half of the Service Charge
                    remaining after an appropriation made pursuant to
                    3.5.2 will be allocated among the Participating Plans based on each Participating Plan's relative performance for that contract year, determined on the basis of performance measurement criteria approved by the Board of Managers and applied by the Association.

          3.5.2.    In its discretion, the Association
                    may appropriate up to 50 percent of the Service Charge for purposes which it determines are in the best interest of FEP. The Director of FEP may exercise that authority with respect to amounts not in excess of $50,000 which in the aggregate do not exceed 1% of the Service Charge for the contract year, but appropriations in excess of those limits must be approved by the Board of Managers. The amounts appropriated by the Association will be subtracted from the Service Charge that is to be distributed to the Participating Plans.

          3.5.3.    In general, the Plan's share of the
                    unappropriated Service Charge shall be paid to the Plan at a time when the Association determines to distribute the unappropriated Service Charge for that year to all Plans. Any amount of appropriated Service Charge and interest not expended on the FEP shall be paid to the Plans, at a time determined by the Association, in accordance with section 3.5.1. In its discretion, the Association may withhold payment of the Plan's share of the Service Charge if the Plan has not supplied the certification referred to in section 2.2.

     3.6. Accounting

          3.6.1.    The income and expenses of FEP
                    shall be determined for the contract year as follows:

          3.6.2.    The income shall include subscription income
                    (including payments from the Contingency Reserve for each contract year) and investment income.

          3.6.3. The expenses for each contract year shall include incurred claims, chargeable administrative expenses, the Service Charge, and mandatory, statutory reserve payments. Adjustments in the expenses which are made after the submission of the Annual Accounting Statement to OPM for a contract year shall be reflected in the expenses for the year in which the adjustment becomes final.

          3.6.4.    The net gain or loss for a contract
                    year shall be the difference between the amounts specified in 3.6.2. and 3.6.3.

          3.6.5.    The gain or loss specified in
                    3.6.4. for a contract year shall be added to or subtracted from the Special Reserve balance as of the beginning of that contract year and the result shall be the Special Reserve balance at the end of that contract year.

          3.6.6.    Solely for the purpose of
                    determining the Plan's share of a negative balance in the Special Reserve under this Section 3.6.6, the balance in the Contingency Reserve in the U.S. Treasury Department for the Government-wide Service Benefit Plan as of the end of the contract year shall be allocated to the Special Reserve, and the Special Reserve shall be reduced by a reasonable estimate of the administrative costs of paying incurred claims which are unpaid as of the end of the contract year. If the Special Reserve is negative after the Contingency Reserve balance is allocated, the Plan's liability at the end of the contract year shall be determined in the following manner:

                    3.6.6.1.  A portion of the negative
                    balance shall be allocated to the Plan in an amount which bears the same ratio to the total negative balance that the claims expense allocated to the Plan pursuant to Section 5.2. hereof for the current contract year and the four preceding contract years bears to the total claims expenses of all Plans for the current contract year and the four preceding contract years.

                    3.6.6.2.  In the event a Plan ceases to
                    be a Participating Plan at a time when the Special Reserve balance is negative, the Plan's liability in subsequent contract years shall be determined as follows:

                           3.6.6.2.1  If a negative balance in
                    the Special Reserve at the end of a subsequent contract year equals or exceeds the negative balance at the end of the contract year in which the Plan ceased to be a Participating Plan, the Plan's share of the liability shall be the amount of its liability determined for the contract year in which the Plan ceased to share responsibility unless that liability is reduced by reason of
                    Section 3.6.6.2.2. or 3.6.6.2.3.

                          3.6.6.2.2  If a negative balance in
                    the Special Reserve at the end of a subsequent contract year is less than the negative balance at the end of the contract year in which the Plan ceased to be a Participating Plan, the Plan's liability shall be an amount which bears the same ratio to the negative balance in that subsequent year that the portion of the negative balance allocated to the Plan under Section 3.6.6.1. did bear to the negative balance at the end of the contract year in which the Plan ceased to be a Participating Plan. If a Plan's liability decreases by reason of this Section 3.6.6.2.2., it shall not thereafter increase except by reason of an allocation of liability under Section 3.6.6.1. in the event the Participating Plan resumes participation.

                         3.6.6.2.3  If the balance in the
                    Special Reserve is positive at the end of a contract year following the year in which a Plan ceases to be a Participating Plan, the Plan shall have no further liability with respect to FEP unless it resumes its status as a Participating Plan.

                    3.6.6.3.  In the event a Participating
                    Plan is discharged by a court of competent jurisdiction from its obligation to pay all or part of its share of the liability reflected by a negative Special Reserve, that amount shall be reallocated to the remaining Plans in proportion to their liabilities under the Plan Participation Agreement.

     3.7. Special Reserve

          3.7.1.    A positive balance in the FEP
                    Special Reserve shall be available to offset subsequent losses and to increase benefits.

          3.7.2.    A deficit in the Special Reserve
                    shall be recovered from the FEP Special Reserve in future years to the extent funds are available.

          3.7.3.    Upon termination of the Contract
                    and satisfaction of all Contract liabilities, a positive balance in the FEP Special Reserve shall be paid to the Office of Personnel Management for credit to the Federal Employees Health Benefits Fund.

          3.7.4.    Upon termination of the Contract
                    and failure to satisfy all Contract liabilities after exhaustion of all FEP reserves, the deficit shall be allocated in accordance with the provisions of section 3.6.6.

     3.8. FEP liabilities of an insolvent Participating Plan.

          3.8.1.    In the event a Participating Plan
                    is discharged by a court of competent jurisdiction from its obligation to pay all or part of a FEP liability and the liability is not chargeable to the FEP contract, that amount shall be reallocated to the remaining Plans in proportion to their liabilities under the Plan Participation Agreement at the time the court order becomes final.

          3.8.2.    The FEP liability reallocated to
                    the remaining Plans, pursuant to section 3.8.1, shall be paid promptly to the Special Reserve by those Plans.

          3.8.3.    Notwithstanding the above, payment
                    of a reallocated portion of the remaining liability pursuant to section 3.8.2 shall not be construed as an admission by the Plan of liability for another Participating Plan's non-FEP liability, but is paid only in recognition of the unique nature of the Federal Employee Program and the contractual obligations agreed to hereunder.

4.   Taxes Not Chargeable to the Contract

     The Plan shall be liable for its proportionate share of any taxes, interest and penalties imposed on the Federal Employee Program which amounts are not chargeable to the Contract. The Plan shall share in any such liability in the same proportion that the claims expense allocated to the Plan pursuant to Section 5.2 bears to the total claims expense allocated to all Plans for the year with respect to which the liability is incurred.

5.   Areas of Responsibility for Claims Payments and Participation

     5.1. The undersigned Plan shall underwrite FEP benefits as specified in Schedule A to this Agreement.

          Schedule A may be revised by the parties from time to time, without reexecution of this Agreement.

     5.2. For the purpose of determining the undersigned
          Plan's share, if any, of any negative balance in the Special Reserve or of any unsatisfied liabilities, determined in accordance with 3.6 hereof, the total FEP claims allocated to the Plan for a contract year shall be the total benefits underwritten by the Plan as provided in Schedule A.

     5.3. The Association, acting pursuant to a performance evaluation program adopted by the Board of Managers and applicable to all Plans participating in FEP, is authorized to reassign all or part of one or both of the following functions from the Plan to another Plan:
          (a) claims processing or, (b) subscriber servicing.
          Any reassigned function will be administered in keeping with service area limitations on the use of the Blue Cross and Blue Shield marks.

6.   Delegation of Authority

     6.1. The Association

          The Association may delegate its functions under this Agreement, and references herein to the Association shall be applicable to said delegate or delegates, but said delegation shall not release the Association of its obligations under this Agreement.

     6.2. The Plan

          6.2.1.    Only Blue Cross and Blue Shield
                    Plans or their wholly-owned affiliates are authorized to perform the functions set forth in this Agreement. However, no such Plan or affiliate may perform such functions without the express written authority of the Association acting on behalf of all Participating Plans. Execution of this Agreement by the Association constitutes such authority with respect to the undersigned Plan or affiliate.

          6.2.2.    The rights and duties of the Plan
                    set forth in this Agreement may not be delegated, assigned or transferred by the Plan in any manner whatsoever without the express written approval of the Association acting on behalf of all Participating Plans.

7.   Definitions

     Terms used in this Agreement shall have the same meaning that they have in the Contract. The term "Board of Managers" refers to the Standing Committee of the Board of Directors of the Association which has been assigned the responsibility delegated to the Association by this Agreement, or the successor to said Committee, and the term "Service Charge", as used hereafter in this Agreement, refers to the sum of other Service Charge and the interest income earned on the Service Charge.

8.   Integration

     This Agreement, together with its Schedule A and Exhibit A to the Contract with OPM, constitutes the entire agreement between the parties with respect to the underwriting and administration of benefits under the FEP. This Agreement is subject to the terms of a validly executed and effective License Agreement(s) pertaining to the Plan's right to use the Blue Cross or Blue Shield licensed mark(s) and name(s) (hereafter, "License Agreement(s)") and shall be construed in accordance with such terms.

9.   Amendment of Agreement

     9.1. This Agreement may be amended by the mutual agreement of the parties.

     9.2. The Agreement may be amended by the following process:

          9.2.1.    The Association or the Plan, with
                    the approval of the Board of Managers, may propose an amendment for adoption by all Participating Plans.

          9.2.2.    The Association shall notify all
                    Participating Plans, by first class mail, when it has received executed amendments from three-fourths of the Participating Plans.

          9.2.3.    If the Association fails to obtain
                    such executed amendments within three months from the date of the proposal, the Association shall notify all Participating Plans, by first class mail, that the proposal has been recalled.

          9.2.4.    Upon receipt of executed amendments
                    from three-fourths of the Participating Plans before a recall specified in Section 9.2.3, the amendment will become effective with respect to the Plan, if it did not execute the amendment, unless the Plan notifies the Association in writing, within 30 days of receipt of the mailing of the notice referenced in Section 9.2.2, that it elects to not be bound by the amendment.

          9.2.5.    The effective date of the amendment
                    with respect to the Plan, if it has executed the amendment or has not given timely notice of its election to not be bound by the amendment as required by Section 9.2.4, will be the first day of the second month following the mailing of the notice referred to in Section 9.2.2.

          9.2.6.    This Agreement will terminate with
                    respect to the Plan pursuant to Section 10.3 of this Agreement if the Plan elects not to be bound by an amendment adopted pursuant this Section 9.2.

10.  Termination of Agreement

     10.1. This Agreement may be terminated without cause by either party to this Agreement by giving notice to the other party at least 120 days prior to the last day of the then current contract term of the FEP Contract between the Association and the Office of Personnel Management. Termination pursuant to this
               Section 10.1 will not affect the rights or obligations of either party that have accrued under this Agreement or the Contract, including the provisions of the Contract relating to terminated costs.

     10.2. The Association may terminate this Agreement if the Plan's license(s) to use the Blue Cross or Blue Shield licensed mark(s) and name(s) is terminated with full legal force and effect. In the event the Agreement is terminated pursuant to this paragraph, the Association will issue a Notice of Termination to the Plan specifying the termination date which shall be no earlier than the effective date of the termination of the Plan's License Agreement(s).

     10.3.     If the Plan elects, pursuant to Section
               9.2.4, to not be bound by an amendment made pursuant to
               Section 9.2, this Agreement will terminate. In the event this Agreement is terminated pursuant to this
               Section 10.3, the Association will issue a Notice of Termination to the Plan specifying the termination date which shall be no earlier than the last day prior to the effective date of the amendment as specified in
               Section 9.2.5.

               10.4.     The parties understand that it may be
               necessary for the Plan to continue to perform obligations undertaken under the this Agreement and the Contract with OPM following the effective date of termination of this Agreement. In those circumstances -

               10.4.1.   The Plan will implement procedures,
               as directed by the Association, to close down its operations pursuant to this Agreement. During the period of closing down operations, the provisions of this Agreement will continue to apply.

               10.4.2.   During the period of performance
               subsequent to the effective date of termination, the Plan will continue to perform the functions specified in this Agreement except as directed by the Association. The Association will fund the continuing operations of the Plan in accordance with the terms of this Agreement.

               10.4.3.   The Plan will cooperate fully with
               the Association in the transfer of its functions under this Agreement to another organization specified by the Association.

     10.5. Termination of this Agreement automatically will terminate the power of attorney given to the Association by the Plan, and referred to as Exhibit A to the Contract with OPM, as of the effective date of the termination of this Agreement.

11.  Appeals

     The Plan may appeal to the Board of Managers if it disagrees with the Association's decision with respect to a matter that the Association is authorized to decide under the terms of the Agreement, and it may appeal to the Board of Directors if it disagrees with the Board of Managers' decision on appeal. This provision does not affect the rights of the parties, under the License Agreement(s), with respect to disputes resolution.

12.  Partnership Not Intended

     Nothing in this Agreement is intended, or shall be deemed, to constitute a partnership or joint venture between the parties or among the Plan and other Participating Plans.

13.  Law Governing and Severability

     This Agreement shall be governed by the laws of the state of Illinois, both as to interpretation and performance. If any provision of this Agreement is held invalid or unenforceable, the invalidity or unenforceability shall not affect any other provisions of this Agreement, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provision held to be invalid.

14.  Notices

     Notices made pursuant to this Agreement shall be sent by first class mail, postage prepaid, to the address of the party specified below on the signature page of this Agreement, unless written notice of a change of address has been provided.

15.  Force Majeure

     Neither party shall be liable for damages due to delay or failure to perform any obligation under this Agreement if such delay or failure results directly or indirectly from circumstances beyond the control of such party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of the government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable equipment or components, accident, fire, water damage, flood, earthquake, or other natural catastrophe.

     This Agreement may be executed in counterparts and shall be effective as of the January 1, 1995.

BLUE CROSS AND BLUE SHIELD         BLUE CROSS AND BLUE SHIELD OF
     ASSOCIATION                             MISSOURI


By:                                By:

Print Name:                        Print Name:

Title:    Vice President           Title:
          Federal Employee Program

Address:                           Address:



Date:                              Date:


                      EXHIBIT A - AGREEMENT


     AGREEMENT made this _____ day of ___________ , 2000 by and between Blue Cross and Blue Shield Association, a not-for-profit corporation, authorized and existing under the laws of the State of Illinois (hereinafter called the "Association") and Blue Cross and Blue Shield of Missouri, a corporation, authorized and existing under the laws of the State of Missouri (hereinafter called the "Plan").

     WHEREAS, Title 5, Chapter 89 of the United States Code contemplates the provision of health benefit sunder one
Government-wide Service Benefit Plan, and

     WHEREAS, the Plan is engaged in providing health care benefits to subscribers.

     NOW, THEREFORE in consideration of the execution of this agreement by Blue Cross and Blue Shield Plans, other than the undersigned, and in further consideration of the undertakings set forth in this Exhibit,

     IT IS AGREED AS FOLLOWS:

                            ARTICLE I

The Association is hereby authorized and directed by the undersigned Plan to execute on behalf of the Plan the necessary documents, including any amendments thereof, with the United States Office of Personnel Management (hereinafter called "Agency") to furnish health benefits through the undersigned Plan and other similar Plans as provided by the Government-wide Service Benefit Plan, to those employees and annuitants, including their dependents, if any, enrolled under the Contract between the Association and the Agency.

                           ARTICLE II

In accordance with the authority herein granted, the Association is authorized to receive, on behalf of the undersigned Plan, subscription charges paid by the Agency in accordance with the terms of the contract.

                           ARTICLE III

The mutual obligations undertaken by the Association and the Plan under this agreement shall be a matter of separate agreement between the parties of this agreement.

                           ARTICLE IV

The Association may delegate its authority under this agreement, but said delegations shall not relieve the Association of its obligations under this agreement.

                            ARTICLE V

This agreement may be canceled by either party giving to the other party written notice at least 120 days prior to the last day of the then current contract term of the Contract between the Agency and the Association.

                           ARTICLE VI

This agreement supersedes any prior agreement authorizing the Blue Cross and Blue Shield Association to act for the Plan in connection with furnishing benefits under the Government-wide
Service Benefit Plan.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year aforesaid:

BLUE CROSS AND BLUE SHIELD         BLUE CROSS AND BLUE SHIELD OF
ASSOCIATION                        MISSOURI


By                                 By
                                        (Typed or Printed)

Name                               Name
     (Signature)                                  (Signature)

Title     Senior Vice President    Title
          Federal Employee Program

Date                               Date


                      SCHEDULE A - BENEFITS
                  PLAN PARTICIPATION AGREEMENT

     The Association and the Plan agree, pursuant to Section 5 of the Agreement, that the Plan shall provide (except as set forth in Section 2.1. of the Agreement), for the period beginning January 1, 1995, and continuing until this Schedule is amended or the Agreement is terminated, the following FEP benefits, as described in the FEP Administrative Manual, for the counties of Adair, Audrain, Barry, Barton, Bollinger, Boone, Butler, Callaway, Camden, Cape Girardeau, Carter, Cedar, Chariton, Christian, Clark, Cole, Cooper, Crawford, Dade, Dallas, Dent, Douglas, Dunklin, Franklin, Gasconade, Greene, Hickory, Howard, Howell, Iron, Jasper, Jefferson, Knox, Laclede, Lawrence, Lewis, Lincoln, Linn, Macon, Madison, Maries, Marion, McDonald, Miller, Mississippi, Moniteau, Monroe, Montgomery, Morgan, New Madrid, Newton, Oregon, Osage, Ozark, Pemiscot, Perry, Phelps., Pike, Polk, Pulaski, Putnam, Ralls, Randolph, Reynolds, Ripley, Saint Charles, Sainte Genevieve, Saint Francois, Saint Louis, Saint Louis City, Schuyler, Scotland, Scott, Shannon, Shelby, Stoddard, Stone, Sullivan, Taney, Texas, Warren, Washington, Wayne, Webster, and Wright in the State of Missouri.

HIGH OPTION

(A) Benefits for institutional inpatient and outpatient services rendered by and payable to institutions located within the Plan's service area.
(B) Benefits for professional inpatient and outpatient services rendered by and payable to professionals located within the Plan's service area.
(C) Benefits for institutional and professional inpatient services rendered by institutional and professional providers located within the Plan's service area that are payable to subscribers.
(D) Benefits for institutional and professional outpatient, and other health care services payable to subscribers residing in the Plan's service area or rendered by providers located within the Plan's service area.

STANDARD OPTION

(A) Benefits for institutional inpatient and outpatient services rendered by and payable to institutions located within the Plan's service area.
(B) Benefits for dental services rendered by and payable to professional dental providers located within the Plan's service area.
(C) Benefits for professional inpatient and outpatient services rendered by and payable to professionals located within the Plan's service area.
(D) Benefits for institutional and professional inpatient services rendered by institutional and professional providers located within the Plan's service area that are payable to subscribers.
(E) Benefits for institutional and professional outpatient, dental, and other health care services payable to subscribers residing in the Plan's service area or rendered by providers located within the Plan's service area.

BLUE CROSS AND BLUE SHIELD         BLUE CROSS AND BLUE SHIELD
       ASSOCIATION                          OF MISSOURI


By                                 By
                                        (Printed or Typed)

Name                               Name
                                        (Signature)

Title     Vice President           Title
          Federal Employee Program

Date                               Date



                            EXHIBIT D

      [AMENDED AND RESTATED][1] PLAN PARTICIPATION AGREEMENT

     (Blue Cross and Blue Shield - Federal Employee Program)
             Healthy Alliance Life Insurance Company

     This [Amended and Restated] Plan Participation Agreement is made and entered into between the Blue Cross and Blue Shield
Association, an Illinois not-for-profit corporation
("Association"), and Healthy Alliance Life Insurance Company, a
Missouri corporation ("Plan").

     [WHEREAS, the Association and Blue Cross and Blue Shield of Missouri ("BCBSMo") entered into that certain Plan Participation Agreement effective as of January 1, 1995, as the same may have been amended and supplemented from time to time (as amended and supplemented, the "Original Agreement"); and]

     [WHEREAS, Plan succeeded to and assumed the rights, interests and obligations of BCBSMo under the Original Agreement, pursuant to that certain Assignment and Assumption Agreement dated __________________ ; and]

     [WHEREAS, the Association and the Plan desire to amend and restate the Original Agreement, all as hereinafter provided, effective as of __________________ ; and]

     WHEREAS, the Plan has executed an agreement (identified as "Exhibit A") authorizing the Association to obligate the Plan to underwrite and administer benefits under Title 5, Chapter 89, United States Code (hereinafter referred to as the "Federal Employee Program" or "FEP"); and

     WHEREAS, the Association has entered into Contract No. C.S. 1039 with the United States Office of Personnel Management (hereinafter referred to as "OPM"), for the provision of health care benefits under FEP (hereinafter referred to as the "Contract"), on behalf of the undersigned Plan and other Blue Cross and Blue Shield organizations (hereinafter referred to as "Participating Plans"); and

     WHEREAS, it is desirable to set forth more fully the obligations and authorities of the Plan and the Association with respect to FEP,

     NOW, THEREFORE, in consideration of the mutual obligations of the parties to this Agreement as hereinafter set forth, and in consideration of the execution of identical Agreements (excluding schedules specifying the areas to be serviced and underwritten by the Participating Plans) by other Participating Plans, it is agreed that:

1.   Functions of the Association

     The Association shall:

          1.1. On behalf of the Plan, contract with the Office of Personnel Management to underwrite and administer health care benefits for FEP subscribers in consideration of subscription charges which are intended to maintain the sound financial condition of FEP.

          1.2. Establish policies, practices, and procedures for the administration of FEP.

          1.3. Interpret the provisions of the Contract.

          1.4. Provide the Plan (at reasonable intervals and no less than annually) with financial reports reflecting the financial condition of FEP.

          1.5. Make determinations with respect to (i) the Plan's FEP budget, (ii) resolution of issues arising from audits of the Plan with respect to FEP, (iii) the Plan's charges to the Contract, (iv) appeals from FEP benefits determinations by the Plan, and (v) lawsuits involving the Plan arising under the Contract.

          1.6. Promptly provide to the Plan information needed to permit it to perform its functions under FEP and assist it in every reasonable way to administer its assigned functions.

          1.7. Maintain the confidentiality of all information concerning the Plan which comes to the attention of the Association in the course of FEP reviews and audits of the Plan except as disclosure is required by law or is necessary for the administration of the Contract, and notify the Plan upon the Association's receipt of a request for Plan records under the Freedom of Information Act or upon receipt of a subpoena for such records. This requirement will be satisfied, in instances in which the Association discloses information to consultants or subcontractors in the administration of the Contract, if the consultant or subcontractor agrees to maintain the confidentiality of the information.

          1.8. Perform central administrative services for FEP directly or through an agent, including but no limited to (a) receipt of subscription income, (b) maintenance of central eligibility files, (c) advertising,
          (d) retention, investment, use and distribution of the Service Charge as specified in this Agreement,
          (e) execution of contracts on behalf of Participating Plans with vendors that are providing health care services or supplies or other administrative services for the Federal Employee Program on a national basis, including a mail order prescription drug benefit and a national retail prescription drug program, and
          (f) arranging for the temporary underwriting and servicing of FEP benefits (including marketing and contracting with providers) in an area that is not being serviced or underwritten by a Participation Plan, giving priority to arranging for the provision of such services through one or more Participating Plans.

2.        Functions of the Plan

          The Plan shall:

          2.1. Underwrite and administer FEP benefits, in accordance with the terms of the Contract and in the manner set forth herein, as assigned pursuant to Schedule A.

          2.2. Comply with the policies, practices, and procedures adopted by the Association for the administration and provision of benefits under FEP, including timely submission of the certification with respect to the Plan's data reflected in the Annual
          Accounting Statement to be submitted to OPM.

          2.3. Comply with the Association's interpretations of the Contract.

          2.4. Comply with the Association's determinations with respect to (i) questions involving the Plan's FEP budget, (ii) issues arising from audits of the Plan with respect to FEP, (iii) the Plan's charges to the Contract, (iv) appeals from FEP benefits determinations, and (v) lawsuits involving the Plan arising under the Contract.

          2.5. Comply with the terms, provisions and conditions of the Contract, the Federal Employees Health Benefits Act [5 U.S.C. Ch. 89] and regulations issued thereunder, the Federal Acquisition Regulation [48 C.F.R.], and the Federal Employees Health Benefits Acquisition Regulation [48 C.F.R. Ch. 16].

          2.6. Conform to all reasonable requests of the Association in connection with the administration of FEP, including providing OPM and the Association access to all of the Plan's records and other information relating to FEP.

          2.7. Notify the Association of any occurrence or anticipated occurrence that might reasonably be expected to materially affect the Plan's ability to meet its obligations under the Contract.

          2.8. Hold harmless and indemnify the officers, board of directors, Board of Managers of FEP, employees, and agents of the Association for all judgments, awards, liabilities, settlements, or other costs, including court costs, and taxes, interest and penalties, which are not the direct consequence of their gross negligence or criminal misconduct, incurred by the aforementioned individuals in the performance of the obligations or duties of the Association, pursuant to this Agreement.

3.        Finances

          3.1. Claims Expense

               The Plan shall be reimbursed currently (to the extent funds are available) for the cost of health care benefits chargeable to the Contract, net of any refunds, rebates, allowances or other credits (such as provider discounts and rebates, hospital year-end settlements, and other credits specified by regulation as reducing the cost of the Contract).

          3.2. Administrative Expense

               3.2.1.    The Association's Administrative Expense.

                         3.2.1.1. The Association (including
                         administrative agencies selected by the
                         Association to perform functions under FEP, such as the Operations Center) shall be reimbursed currently for chargeable FEP administrative expenses estimated to be incurred by it for the contract year.

                         3.2.1.2.  The actual administrative expenses
                         incurred by the Association for the contract year, which are chargeable under FEP, shall be determined following the close of the contract year.

                         3.2.1.3. The amounts determined under
                         3.2.1.2. shall be compared to the amounts paid under 3.2.1.1., and the Association or FEP shall be credited with the balance as appropriate.

                         3.2.1.4. The Association shall be reimbursed for non-chargeable FEP expenses, from the Service Charge, to the extent authorized by the Board of Managers of FEP.

               3.2.2.    The Plan's Administrative Expense.

                         3.2.2.1.  The Plan shall be reimbursed
                         currently for its estimated administrative costs chargeable to the Contract for the contract year, as determined by the Association, taking into account the Plan's FEP budget and any limitations on amounts payable under the Contract.

                         3.2.2.2.  The administrative costs of the
                         Plan for the contract year will be those costs approved by the Association pursuant to the budget process and chargeable under the terms of the Contract, provided, however, that those administrative costs shall not exceed an amount which the Association determines would, together with payments subject to the administrative expense limitation under the Contract, cause the administrative expenses subject to limitation under the Contract to exceed that limitation.

                         3.2.2.3.  The amounts reimbursed to the Plan
                         under 3.2.2.1. shall be compared to the
                         administrative costs determined under 3.2.2.2., and the Plan or FEP shall be credited with the balance, as appropriate.

          3.3. Mandatory, Statutory Reserve Payments

               The mandatory, statutory reserve payments incurred by the Plan for the contract year with respect to FEP claims allocated to the Plan pursuant to Section 5.2 hereof, which are in excess of the Plan's share of the Service Charge for the contract year and are chargeable under the terms of the Contract, shall be determined by the Association and paid to the Plan. If the statutory reserve is no longer required for the purpose for which it was created, and these funds become available for the general use of the Plan, a pro rata share based upon FEP's contribution to the Plan's total statutory reserves shall be returned to FEP in accordance with 48 C.F.R. 31.201-5.

          3.4. [Reserved]

          3.5. Service Charge

               3.5.1. The Service Charge shall be allocated to Plans in the following manner:

                         3.5.1.1.  One-half of the Service Charge
                         remaining after an appropriation made pursuant to
                         3.5.2 will be allocated among the Participating Plans in the ratio of each Plan's contract months for the current contract year to the total FEP contract months for the contract year, as determined by the Association.

                         3.5.1.2.  One-half of the Service Charge
                         remaining after an appropriation made pursuant to
                         3.5.2 will be allocated among the Participating Plans based on each Participating Plan's relative performance for that contract year, determined on the basis of performance measurement criteria approved by the Board of Managers and applied by the Association.

               3.5.2.    In its discretion, the Association
               may appropriate up to 50 percent of the Service Charge for purposes which it determines are in the best interest of FEP. The Director of FEP may exercise that authority with respect to amounts not in excess of $50,000 which in the aggregate do not exceed 1% of the Service Charge for the contract year, but appropriations in excess of those limits must be approved by the Board of Managers. The amounts appropriated by the Association will be subtracted from the Service Charge that is to be distributed to the Participating Plans.

               3.5.3. In general, the Plan's share of the unappropriated Service Charge shall be paid to the Plan at a time when the Association determines to distribute the unappropriated Service Charge for that year to all Plans. Any amount of appropriated Service Charge and interest not expended on the FEP shall be paid to the Plans, at a time determined by the Association, in accordance with 3.5.1. In its discretion, the Association may withhold payment of the Plan's share of the Service Charge if the Plan has not supplied the certification referred to in 2.2.

          3.6. Accounting

               3.6.1.    The income and expenses of FEP
               shall be determined for the contract year as follows:

               3.6.2.    The income shall include
               subscription income (including payments from the Contingency Reserve for each contract year) and investment income.

               3.6.3. The expenses for each contract year shall include incurred claims, chargeable administrative expenses, the Service Charge, and mandatory, statutory reserve payments. Adjustments in the expenses which are made after the submission of the Annual Accounting Statement to OPM for a contract year shall be reflected in the expenses for the year in which the adjustment becomes final.

               3.6.4.    The net gain or loss for a contract
               year shall be the difference between the amounts specified in 3.6.2. and 3.6.3.

               3.6.5.    The gain or loss specified in
               3.6.4. for a contract year shall be added to or subtracted from the Special Reserve balance as of the beginning of that contract year and the result shall be the Special Reserve balance at the end of that contract year.

               3.6.6.    Solely for the purpose of
               determining the Plan's share of a negative balance in the Special Reserve under this Section 3.6.6, the balance in the Contingency Reserve in the U.S. Treasury Department for the Government-wide Service Benefit Plan as of the end of the contract year shall be allocated to the Special Reserve, and the Special Reserve shall be reduced by a reasonable estimate of the administrative costs of paying incurred claims which are unpaid as of the end of the contract year. If the Special Reserve is negative after the Contingency Reserve balance is allocated, the Plan's liability at the end of the contract year shall be determined in the following manner:

                         3.6.6.1.  A portion of the negative balance
                         shall be allocated to the Plan in an amount which bears the same ratio to the total negative balance that the claims expense allocated to the Plan pursuant to Section 5.2. hereof for the current contract year and the four preceding contract years bears to the total claims expenses of all Plans for the current contract year and the four preceding contract years.

                         3.6.6.2.  In the event a Plan ceases to be a
                         Participating Plan at a time when the Special Reserve balance is negative, the Plan's liability in subsequent contract years shall be determined as follows:

                                3.6.6.2.1  If a negative balance in the
                                Special Reserve at the end of a subsequent contract year equals or exceeds the negative balance at the end of the contract year in which the Plan ceased to be a Participating Plan, the Plan's share of the liability shall be the amount of its liability determined for the contract year in which the Plan ceased to share responsibility unless that liability is reduced by reason of Section 3.6.6.2.2.
                                or 3.6.6.2.3.

                                3.6.6.2.2  If a negative balance in the
                                Special Reserve at the end of a subsequent contract year is less than the negative balance at the end of the contract year in which the Plan ceased to be a Participating Plan, the Plan's liability shall be an amount which bears the same ratio to the negative balance in that subsequent year that the portion of the negative balance allocated to the Plan under Section 3.6.6.1. did bear to the negative balance at the end of the contract year in which the Plan ceased to be a Participating Plan. If a Plan's liability decreases by reason of this Section 3.6.6.2.2., it shall not thereafter increase except by reason of an allocation of liability under
                                Section 3.6.6.1. in the event the Participating Plan resumes participation.

                                3.6.6.2.3  If the balance in the Special
                                Reserve is positive at the end of a contract year following the year in which a Plan ceases to be a Participating Plan, the Plan shall have no further liability with respect to FEP unless it resumes its status as a Participating Plan.

                         3.6.6.3. In the event a Participating Plan is discharged by a court of competent jurisdiction from its obligation to pay all or part of its share of the liability reflected by a negative Special Reserve, that amount shall be reallocated to the remaining Plans in proportion to their liabilities under the Plan Participation Agreement.

               3.7. Special Reserve

                    3.7.1.    A positive balance in the FEP
                              Special Reserve shall be available to offset subsequent losses and to increase benefits.

                    3.7.2.    A deficit in the Special Reserve
                              shall be recovered from the FEP Special Reserve in future years to the extent funds are available.

                    3.7.3.    Upon termination of the Contract
                              and satisfaction of all Contract liabilities, a positive balance in the FEP Special Reserve shall be paid to the Office of Personnel Management for credit to the Federal Employees Health Benefits Fund.

                    3.7.4.    Upon termination of the Contract
                              and failure to satisfy all Contract liabilities after exhaustion of all FEP reserves, the deficit shall be allocated in accordance with the provisions of 3.6.6.

               3.8. FEP liabilities of an insolvent Participating Plan.

                    3.8.1.    In the event a Participating Plan
                              is discharged by a court of competent
                              jurisdiction from its obligation to pay all or part of a FEP liability and the liability is not chargeable to the FEP contract, that amount shall be reallocated to the remaining Plans in proportion to their liabilities under the Plan Participation Agreement at the time the court order becomes final.

                    3.8.2. The FEP liability reallocated to the remaining Plans, pursuant to 3.8.1, shall be paid promptly to the Special Reserve by those Plans.

                    3.8.3. Notwithstanding the above, payment of a reallocated portion of the remaining liability pursuant to 3.8.2 shall not be construed as an admission by the Plan of liability for another Participating Plan's non-FEP liability, but is paid only in recognition of the unique nature of the Federal Employee Program and the contractual obligations agreed to hereunder.

4.   Taxes Not Chargeable to the Contract

     The Plan shall be liable for its proportionate share of any taxes, interest and penalties imposed on the Federal Employee Program which amounts are not chargeable to the Contract. The Plan shall share in any such liability in the same proportion that the claims expense allocated to the Plan pursuant to Section 5.2 bears to the total claims expense allocated to all Plans for the year with respect to which the liability is incurred.

5.   Areas of Responsibility for Claims Payments and Participation

     5.1. The undersigned Plan shall underwrite FEP benefits as specified in Schedule A to this Agreement.

Schedule A may be revised by the parties from time to time, without reexecution of this Agreement.

     5.2. For the purpose of determining the undersigned
          Plan's share, if any, of any negative balance in the Special Reserve or of any unsatisfied liabilities, determined in accordance with 3.6 hereof, the total FEP claims allocated to the Plan for a contract year shall be the total benefits underwritten by the Plan as provided in Schedule A.

     5.3. The Association, acting pursuant to a performance evaluation program adopted by the Board of Managers and applicable to all Plans participating in FEP, is authorized to reassign all or part of one or both of the following functions from the Plan to another Plan:
          (a) claims processing or, (b) subscriber servicing.
          Any reassigned function will be administered in keeping with service area limitations on the use of the Blue Cross and Blue Shield marks.

6.   Delegation of Authority

     6.1. The Association

          The Association may delegate its functions under this Agreement, and references herein to the Association shall be applicable to said delegate or delegates, but said delegation shall not release the Association of its obligations under this Agreement.

     6.2. The Plan

          6.2.1.    Only Blue Cross and Blue Shield
          Plans or their wholly-owned affiliates are authorized to perform the functions set forth in this Agreement. However, no such Plan or affiliate may perform such functions without the express written authority of the Association acting on behalf of all Participating Plans.
          Execution of this Agreement by the Association constitutes such authority with respect to the undersigned Plan or affiliate.

          6.2.2.    The rights and duties of the Plan
          set forth in this Agreement may not be delegated, assigned or transferred by the Plan in any manner whatsoever without the express written approval of the Association acting on behalf of all Participating Plans.

7.   Definitions

     Terms used in this Agreement shall have the same meaning that they have in the Contract. The term "Board of Managers" refers to the Standing Committee of the Board of Directors of the Association which has been assigned the responsibility delegated to the Association by this Agreement, or the successor to said Committee, and the term "Service Charge", as used hereafter in this Agreement, refers to the sum of other Service Charge and the interest income earned on the Service Charge.

8.   Integration

     This Agreement, together with its Schedule A and Exhibit A to the Contract with OPM, constitutes the entire agreement between the parties with respect to the underwriting and administration of benefits under the FEP. This Agreement is subject to the terms of a validly executed and effective License Agreement(s) pertaining to the Plan's right to use the Blue Cross or Blue Shield licensed mark(s) and name(s) (hereafter, "License Agreement(s)") and shall be construed in accordance with such terms.

9.   Amendment of Agreement

     9.1. This Agreement may be amended by the mutual agreement of the parties.

     9.2. The Agreement may be amended by the following process:

          9.2.1.    The Association or the Plan, with
                    the approval of the Board of Managers, may propose an amendment for adoption by all Participating Plans.

          9.2.2.    The Association shall notify all
                    Participating Plans, by first class mail, when it has received executed amendments from three-fourths of the Participating Plans.

          9.2.3.    If the Association fails to obtain
                    such executed amendments within three months from the date of the proposal, the Association shall notify all Participating Plans, by first class mail, that the proposal has been recalled.

          9.2.4.    Upon receipt of executed amendments
                    from three-fourths of the Participating Plans before a recall specified in Section 9.2.3, the amendment will become effective with respect to the Plan, if it did not execute the amendment, unless the Plan notifies the Association in writing, within 30 days of receipt of the mailing of the notice referenced in Section 9.2.2, that it elects to not be bound by the amendment.

          9.2.5.    The effective date of the amendment
                    with respect to the Plan, if it has executed the amendment or has not given timely notice of its election to not be bound by the amendment as required by Section 9.2.4, will be the first day of the second month following the mailing of the notice referred to in Section 9.2.2.

          9.2.6.    This Agreement will terminate with
                    respect to the Plan pursuant to Section 10.3 of this Agreement if the Plan elects not to be bound by an amendment adopted pursuant this Section 9.2.

10.  Termination of Agreement

     10.1. This Agreement may be terminated without cause by either party to this Agreement by giving notice to the other party at least 120 days prior to the last day of the then current contract term of the FEP Contract between the Association and the Office of Personnel Management. Termination pursuant to this
               Section 10.1 will not affect the rights or obligations of either party that have accrued under this Agreement or the Contract, including the provisions of the Contract relating to terminated costs.

     10.2. The Association may terminate this Agreement if the Plan's license(s) to use the Blue Cross or Blue Shield licensed mark(s) and name(s) is terminated with full legal force and effect. In the event the Agreement is terminated pursuant to this paragraph, the Association will issue a Notice of Termination to the Plan specifying the termination date which shall be no earlier than the effective date of the termination of the Plan's License Agreement(s).

     10.3. If the Plan elects, pursuant to Section 9.2.4, to not be bound by an amendment made pursuant to Section 9.2, this Agreement will terminate. In the event this Agreement is terminated pursuant to this Section 10.3, the Association will issue a Notice of Termination to the Plan specifying the termination date which shall be no earlier than the last day prior to the effective date of the amendment as specified in Section 9.2.5.

     10.4.     The parties understand that it may be
               necessary for the Plan to continue to perform obligations undertaken under the this Agreement and the Contract with OPM following the effective date of termination of this Agreement. In those circumstances -

               10.4.1.   The Plan will implement procedures,
                         as directed by the Association, to close down its operations pursuant to this Agreement. During the period of closing down operations, the provisions of this Agreement will continue to apply.

               10.4.2.   During the period of performance
                         subsequent to the effective date of termination, the Plan will continue to perform the functions specified in this Agreement except as directed by the Association. The Association will fund the continuing operations of the Plan in accordance with the terms of this Agreement.

               10.4.3.   The Plan will cooperate fully with
                         the Association in the transfer of its functions under this Agreement to another organization specified by the Association.

     10.5. Termination of this Agreement automatically will terminate the power of attorney given to the Association by the Plan, and referred to as Exhibit A to the Contract with OPM, as of the effective date of the termination of this Agreement.

11.  Appeals

     The Plan may appeal to the Board of Managers if it disagrees with the Association's decision with respect to a matter that the Association is authorized to decide under the terms of the Agreement, and it may appeal to the Board of Directors if it disagrees with the Board of Managers' decision on appeal. This provision does not affect the rights of the parties, under the License Agreement(s), with respect to disputes resolution.

12.  Partnership Not Intended

     Nothing in this Agreement is intended, or shall be deemed, to constitute a partnership or joint venture between the parties or among the Plan and other Participating Plans.

13.  Law Governing and Severability

     This Agreement shall be governed by the laws of the state of Illinois, both as to interpretation and performance. If any provision of this Agreement is held invalid or unenforceable, the invalidity or unenforceability shall not affect any other provisions of this Agreement, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular provision held to be invalid.

14.  Notices

     Notices made pursuant to this Agreement shall be sent by first class mail, postage prepaid, to the address of the party specified below on the signature page of this Agreement, unless written notice of a change of address has been provided.

15.  Force Majeure

     Neither party shall be liable for damages due to delay or failure to perform any obligation under this Agreement if such delay or failure results directly or indirectly from circumstances beyond the control of such party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of the government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable equipment or components, accident, fire, water damage, flood, earthquake, or other natural catastrophe.

     This Agreement may be executed in counterparts and [shall be effective as of the __________ day of _______________  , 2000
[this amendment and restatement of the Original Agreement shall
become effective as of                       ].

BLUE CROSS AND BLUE SHIELD              HEALTHY ALLIANCE LIFE INSURANCE
     ASSOCIATION                                    COMPANY


By:                                By:

Print Name:                        Print Name:

Title:    Vice President           Title:
          Federal Employee Program

Address:                           Address:



Date:                                   Date:

                      EXHIBIT A - AGREEMENT


     AGREEMENT made this _____ day of ___________ , 2000 by and between Blue Cross and Blue Shield Association, a not-for-profit corporation, authorized and existing under the laws of the State of Illinois (hereinafter called the "Association") and Healthy Alliance Life Insurance Company, a corporation, authorized and existing under the laws of the State of Missouri (hereinafter called the "Plan").

     WHEREAS, Title 5, Chapter 89 of the United States Code contemplates the provision of health benefit sunder one
Government-wide Service Benefit Plan, and

     WHEREAS, the Plan is engaged in providing health care benefits to subscribers.

     NOW, THEREFORE in consideration of the execution of this agreement by Blue Cross and Blue Shield Plans, other than the undersigned, and in further consideration of the undertakings set forth in this Exhibit,

     IT IS AGREED AS FOLLOWS:

                            ARTICLE I

The Association is hereby authorized and directed by the undersigned Plan to execute on behalf of the Plan the necessary documents, including any amendments thereof, with the United States Office of Personnel Management (hereinafter called "Agency") to furnish health benefits through the undersigned Plan and other similar Plans as provided by the Government-wide Service Benefit Plan, to those employees and annuitants, including their dependents, if any, enrolled under the Contract between the Association and the Agency.

                           ARTICLE II

In accordance with the authority herein granted, the Association is authorized to receive, on behalf of the undersigned Plan, subscription charges paid by the Agency in accordance with the terms of the contract.

                           ARTICLE III

The mutual obligations undertaken by the Association and the Plan under this agreement shall be a matter of separate agreement between the parties of this agreement.

                           ARTICLE IV

The Association may delegate its authority under this agreement, but said delegations shall not relieve the Association of its obligations under this agreement.

                            ARTICLE V

This agreement may be canceled by either party giving to the other party written notice at least 120 days prior to the last day of the then current contract term of the Contract between the Agency and the Association.

                           ARTICLE VI

This agreement supersedes any prior agreement authorizing the Blue Cross and Blue Shield Association to act for the Plan in connection with furnishing benefits under the Government-wide
Service Benefit Plan.

IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year aforesaid:

BLUE CROSS AND BLUE SHIELD         HEALTHY ALLIANCE LIFE INSURANCE
     ASSOCIATION                   COMPANY


By                                 By
                                        (Typed or Printed)

Name                               Name
     (Signature)                                  (Signature)

Title     Senior Vice President    Title
          Federal Employee Program

Date                               Date


                      SCHEDULE A - BENEFITS
                  PLAN PARTICIPATION AGREEMENT

     The Association and the Plan agree, pursuant to Section 5 of the Agreement, that the Plan shall provide (except as set forth in Section 2.1. of the Agreement), for the period beginning January 1, 1995, and continuing until this Schedule is amended or the Agreement is terminated, the following FEP benefits, as described in the FEP Administrative Manual, for the counties of Adair, Audrain, Barry, Barton, Bollinger, Boone, Butler, Callaway, Camden, Cape Girardeau, Carter, Cedar, Chariton, Christian, Clark, Cole, Cooper, Crawford, Dade, Dallas, Dent, Douglas, Dunklin, Franklin, Gasconade, Greene, Hickory, Howard, Howell, Iron, Jasper, Jefferson, Knox, Laclede, Lawrence, Lewis, Lincoln, Linn, Macon, Madison, Maries, Marion, McDonald, Miller, Mississippi, Moniteau, Monroe, Montgomery, Morgan, New Madrid, Newton, Oregon, Osage, Ozark, Pemiscot, Perry, Phelps., Pike, Polk, Pulaski, Putnam, Ralls, Randolph, Reynolds, Ripley, Saint Charles, Sainte Genevieve, Saint Francois, Saint Louis, Saint Louis City, Schuyler, Scotland, Scott, Shannon, Shelby, Stoddard, Stone, Sullivan, Taney, Texas, Warren, Washington, Wayne, Webster, and Wright in the State of Missouri.

HIGH OPTION

(A) Benefits for institutional inpatient and outpatient services rendered by and payable to institutions located within the Plan's service area.
(B) Benefits for professional inpatient and outpatient services rendered by and payable to professionals located within the Plan's service area.
(C) Benefits for institutional and professional inpatient services rendered by institutional and professional providers located within the Plan's service area that are payable to subscribers.
(D) Benefits for institutional and professional outpatient, and other health care services payable to subscribers residing in the Plan's service area or rendered by providers located within the Plan's service area.

STANDARD OPTION

(A) Benefits for institutional inpatient and outpatient services rendered by and payable to institutions located within the Plan's service area.
(B) Benefits for dental services rendered by and payable to professional dental providers located within the Plan's service area.
(C) Benefits for professional inpatient and outpatient services rendered by and payable to professionals located within the Plan's service area.
(D) Benefits for institutional and professional inpatient services rendered by institutional and professional providers located within the Plan's service area that are payable to subscribers.
(E) Benefits for institutional and professional outpatient, dental, and other health care services payable to subscribers residing in the Plan's service area or rendered by providers located within the Plan's service area.

BLUE CROSS AND BLUE SHIELD         HEALTHY ALLIANCE LIFE INSURANCE
       ASSOCIATION                          COMPANY


By                                 By
                                        (Printed or Typed)

Name                               Name
                                        (Signature)

Title     Vice President           Title
          Federal Employee Program

Date                               Date


_______________________________
     [1]    Bracketed information denotes optional wording.




                            EXHIBIT E

                       POLICYHOLDER NOTICE

  [It is intended that the attached Policyholder Notice will be distributed at least thirty days prior to the Closing Date.]

     (Letterhead of Blue Cross and Blue Shield of Missouri)

            (HIPAA AND ASSUMPTION REINSURANCE NOTICE)

                        [    DATE      ]

                       NOTICE OF TRANSFER


IMPORTANT:    This notice affects your contract rights.
Please read it carefully.


Subject to regulatory approval, Blue Cross and Blue Shield of Missouri will be reorganizing and will ultimately merge with an affiliated company, RightCHOICE Managed Care, Inc., which does business in Missouri as Alliance Blue Cross Blue Shield
("Alliance Blue Cross Blue Shield").

Because of this upcoming change, Blue Cross and Blue Shield of Missouri will be transferring all of its insurance business to Healthy Alliance Life Insurance Company ("Healthy Alliance"), a subsidiary of Alliance Blue Cross Blue Shield. Healthy Alliance currently underwrites most health coverage administered by Alliance Blue Cross Blue Shield. Healthy Alliance is licensed to write this coverage in Missouri and has agreed to replace Blue Cross and Blue Shield of Missouri as the underwriter of your health coverage.

Your benefits will not change because of this legal change.

Transfer of Policy

You will become a part of the Alliance Blue Cross Blue Shield family, with Healthy Alliance Life Insurance Company as the underwriter of your coverage, on the date Blue Cross and Blue Shield of Missouri reorganizes. The transfer of your policy and the coverage it provides to you is expected to be effective on or
about               .  [We may contact you again closer to the
time this change becomes effective.]  (1)

The Director of the Missouri Department of Insurance, pursuant to
Section 375.1294 of the Missouri Revised Statutes, [and 42 U.S.C. 300gg-12(c)(2)(A)(i) and 300gg-42(c)(2)(A)(i) of the Health
Insurance Portability and Accountability Act of 1996] requires Blue Cross and Blue Shield of Missouri to send this notice [that all group and individual health coverage will be transferred].

Alliance Blue Cross Blue Shield and Healthy Alliance's principal place of business is 1831 Chestnut Street, St. Louis, Missouri 63103-2275. The main telephone number is 1-800-[xxx-xxxx]. But if you have any questions, please call the client services benefit/claim inquiry telephone number on the back of your member identification card.

If you contact Healthy Alliance, you will be sent certain information regarding Healthy Alliance. The information that you will receive is as follows: (1) ratings for the last [up to five] years from [two] nationally recognized insurance rating service[s]; (2) balance sheets for the previous three years and as of a date no later than 90 days prior to the current date; and
(3) a copy of the management's discussion and analysis that was filed as a supplement to the previous year's annual statement.

You can obtain additional information concerning Alliance Blue Cross Blue Shield and Healthy Alliance by calling us or by contacting your state insurance director at Missouri Department of Insurance, P.O. Box 690, Jefferson City, MO 65102-0690. The Missouri Department of Insurance's telephone number is 1-800-726-7390.

Your Rights

Section 375.1294 of the Missouri Revised Statutes governs this transfer of coverage. Under this statute, you are deemed to have consented to this transfer. The Director of the Missouri
Department of Insurance has determined that this transfer is in your best interest. You do not need to take any action.

Effect of Transfer

When this transfer becomes effective, you will become a part of the Alliance Blue Cross Blue Shield family and Healthy Alliance will be the underwriter of your coverage. Healthy Alliance will be responsible for providing your benefits and for all other obligations under your coverage.

With respect to Healthy Alliance, all premium payments should be made in care of Alliance Blue Cross Blue Shield, unless otherwise instructed by Healthy Alliance. Claims will continue to be filed as they are now. If there is any change in the telephone numbers you call concerning health coverage, we will notify you of the change.

If this transfer of coverage does not occur for any reason, Blue
Cross and Blue Shield of Missouri will not transfer your policy.

If you have any questions regarding this notice, please call the client services benefit/claims inquiry telephone number on the back of your member identification card.

(1)  Bracketed information denotes optional wording.


           PLEASE RETAIN THIS NOTICE WITH YOUR POLICY
                  AND OTHER COVERAGE MATERIALS.



ATTACHMENT TO EXHIBIT E - POLICYHOLDER NOTICE - HEALTHY ALLIANCE

                 Healthy Alliance Life Insurance Company

     Healthy Alliance Life Insurance Company (Healthy Alliance) is a Missouri life and health insurance company and wholly-owned subsidiary of RightCHOICE Managed Care, Inc. which does business as "Alliance Blue Cross Blue Shield." Healthy Alliance offers life and health benefits and related products and services pursuant to its certificate of authority issued by the Missouri Department of Insurance. Healthy Alliance underwrites products offered through Alliance Blue Cross Blue Shield under the name "Healthy Alliance" and "Alliance." Healthy Alliance and Alliance Blue Cross Blue Shield also offer some of these products under the "Blue Cross" and "Blue Shield" names and marks pursuant to a license agreement with the Blue Cross Blue Shield Association.

Ratings

     Healthy Alliance was assigned the following ratings by A.M. Best Rating Agency, on the dates indicated below:

          1996           1997           1998

          05/22/96 A-    09/04/97 B+    06/08/98 B+
                         05/12/97 A-

     Definitions and explanations for Best's Ratings are published on their website at www.ambest.com. Definitions for A- and B+ ratings effective as of August 23, 1999 follow:

     A and A- (Excellent)
     Assigned to companies which have, on balance, excellent financial strength, operating performance and market profile when compared to the standards established by the A.M. Best Company. These companies, in our opinion, have a strong ability to meet their ongoing obligations to policyholders.

     B++ and B+ (Very Good)
     Assigned to companies which have, on balance, very good financial strength, operating performance and market profile when compared to the standards established by the A.M. Best Company. These companies, in our opinion, have a good ability to meet their ongoing obligations to policyholders.

Financial Information

     Statutory financial information of Healthy Alliance is available by calling the number referenced below. The following summary information reflects the Healthy Alliance statutory balance sheet as of September 30, 1999 and summary of operations for the nine months ended September 30, 1999:

                          BALANCE SHEET
                             Assets
Cash and Investments                            $152,633,329
Premium and Parent Receivables                    76,586,789
Other Assets                                       8,351,975

Total Assets                                    $237,572,093

                       Liabilities and Surplus
Claims Reserves                                 $ 65,465,432
Unearned Premium                                  47,529,786
Accounts Payable and Accrued Expenses             38,181,711

Total Liabilities                               $151,176,929

Surplus                                           86,395,164

Total Liabilities and Surplus                   $237,572,093


                      SUMMARY OF OPERATIONS
                            Revenue
Premium Revenue                                 $377,678,061
Interest Income                                    6,902,094
Other Income                                         617,780

Total Revenue                                   $385,197,935

                             Expense
Benefits Paid                                   $298,690,732
Commissions Paid                                  20,148,520
General and Administrative Expense                56,924,960
Premium Taxes Paid                                 2,435,031
Federal Income Tax Paid                            4,806,267

Total Expenses                                  $383,005,510


Net Income                                      $  2,192,425


     If you have any questions regarding this notice, please call the client services benefit/claims inquiry telephone number on the back of your member identification card.







              EXHIBIT F - CERTIFICATE OF ASSUMPTION

             Healthy Alliance Life Insurance Company
                      1831 Chestnut Street
                 St. Louis, Missouri 63103-2275

                    CERTIFICATE OF ASSUMPTION

Blue Cross Policy No.:


Healthy Alliance Policy No.:


     Healthy Alliance Life Insurance Company ("Healthy Alliance") and Blue Cross and Blue Shield of Missouri ("Blue Cross"), 1831 Chestnut Street, St. Louis, Missouri 63103-2275, have entered into an Agreement to be effective as of _________________________. As of this date, Healthy Alliance is assuming all liabilities, duties and obligations for the policy referenced above which would otherwise be the liabilities, duties and obligations of Blue Cross. The policy must be in force, according to its terms, on such date for assumption to take place. Assumption, once effected, shall be total and complete. It shall extend to every benefit, term and condition as well as every offset and defense of the policy. From and after the effective date of the Agreement, (i) all references in the policy to Blue Cross are hereby changed to Healthy Alliance; (ii) all references in the policy to a health services corporation are hereby changed to a life and health insurance company; and (iii) all references in the policy to a "Board of Trustees" or "Trustees" are hereby changed to "Board of Directors" or "Directors" respectively. You have no further or future claims against Blue Cross under the policy. A copy of the Agreement is on file with the Missouri Department of Insurance. As of the Agreement effective date, this Certificate forms and becomes a part of the policy and should be attached to the policy issued to you by Blue Cross.

     On and after the Agreement effective date, please reference the assigned Healthy Alliance policy number in all correspondence and claims for benefits in order to receive the most prompt service possible. The Healthy Alliance policy number is shown above.

     Due to the nature of the transfer and applicable law, you are deemed to have consented to this transfer and, consequently, no action is required on your part to effect the transfer.

     Except as otherwise set forth herein, all of your rights under the policy remain unchanged.

     Healthy Alliance welcomes you to its family of insureds. We look forward to serving you in the years ahead.

                              HEALTHY ALLIANCE LIFE INSURANCE
                              COMPANY


                              By:



          PLEASE ATTACH THIS CERTIFICATE TO YOUR POLICY




                           EXHIBIT G




               ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment")
is made and entered into as of this           day of
, 2000, by and between Blue Cross and Blue Shield of Missouri
("Assignor") and Healthy Alliance Life Insurance Company
("Assignee").

                           RECITALS:

     A.   Assignor and Blue Cross and Blue Shield Association
("Association") entered into that certain Plan Participation
Agreement effective as of January 1, 1995 (the "Plan
Participation Agreement").

     B. Assignor desires to assign and Assignee desires to accept and assume all of Assignor's right, title, interest, duties and obligations under the Plan Participation Agreement.

                           AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. Assignor hereby assigns, transfers and delivers to Assignee, all of Assignor's right, title, and interest in and under the Plan Participation Agreement.

     2. Assignee hereby accepts the assignment of Assignor's right, title and interest in and under the Plan Participation Agreement, and assumes all of the rights, duties, liabilities and obligations of Assignor under the Plan Participation Agreement. Assignee hereby accepts, and agrees to be bound by and subject to, all of the terms and provisions contained in the Plan Participation Agreement.

     3. The parties hereby acknowledge and agree that in addition to the execution of this Assignment, the following documents will be entered into by the parties and the parties shall take such actions as are necessary to obtain the consent of and execution by the Association of the following:

          (a) a Novation Agreement, which acknowledges the transfer of Assignor's rights and obligations under the Plan
Participation Agreement to Assignee; and

          (b)  an Amended and Restated Plan Participation
Agreement, which amends and restates the Plan Participation
Agreement to acknowledge that Assignee is the successor in interest to Assignor.

     4. This Assignment shall inure to the benefit of and be binding upon the respective parties hereto, and their successors and assigns.

     5. This Assignment shall be governed by and construed in accordance with the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed on the day and year first above written.

"ASSIGNEE"                              "ASSIGNOR"

HEALTHY ALLIANCE LIFE INSURANCE          BLUE CROSS AND BLUE SHIELD
COMPANY                                  OF MISSOURI



By:                                     By:

Print Name:                             Print Name:

Title:                                  Title:



                            EXHIBIT C

                             FORM OF
                    ARTICLES OF INCORPORATION


SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MISSOURI  65102


     The undersigned natural person of the age of 18 years or more, for the purpose of forming a corporation under the laws of the State of Missouri, hereby adopts the following Articles of Incorporation pursuant to Section 351.055 of The General and Business Corporation Law of Missouri:

                           ARTICLE ONE

     The name of the Corporation is Blue Cross and Blue Shield of Missouri, Inc.

                           ARTICLE TWO

     The address of the Corporation's initial registered office in the State of Missouri is:

                         1831 Chestnut Street
                         St. Louis, Missouri  63103

     The name and address of the corporation's initial registered agent in Missouri is:





                          ARTICLE THREE

          (A) The aggregate number, class and par value, if any, of shares which the corporation has authority to issue are as follows:

               Aggregate
                Number            Class          Par Value

               3,000,000           Common         $.01

          (B) The preferences, qualifications, limitations, restrictions and special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows: N/A

                          ARTICLE FOUR

     No holder of shares of stock of the corporation is entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

                          ARTICLE FIVE

     The name and place of residence of each incorporator is as follows:





                           ARTICLE SIX

     The number of directors to constitute the first board of directors is one (1). The member of the first Board of Directors shall be:





                          ARTICLE SEVEN

     The duration of the Corporation is perpetual.

                          ARTICLE EIGHT

     The Corporation is formed for the following purposes:

     to engage in any lawful business as provided by The General and Business Corporation Law of Missouri.

                          ARTICLE NINE

     The power to alter, amend or repeal the bylaws of the corporation is vested in the Corporation's board of directors.



     IN WITNESS WHEREOF, these Articles of Incorporation have been executed this _____ day of ______________, 2000.




                                   ___________________________________
                                             , Sole Incorporator


STATE OF MISSOURI   )
                    ) ss.
CITY OF ST. LOUIS   )


     I, __________________________, a notary public, do hereby
certify that on the ______ day of _______________, 2000,
personally appeared before me                     , who being by
me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.




                                   ___________________________________
                                   Notary Public

(Notarial Seal)



                            EXHIBIT D

                             FORM OF
                            BYLAWS OF
          BLUE CROSS AND BLUE SHIELD OF MISSOURI, INC.


                            ARTICLE I
                             OFFICES

     The principal office of the Corporation is to be located at 1831 Chestnut Street, St. Louis, Missouri 63103. The Corporation may also have offices and branch offices at such other places within and without the State of Missouri as the board of directors of the Corporation may from time to time designate and the business of the Corporation may require.

                           ARTICLE II
                          SHAREHOLDERS

     2.1 Place of Meeting. Any annual or special meeting of the shareholders of the Corporation is to be held at such place within or without the State of Missouri as may be designated by the board of directors or executive committee of the Corporation or in a waiver of notice executed by all shareholders of the Corporation entitled to vote at such meeting. If there is a failure to designate a place for such meetings, the same is to be held at the principal place of business of the Corporation.

     2.2 Meetings. The annual meeting of the Corporation's shareholders is to be held each year on the first Tuesday of March at the hour of 10:00 A.M., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Special meetings of the shareholders may be called at any time by the Corporation's president or any member of the board of directors, or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at such meeting.

     2.3 Quorum of Outstanding Shares. A majority of the outstanding shares of the Corporation entitled to vote at any meeting of the Corporation's shareholders represented in person or by proxy at such meeting constitutes a quorum of shareholders of the Corporation. In no event may a quorum consist of less than a majority of the outstanding shares of the Corporation entitled to vote. Less than such quorum has the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to shareholders of the Corporation not present at the meeting. Every decision of a majority of such quorum is valid as a corporate act of the Corporation.

     2.4 Notice of Shareholders' Meetings. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered or given not less than 10 nor more than 70 days before the date of the meeting, either personally or by mail. Notice of an annual meeting of the Corporation's shareholders is to be given by the secretary of the Corporation. Notice of a special meeting of the Corporation's shareholders is to be given by the secretary of the Corporation or the person calling the meeting. Any notice of a shareholders' meeting sent by mail is deemed delivered when deposited in the United States mail, with postage thereon prepaid, addressed to each shareholder at his address as it appears on the records of the Corporation. Attendance of a shareholder at any meeting constitutes a waiver of notice of such meeting except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     2.5 Waiver of Notice. Any notice required by these Bylaws may be waived by the persons entitled thereto by signing a waiver of notice before or after the time of such meeting and such waiver is equivalent to the giving of such notice.

     2.6  Closing of Transfer Books or Fixing of Record Date.
The board of directors of the Corporation has the power to close the transfer books of the Corporation for a period not exceeding 70 days preceding the date of any meeting of shareholders or the date of payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares goes into effect. However, in lieu of closing the stock transfer books, the board of directors may fix in advance a date, not exceeding 70 days preceding the dates of the aforenamed occurrences, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares. In such case, such shareholders, and only such shareholders as are shareholders of the Corporation of record on the date of closing the transfer books or on the record date so fixed, are entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date so fixed. If the board of directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting. However, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened are entitled to vote at the meeting and any adjournment of the meeting.

     2.7 List of Voters. A complete list of all shareholders entitled to vote at any annual and special meeting of the Corporation's shareholders is to be compiled at least ten days before such meeting by the officer or agent having charge of the transfer books for shares of stock of the Corporation. Such list is to be compiled in alphabetical order with the address and the number of shares held by each shareholder. The list must be kept on file in the registered office of the Corporation for a period of at least ten days prior to such meeting and must be open to inspection by any stockholder for such period during usual business hours. Such list must also be present and kept open at the time and place of such meeting and is subject to the inspection of any shareholder during such meeting. The original share ledger or transfer book, or a duplicate thereof kept in Missouri, is prima facie evidence as to who are the shareholders of the Corporation entitled to examine such list or share ledger or transfer book, or to vote at any meeting of shareholders. Failure to comply with the requirements of this section does not affect the validity of any action taken at such meeting.

     2.8 Proxies. A shareholder may, at any annual or special meeting, vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. Such proxy must be filed with the secretary of the Corporation before or at the time of the meeting. No proxy is valid after 11 months from the date of execution unless otherwise provided in the proxy.

     2.9 Voting of Shares. Each outstanding share of stock having voting rights, except as provided in Section 2.11, is entitled to one vote upon each matter submitted to a vote at any meeting of the shareholders of the Corporation.

     2.10 Voting of Shares of Certain Holders.

          (a)  Shares of stock in the name of another
corporation, foreign or domestic, are to be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

          (b) Shares of stock in the name of a deceased person are to be voted by his executor or administrator in person or by proxy.

          (c) Shares of stock in the name of a guardian, curator or trustee are to be voted by such fiduciary either in person or by proxy provided the books of the Corporation show the stock to be in the name of such fiduciary in such capacity.

          (d) Shares of stock in the name of a receiver are to be voted by such receiver, and shares held by, or in the control of, a receiver are to be voted by such receiver without the transfer thereof into his name, if such voting authority is contained in an appropriate order of the court by which such receiver was appointed.

          (e) Shares of stock which have been pledged are to be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and thereafter, the pledgee is entitled to vote the shares so transferred.

     2.11 Cumulative Voting. Cumulative voting shall not apply to election of directors.

     2.12 Informal Action by Shareholders. Any action required by The General and Business Corporation Law of Missouri to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if all of the shareholders entitled to vote with respect to the subject matter thereof sign written consents that set forth the action so taken. Such consents have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America. The Corporation's secretary is to file such consents with the minutes of the meetings of the shareholders of the Corporation.

     2.13 Rules of Meetings. The chairman of the board of directors of the Corporation is to preside at all meetings of the shareholders, or, in his absence, the president of the Corporation is to preside. If neither the chairman of the board nor the president are available, the party who called the meeting is to preside. To the extent not inconsistent with these Bylaws, the Robert's Rules of Order govern all meetings of the Corporation's shareholders.

     2.14 Tele-Participation in Meetings. Shareholders may participate in a meeting of the shareholders of the Corporation by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

                           ARTICLE III
                       BOARD OF DIRECTORS

     3.1 General Powers. The business, property and affairs of the Corporation is to be controlled and managed by its board of directors.

     3.2 Number, Election, Duration and Vacancies. The initial number of directors of the Corporation is designated in the Articles of Incorporation. Thereafter, the number of directors may be changed by the Corporation's shareholders in a special or annual meeting. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders entitled to vote are to elect directors to hold office until the next annual meeting, except as herein provided. Each director is to hold office for the term for which he is elected or until his successor has been elected and qualified. In case of the death or resignation or disqualification of one or more of the directors, a majority of the remaining directors are to fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy is to serve as such until the next annual meeting of the shareholders, except as herein provided.

     3.3 Quorum. A majority of the board of directors of the Corporation constitutes a quorum for the transaction of business at a meeting of the board of directors, and the act of the majority of such quorum present at any such meeting is the act of the board of directors.

     3.4 Meetings. The annual meeting of the board of directors is to be held at the same place as the annual meeting of the shareholders of the Corporation and immediately following such meeting. In the event of adjournment of such annual meeting of the board of directors because a quorum is not present or otherwise, such meeting may be held, without further notice, at any place within or without the State of Missouri as may be designated by the directors adjourning such meeting, provided a quorum is then present at such next meeting, but in no event may such meeting be conducted later than 30 days after the annual meeting of shareholders. All other meetings of the board of directors are to be held at the principal place of business of the Corporation or at such other place within or without the State of Missouri as may be designated by the board of directors or by the executive committee in absence of such designation by the board of directors. Regular meetings of the board of directors may be held without notice at such time and place as may be determined by the board of directors. Special meetings of the board of directors may be held at any time upon the call of the president, vice president or other officer of the Corporation or the call of any director.

     3.5 Notice. Notice of any special meeting of the board of directors must be given at least two days prior thereto in writing delivered personally or mailed to each director. Notice given by mail is deemed to be delivered one day after deposited in the United States mail in a sealed envelope so addressed with postage thereon prepaid. Notice to a director may be waived by executing a written waiver thereof or by attendance at any meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Notice or waiver of notice of any regular or special meeting of the board of directors may but need not state the business to be transacted nor the purpose thereof, except as otherwise required by these Bylaws.

     3.6 Compensation. Directors, as such, are not to receive a stated salary for their services, but, by resolution of the board of directors, may be allowed a fixed sum and expenses of attendance, if any, for attendance at any meeting of the board of directors. Nothing contained herein precludes a director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.7 Presumption of Assent. A director of the Corporation is presumed to have assented to the action taken on any corporate matter at a board of directors meeting at which he is present, unless his dissent is entered in the minutes of the meeting or unless he forwards such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not so dissent.

     3.8 Action by Unanimous Consent of Directors. In accordance with Section 351.340 of The General and Business Corporation Law of Missouri, if all the directors severally or collectively consent in writing to any action taken or to be taken by the directors, such consents have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Missouri or any other state in the United States of America. The secretary of the Corporation is to file such consents with the minutes of the meetings of the board of directors. Formal meetings of the directors need not be held where the action of all the directors are consented to in writing.

     3.9  Resignation or Disqualification.

          (a) A director may resign at any time for any reason. Any such resignation must be in writing and must be delivered to the chairman of the board, the president or the secretary of the Corporation. A resignation is effective upon such delivery.
          (b) A director may be removed with or without cause only by a vote of the shareholders of the Corporation. Such director, if he is to be removed for cause, must be made fully aware of the allegations lodged against him and given an opportunity to defend his actions if he so chooses. The removal procedure is to be conducted at a special meeting of the shareholders called for such purpose. The director may be removed only upon the vote of a majority of the shareholders present (either in person or by proxy) at such meeting, provided there is a quorum; provided, however, that no director may be removed if the votes cast against his removal would be sufficient to elect him pursuant to Section 2.11.

     3.9 Rules of Meetings. The chairman of the board of directors is to preside at all meetings of the board of directors, or, in his absence, the president of the corporation is to preside. If neither the chairman of the board nor the president is available or able to preside, the party who called the meeting is to preside. To the extent not inconsistent with these Bylaws, the Robert's Rules of Order govern all meetings of the Corporation's board of directors. Except as permitted by
Section 351.327 of The General and Business Corporation Law of Missouri, no director's vote is to be counted in determining a majority of votes if such director is not "disinterested."

     3.10 Tele-Participation in Meetings. Directors may participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

                           ARTICLE IV
                           COMMITTEES

     4.1 Executive Committee. An executive committee of two or more directors may be created by a majority vote of the entire board of directors to serve at the pleasure of the board, and one of such directors is to be designated to act as chairman thereof. The board of directors is to fill the vacancies on the committee. Between meetings of the board of directors, the executive committee, if it is created, possesses and may exercise any and all powers of the board of directors in the management of the business and affairs of the Corporation to the extent authorized by resolution adopted by a majority vote of the entire board of directors. The executive committee is to keep a complete record of its activities and regularly report them to the board of directors at every meeting thereof. All actions taken by the executive committee are subject to revision, alteration or change by the board of directors, provided that rights of third persons may not be affected thereby.

     4.2 Meetings of the Executive Committee. A majority of the executive committee constitutes a quorum for the transaction of business. The executive committee may determine the time and place for its meetings, the notice necessary therefor and its rules of procedure.

     4.3 Other Committees. The board of directors, by resolution, may provide for such other committees as it deems necessary or desirable to serve at its pleasure and to have such powers and perform such functions as may be assigned to them.

                            ARTICLE V
                            OFFICERS

     5.1  Executive Officers.  Executive officers of the
Corporation are the president and a secretary, and, if so elected by the board of directors, a chairman, one or more vice presidents, a treasurer, assistant secretaries and assistant treasurers. The president is to be selected from the board of directors.

     5.2 Election and Term. The president and secretary are to be elected at the first meeting of the board of directors following the annual meeting of the shareholders, and hold office at the pleasure of the board of directors until their successors are elected or until they are removed as provided herein. A vice president, chairman, assistant secretaries, treasurer and assistant treasurers may be elected by the board of directors at any meeting thereof to hold office at the pleasure of the board of directors. If more than one vice president should be elected, the board of directors at the time of the election is to determine the seniority of each of the vice presidents.

     5.3 Removal. An officer of the Corporation elected by the board of directors may be removed with or without cause at any time only by a vote of the board of directors. The officer may be removed only upon the vote of a majority of the directors present at such meeting, provided there is a quorum. However, if the officer to be removed is a director, he may not vote on his removal. Such removal is without prejudice to the contract rights, if any, of such officer.

     5.4 Vacancies. A vacancy in any office caused by the death, resignation or removal of the officer or otherwise may but need not be filled by the board of directors for the unexpired term.

     5.5 Compensation. The board of directors is to determine the compensation to be received by the officers of the Corporation and agents appointed by the board of directors.

     5.6 Bond. The board of directors, by resolution, may require the officers and agents of the Corporation, or any of them, to give bond to the Corporation, in sufficient amount and with sufficient surety, to secure the faithful performance of their duties and to comply with such other conditions as the board of directors may from time to time require.

     5.7 Resignation. An officer of the Corporation may resign at any time for any reason. Any such resignation must be in writing and be delivered to the chairman of the board, the president or the secretary of the Corporation. A resignation is effective upon such delivery.

                           ARTICLE VI
                       DUTIES OF OFFICERS

     6.1 Chairman. The chairman of the board of directors, if one is elected, is to preside at all meetings of the board of directors and has and is to perform such other duties as from time to time may be assigned to him by the board of directors.

     6.2 The President. The president is to supervise and control the business, property and affairs of the Corporation, subject to the authority hereinabove given to the board of directors, and is to preside at all meetings of the shareholders and of the board of directors in the absence of the chairman of the board. The president is to perform all duties incident to his office, including executing all certificates for shares of stock of the Corporation, deeds, mortgages, bonds, contracts or other instruments, except where the execution thereof is expressly delegated by the board of directors or the Bylaws to another officer or agent of the Corporation, or is required by law to be otherwise executed.

     6.3 Vice Presidents. The vice presidents, if elected, are to perform the duties and exercise the powers delegated to them by the board of directors or the president of the Corporation.
In the absence of the president, the vice presidents in order of their seniority are to perform the duties and exercise the powers of the president.

     6.4 The Secretary. The secretary is to attend all meetings of the shareholders, board of directors, and executive committee, and is to record votes and keep minutes of such meetings in one or more books provided for that purpose. In addition, in the absence of the president, the secretary is to perform the duties and exercise the powers of the president if no vice president is elected. He is to give all notices in the manner required by these Bylaws or by law. He is the custodian of the corporate records and corporate seal and, when authorized by the board of directors, executive committee, president or vice president, is to affix the seal to any document or instrument of the Corporation requiring the Corporation's seal. He has general charge of the stock transfer books of the Corporation and is to keep a list of the post office addresses of each shareholder. He is, in general, to perform all duties incident to the office of secretary and perform such other duties as may be required by the board of directors, executive committee or the president, under whose supervision he is. If the secretary is absent from any meeting, the board of directors or executive committee may select any of their number, or any assistant secretary, to act as temporary secretary.

     6.5 Treasurer. The treasurer, if elected, and if no treasurer is elected, then the secretary, has control and custody of the funds and securities of the Corporation. He is to keep and maintain in books and records of the Corporation accurate accounts of receipts and disbursements, and he is to deposit all monies and valuable effects of the Corporation in the name of the Corporation in such depositories as the board of directors or executive committee or president may designate. He is to make disbursements of the funds and securities of the Corporation upon order of the board of directors or executive committee and obtain proper vouchers therefor. He is to report to the board of directors and executive committee, at all meetings thereof, concerning the financial condition of the Corporation and the performance of his duties as treasurer. In general, he is to perform all duties incident to the office of treasurer. He is, upon request of the board of directors or executive committee, to furnish a bond for the faithful performance of his duties in such amount and with such surety as either of them may require.

     6.6 Assistant Officers. Any assistant secretaries or assistant treasurers elected by the board of directors have such authority and are to perform such duties as the board of directors may, from time to time, prescribe.

     6.7 Subordinate Officers. The board of directors may elect such subordinate officers as it deems necessary or desirable to serve for such period and have such authority and perform such duties as the board of directors may authorize.

                           ARTICLE VII
           CERTIFICATES FOR SHARES AND THEIR TRANSFER

     7.1 Certificates for Shares. The board of directors is to prescribe the form of the certificate of stock of the Corporation. The certificate is to be signed by the president or vice president and by the secretary, treasurer or assistant secretary or assistant treasurer, is to be sealed with the seal of the Corporation and is to be numbered consecutively. The name of the owner of the certificate, the number of shares of stock represented thereby, and the date of issue are to be recorded on the books of the Corporation. Certificates of stock surrendered to the Corporation for transfer are to be canceled, and new certificates of stock representing the transferred shares issued. New stock certificates may be issued to replace lost, destroyed or mutilated certificates upon such terms and with such security to the Corporation as the board of directors may require.

     7.2 Transfer of Shares. Shares of stock of the Corporation may be transferred on the books of the Corporation by the delivery of the certificates representing such shares to the Corporation for cancellation, and with an assignment in writing on the back of the certificate executed by the person named in the certificates as the owner thereof, or by a written power of attorney executed for such purpose by such person. The person registered on the books of the Corporation as the owner of shares of stock of the Corporation is deemed the owner thereof and is entitled to all rights of ownership with respect to such shares.

     7.3 Transfer Books. Transfer books are to be maintained under the direction of the secretary, showing the ownership and transfer of all certificates of stock issued by the Corporation.

                          ARTICLE VIII
                           FISCAL YEAR

     The fiscal year of the Corporation is to be established from time to time by resolution of the board of directors of the Corporation.

                           ARTICLE IX
                              SEAL

     The seal of the Corporation is to be in the form of a circle, and is to have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Missouri". The form of the seal of the Corporation may be changed from time to time by resolution of the board of directors.

                            ARTICLE X
              CONTRACTS, LOANS, CHECKS AND DEPOSITS

    10.1 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation as the board determines, and such authority may be general or confined to specific instances.

     10.2 Loans. No loans may be contracted on behalf of the Corporation and no evidences of indebtedness may be issued in the Corporation's name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     10.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation are to be signed by such officer or officers, agent or agents of the Corporation and in such manner as from time to time may be determined by resolution of the board of directors.

     10.4 Deposits. All funds of the Corporation not otherwise employed are to be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

                           ARTICLE XI
                        WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to these Bylaws, the articles of incorporation of the Corporation, or the corporate laws of the State of Missouri, a written waiver thereof signed by the person or persons entitled thereto, whether before or after the time stated therein, satisfies such requirement of notice.

                           ARTICLE XII
            INDEMNIFICATION OF OFFICERS AND DIRECTORS
           AGAINST LIABILITIES AND EXPENSES IN ACTION

     12.1 Indemnification with Respect to Third Party Actions. The Corporation is to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     12.2 Indemnification with Respect to Actions by or in the Right of the Corporation. The Corporation is to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification is to be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification under this Section 12.2 (unless ordered by a court) is to be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this
Section 12.2. Such determination is to be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     12.3 Payment of Expenses in Advance of Disposition of Action. Expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

     12.4 Indemnification Provided in This Article Non-Exclusive. The indemnification provided by this Article is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and continues as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     12.5 Definition of "Corporation". For the purposes of this Article, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise stands in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same capacity.

     12.6 Saving Clause.  In the event any provision of this
Article is held invalid by any court of competent jurisdiction, such holding does not invalidate any other provision of this Article, and any other provisions of this Article is to be construed as if such invalid provision had not been contained in this Article.

                          ARTICLE XIII
                           AMENDMENTS

     These Bylaws may be amended or repealed and new Bylaws may be adopted by a vote of the majority of shares represented in person or by proxy and entitled to vote at any annual meeting of shareholders without notice or at any special meeting of shareholders with notice setting forth the terms of the proposed Bylaws, amendment, or repeal. The board of directors also has the power to make, alter, amend or repeal these Bylaws to the extent that such power may be vested in the board of directors by the articles of incorporation of the Corporation.


                            EXHIBIT E

                    INTERCOMPANY LIABILITIES



    [To be provided by RIT and BCBSMo prior to signing date]




                            EXHIBIT F

                             FORM OF

                  CERTIFICATE OF INCORPORATION
                               OF
                 RIGHTCHOICE MANAGED CARE, INC.


     The undersigned, being a natural person, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

                          ARTICLE I
                             NAME
     The name of the corporation is RightCHOICE Managed Care, Inc. (the "Corporation").

                          ARTICLE II
                           PURPOSE
     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as from time to time amended
(the "DGCL").

                           ARTICLE III
                    AUTHORIZED CAPITAL STOCK

     SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is __________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] million (_______) shares consisting of (a) __________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] million (________) shares of common stock, $______ [to be determined by RIT prior to the filing of this Certificate of Incorporation] par value per share (the "Common Stock"), and (b) ________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] million (________) shares of preferred stock, $________ [to be determined by RIT prior to the filing of this Certificate of Incorporation] par value per share (the "Preferred Stock").

     SECTION 2. The powers, designations, rights, preferences, privileges and restrictions of the Common Stock and the Preferred
Stock are as follows:

          A.   Common Stock.

               1. General. The Common Stock shall have such rights (i) as are provided by the DGCL and as are customarily attendant to shares of common stock, and (ii) the rights set forth below in this Paragraph A.

               2. Dividends. Subject to any other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon from time to time by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor.

               3. Voting. At every meeting of the stockholders of the Corporation, each holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

          B. Preferred Stock. Shares of Preferred Stock may be issued in one or more series as determined from time to time by the Board of Directors of the Corporation. All shares of any one series of Preferred Stock shall be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall cumulate, if dividends on the shares of such series are cumulative. Authority is hereby expressly granted to the Board of Directors of the Corporation to authorize the issuance of one or more series of Preferred Stock, and to fix by one or more resolutions providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in such series, to the full extent now or hereafter permitted by law.

                           ARTICLE IV
                       BOARD OF DIRECTORS
                    AND STOCKHOLDER MEETINGS

     SECTION 1.   Except as may be otherwise specifically
provided by the DGCL, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors of the Corporation.

     SECTION 2. A majority of the whole Board of Directors of the Corporation shall constitute a quorum for the transaction of business and, except as otherwise provided in this Certificate of Incorporation or the Bylaws of the Corporation, the vote of a majority of the directors present at a meeting at which a quorum is then present shall be the act of the Board of Directors of the Corporation. The term "whole Board of Directors of the Corporation," as used in this Certificate of Incorporation, means the total number of directors which the Corporation would have as of the date of such determination if the Board of Directors of the Corporation had no vacancies.

     SECTION 3. The Board of Directors of the Corporation shall consist of no less than 3 nor more than ____ [to be determined by RIT prior to the filing of this Certificate of Incorporation] directors, the exact number of directors to be determined in accordance with the Bylaws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the whole Board of Directors of the Corporation. [name(s)] [to be determined by Foundation with the prior approval of BCBSMo] [is/are] hereby named as the Class I directors to hold office for a term expiring at the annual meeting of stockholders in 200_ and until [his/their] [respective] successor[s] are duly elected and qualified or until [his/their] earlier resignation or removal; [name(s)] [to be determined by Foundation with the prior approval of BCBSMo] [is/are] hereby named as the Class II directors to hold office for a term expiring at the annual meeting of stockholders in 200_ and until [his/their] [respective] successor[s] are duly elected and qualified or until [his/their] earlier resignation or removal; and [name(s)] [to be determined by Foundation with the prior approval of BCBSMo] are hereby named as the Class III directors to hold office for a term expiring at the annual meeting of stockholders in 200_ and until [his/their] [respective] successor[s] are duly elected and qualified or until [his/their] earlier resignation or removal.
At each annual meeting of stockholders beginning in 200_, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     SECTION 4.

          A. Qualifications. No person shall be elected or appointed to the Board of Directors of the Corporation unless either (i) such person would qualify as an Independent Director (as defined in Paragraph B.1 of this Section 4 of Article IV), or
(ii) immediately after giving effect to such election or appointment, at least 80% of the members of the whole Board of Directors of the Corporation would qualify as Independent Directors.

          B.   Definitions.

               1. "Independent Director" means any person who, during the entirety of any term of service on the Board of Directors of the Corporation, satisfies each of the following conditions: (i) he or she shall have affirmed in writing that, at the time of his or her election or appointment for such term, he or she was Independent (as defined in Paragraph B.2 of this Section 4 of Article IV), and (ii) he or she shall have agreed to serve only in the capacity of an Independent Director for such term.

               2. "Independent" means a person who, at any given time, (i) shall not be a Major Participant (as defined in Paragraph B.4 of this Section 4 of Article IV), (ii) shall not have been nominated to the Board of Directors of the Corporation at the initiative of a Major Participant, (iii) shall not have announced a commitment to any proposal made by a Major Participant that has not been approved by an Independent Board Majority (as defined in Paragraph B.3 of this Section 4 of
Article IV), and (iv) shall not have been determined by an Independent Board Majority to have been subject to any relationship, arrangement or circumstance (including any relationship with a Major Participant) which, in the judgment of such Independent Board Majority, is reasonably possible or likely to interfere to an extent deemed unacceptable by such Independent Board Majority with his or her exercise of independent judgment as a director.

               3. "Independent Board Majority" means a group of directors comprised of (i) a majority of all directors who qualify as Independent Directors at the time of such determination, and (ii) a majority of all directors at the time of such determination.

               4.   "Major Participant" means:  (i) the
Foundation (as defined in Section 1 of Article VII hereof) or a Person (as defined in Section 1 of Article VII hereof) who shall, in the judgment of an Independent Board Majority, succeed to the position held by the Foundation, (ii) a Person who, except as provided in the next sentence, is an Excess Owner (as defined in Section 1 of Article VII hereof), (iii) a Person that has filed proxy materials with the SEC (as defined in Section 1 of Article VII hereof) supporting a candidate for election to the Board of Directors of the Corporation in opposition to candidates approved by an Independent Board Majority, (iv) a Person that has made a proposal, made a filing with the SEC or taken other actions in which such Person indicates that such Person may seek to become a Major Participant or which in the judgment of an Independent Board Majority indicates that it is reasonably possible or likely that such Person will seek to become a Major Participant, or (v) such Person is an affiliate or associate (as defined in Section 1 of Article VII hereof) of a Major Participant. Notwithstanding the foregoing, in the event that an Independent Board Majority shall have approved an acquisition of outstanding Capital Stock (as defined in Section 1 of Article VII hereof) of the Corporation, prior to the time such acquisition shall occur, which would otherwise render a Person a Major Participant and such Person (a) shall not have made any subsequent acquisition of outstanding Capital Stock of the Corporation not approved by an Independent Board Majority and (b) shall not have subsequently taken any of the actions specified in the preceding sentence without the prior approval of an Independent Board Majority, then such Person shall not be deemed a Major Participant; provided that the Foundation shall always be deemed a Major Participant notwithstanding any approval of any acquisition of Capital Stock of the Corporation or any other development or fact of any kind. In the event there shall be any question as to whether a particular Person is a Major Participant, the determination of an Independent Board Majority shall be binding upon all parties concerned.

     SECTION 5. Each election of directors shall be by plurality vote except that an individual shall not be elected to the Board of Directors of the Corporation if such election is prohibited by
Section 4 of this Article IV or the individual does not meet the qualifications which may be required by the Bylaws of the Corporation as constituted at the time of such election. The Board of Directors of the Corporation shall have the right to adopt Bylaw provisions to implement and apply the provisions in the preceding sentence and to achieve the outcome prescribed and intended thereby. The election of directors need not be by ballot unless the Bylaws of the Corporation shall so require.

     SECTION 6. Any newly created directorships resulting from any increase in the number of directors or from the removal, resignation or death of a director may be filled only by the affirmative vote of an Independent Board Majority and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until their respective earlier resignation, removal or death.

     SECTION 7. Stockholders of the Corporation shall have no right to remove any director or the whole Board of Directors of the Corporation unless such removal is for Cause (as defined below in this Section 7 of Article IV) and unless the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock then entitled to vote at an election of directors shall have voted in favor of such removal for Cause (notwithstanding the fact that some lesser percentage may be specified by the DGCL). "Cause," as used in this Section 7, means conviction of a felony or a finding by a court of competent jurisdiction of liability for gross negligence, or willful misconduct, in the performance of the director's duty to the Corporation in a matter of substantial importance to the Corporation, where such adjudication is no longer subject to direct appeal.

     SECTION 8. Whenever the holders of any series of Preferred Stock issued by the Corporation or of any other securities of the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation then applicable thereto.

     SECTION 9. Meetings of the stockholders of the Corporation for any purpose or purposes may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

     SECTION 10. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

     SECTION 11. Subject to the rights, if any, of the holders of Preferred Stock or any series thereof, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board of the Corporation, the Chief Executive Officer of the Corporation, the President of the Corporation, or an Independent Board Majority. Special meetings of the stockholders of the Corporation may not be called by any other person or persons or in any other manner.

                            ARTICLE V
                         INDEMNIFICATION

     SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation, or is or was a director or an officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the DGCL and other applicable law, as from time to time in effect. To the maximum extent permitted by the DGCL, the Corporation shall advance expenses (including attorneys' fees) incurred by any person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such rights of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 of Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this
Section 1 of Article V and the relevant provisions of the DGCL and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the DGCL and other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

                           ARTICLE VI
             LIABILITY FOR BREACH OF FIDUCIARY DUTY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
(i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or
(iv) for any transaction from which he or she derived any improper personal benefit. In no event shall any director be deemed to breach any fiduciary duty or other obligation owed to any stockholders of the Corporation or any other person by reason of (i) his or her failure to vote for (or by reason of such director's vote against) any proposal or course of action that in such director's judgment would breach any requirement imposed by the Blue Cross and Blue Shield Association (or its then successor) (the "BCBSA") or could lead to termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation, or (ii) his or her decision to vote in favor of any proposal or course of action that in such director's judgment is necessary to prevent a breach of any requirement imposed by the BCBSA or could prevent termination of any license granted by the BCBSA to the Corporation or any subsidiary or affiliate of the Corporation. If the DGCL is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this
Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                           ARTICLE VII
                     RESTRICTION ON TRANSFER

     SECTION 1. The following definitions shall apply with respect to this Article VII:

     (a) "affiliate" and "associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Exchange Act.

     (b) a Person shall be deemed to "Beneficially Own," be the "Beneficial Owner" of or have "Beneficial Ownership" of any Capital Stock:

          (1) in which such Person shall then have a direct or indirect beneficial ownership interest;

          (2) in which such Person shall have the right to acquire any direct or indirect beneficial ownership interest pursuant to any option or other agreement (either immediately or after the passage of time or the occurrence of any contingency);

          (3)  which such Person shall have the right to vote;

          (4) in which such Person shall hold any other interest which would count in determining whether such Person would be required to file a Schedule 13D or Schedule 13G under Regulation 13D-G under the Exchange Act; or

          (5) which shall be Beneficially Owned (under the concepts provided in the preceding clauses) by any affiliate or associate of the particular Person or by any other Person with whom the particular Person or any such affiliate or associate has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities and other than pursuant to the Registration Rights Agreement);

provided, however, that

          (6) a Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of possessing the right to vote if
(i) such right arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (ii) such Person is not the Excess Owner of any Excess Shares, is not named as holding a beneficial ownership interest in any Capital Stock in any filing on Schedule 13D or
Schedule 13G, and is not an affiliate or associate of any such Excess Owner or named Person;

          (7) a member of a national securities exchange or a registered depositary shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of Capital Stock held directly or indirectly by it on behalf of another Person (and not for its own account) solely because such member or depositary is the record holder of such Capital Stock, and (in the case of such member), pursuant to the rules of such exchange, such member may direct the vote of such Capital Stock without instruction on matters which are uncontested and do not affect substantially the rights or privileges of the holders of the Capital Stock to be voted, but is otherwise precluded by the rules of such exchange from voting such Capital Stock without instruction on either contested matters or matters that may affect substantially the rights or the privileges of the holders of such Capital Stock to be voted;

          (8) a Person who in the ordinary course of business is a pledgee of Capital Stock under a written pledge agreement shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such pledged Capital Stock solely by reason of such pledge until the pledgee has taken all formal steps which are necessary to declare a default or has otherwise acquired the power to vote or to direct to vote such pledged Capital Stock, provided that:

               (A) the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act; and

               (B) the pledge agreement does not grant to the pledgee the right to vote or to direct the vote of the pledged securities prior to the time the pledgee has taken all formal steps which are necessary to declare a default;

          (9) a Person engaged in business as an underwriter or a placement agent for securities who enters into an agreement to acquire or acquires Capital Stock solely by reason of its participation in good faith and in the ordinary course of its business in the capacity of underwriter or placement agent in any underwriting or agent representation registered under the Securities Act, as a bona fide private placement, a resale under Rule 144A promulgated under the Securities Act, or in any foreign or other offering exempt from the registration requirements under the Securities Act shall not be deemed to Beneficially Own, be the Beneficial Owner of or have Beneficial Ownership of such securities until the expiration of forty (40) days after the date of such acquisition so long as (i) such Person does not vote such Capital Stock during such period, and (ii) such participation is not with the purpose or with the effect of changing or influencing control of the Corporation, nor in connection with or facilitating any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

          (10) if the Corporation shall sell shares in a transaction not involving any public offering, then each purchaser in such offering shall be deemed to obtain Beneficial Ownership in such offering of the shares purchased by such purchaser, but no particular purchaser shall be deemed to Beneficially Own or have acquired Beneficial Ownership or be the Beneficial Owner in such offering of shares purchased by any other purchaser solely by reason of the fact that all such purchasers are parties to customary agreements relating to the purchase of equity securities directly from the Corporation in a transaction not involving a public offering, provided that:

               (A) all the purchasers are persons specified in Rule 13d-l(b)(l)(ii) promulgated under the Exchange Act;

               (B) the purchase is in the ordinary course of each purchaser's business and not with the purpose nor with the effect of changing or influencing control of the Corporation, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) promulgated under the Exchange Act;

               (C) there is no agreement among or between any purchasers to act together with respect to the Corporation or its securities except for the purpose of facilitating the specific purchase involved; and

               (D)  the only actions among or between any
purchasers with respect to the Corporation or its securities subsequent to the closing date of the nonpublic offering are those which are necessary to conclude ministerial matters directly related to the completion of the offer or sale of the securities sold in such offering;

          (11) the Share Escrow Agent shall not be deemed to be the Beneficial Owner of any Excess Share held by such Share Escrow Agent pursuant to an Excess Share Escrow Agreement, nor shall any such Excess Shares be aggregated with any other shares of Capital Stock held by affiliates or associates of such Share Escrow Agent; and

          (12) a Person shall not be deemed to Beneficially Own, be the Beneficial Owner of, or have Beneficial Ownership of Capital Stock by reason of the fact that such Person shall have entered into an agreement with the Corporation pursuant to which such Person, or its associates or affiliates, shall, upon consummation of the transaction described in such agreement, acquire, directly or indirectly, all of the Capital Stock of the Corporation (by means of a merger, consolidation, stock purchase or otherwise), provided that:

               (A) such agreement shall have been approved by an Independent Board Majority prior to the execution thereof by the Corporation;

               (B) neither such Person nor its associates or affiliates shall have been the Excess Owner of any Excess Shares immediately prior to the execution of such agreement;

               (C) the consummation of the transaction described in such agreement shall be subject to the approval of the holders of Capital Stock of the Corporation entitled to vote thereon under the DGCL or pursuant to other applicable law or the rules of the New York Stock Exchange, Inc. or any other national securities exchange or automated quotation system on which any of the Capital Stock shall then be listed or quoted; and

               (D) neither such Person nor its associates or affiliates shall have made any acquisition of Capital Stock after the execution of such agreement other than pursuant to the terms of such agreement.

Anything herein to the contrary notwithstanding, a Person shall continue to be deemed to Beneficially Own, be the Beneficial Owner of, and have Beneficial Ownership of, such Person's Excess Shares which shall have been conveyed, or shall be deemed to have been conveyed, to the Share Escrow Agent in accordance with this
Article VII until such time as such Excess Shares shall have been sold by the Share Escrow Agent as provided in this Article VII.

     (c)  "BCBSA" has the meaning set forth in Article VI hereof.

     (d) "Capital Stock" means shares (or any basic unit) of any class or series of any equity security, voting or non-voting, common or preferred, which the Corporation may at any time issue or be authorized to issue.

     (e) "Common Stock" has the meaning set forth in Section 1 of Article III hereof.

     (f)  "Excess Owner" means a Person who Beneficially Owns
Excess Shares.

     (g) "Excess Shares" means (i) with respect to any Institutional Investor, all the shares of Capital Stock Beneficially Owned by such Institutional Investor in excess of the Institutional Investor Ownership Limit, (ii) with respect to any Noninstitutional Investor, all the shares of Capital Stock Beneficially Owned by such Noninstitutional Investor in excess of the Noninstitutional Investor Ownership Limit, and (iii) with respect to any Person, all the shares of Capital Stock Beneficially Owned by such Person in excess of the General Ownership Limit; provided, however, that in the event the Excess Shares with respect to such Person results from the Beneficial Ownership of Capital Stock of such Person being aggregated with the Beneficial Ownership of Capital Stock of any other Person, then the number of Excess Shares with respect to such Person shall be allocated pro rata in proportion to each Person's total Beneficial Ownership (as calculated without giving effect to this Article VII). All Excess Shares shall be deemed to be issued and outstanding shares of Capital Stock even when subject to or held pursuant to this Article VII.

     (h)  "Exchange Act" means the Securities Exchange Act of
1934, as amended or supplemented and any other federal law which the BCBSA shall reasonably judge to have replaced or supplemented the coverage of the Exchange Act.

     (i) "Foundation" means The Missouri Foundation For Health, a Missouri nonprofit corporation.

     (j) "General Ownership Limit" means (i) that number of shares of Common Stock one share lower than the number of shares of Common Stock which would represent 20% of all shares of Common Stock issued and outstanding at the time of determination, or
(ii) any combination of shares of Capital Stock in any series or class that represents 20% of the ownership interest in the Corporation at the time of determination; provided, however, that the General Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII. Unless an Independent Board Majority otherwise determines pursuant to the authority granted in Section 15 of this Article VII, the manner in which shares in different classes or series of Capital Stock shall be counted to determine the ownership interest represented by any particular combination of those shares of Capital Stock pursuant to clause (ii) above shall be the same manner prescribed by the BCBSA under the License Agreements. So long as Common Stock (carrying identical voting rights per share) shall be the only class of Capital Stock issued by the Corporation, the General Ownership Limit shall be irrelevant for purposes of this
Article VII because the Institutional Investor Ownership Limit shall exclusively determine whether any shares of Common Stock owned by any Institutional Investor constitute Excess Shares and the Noninstitutional Investor Ownership Limit shall exclusively determine whether any shares of Common Stock owned by any Noninstitutional Investor constitute Excess Shares. If, however, the Corporation were to issue a series of Preferred Stock or other class of Capital Stock other than Common Stock, then (i) shares Beneficially Owned by an Institutional Investor in excess of either the Institutional Investor Ownership Limit or the General Ownership Limit would constitute Excess Shares, and (ii) shares Beneficially Owned by a Noninstitutional Investor in excess of either the Noninstitutional Investor Ownership Limit or the General Ownership Limit would constitute Excess Shares.

     (k) "Institutional Investor" means any Person that is an entity or group identified in Rule 13d-1(b)(1)(ii) under the Exchange Act as constituted on June 1, 1997, provided that every filing made by such Person with the SEC under Regulation 13D-G (or any successor Regulation) under the Exchange Act with respect to such Person's Beneficial Ownership of Capital Stock by such Person shall have contained a certification identical to the one required by Item 10 of Schedule 13G constituted on June 1, 1997, or such other affirmation as shall be approved by the BCBSA and the Board of Directors.

     (l) "Institutional Investor Ownership Limit" means that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 10% of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination; provided, however, that the Institutional Investor Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII.

     (m) "License Agreements" means the license agreements as constituted from time to time between the Corporation or any of its subsidiaries or affiliates and the BCBSA, including any and all addenda thereto, with respect to, among other things, the "Blue Cross" and "Blue Shield" names and marks.

     (n) "Noninstitutional Investor" means any Person that is not an Institutional Investor.

     (o) "Noninstitutional Investor Ownership Limit" means that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent 5% of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination; provided, however, that the Noninstitutional Investor Ownership Limit may be revised from time to time pursuant to Section 15 of this Article VII.

     (p)  "Ownership Limit" means each of the General Ownership
Limit, the Institutional Investor Ownership Limit and the
Noninstitutional Investor Ownership Limit, as each may be revised from time to time pursuant to Section 15 of this Article VII.

     (q) "Permitted Transferee" means a Person whose acquisition of Capital Stock will not violate any Ownership Limit applicable to such Person.

     (r) "Person" means any individual, firm, partnership, corporation, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) or of any such entity.

     (s)  "Registration Rights Agreement" means that certain
Registration Rights Agreement, between the Corporation and the Foundation, referred to in the Agreement and Plan of Reorganization described in Section 14 of this Article VII.

     (t) "Schedule 13D" means a report on Schedule 13D under Regulation 13D-G under the Exchange Act and any report which may be required in the future under any requirements which the BCBSA shall reasonably judge to have any of the purposes served by
Schedule 13D.

     (u) "Schedule 13G" means a report on Schedule 13G under Regulation 13D-G under the Exchange Act and any report which may be required in the future under any requirements which the BCBSA shall reasonably judge to have any of the purposes served by
Schedule 13G.

     (v)  "SEC" means the United States Securities and Exchange
Commission and any successor federal agency having similar powers.

     (w) "Securities Act" means the Securities Act of 1933, as amended or supplemented, and any other federal law which the BCBSA shall reasonably judge to have replaced or supplemented the coverage of the Securities Act.

     (x) "Share Escrow Agent" means the Person appointed by the Corporation to act as escrow agent with respect to the Excess
Shares.

     (y) "Transfer" means any of the following which would affect the Beneficial Ownership of Capital Stock: (a) any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise, and (b) any other transaction or event, including without limitation a merger, consolidation, or acquisition of any Person, the expiration of a voting trust which is not renewed, or the aggregation of the Capital Stock Beneficially Owned by one Person with the Capital Stock Beneficially Owned by any other Person.

     (z) "Voting Power" means the voting power attributable to the shares of Capital Stock issued and outstanding at the time of determination and shall be equal to the number of all votes which could be cast in any election of any director which could be accounted for by all shares of Capital Stock issued and outstanding at the time of determination. If, in connection with an election for any particular position on the Board of Directors of the Corporation, shares in different classes or series are entitled to be voted together for purposes of such election, then in determining the number of "all votes which could be cast" in the election for that particular position for purposes of the preceding sentence, the number shall be equal to the number of votes which could be cast in the election for that particular position if all shares entitled to be voted in such election (regardless of series or class) were in fact voted in such election. For any particular Person, the Voting Power of such Person shall be equal to the quotient, expressed as a percentage, of the number of votes that may be cast with respect to shares of Capital Stock Beneficially Owned by such Person (including, for these purposes, any Excess Shares Beneficially Owned by such Person and held and/or voted by the Escrow Share Agent) divided by the total number of votes that could be cast by all stockholders of the Corporation (including such particular Person) based upon the issued and outstanding shares of Capital Stock at the time of determination. If the Corporation shall issue any series or class of shares for which positions on the Board of Directors of the Corporation are reserved or shall otherwise issue shares which have voting rights which can arise or vary based upon terms governing that class or series, then the percentage of the voting power represented by the shares of Capital Stock Beneficially Owned by any particular Person shall be the highest percentage of the total votes which could be accounted for by those shares in any election of any director.

     (aa) "Voting Trust Divestiture Agreement" means that certain
Voting Trust and Divestiture Agreement by and between the Corporation and the Foundation and the trustee named therein, referred to in the Agreement and Plan or Reorganization described in Section 14 of this Article VII.

     SECTION 2.

     (a) No Institutional Investor shall Beneficially Own shares of Capital Stock in excess of the Institutional Investor Ownership Limit. No Noninstitutional Investor shall Beneficially Own shares of Capital Stock in excess of the Noninstitutional Investor Ownership Limit. No Person shall Beneficially Own shares of Capital Stock in excess of the General Ownership Limit.

     (b) The occurrence of any Transfer which would cause any Person to Beneficially Own Capital Stock in excess of any Ownership Limit applicable to such Person shall have the following legal consequences: (i) such Person shall receive no rights to the Excess Shares resulting from such Transfer (other than as specified in this Article VII), and (ii) the Excess Shares resulting from such Transfer immediately shall be deemed to be conveyed to the Share Escrow Agent.

     (c) Notwithstanding the foregoing, a Person's Beneficial Ownership of Capital Stock shall not be deemed to exceed any Ownership Limit applicable to such Person if (A) the Excess Shares with respect to such Person do not exceed the lesser of 1% of the Voting Power of the Capital Stock or 1% of the ownership interest in the Corporation, and (B) within fifteen (15) days of the time when such Person becomes aware of the existence of such Excess Shares such Person transfers or otherwise disposes of sufficient shares of Capital Stock so that such Person's Beneficial Ownership of Capital Stock shall not exceed any Ownership Limit.

     SECTION 3. Any Excess Owner who acquires or attempts to acquire shares of Capital Stock in violation of Section 2 of this
Article VII, or any Excess Owner who is a transferee such that any shares of Capital Stock are deemed Excess Shares, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request.

     SECTION 4. The Corporation shall have the right to take such actions as it deems necessary to give effect to the transfer of Excess Shares to the Share Escrow Agent, including refusing to give effect to the Transfer or any subsequent Transfer of Excess Shares by the Excess Owner on the books of the Corporation. Excess Shares so held or deemed held by the Share Escrow Agent shall be issued and outstanding shares of Capital Stock. An Excess Owner shall have no rights in such Excess Shares except as expressly provided in this Article VII and the administration of the Excess Shares escrow shall be governed by the terms of an Excess Share Escrow Agreement to be entered into between the Corporation and the Share Escrow Agent and having such terms as the Corporation shall deem appropriate.

     SECTION 5. The Share Escrow Agent, as record holder of Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation with respect to Excess Shares (the "Excess Share Dividends") and shall hold the Excess Share Dividends until disbursed in accordance with the provisions of Section 9 of this
Article VII. In the event an Excess Owner receives any Excess Share Dividends (including without limitation Excess Share Dividends received prior to the time the Corporation determines that Excess Shares exist with respect to such Excess Owner) such Excess Owner shall repay such Excess Share Dividends to the Share Escrow Agent or the Corporation. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any Excess Share Dividends paid to an Excess Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Capital Stock Beneficially Owned by any Excess Owner (including future dividends on distributions on shares of Capital Stock which fall below the Ownership Limit as well as on Excess Shares), and, as soon as practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Escrow Agent the dividends so received or withheld, as the case may be.

     SECTION 6. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the Share Escrow Agent shall be entitled to receive, ratably with each other holder of Capital Stock of the same class or series, that portion of the assets of the Corporation that shall be available for distribution to the holders of such class or series of Capital Stock. The Share Escrow Agent shall distribute to the Excess Owner the amounts received upon such liquidation, dissolution or winding up or distribution in accordance with the provisions of Section 9 of this Article VII.

     SECTION 7. The Share Escrow Agent shall be entitled to vote all Excess Shares. The Share Escrow Agent shall vote, consent, or assent Excess Shares as follows:

     (a) to vote in favor of each nominee to the Board of Directors of the Corporation whose nomination has been approved by an Independent Board Majority and to vote against any candidate for the Board of Directors of the Corporation for whom no competing candidate has been nominated or selected by an Independent Board Majority;

     (b) unless such action is initiated by or with the consent of the Board of Directors of the Corporation, (i) to vote against removal of any director of the Corporation, (ii) to vote against any alteration, amendment, change or addition to or repeal (collectively, "Change") of the Bylaws or this Certificate of Incorporation, (iii) not to nominate any candidate to fill any vacancy of the Board of Directors of the Corporation, (iv) not to call any special meeting of the stockholders of the Corporation, and (v) not take any action by voting such Excess Shares that would be inconsistent with or would have the effect, directly or indirectly, of defeating or subverting the voting requirements contained in Section 7(a) of this Article VII or this
Section 7(b) of Article VII;

     (c) to the extent not covered by clauses (a) and (b) above, on any action, proposal or resolution requiring the approval of the Board of Directors of the Corporation as a prerequisite to entitle the stockholders of the Corporation to vote thereon and as a prerequisite to become effective, to vote in the same proportion as all other votes represented by shares of Capital Stock are cast with respect to such action, proposal or resolution; and

     (d) to the extent not covered by clauses (a), (b) and (c) above, to vote as recommended by the Board of Directors of the Corporation.

     SECTION 8.

     (a) The Share Escrow Agent shall hold all Excess Shares until such time as they are sold in accordance with this
Section 8 of Article VII.

     (b) The Share Escrow Agent shall sell or cause the sale of Excess Shares at such time or times and on such terms as shall be determined by the Corporation. The Share Escrow Agent shall have the right to take such actions as the Corporation shall deem appropriate to ensure that sales of Excess Shares shall be made only to Permitted Transferees.

     (c) The Share Escrow Agent shall have the power to convey to the purchaser of any Excess Shares sold by the Share Escrow Agent ownership of such Excess Shares free of any interest of the Excess Owner of those Excess Shares and free of any other adverse interest arising through the Excess Owner. The Share Escrow Agent shall be authorized to execute any and all documents sufficient to transfer title to any Permitted Transferee.

     (d) Upon acquisition by any Permitted Transferee of any Excess Shares sold by the Share Escrow Agent or the Excess Owner, such shares shall upon such sale cease to be Excess Shares and shall become regular shares of Capital Stock in the class or series to which such Excess Shares otherwise belong, and the purchaser of such shares shall acquire such shares free of any claims of the Share Escrow Agent or the Excess Owner.

     (e) To the extent permitted by the DGCL or other applicable law, neither the Corporation, the Share Escrow Agent nor anyone else shall have any liability to the Excess Owner or anyone else by reason of any action or inaction the Corporation or the Share Escrow Agent or any director, officer or agent of the Corporation shall take which any of them shall in good faith believe to be within the scope of their authority under this Article VII or by reason of any decision as to when or how to sell any Excess Shares or by reason of any other action or inaction in connection with the activities permitted under this Article VII which does not constitute gross negligence or willful misconduct. Without limiting by implication the scope of the preceding sentence, to the extent permitted by law, neither the Share Escrow Agent nor the Corporation nor any director, officer or agent of the Corporation (a) shall have any liability on grounds that any of them failed to take actions which would or could have produced higher proceeds for any of the Excess Shares or by reason of the manner or timing for any disposition of any Excess Shares, and
(b) shall be deemed to be a fiduciary or agent of any Excess
Owner.

     SECTION 9. The proceeds from the sale of the Excess Shares and any Excess Share Dividends shall be distributed as follows:
(i) first, to the Share Escrow Agent for any costs and expenses incurred in respect of its administration of the Excess Shares that have not theretofore been reimbursed by the Corporation;
(ii) second, to the Corporation for all costs and expenses incurred by the Corporation in connection with the appointment of the Share Escrow Agent, the payment of fees to the Share Escrow Agent with respect to the services provided by the Share Escrow Agent in respect of the escrow and for any other direct or indirect and out of pocket expenses incurred by the Corporation in connection with the Excess Shares, including any litigation costs and expenses, and all funds expended by the Corporation to reimburse the Share Escrow Agent for costs and expenses incurred by the Share Escrow Agent in respect of its administration of the Excess Shares and for all fees, disbursements and expenses incurred by the Share Escrow Agent in connection with the sale of the Excess Shares; and (iii) third, the remainder thereof (as the case may be) to the Excess Owner; provided, however, if the Corporation shall have any questions as to whether any security interest or other interest adverse to the Excess Owner shall have existed with respect to any Excess Shares, neither the Share Escrow Agent, the Corporation nor anyone else shall have the obligation to disburse proceeds for those shares until the Share Escrow Agent shall be provided with such evidence as the Corporation shall deem necessary to determine the parties who shall be entitled to such proceeds.

     SECTION 10. Each certificate for Capital Stock shall bear the following legend:

          "The shares of stock represented by this certificate are subject to restrictions on ownership and transfer. All capitalized terms in this legend have the meanings ascribed to them in the Corporation's Certificate of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on ownership and transfer, shall be sent without charge to each stockholder who so requests. No Person shall Beneficially Own shares of Capital Stock in excess of any Ownership Limit applicable to such Person. Subject to certain limited specific exemptions, (i) Beneficial Ownership of that number of shares of Capital Stock by an Institutional Investor which would represent 10% or more of the Voting Power would exceed the Institutional Investor Ownership Limit, (ii) Beneficial Ownership of that number of shares of Capital Stock by a Noninstitutional Investor which would represent 5% or more of the Voting Power would exceed the Noninstitutional Investor Ownership Limit, and (iii) Beneficial Ownership of (a) 20% or more of the issued and outstanding shares of Common Stock or (b) any combination of shares in any series or class of Capital Stock that represents 20% or more of the ownership interest in the Corporation (determined as provided in the Corporation's Certificate of Incorporation) would exceed the General Ownership Limit. Any Person who attempts to Beneficially Own shares of Capital Stock in violation of this limitation must immediately notify the Corporation. Upon the occurrence of any event that would cause any Person to exceed any Ownership Limit applicable to such Person (including without limitation the expiration of a voting trust that entitled such Person to an exemption from any Ownership Limit applicable to such Person), all shares of Capital Stock Beneficially Owned by such Person in excess of any Ownership Limit applicable to such Person shall automatically be deemed Excess Shares and shall be transferred immediately to the Share Escrow Agent and shall be subject to the provisions of the Corporation's Certificate of Incorporation. The foregoing summary of the restrictions on ownership and transfer is qualified in its entirety by reference to the Corporation's Certificate of Incorporation."

The legend may be amended from time to time to reflect amendments to this Certificate of Incorporation, or revisions to the Ownership Limits in accordance with Section 15 of this
Article VII.

     SECTION 11. Subject to Section 12 of this Article VII, nothing contained in this Article VII or in any other provision of this Certificate of Incorporation shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders.

     SECTION 12. Nothing contained in this Certificate of Incorporation shall preclude the settlement of any transactions entered into through the facilities of the New York Stock
Exchange, Inc. or any other exchange or through the means of any automated quotation system now or hereafter in effect.

     SECTION 13. Except in the case of manifest error, any interpretation of this Article VII by the Board of Directors of the Corporation shall be conclusive and binding; provided, however, that in making any such interpretation, the Board of Directors of the Corporation shall consider, wherever relevant, the Corporation's obligations to the BCBSA.

     SECTION 14. This Article VII shall not be applicable with respect to any shares of Capital Stock owned by the Foundation which were (i) issued by the Corporation to the Foundation upon the incorporation of the Corporation, or (ii) issued by the Corporation to the Foundation pursuant to that certain Agreement and Plan of Reorganization, dated as of __________ ____, 2000 [date to be completed prior to filing this Certificate of Incorporation], among the Corporation, Blue Cross and Blue Shield of Missouri, RightCHOICE Managed Care, Inc., a Missouri corporation, and the Foundation (such shares of Capital Stock being referred to as "Exchange Shares"), or (iii) acquired by the Foundation with respect to Exchange Shares as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like, so long as such shares of Capital Stock shall be Beneficially Owned by the Foundation or by a trustee for the account of the Foundation and subject to the terms of the Voting Trust and Divestiture Agreement. Upon the Transfer of any Beneficial Ownership interest in any Exchange Shares (and such other shares of Capital Stock received by the Foundation or by a trustee for the account of the Foundation as a result of a stock dividend, stock split, conversion, recapitalization, exchange of shares or the like relating to such Exchange Shares) from the Foundation or trustee thereof or the voting trust established by the Voting Trust and Divestiture Agreement to any transferee, those shares of Capital Stock shall become fully subject to this
Article VII from and at all times after such transfer.

     SECTION 15. An Independent Board Majority shall have the right to revise the definition of one or more Ownership Limits to change the percentage ownership of Capital Stock under such Ownership Limit to conform the definition to a change to the terms of the License Agreements or as required or permitted by the BCBSA. In the event the Corporation issues any series or class of Capital Stock other than Common Stock, then an Independent Board Majority shall have the power to determine the manner in which each class or series of Capital Stock shall be counted for purposes of determining each Ownership Limit. Any such revision to the definition of any Ownership Limit shall not be deemed a Change to this Certificate of Incorporation, and shall not require stockholder approval under Article XII hereof; provided, however, that no such revision shall be effective until such time as the Corporation shall have notified the stockholders of such revision in such manner as it shall deem appropriate under the circumstances (provided that notification of any such revision by means of a filing by the Corporation describing such revision with the SEC under the Exchange Act or with the Secretary of State of the State of Delaware under the DGCL shall be deemed appropriate notice under all circumstances).

                          ARTICLE VIII
                             BYLAWS

     SECTION 1. The Bylaws shall govern the management and affairs of the Corporation, the rights and powers of the directors, officers, employees and stockholders of the Corporation in accordance with its terms and shall govern the rights of all persons concerned relating in any way to the Corporation except that if any provision in the Bylaws shall be irreconcilably inconsistent with any provision in this Certificate of Incorporation, the provision in this Certificate of Incorporation shall control.

     SECTION 2. The Board of Directors of the Corporation shall have the power to amend or replace the Bylaws of the Corporation by the vote of a majority of the whole Board of Directors of the Corporation, except that the approval of an Independent Board Majority shall be required to amend or replace any provision of the Bylaws of the Corporation which, pursuant to the terms thereof, may now or hereafter require the approval of an Independent Board Majority. The stockholders of the Corporation shall not have the power to Change (as defined in Section 7 of Article VII hereof) the Bylaws of the Corporation unless such Change shall be approved by the holders of at least seventy-five percent (75%) of the then issued and outstanding shares of Common Stock entitled to vote thereon.

                           ARTICLE IX
                     NO PREFERENTIAL RIGHTS

     No stockholder of the Corporation shall, by reason of his, her or its holding shares of any class or series, have any preemptive or preferential rights to purchase or subscribe to any shares of Capital Stock of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder) other than such rights, if any, as the Board of Directors of the Corporation in its discretion from time to time may grant and at such price as the Board of Directors of the Corporation may fix; and the Board of Directors of the Corporation may issue shares of Capital Stock of the Corporation or any notes, debentures, bonds or other securities, convertible into or carrying options or warrants to purchase shares of Capital Stock without offering any such shares of Capital Stock, either in whole or in part, to the existing stockholders.

                            ARTICLE X
                      NO CUMULATIVE VOTING

     There shall be no cumulative voting by stockholders of any class or series of Capital Stock in the election of directors of the Corporation.

                           ARTICLE XI
                        BOOKS AND RECORDS

     The books and records of the Corporation may be kept
(subject to any provision contained in the DGCL or other applicable law) at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

                           ARTICLE XII
           RIGHT TO AMEND CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to Change (as defined in Section 7 of Article VII hereof) any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL or other applicable law and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything contained in this Certificate of Incorporation to the contrary, (a) the approval of an Independent Board Majority shall be required for the Board of Directors to approve and authorize any Change to Sections 1, 3, 4, 5, 6, 7, 10 and 11 of Article IV, Article V,
Article VI, Article VII, Article VIII, Article X or this
Article XII, and (b) the affirmative vote of the holders of at least seventy-five percent (75%) of the then issued and outstanding shares of Common Stock entitled to vote thereon shall be required to Change Sections 1, 3, 4, 5, 6, 7, 10, and 11 of
Article IV, Article V, Article VI, Article VII, Article VIII,
Article X and this Article XII (the "Supermajority Stockholder Vote"); and provided further, however, that (i) the Supermajority Stockholder Vote shall become ineffective and shall be of no further force and effect with respect to a Change to Article VII hereof in the event that each and every License Agreement to which the Corporation shall be subject shall have been terminated; and (ii) the Supermajority Stockholder Vote shall not apply to (1) any Change to Article VII to conform Article VII hereof to a change to the terms of any License Agreement, (2) any Change to Article VII hereof required or permitted by the BCBSA (whether or not constituting a change to the terms of any License Agreement), or (3) any Change to Article VII hereof approved by an Independent Board Majority in connection with a proposal to acquire (by means of a merger, consolidation or otherwise) all of the outstanding Capital Stock of the Corporation. The affirmative vote of the holders of at least the percentage of the issued and outstanding Capital Stock entitled to vote thereon required by the DGCL or other applicable law shall be required to Change any provisions of this Certificate of Incorporation that shall not require the Supermajority Stockholder Vote under this
Article XII.

                          ARTICLE XIII
                        REGISTERED AGENT

     The address of the registered office of the corporation in the state of Delaware is
______________________________________________________.  The name of its registered agent at such address is
___________________________.

                           ARTICLE XIV
                           COMPROMISE

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under 279 of Title 8 of the Delaware Code under a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


     IN WITNESS WHEREOF, the undersigned duly executed this Certificate of Incorporation on this ____ day of ________, 2000.



                              Incorporator


                            EXHIBIT G

                             FORM OF

                             BYLAWS

                               OF

                 RIGHTCHOICE MANAGED CARE, INC.

                        TABLE OF CONTENTS

                                                             Page
ARTICLE I - OFFICES AND RECORDS                                 1
ARTICLE II - SHAREHOLDERS                                       1
ARTICLE III - BOARD OF DIRECTORS                                6
ARTICLE IV - OFFICERS                                          15
ARTICLE V - INDEMNIFICATION                                    19
ARTICLE VI - STOCK                                             21
ARTICLE VII - CORPORATE FINANCE                                22
ARTICLE VIII - GENERAL PROVISIONS                              23

                 ARTICLE I - OFFICES AND RECORDS

Section 1.1 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation of the Corporation (as the same may be further amended and/or restated) (the "Certificate of Incorporation") or as shall be determined from time to time by the Board of Directors and on file in the appropriate office of the State of Delaware pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the Corporation and the address of the business office of the registered agent shall be identical.

Section 1.2 Corporate Offices. The Corporation may have such corporate offices anywhere within or without the State of Delaware as the Board of Directors from time to time may determine or the business of the Corporation may require.

Section 1.3 Books and Records. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of its proceedings of its stockholders and Board of Directors (and any committee having the authority of the Board of Directors) and the names and places of residence of its officers. The Corporation shall keep at its registered office or principal place of business in the State of Missouri, or at the office of its transfer agent in the State of Missouri, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer.

Section 1.4 Inspection of Records. A stockholder may, upon written demand under oath stating the proper purpose thereof, inspect the records of the Corporation, pursuant to any statutory or other legal right, during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A stockholder may delegate such stockholder's right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the stockholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No stockholder shall use, permit to be used or acquiesce in the use by others of any information so obtained to the detriment competitively of the Corporation, nor shall such stockholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation as a condition precedent to any stockholder's inspection of the records of the Corporation may require the stockholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such stockholder of information obtained in the course of such inspection.

                    ARTICLE II - SHAREHOLDERS

Section 2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation by the Board of Directors, stockholders' meetings shall be held at the principal place of business of the Corporation.

Section 2.2 Annual Meetings. An annual meeting of the stockholders of the Corporation for the election of directors shall be held on the second Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders entitled to vote thereon shall elect directors to serve until expiration of their respective term of office as specified in Section 3 of Article IV of the Certificate of Incorporation and until their respective successors are duly elected and qualified, or until their respective earlier resignation, removal or death, and shall transact such other business as may properly come before the meeting as provided herein.

Section 2.3 Special Meetings. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President, or an Independent Board Majority (as defined in Section 4.B.3 of Article IV of the Certificate of Incorporation). The Chairman of the Board, the Chief Executive Officer, the President, or an Independent Board Majority, as the case may be, shall have the right to determine the business to be transacted at any special meeting and no issue or matter may be acted upon by any stockholders at any special meeting unless such issue or matter has been approved by the Board of Directors for vote by stockholders at such meeting.

Section 2.4    Notice; Waiver of Notice; Affidavit of Notice.

     (a) Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes thereof and that no other business may be transacted, and, in the case of an annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be delivered or given to each stockholder entitled to vote at such meeting, as determined in accordance with Section 2.8 of these Bylaws, not less than ten (10) days or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting pursuant to Section 2.3 of these Bylaws, unless, as to a particular matter, other or further notice is required by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable law, in which case such other or further notice shall be given.

     (b) Any notice to a stockholder of a stockholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid and addressed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

     (c) Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, or of the Certificate of Incorporation or of the DGCL or other applicable law, a written waiver thereof, signed by the stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     (d) To the extent provided by the DGCL or other applicable law, attendance of a stockholder at any meeting shall constitute a waiver of notice of such meeting except where a stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     (e) An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary, the Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

Section 2.5 Presiding Officials. Every meeting of the stockholders, for whatever purpose, shall be convened by the President, the Secretary or the officer or any of the persons who called the meeting pursuant to Section 2.3 of these Bylaws. The meeting shall be presided over by the officers specified in Sections 4.7, 4.8 and 4.9 of these Bylaws as provided therein.

Section 2.6 Quorum; Adjournment. Unless otherwise provided by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, the constitution of a quorum at any meeting of the stockholders shall require a majority of the outstanding shares of the Corporation's capital stock entitled to vote at such meeting, represented in person or by proxy; provided, however, that in the event that less than a quorum is represented at a meeting, the shares so represented, by a majority vote, shall have the right successively to adjourn the meeting, without notice to any stockholder not present at the meeting, to a specified date no later than 90 days after such adjournment. In all matters, every decision of a majority of the outstanding shares then entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the stockholders, unless a larger vote is required by the DGCL or other applicable law, by the Certificate of Incorporation or by these Bylaws; provided, however, that if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority (or such higher proportion as may be required by the DGCL or other applicable law or the Certificate of Incorporation or these Bylaws) of the shares of each such class must be voted affirmatively to approve any matter requiring such separate class vote. Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter. At any subsequent session of an adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

Section 2.7 Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 2.8    Voting.

     (a) Each stockholder shall have the number of votes provided in the Certificate of Incorporation for each share of stock entitled to vote under the provisions of the Certificate of Incorporation and registered in such stockholder's name on the books of the Corporation.

     (b) Cumulative voting is not permitted with respect to the election of directors, and thus no stockholder entitled to vote in the election of directors shall have the right to cast as many votes in the aggregate as shall equal the number of votes held by the stockholder in the Corporation, multiplied by the number of directors to be elected at the election, for one candidate, or distribute them among two or more candidates.

     (c) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (d) If the Board of Directors does not close the transfer books or set a record date for the determination of its stockholders entitled to notice of, or to vote at, a meeting of stockholders in accordance with Section 2.8(d) of these Bylaws, only those persons who are stockholders of record at the close of business on the day preceding the next day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which such meeting is held, shall be entitled to notice of, and to vote at, such meeting and any adjournment of such meeting; except that, if prior to such meeting written waivers of notice of such meeting are signed and delivered to the Corporation by all of the stockholders of record at the time such meeting is convened, only those persons who are stockholders of record at the time such meeting is convened shall be entitled to vote at such meeting and any adjournment thereof.

Section 2.9 Stockholders' Lists. A complete list of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order, with the address of and the number of voting shares of each class owned of record by each stockholder of record as of the date determined pursuant to Sections 2.8(d) or (e) of these Bylaws as the case may be, shall be prepared by the officer of the Corporation having charge of the stock transfer books of the Corporation, and shall, for a period of ten (10) days prior to the meeting, be kept on file at a place within the city where the meeting is to be held and shall at any time during the usual hours for business be subject to inspection by any stockholder. Such list or a duplicate thereof shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the stockholders entitled to examine such list, share ledger or transfer book or to vote at any meeting of stockholders.

Section 2.10 Conduct of Stockholder Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may, to the extent not prohibited by the DGCL or other applicable law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the Chairman of the meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may, to the extent not prohibited by the DGCL or other applicable law, include, without limitation, the following:
(i) the establishment of an agenda for the meeting; (ii) the maintenance of order at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined; (iv) restrictions on entry to the meeting after a specified time; (v) limitation on the time allotted to questions or comments by participants; (vi) a determination of whether the proponent of any proposal is entitled to obtain a vote by stockholders on that proposal at that meeting under the standards prescribed in these Bylaws and such other standards as the Chairman of the meeting shall determine to be applicable; (vii) the taking and counting of votes at such meetings; and (viii) the resolution of any other questions which may be raised at such meeting. Unless otherwise determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 2.11   Stockholder Action By Written Consent without a
Meeting. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint a person (other than nominees for office, directors or stockholders) to act as inspectors of election at the meeting or its adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting shall appoint a person to fill such vacancy. The inspector shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
(b) receive votes or ballots; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes;
(e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

Section 2.13   Stockholder Proposals.

     (a) Stockholders shall be entitled to submit proposals to be voted upon by stockholders at an annual meeting of the Corporation provided that they comply with the procedures set forth in this Section 2.13. Only those proposals which satisfy all requirements specified in this Section 2.13 shall be deemed "Qualified Stockholder Proposals."

     (b)  In order for a proposal to constitute a "Qualified
Stockholder Proposal," all of the following requirements must be satisfied:

          (1) The proposal must be made for submission at an annual meeting of stockholders;

          (2) The proposal must be a proper subject for stockholder action. The Board of Directors shall be entitled to determine that any proposal which the stockholder is not entitled to have included in the Corporation's proxy statement for the annual meeting under the Securities Exchange Act of 1934, as amended (the
     "Exchange Act"), and the regulations issued by the Securities and Exchange Commission (which are collectively referred to herein as the "SEC Proxy Rules") is not a proper subject for stockholder action;

          (3) The proposal must be made by a stockholder who shall be the record holder on the record date for such annual meeting and at that meeting of shares entitled to be voted for the proposal (a "Proposing Stockholder");

          (4) The Proposing Stockholder must deliver a written notice identifying such proposal to the office of the Corporation's Corporate Secretary at the Corporation's principal place of business which provides the information required by these Bylaws which is timely under the standards given in Section 3.5(e)(4) of these Bylaws;

          (5) Such Proposing Stockholder's proposal notice shall: (i) contain a description of the proposal, the reasons for the proposal and any material interest in such proposal by the Proposing Stockholder or the beneficial owner of the stockholder's record shares; (ii) contain an affirmation by the Proposing Stockholder that the stockholder satisfies the requirements specified in this
     Section 2.13 for presentation of such proposal; and (iii) as to the Proposing Stockholder and the beneficial owner, if any, on whose behalf the proposal is made (x) the name and address of such Proposing Stockholder, as they appear on the Corporation's books, and of such beneficial owner and the telephone number at which each may be contacted during normal business hours through the time for which the meeting is scheduled, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such Proposing Stockholder and such beneficial owner; and

          (6) The Proposing Stockholder and the beneficial owner shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

     (c) Nothing in these Bylaws shall be deemed to prohibit a stockholder from including any proposals in the Corporation's proxy statement to the extent such inclusion shall be required by the SEC Proxy Rules or to lessen any obligation by any stockholder to comply with the SEC Proxy Rules; provided, however, that neither the fact that a stockholder's nominee qualifies as a Qualified Candidate (as defined in Section 3.5 of these Bylaws) nor the fact that a Proposing Stockholder's proposal qualifies as a Qualified Stockholder Proposal under this
Section 2.13 shall obligate the Corporation to endorse that candidate or proposal or (except to the extent required by the SEC Proxy Rules) to provide a means to vote on that proposal on proxy cards solicited by the Corporation or to include information about that proposal in the Corporation's proxy statement. To the extent this Section 2.13 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to the SEC Proxy Rules, the SEC Proxy Rules shall prevail.

                ARTICLE III - BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not directed or required to be exercised or done exclusively by the stockholders by the DGCL or other applicable law or by the Certificate of Incorporation or by these Bylaws.

Section 3.2 Number of Directors. Until otherwise determined by the Board of Directors acting pursuant to Section 3.4 of these Bylaws, the number of positions on the Board of Directors shall be three (3).

Section 3.3 Division of the Board of Directors into Classes. The Board of Directors shall be divided into three classes in accordance with the Certificate of Incorporation. The positions within each class shall be the same in number as reasonably practicable. Directors within a given class shall be designated as the "Class of [Year]," with the entry for "Year" being the year in which the next triennial election for directors in that class is scheduled to occur.

Section 3.4 Board of Directors' Power to Alter the Number of Directors and the Size of Classes. The Board of Directors shall have the power (within the limitations prescribed by the Certificate of Incorporation) by a resolution adopted by an Independent Board Majority at the time of such adoption to alter at any time and from time to time (i) the total number of directorship positions on the Board of Directors, and (ii) the number of directorship positions in any of the three classes of directors established by the Certificate of Incorporation.
Except as otherwise expressly provided in the Certificate of Incorporation, from the adoption of any particular resolution in the manner provided in the preceding sentence until the adoption in the manner prescribed by the preceding sentence of any subsequent resolution altering the results of the particular resolution, (i) the total number of directorship positions on the Board of Directors shall be equal to the number specified in the particular resolution, and (ii) the number of directorship positions in each of the three classes of directors established by the Certificate of Incorporation shall be the number established in the particular resolution.

Section 3.5    Election of Directors by Stockholders.

     (a) Qualified Candidates (as defined below in this Section 3.5) for election as directors at any meeting of the stockholders of the Corporation shall be elected by plurality vote. (Under plurality voting, if five positions on the Board of Directors were up for election at any particular stockholders' meeting, then the five Qualified Candidates who receive more votes than any other Qualified Candidates shall be deemed elected at that meeting. It shall not, therefore, be necessary for election to the Board of Directors that a candidate receive a majority of the votes comprising the quorum for the meeting so long as the individual receives a number of votes sufficient for election under the terms hereof.)

     (b) Only Qualified Candidates may be elected to the Board of Directors at any particular stockholders' meeting. Votes cast in favor of an individual who is not a Qualified Candidate shall not be effective to elect that individual to the Board of Directors regardless of whether (i) that individual receives a greater number of votes than Qualified Candidates who are elected to the Board of Directors under the preceding provisions of this
Section 3.5, or (ii) no other individual receives any votes at that meeting.

     (c) An individual shall be deemed a "Qualified Candidate" for election to the Board of Directors at any particular stockholders' meeting if that individual (i) shall have been nominated for election by the affirmative vote of an Independent Board Majority or shall have been nominated for election in a manner which satisfies all of the requirements specified in
Section 3.5(e) hereof, and (ii) is not disqualified under the provisions of Section 3.5(d) hereof.

     (d) The term "Non-Independent Candidate," as used with respect to any particular election of directors, means an individual who satisfies the conditions of clause (i) of
Section 3.5(c) hereof but who does not qualify as an "Independent Director" as defined in Section 4.B.1 of Article IV of the Certificate of Incorporation. In the event that, in any particular election of directors, some but not all of the Non-Independent Candidates for director at such election may be eligible for election to the Board of Directors pursuant to
Section 4.A of Article IV of the Certificate of Incorporation, then the Non-Independent Candidates shall be treated as Qualified Candidates until all positions available for Non-Independent Candidates at such election pursuant to Section 4.A of Article IV of the Certificate of Incorporation shall have been elected in the manner set forth in this Section 3.5. The remaining Non-Independent Candidates shall, in accordance with Section 3.5(b), be deemed to not be Qualified Candidates.

     (e) An individual who is not nominated for election by the affirmative vote of an Independent Board Majority, and who would otherwise qualify as a Qualified Candidate as provided in Sections 3.5(c) and 3.5(d) hereof, shall be a Qualified Candidate if all of the following requirements are satisfied:

          (1) The nomination must be made for an election to be held at an annual meeting of stockholders or a special meeting of stockholders in which the Board of Directors has determined that candidates will be elected by the issued and outstanding shares of the Corporation's common stock to one or more positions on the Board of Directors;

          (2) The individual must be nominated by a stockholder who shall be the record owner on the record date for such meeting and at that meeting of shares entitled to be voted at that meeting for the election of directors (a "Nominating Stockholder");

          (3) The Nominating Stockholder must deliver a timely written nomination notice to the office the Corporation's Corporate Secretary at the Corporation's principal place of business which provides the information required by this
     Section 3.5(e);

          (4) To be timely for an annual meeting, a Nominating Stockholder's notice must be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that: (i) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) if the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Nominating Stockholder's nominating notice required by this
     Section 3.5(e) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if (x) the Nominating Stockholder shall have nominated candidates in accordance with the requirements in this Section 3.5(e) for all Board of Directors positions not covered by such increase, and (y) the nomination notice for candidates to fill the expanded positions shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation;

          (5) If the election is to be held at a special stockholders' meeting, a Nominating Stockholder's nominating notice required by this Section 3.5(e) shall be considered timely for such meeting if it shall be actually delivered to the Corporate Secretary at the Corporation's principal place of business not later than the close of business on the 10th day following the day on which the Corporation shall first publicly announce the date of the special meeting and that a vote by stockholders shall be taken at such meeting to elect one or more directors;

          (6) In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Nominating Stockholder's notice as described above. "Public Announcement" means, for these purposes, disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (7) Such Nominating Stockholder's nomination notice shall: (i) set forth as to each person whom the Nominating Stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder; (ii) be accompanied by each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) set forth the name and address of the stockholder giving the notice and the beneficial owner of the shares owned of record by the beneficial owner, and the telephone number at which the Corporation will be able to contact the stockholder, the beneficial owner and each nominee during usual business hours during the period through the meeting at which the nomination is to take place; and (iv) set forth the class and number of shares of the Corporation which are owned beneficially and of record by such Nominating Stockholder and such beneficial owner;

          (8) The Nominating Stockholder, the beneficial owner and each nominee shall provide such other information as any officer of the Corporation shall reasonably deem relevant within such time limits as any officer of the Corporation shall reasonably impose for such information.

Section 3.6 Vacancies. Neither the provisions of Section 3.5 nor any other provision set forth herein shall diminish the right granted to the Directors to elect individuals to fill any vacancy which shall occur for any reason as provided in the Certificate of Incorporation.

Section 3.7 Meetings of the Newly Elected Board of Directors. The members of each newly elected Board of Directors (i) shall meet at such time and place, either within or without the State of Delaware, as shall be provided for by resolution of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so provided for by resolution of the stockholders, or if a quorum shall not be present, may meet at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in these Bylaws with respect to the giving of notice for special meetings of the Board of Directors, except that it shall not be necessary to state the purpose of the meeting in such notice, or
(iii) regardless of whether or not the time and place of such meeting shall be provided for by resolution of the stockholders at the annual meeting, may meet at such time and place as shall be consented to in writing by all of the newly elected directors.

Each director of the Corporation, upon such director's election, shall qualify by accepting the office of director, and such director's attendance at, or written approval of the minutes of, any meeting of the Board of Directors subsequent to such director's election shall constitute such director's acceptance of such office; or such director may execute such acceptance by a separate writing, which shall be placed in the minute book.

Section 3.8    Notice of Meeting; Waiver of Notice.

     (a) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the whole Board of Directors (as defined in Section 2 of Article IV of the Certificate of Incorporation). Any business may be transacted at a regular meeting.

     (b)  Special Meetings.

          (i) Except as otherwise required by the DGCL or other applicable law and subject to the rights of the holders of Preferred Stock or any series thereof, special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors and shall be called by the Secretary on the written request of any of the foregoing. The place may be within or without the State of Delaware as designated in the notice.

          (ii) Written or printed notice of each special meeting of the Board of Directors, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be delivered to such director personally or sent to such director by telegram or facsimile at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid, addressed to the director at such director's residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. If given by facsimile, such notice shall be deemed delivered upon receipt of verification. The notice may be given by any person having authority to call the meeting.

          (iii) "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     (c) Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends such meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 3.9 Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise prohibited by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting.

Section 3.10 Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or of the committee as the case may be.

Section 3.11 Quorum and Voting. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall, unless a greater number as to any particular matter is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws, constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, subject to the provisions of Section 144 of the DGCL (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 141 of the DGCL (as to appointment of committees), and Section 145 of the DGCL (as to indemnification of directors), and unless the act of a greater number is required by the DGCL or other applicable law, the Certificate of Incorporation or these Bylaws.

Section 3.12   Committees.

     (a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board of Directors, designate two or more directors of the Corporation to constitute one or more committees (including, without limitation, an executive committee). Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law.

     (b) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

Section 3.13   Audit Committee.

     (a) The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Membership on the Audit Committee shall be restricted to those directors who are independent of the management of the Corporation and are free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the committee. Vacancies in the Audit Committee may be filled by the Board of Directors at any meeting thereof. Each member of the Audit Committee shall hold office until such Audit Committee member's successor has been duly elected and qualified, or until such Audit Committee member's resignation or removal from the Audit Committee by the Board of Directors, or until such Audit Committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the Audit Committee by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of members of the Audit Committee shall be established by resolution of the Board of Directors.

     (b) The Audit Committee shall be responsible for: recommending to the Board of Directors the appointment or discharge of independent auditors; reviewing with the management and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors; reviewing with the independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; reviewing with the management the independent statements; audit results and reports and the recommendation made by any of the auditors with respect to changes in accounting procedures and internal controls; reviewing the results of studies of the Corporation's system of internal accounting controls; and performing any other duties or functions deemed appropriate by the Board of Directors. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation's financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

     (c) All actions of the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

     (d) The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee (or if there shall be only one other member, then at the call of that member). A majority of the Audit Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall constitute the act of the Audit Committee.

Section 3.14   Compensation Committee.

     (a) The Board of Directors at the annual or any regular or special meeting shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute a Compensation Committee. Membership on the Compensation Committee shall be restricted to disinterested persons which for this purpose shall mean any director who, during the time such director is a member of the Compensation Committee is not eligible, and has not at any time within one year prior thereto been eligible, for selection to participate (other than in a manner as to which the Compensation Committee has no discretion) in any of the compensation plans administered by the Compensation Committee. Vacancies in the Compensation Committee may be filled by the Board of Directors at any meeting. Each member of the Compensation Committee shall hold office until such Compensation Committee member's successor has been duly elected and qualified, or until such Compensation Committee member's resignation or removal from the Compensation Committee by the Board of Directors, or until such Compensation Committee member otherwise ceases to be a director or a disinterested person. Any member of the Compensation Committee may be removed by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of the members of the Compensation Committee shall be established by resolution of the Board of Directors.

     (b) The Compensation Committee shall, from time to time, recommend to the Board of Directors the compensation and benefits of the executive officers of the Corporation. The Compensation Committee shall have the power and authority vested in the Board of Directors by any benefit plan of the Corporation. The Compensation Committee shall also make recommendations to the Board of Directors with regard to the compensation of the Board of Directors and its committees, with the exception of the Compensation Committee.

     (c) All actions of the Compensation Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books or the Compensation Committee shall at all times be open to the inspection of any director

     (d) The Compensation Committee shall meet at the call of the chairman of the Compensation Committee or of any two members of the Compensation Committee (or if there shall be only one other member, then at the call of that member). A majority of the Compensation Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Compensation Committee.

Section 3.15   Nominating Committee.

     (a) The Board of Directors at the annual or any regular or special meeting of the directors shall, by resolution adopted by a majority of the whole Board of Directors, designate and elect two or more directors to constitute a Nominating Committee and appoint one of the directors so designated as the chairman of the Nominating Committee. Membership on the Nominating Committee shall be restricted to Independent Directors (as defined in Section 4.B.1 of Article IV of the Certificate of Incorporation). Vacancies in the Nominating Committee may be filled by the Board of Directors at any meeting thereof. Each member of the Nominating Committee shall hold office until such Nominating Committee member's successor has been duly elected and qualified, or until such Nominating Committee member's resignation or removal from the Nominating Committee by the Board of Directors, or until such Nominating Committee member otherwise ceases to be a director. Any member of the Nominating Committee may be removed from the Nominating Committee by resolution adopted by a majority of the whole Board of Directors. The compensation, if any, of members of the Nominating Committee shall be established by resolution of the Board of Directors.

     (b) The Nominating Committee shall be responsible for: recommending to the Board of Directors a slate of directors to be presented for election by stockholders at each annual meeting of the stockholders of the Corporation and any other duties or functions deemed appropriate by the Board of Directors. The Nominating Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel.

     (c) All actions of the Nominating Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The minute books of the Nominating Committee shall at all times be open to the inspection of any director.

     (d) The Nominating Committee shall meet at the call of its chairman or of any two members of the Nominating Committee (or if there shall be only one other member, then at the call of that member). A majority of the Nominating Committee shall constitute a quorum for the transaction of business (or if there shall be only two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall be the act of the Nominating Committee.

Section 3.16 Alternate Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more additional directors as alternate members of any committee to replace any absent or disqualified member at any meeting of that committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in these Bylaws or the resolution designating the committee or any amendment thereto.

Section 3.17 Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures and fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 3.18 Limitation of Committee Powers. Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board of Directors with respect to (i) amending the Certificate of Incorporation, (ii) approving any action which under the DGCL or other applicable law, also requires stockholders' approval or approval of the outstanding shares, (iii) approving or recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending these Bylaws,
(v) declaring a dividend or making any other distribution to the stockholders, (vi) authorizing the issuance of stock otherwise than pursuant to (the grant or exercise of a stock option under employee stock options of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, (vii) filling vacancies on the Board of Directors or any committee thereof, or (viii) amending or repealing any resolution of the Board of Directors.

Section 3.19 Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the Board of Directors. By resolution of the Board of Directors a fixed sum and expenses of attendance, if any, also may be allowed for attendance at each regular or special meeting of the Board of Directors or any committee. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.20 Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and, unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

Section 3.21 Removal of Directors. Directors may be removed only in the manner provided in the Certificate of Incorporation.

Section 3.22 Stakeholder Interests. The Board of Directors shall have the authority to make its decisions based on a long term perspective and in doing so shall be entitled to make decisions which may produce short term outcomes less favorable than alternatives which may be available to the Corporation or its stockholders. The Board of Directors, in making its decisions, shall be entitled to consider the interests of stakeholders in the Company other than stockholders, including employees, areas in which the Corporation maintains operations, creditors, and other persons who in the Board of Directors' sole judgment have a legitimate stake in the Board of Directors' decision. The Board of Directors shall have discretion to determine how to balance any interests of stockholders and other stakeholders in arriving at any decision.

                      ARTICLE IV - OFFICERS

Section 4.1    Designations.

     (a) The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors shall elect a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary at its first meeting after each annual meeting of the stockholders. The Board of Directors then, or from time to time, may also elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a Chairman of the Board, a Vice Chairman of the Board, a President, a Treasurer and a Secretary. The Board of Directors may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

     (b) The Chairman and the Vice Chairman of the Board shall be chosen from among the Board of Directors, but the other officers of the Corporation need not be members of the Board of Directors. Any two or more offices may be held by the same person.

     (c) An officer shall be deemed qualified when such person enters upon the duties of the office to which such person has been elected or appointed and furnishes any bond required by the Board of Directors; but the Board of Directors may also require such person's written acceptance and promise faithfully to discharge the duties of such office.

Section 4.2 Term of Office. Each officer of the Corporation shall hold such person's office at the pleasure of the Board of Directors or for such other period as the Board of Directors may specify at the time of such person's election or appointment, or until such person's resignation, removal by the Board of Directors or death, whichever first occurs. In any event, each officer of the Corporation who is not reelected or reappointed at the annual election of officers by the Board of Directors next succeeding such person's election or appointment shall be deemed to have been removed by the Board of Directors, unless the Board of Directors provides otherwise at the time of such person's election or appointment.

Section 4.3 Other Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as the Board of Directors shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board of Directors or for such period as the Board of Directors may specify and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board of Directors or by an officer empowered by the Board of Directors to make such determinations.

Section 4.4 Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

Section 4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board of Directors to the Chairman of the Board, the President or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased and decreased by the Board of Directors, but until action is taken with respect thereof by the Board of Directors, the same may be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board of Directors to do so.

Section 4.6 Delegation of Authority to Hire, Discharge and Designate Duties. The Board of Directors from time to time may delegate to the Chairman of the Board, the President or other officer or executive employees of the Corporation, authority to hire and discharge and to fix and modify the duties and salary or other compensation of employees of the Corporation under the jurisdiction of such person, and the Board of Directors may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

Section 4.7 Chairman of the Board. If a Chairman of the Board is elected, such Chairman of the Board shall preside at all meetings of the stockholders and directors at which such Chairman of the Board may be present and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other powers, responsibilities and authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President or other officer, as the Board of Directors may from time to time determine, and, to the extent permissible by law, the Board of Directors may designate the Chairman of the Board as the chief executive officer of the Corporation with all of the duties, powers, responsibilities and authority otherwise conferred upon the President of the Corporation under Section 4.8 of these Bylaws, or the Board of Directors may from time to time divide the duties, powers, responsibilities and authority for the general control and management of the Corporation's business and affairs between the Chairman of the Board and the President. If the Chairman of the Board is designated as the chief executive officer of the Corporation or to have the powers of the chief executive officer coextensively with the President, notice thereof shall be given to the extent and in the manner as may be required by law.

Section 4.8    President.

     (a) Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the Corporation with such general executive duties, powers, responsibilities and authority of supervision and management as are usually vested in the office of the Chief Executive Officer of a corporation, and such President shall carry into effect all directions and resolutions of the Board of Directors. In the absence of the Chairman of the Board, or if there is no Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors.

     (b) The President may execute all bonds, notes, debentures, mortgages and other contracts requiring the seal of the Corporation, may cause the seal to be affixed thereof, and may execute all other instruments, for and in the name of the Corporation.

     (c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for and in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

     (d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

     (e) The President shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     (f) If a Chairman of the Board is elected and designated as the chief executive officer of the Corporation, as provided in
Section 4.7 of these Bylaws, the President shall perform such duties and have such powers, responsibilities and authority as may be specifically delegated to the President by the Board of Directors or are conferred by law exclusively upon the President and, in the absence or disability of the Chairman of the Board or in the event of the Chairman of the Board's inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board.

Section 4.9 Executive Vice Presidents and Vice Presidents. In the absence or disability of the President, or in the event of the President's inability or refusal to act, any Executive Vice President or Vice President may perform the duties and exercise the powers of the President, including presiding at meetings of the stockholders of the Corporation and meetings of the Board of Directors in the absence of the Chairman of the Board, until the Board of Directors otherwise provides. Executive Vice Presidents and Vice Presidents shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

Section 4.10   Secretary and Assistant Secretaries.

     (a) The Secretary shall attend all meetings of the Board of Directors and, except as otherwise provided for in Section 2.5 of these Bylaws, all meetings of the stockholders. The Secretary shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the Corporation. The Secretary shall perform similar duties for each standing or temporary committee when requested by the Board of Directors or such committee.

     (b) The Secretary shall see that all books, records, lists and information, or duplicates, required to be maintained at the registered or other office of the Corporation in the State of Missouri, or elsewhere, are so maintained.

     (c) The Secretary shall keep in safe custody the seal of the Corporation, and shall have authority to affix the seal of the Corporation to any instrument requiring a corporate seal and, when so affixed, the Secretary may attest the seal by the Secretary's signature.

     (d) The Secretary shall have the general duties, powers, responsibilities and authority of a secretary of a corporation and shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the Corporation, under whose direct supervision the secretary shall be.

     (e) In the absence or disability of the Secretary or in the event of the Secretary's inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

Section 4.11   Treasurer and Assistant Treasurers.

     (a) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep or cause to be kept all other books of account and accounting records of the Corporation. The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.

     (b) The Treasurer shall disburse, or permit to be disbursed, the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the chief executive officer of the Corporation and the directors, whenever they may require, an account of all transactions as treasurer and of those under the Treasurer's jurisdiction, and of the financial condition of the Corporation.

     (c) The Treasurer shall have the general duties, powers, responsibilities and authority of a treasurer of a corporation and shall, unless otherwise provided by the Board of Directors, be the chief financial and accounting officer of the Corporation. The Treasurer shall perform such other duties and shall have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     (d) If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control which belong to the Corporation.

     (e) In the absence or disability of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities and authority as the Board of Directors may from time to time prescribe.

Section 4.12 Duties of Officers May Be Delegated. If any officer of the Corporation is absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, some or all of the functions, duties, powers, responsibilities and authority of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person, provided a majority of the whole Board of Directors concurs.

                   ARTICLE V - INDEMNIFICATION

Section 5.1 Indemnification of Directors and Officers. The Corporation shall be required, to the maximum extent permitted by the DGCL and the Certificate of Incorporation, to indemnify each of its directors and officers and any director or officer who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

Section 5.2 Indemnification of Other Agents. The Corporation may, in its absolute discretion, up to the maximum extent permitted by the DGCL and the Certificate of Incorporation, indemnify each person who is not required to be indemnified under
Section 5.1 against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

Section 5.3 Indemnification of Fiduciaries. The Corporation shall indemnify any director, officer, employee, or other agent of the Corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was a trustee, investment manager, or other fiduciary under any employee benefit plan of the Corporation. The provisions of this Section 5.3 shall be deemed to constitute a contract between the Corporation and any such indemnified person, or for the benefit of any such indemnified person.

Section 5.4 Advances of Expenses. To the extent permitted by the DGCL and the Certificate of Incorporation, expenses incurred in defending any proceeding in the case described in Section 5.1 of these Bylaws shall be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of such person to repay such amount if it shall be determined ultimately that he or she is not entitled to be indemnified by the Corporation.

Section 5.5 Non-Exclusivity. The indemnification and the advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Certificate of Incorporation, these Bylaws or any agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the Corporation may have to provide additional indemnification with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by this Article V shall continue as to a person who has ceased to serve in a capacity that entitles such person to indemnity under this Article V (an "Indemnifiable Capacity") and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.6 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. Notwithstanding anything in this Article V to the contrary: (i) the Corporation shall not be obligated to indemnify any person serving in an Indemnifiable Capacity for any amounts which have been paid directly to such person by any insurance maintained by the Corporation; and (ii) any indemnification provided pursuant to this Article V (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from any Other Enterprise, and
(B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from any Other Enterprise.

Section 5.7 Vesting of Rights. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for contractual condition of such person's serving or having served in an Indemnifiable Capacity and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

Section 5.8 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

                       ARTICLE VI - STOCK

Section 6.1 Payment for Shares of Stock. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any stockholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part or any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

Section 6.2 Certificates Representing Shares of Stock. The certificates representing shares of stock of the Corporation shall be issued in numerical order and shall be in such form as may be prescribed by the Board of Directors in conformity with the Certificate of Incorporation, the DGCL or other applicable law. The issuance of shares shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name or the person, firm, partnership, corporation or association to whom it is issued and the number of shares represented thereby. It shall be signed by the President, an Executive Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all signatures on such certificate may be facsimiles and the seal may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Transfers of Shares - Transfer Agent - Registrar. Transfers of shares of stock shall be made on the stock record or transfer books of the Corporation only by the person named in the stock certificate, or by such stockholder's attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

Section 6.4 Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of the stockholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the stockholders who are stockholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

Section 6.5 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board of Directors it is proper to do so.

Section 6.6 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the DGCL and other applicable law, the Certificate of Incorporation or these Bylaws.

                 ARTICLE VII - CORPORATE FINANCE

Section 7.1 Fixing of Capital - Transfers of Surplus. Except as may be specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the Corporation by any law or statute, and in conformity therewith, relative to:
(a) determining what part of the consideration received for shares of the Corporation shall be stated capital; (b) increasing or decreasing stated capital; (c) transferring surplus to stated capital; (d) transferring stated capital to surplus;
(e) determining the consideration to be received by the Corporation for its shares; and (f) determining all similar or related matters; provided, however, that any concurrent action or consent by or of the Corporation and its stockholders, required to be taken or given pursuant to the DGCL and other applicable law, shall be duly taken or given in connection therewith.

Section 7.2    Dividend.

     (a) Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation and the DGCL and other applicable law, may be declared by the Board of Directors at any meeting. Dividends may be paid in cash, property or shares of the Corporation's stock.

     (b) Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     (c) A member of the Board of Directors shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of the Corporation's officials as to the value and amount of the assets, liabilities and earnings of the Corporation, or any facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.3 Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time deems proper as a reserve fund or funds to meet contingencies or for equalizing dividends, repairing or maintaining any property of the Corporation or any other purpose deemed by the Board of Directors to be conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

                ARTICLE VIII - GENERAL PROVISIONS

Section 8.1 Fiscal Year. The Board of Directors shall have power to fix and from time to time change the fiscal year of the Corporation. In the absence of action by the Board of Directors, the fiscal year of the Corporation shall end each year on the date which the Corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

Section 8.2 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words:
"Corporate Seal - Delaware." The corporate seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced. As provided in Section 4.10(c) of these Bylaws, the Secretary of the Corporation shall have the authority to affix and attest the corporate seal. The Board of Directors may give general authority to any other officer of the Corporation to affix the corporate seal and, when so affixed, to attest the seal by such officer's signature.

Section 8.3 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board of Directors. Notwithstanding the foregoing, the Board of Directors may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

Section 8.4    Amendments of the Bylaws.

     (a) The Board of Directors shall have the power to amend these Bylaws by the vote of a majority of the directors present at a meeting at which a quorum is then present except that any amendment to Sections 2.3, 2.8(b), 2.11, 2.13, 3.3, 3.5, 8.4 or
8.5 or Article V of these Bylaws shall require the approval of an Independent Board Majority.

     (b) The holders of the Corporation's capital stock shall not have the power to amend or replace these Bylaws in whole or in part unless such amendment or replacement shall be approved by the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Common Stock of the Corporation.

Section 8.5 Inconsistent Provisions. The Board of Directors shall have the authority to interpret these Bylaws and to resolve any question or issue which may arise under these Bylaws. Whenever possible, each provision of these Bylaws shall be interpreted in such manner as to be valid and enforceable under applicable law and the provision of the Certificate of Incorporation, but if any provision of these Bylaws shall be held to be prohibited by or unenforceable under or to be in irreconcilable conflict with applicable law or the Certificate of Incorporation, (i) such provision shall be applied to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of these Bylaws shall remain in full force and effect.



                            EXHIBIT H

                             FORM OF
          FOUNDATION REINCORPORATION MERGER RESOLUTION
                           FOR NEW RIT





          RESOLVED, That the Agreement and Plan of
     Reorganization, dated _________ __, 2000, by and among Blue Cross and Blue Shield of Missouri, a Missouri nonprofit health services corporation, RightCHOICE
     Managed Care, Inc., a Missouri corporation, The
     Missouri Foundation For Health, a Missouri nonprofit public benefit corporation, and RightCHOICE Managed
     Care, Inc., a Delaware corporation (the "Agreement"), and all of the transactions contemplated thereby, including, without limitation, the Reincorporation
     Merger Transaction (as defined in the Agreement) be, and hereby are, ratified, approved, confirmed and adopted.





                             FORM OF
          FOUNDATION REINCORPORATION MERGER RESOLUTION
                         FOR NEW BCBSMO



          RESOLVED, That the Agreement and Plan of
     Reorganization, dated _________ __, 2000, by and among Blue Cross and Blue Shield of Missouri, a Missouri nonprofit health services corporation, RightCHOICE Managed Care, Inc., a Missouri corporation, The Missouri Foundation For Health, a Missouri nonprofit public benefit corporation, and the RightCHOICE Managed Care, Inc., a Delaware corporation (the "Agreement"), and all of the transactions contemplated thereby, including, without limitation, the Reincorporation Merger Transaction (as defined in the Agreement) be, and hereby are, ratified, approved, confirmed and adopted.




                            EXHIBIT I

                             FORM OF
            FOUNDATION RIT/NEW RIT  MERGER RESOLUTION




          RESOLVED, That the Agreement and Plan of
     Reorganization, dated _________ __, 2000, by and among Blue Cross and Blue Shield of Missouri, a Missouri nonprofit health services corporation, RightCHOICE
     Managed Care, Inc., a Missouri corporation, The
     Missouri Foundation For Health, a Missouri nonprofit public benefit corporation, and RightCHOICE Managed
     Care, Inc., a Delaware corporation (the "Agreement"), and all of the transactions contemplated thereby, including, without limitation, the RIT/New RIT Merger
     Transaction (as defined in the Agreement) be, and hereby are, ratified, approved, confirmed and adopted.



                            EXHIBIT J

                             FORM OF

                  REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ______________, 2000, is made and entered into by and between RightCHOICE Managed Care, Inc., a Delaware corporation
(the "Company"), and The Missouri Foundation For Health, a
Missouri non-profit corporation (the "Foundation").

                            RECITALS

     A. Pursuant to the terms of a certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of _______, 2000, [to be determined upon signing Reorganization Agreement] by and among Blue Cross and Blue Shield of Missouri, a Missouri non-profit health services corporation, RightCHOICE Managed Care, Inc., a Missouri corporation, the Foundation and the Company, the Foundation has acquired, contemporaneous with the execution of this Agreement, 14,962,500 shares of common stock, par value $___ per share [to be determined by RIT prior to signing Reorganization Agreement], of the Company (the "Common Stock"), representing approximately 80.1% of the issued and outstanding shares of Common Stock.

     B. The Company has agreed to provide certain registration rights to the Foundation with respect to the shares of Common
Stock owned by the Foundation, subject to the terms and conditions contained in this Agreement.

                            AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, the Company and the Foundation agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Affiliate", as used with respect to the Foundation, has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act, and in effect on November 17, 1993, but shall be deemed to not include the Company and its subsidiaries.

          (b) "Agreement" has the meaning set forth in the Preamble hereof.

          (c)  "Beneficially Own" has the meaning set forth in Section 1 of
Article VII of the Certificate of Incorporation.

          (d) "Blackout Period" has the meaning specified in Section 6 hereof.

          (e) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of Missouri and the United States of America.

          (f) "Bylaws" means the Bylaws of the Company as in effect at the time that reference is made thereto.

          (g) "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect at the time that reference is made thereto.

          (h) "Closing Date" has the meaning provided therefor in the Reorganization Agreement.

          (i) "Common Stock" has the meaning set forth in Recital A hereof.

          (j)  "Company" has the meaning set forth in the Preamble hereof.

          (k) "Continuing Option" has the meaning specified in Section 4(a) hereof.

          (l)  "Continuing Option Notice" has the meaning specified in
Section 4(a) hereof.

          (m)  "Continuing Option Price" has the meaning specified in
Section 4(a) hereof.

          (n)  "Continuing Option Securities" has the meaning specified in
Section 4(a) hereof.

          (o) "Current Market Value" means the product of the number of Registrable Securities at issue multiplied by the closing sale price of a share of Common Stock on the NYSE on the date that the Current Market Value is to be determined.

          (p)  "Demand" has the meaning specified in Section 2(a) hereof.

          (q) "Demand Option" has the meaning specified in Section 2(b) hereof.

          (r)  "Demand Option Notice" has the meaning specified in
Section 2(b) hereof.

          (s)  "Demand Option Securities" has the meaning specified in
Section 2(b) hereof.

          (t)  "Demand Registration" has the meaning specified in
Section 2(a) hereof.

          (u) "Effective Period" means the period commencing on the date of this Agreement and ending on the first date on which there shall no longer exist any Registrable Securities.

          (v)  "Excess Shares" has the meaning set forth in Section 1 of
Article VII of the Certificate of Incorporation.

          (w) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

          (x)  "Foundation" has the meaning set forth in the Preamble hereof.

          (y) "Initial Continuing Option Exercise Date" means the first date on which the Foundation holds less than fifty percent (50%) of the issued and outstanding shares of Common Stock.

          (z)  "Inspectors" has the meaning specified in Section 8(k) hereof.

         (aa)  "NASD" means the National Association of Securities
Dealers, Inc.

         (bb) "NYSE" means the New York Stock Exchange, Inc.

         (cc) "Ownership Limit" has the meaning set forth in Section 1 of
Article VII of the Certificate of Incorporation.

         (dd) "Person" means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

         (ee) "Piggy-Back Request" has the meaning set forth in
Section 3(c) hereof.

         (ff) "Piggy-Back Rights" has the meaning set forth in
Section 3(b) hereof.

         (gg) "Private Placement Notice" has the meaning specified in
Section 11 hereof.

         (hh) "Private Placement Option" has the meaning specified in
Section 11 hereof.

         (ii) "Private Placement Option Notice" has the meaning specified in Section 11 hereof.

         (jj)  "Private Placement Securities" has the meaning specified in
Section 11 hereof.

         (kk) "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         (ll)  "Records" has the meaning specified in Section 8(k) hereof.

         (mm) "Registrable Securities" means any and all of (i) the shares of Common Stock held by the Foundation as of the date of this Agreement, and (ii) any securities issuable or issued or distributed in respect of any of the securities identified in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Registrable
Securities shall cease to be Registrable Securities when and to the extent that (i) they shall have been transferred, sold, distributed or otherwise disposed of by the Foundation (whether pursuant to an underwritten public offering, a private placement transaction, Rule 144 or otherwise), (ii) they shall have ceased to be outstanding, or (iii) they shall have become Delinquent
Shares (as defined in the Voting Trust and Divestiture
Agreement).

         (nn) "Registration Expenses" means any and all reasonable expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or "blue sky" laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 8(h) hereof, (v) all fees and disbursements of counsel for the Company and of its independent public accountants, and (vi) the reasonable fees and expenses of any special experts retained in connection with a registration under this Agreement, but excluding (A) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement, and (B) any fees, expenses or disbursements of counsel and other advisers to the Foundation.

         (oo) "Registration Statement" means any registration statement (including a Shelf Registration) of the Company referred to in Sections 2 or 3 hereof, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

         (pp) "Reorganization Agreement" has the meaning set forth in Recital A hereof.

         (qq) "Rule 144" means Rule 144 under the Securities Act, 17 C.F.R. 230.144, or any similar or successor rules or regulations hereafter adopted by the SEC.

         (rr) "SEC" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

         (ss) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

         (tt) "Share-Rights" has the meaning specified in Section 3(b) hereof.

         (uu) "Shelf Registration" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities
Act (or any successor rule that may be adopted by the SEC).

         (vv) "Underwritten Offering" means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration
Statement under the Securities Act.

         (ww) "Voting Trust and Divestiture Agreement" means that certain Voting Trust and Divestiture Agreement, of even date herewith, by and among the Company, the Foundation and the trustee named therein.

     Section 2.     Demand Registration Rights.

          (a) Throughout the Effective Period, the Foundation may, at any time from and after the Closing Date and subject to the terms hereof, request the Company in writing (each, a "Demand") to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities (a "Demand Registration"). The Demand shall specify the aggregate number of shares of Registrable
Securities requested to be so registered. Any request received by the Company from the Foundation as provided in this Section
2(a) shall be deemed to be a "Demand" for purposes of this Agreement unless the Company shall have notified the Foundation in writing, prior to its receipt of such request from the Foundation, of its intention to register securities with the SEC, in which case the request from the Foundation shall be governed by Section 3 hereof, not this Section 2.

          (b) Following its receipt of a Demand, the Company shall have the right, but not the obligation (the "Demand Option"), exercisable by providing written notice thereof (the "Demand
Option Notice") to the Foundation within fifteen (15) days, to purchase all or (subject to the penultimate sentence of this Section 2(b)) any portion of the Registrable Securities that are the subject of such Demand (the "Demand Option Securities") at a cash price per share equal to the average closing sale price per share of the Common Stock on the NYSE during the ten (10) consecutive trading days ending on the second (2nd) trading day immediately preceding the date of the Demand. The Demand Option
Notice shall state the number of Demand Option Securities that the Company shall purchase pursuant to the Demand Option, the aggregate purchase price therefor, and the closing date of the Company's purchase of the Demand Option Securities, which shall take place no later than thirty (30) days after the date of the Demand Option Notice. The Company shall pay for the Demand
Option Securities that it shall purchase pursuant to the Demand
Option at the closing thereof by wire transfer of immediately available funds to a bank account designated by the Foundation.
At such closing, the Foundation shall deliver or cause to be delivered to the Company the certificate or certificates representing the number of Demand Option Securities purchased by the Company as specified in the Demand Option Notice, free and clear of all liens, claims, security interests and other encumbrances. The Company shall be entitled to receive customary representations and warranties from the Foundation regarding such sale of Demand Option Securities (including representations regarding good title to such shares, free and clear of all liens, claims, security interests and other encumbrances).
Notwithstanding anything in this Section 2(b) to the contrary, unless the Foundation shall consent thereto, the Company shall not have the right to purchase less than all of the Demand Option
Securities pursuant to a Demand Option if the Current Market
Value (determined as of the date of the original Demand by the Foundation) of the Demand Option Securities that the Company shall have elected not to purchase shall be less than Thirty
Million Dollars ($30,000,000). In the event that the Company shall purchase all of the Demand Option Securities in accordance with this Section 2(b), then the requested Demand Registration related thereto shall not be deemed to count as a Demand
Registration described in Section 2(d)(i) or Section 2(d)(ii) hereof.

          (c) If the Company does not elect to exercise the Demand Option, or elects to purchase less than all of the Demand Option
Securities, the Company shall use its best efforts to file a Registration Statement for the Registrable Securities, or remainder thereof, identified in such Demand as soon as practicable and to cause such Registration Statement to become effective.

          (d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a Registration
Statement for the Registrable Securities identified in a Demand:

               (i) if the Company shall have previously effected a Demand Registration at any time during the immediately preceding one hundred eighty (180) day period;

              (ii) if the Company shall have previously effected a Demand Registration at any time during the calendar year in which the Demand was received;

             (iii) if the Company shall have previously effected a registration of Common Stock to be issued and sold by the Company at any time during the immediately preceding one hundred twenty
(120) day period (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto);

             (iv) if the number of Registrable Securities identified in the Demand shall have a Current Market Value (determined as of the date of such Demand) of less than Thirty Million Dollars
($30,000,000), unless such Registrable Securities identified in the Demand constitute all remaining Registrable Securities; or

              (v)  during the pendency of any Blackout Period.

          (e) The Company shall be permitted to satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration
(as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand shall have been made. If the Company shall so amend a previously filed Shelf
Registration, it shall be deemed to have effected one (1) Demand
Registration.

          (f) A requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(d)(i) or
Section 2(d)(ii) hereof if: (i) such registration has not been declared effective by the SEC or does not become effective in accordance with the Securities Act, (ii) after becoming effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Foundation and does not thereafter become effective, (iii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived due to a failure on the part of the Company, or (iv) the Foundation shall have withdrawn its Demand or otherwise determined not to pursue such registration prior to the filing of the Registration
Statement with the SEC for such Demand, provided that the Foundation shall have reimbursed the Company for all of its out-of-pocket expenses incurred in connection with such Demand.

          (g) Should a Registration Statement filed pursuant to a Demand not become effective due to the failure of the Foundation to perform its obligations under this Agreement or the inability of the Foundation to reach agreement with the underwriter(s) on price or other customary terms for such transaction, or in the event the Foundation determines to withdraw or does not pursue a request for registration pursuant to a Demand (in each of the foregoing cases, provided that at such time the Company shall be in compliance in all material respects with its obligations under this Agreement), then such registration shall be deemed to count as a Demand Registration described in Section 2(d)(i) and
Section 2(d)(ii) hereof, unless the Foundation shall have reimbursed the Company for all of its Registration Expenses incurred in connection with such demand.

          (h) The Company shall have the right, but not the obligation, to include any securities to be issued and sold by the Company in any Registration Statement (including a Shelf Registration referred to in Section 2(e) hereof) filed pursuant to a Demand without the prior consent of the Foundation.

          (i) If the lead managing underwriter (selected by the Company as provided in Section 5 hereof) of an Underwritten Offering made pursuant to a Demand shall advise the Company in writing (with a copy to the Foundation) that marketing or other factors require a limitation on the number of shares of Common Stock which can be sold in such offering within a price range acceptable to the Foundation, then (i) if the Company shall have elected to include any securities to be issued and sold by the Company in such Registration Statement pursuant to Section 2(h) hereof, then the Company shall reduce the number of securities the Company shall intend to issue and sell pursuant to such Registration Statement such that the total number of securities being sold by the Foundation and the Company shall be equal to the number which can be sold in such offering within a price range acceptable to the Foundation, and (ii) if the Company shall not have elected to include any securities in such Registration Statement pursuant to
Section 2(h) hereof or if the reduction referred to in the previous clause (i) shall not be sufficient, then, notwithstanding Section 2(d)(iv) hereof, the Foundation shall reduce the number of Registrable Securities requested to be included in such offering to the number that the lead managing underwriter advises can be sold in such offering within such price range and such Demand shall count as a Demand Registration described in Section 2(d)(i) or Section 2(d)(ii) hereof, provided that at least $10,000,000 in gross sale proceeds shall have been received by the Foundation pursuant to such offering, otherwise such requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(d)(i) or
Section 2(d)(ii) hereof (provided that the Foundation shall have reimbursed the Company for all of its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement).

     Section 3.     Piggy-Back Registration Rights.

          (a) The Company shall not file a Registration Statement relating to the public offering of Common Stock for sale for cash for its own account for a period of one hundred eighty (180) days following the Closing Date without the prior written consent of the Foundation, which consent shall not be unreasonably withheld.

          (b) Whenever the Company shall propose to file a Registration Statement under the Securities Act relating to the public offering of Common Stock for sale for cash for its own account, the Company shall give written notice to the Foundation at least fifteen (15) Business Days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising the Foundation of the Foundation's right to have any or all of the Registrable Securities then held by the Foundation included among the securities to be covered by such Registration Statement (the
"Piggy-Back Rights") and the Foundation's right, until such time as the Foundation holds less than fifty percent (50%) of the issued and outstanding shares of Common Stock, to have any or all of the Registrable Securities then held by the Foundation included among the securities to be covered by such Registration
Statement such that the Foundation shall be entitled to receive, at its option, up to fifty percent (50%) of the proceeds from the sale of shares of Common Stock to the public (the "Share-
Rights").

          (c) Subject to Section 3(d) and Section 3(e) hereof, in the event that the Foundation has and shall elect to utilize its Piggy-Back Rights or Share-Rights, the Company shall include in the Registration Statement the Registrable Securities identified by the Foundation in a written request (the "Piggy-Back Request") given to the Company not later than ten (10) Business Days prior to the proposed filing date of the Registration Statement. The Registrable Securities identified in the Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other shares of Common Stock included in the Registration Statement.

          (d) Notwithstanding anything in this Agreement to the contrary, the Foundation shall not have Piggy-Back Rights or Share-Rights with respect to (i) a Registration Statement on Form S-4 or Form
S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto, (ii) a Registration Statement filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company, (iii) a Registration Statement filed in connection with an offering by the Company of securities convertible into or exchangeable for Common Stock, (iv) a Registration Statement filed in connection with the redistribution of shares of Common Stock held by the Foundation in excess of the Ownership Limit pursuant to Article VI of the Voting Trust and Divestiture Agreement, or (v) a Registration
Statement filed in connection with a private placement of securities of the Company (whether for cash or in connection with an acquisition by the Company or one of its subsidiaries).

          (e) If the lead managing underwriter selected by the Company for an Underwritten Offering for which Piggy-Back Rights are requested determines that marketing or other factors require a limitation on the number of shares of Common Stock to be offered and sold in such offering, then (i) such underwriter shall provide written notice thereof to each of the Company and the Foundation, and (ii) there shall be included in the offering, first, all shares of Common Stock proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriter as aforesaid) and, second, only that number of Registrable
Securities requested to be included in such Registration
Statement by the Foundation that such lead managing underwriter reasonably and in good faith believes will not substantially interfere with (including, without limitation, adversely affect the pricing of) the offering of all the shares of Common Stock that the Company desires to sell for its own account.

          (f) Nothing contained in this Section 3 shall create any liability on the part of the Company to the Foundation if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights or Share-Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that the Foundation may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

          (g) A request made by the Foundation pursuant to its Piggy-Back Rights or Share-Rights to include Registrable Securities in a Registration Statement shall not be deemed to be a Demand
Registration described in Section 2(d)(i) or Section 2(d)(ii) hereof.

     Section 4.     Continuing Option.

          (a) At any time and from time to time after the Initial Continuing Option Exercise Date and thereafter during the Effective Period, the Company shall have the right, but not the obligation (the "Continuing Option"), exercisable by providing written notice thereof (the "Continuing Option Notice") to the Foundation, to purchase from the Foundation all or any portion of the Registrable Securities (the "Continuing Option Securities") at a cash price per share equal to the Continuing Option Price
(as defined below in this Section 4(a)). The Continuing Option Notice shall state the number of Continuing Option Securities that the Company shall purchase pursuant to the Continuing
Option, the aggregate purchase price therefor, and the closing date of the Company's purchase of the Continuing Option Securities, which shall take place within thirty (30) days of the date of the Continuing Option Notice. The Company shall pay for the Continuing Option Securities that it shall purchase pursuant to the Continuing Option at the closing thereof by wire transfer of immediately available funds to a bank account designated by the Foundation. At such closing, the Foundation shall deliver to the Company a certificate or certificates representing the number of Continuing Option Securities purchased by the Company as specified in the Continuing Option Notice, free and clear of all liens, claims, security interests and other encumbrances. The Company shall be entitled to receive customary representations and warranties from the Foundation regarding such sale of Continuing Option Securities (including representations regarding good title to such shares, free and clear of all liens, claims, security interests and other encumbrances). The term "Continuing Option Price", as used herein, shall mean (i) prior to the consummation of a Demand Registration or an offering pursuant to a Piggy-Back Request, the greater of "A", "B" or "C", and (ii) from and after the consummation of a Demand Registration or an offering pursuant to a Piggy-Back Request, the greater of "A", or "B", where, for purposes of the foregoing clauses (i) and (ii), "A" shall mean the average closing sale price per share of Common Stock on the NYSE during the ten (10) consecutive trading days ending on the date that the Continuing Option Notice with respect to such Continuing Option shall have been provided, "B" shall mean the average closing sale price per share of Common Stock on the NYSE during the ten (10) consecutive trading days ending on the forty-fifth (45th) day prior to the date that the Continuing Option Notice with respect to such Continuing Option shall have been provided, and "C" shall equal the price per share received by the Foundation in its most recent sale of Private Placement Securities pursuant to Section 11 hereof (regardless of whether such Private Placement Securities shall have been sold to qualified investors or to the Company).

          (b) If the Company shall purchase Continuing Option Securities pursuant to Section 4(a) hereof, it shall not, for a period of forty-five (45) days thereafter, sell shares of Common Stock for cash in public or private transactions (except that the Company shall be permitted, during such period, to issue Common Stock pursuant to benefit, stock option and dividend reinvestment plans for its directors, officers, employees and shareholders).

     Section 5.     Selection of Underwriters.

          (a) In connection with any Underwritten Offering made pursuant to a Demand, the Company shall have the right to select the lead managing underwriter and any other managing underwriter to administer the Underwritten Offering, so long as each such underwriter shall be reasonably satisfactory to the Foundation.
Each underwriter selected by the Company shall be deemed reasonably satisfactory to the Foundation unless the Foundation sends a written notice of objection to the Company within five
(5) Business Days following receipt of written notice from the Company of the selection of the underwriter.

          (b) The Foundation acknowledges and agrees that Salomon Smith Barney shall be reasonably satisfactory to the Foundation to serve as a managing underwriter for any Underwritten Offering made pursuant to a Demand.

     Section 6. Blackout Periods. If the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand received from the Foundation would (i) materially and adversely interfere with any previously announced business combination transaction involving the Company pursuant to which the Company would issue, in connection with such transaction, shares of Common Stock to some or all of the equity owners of the counter-party to such business combination transaction, or (ii) result in the premature disclosure of any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries, and, in either such event, the Company shall promptly give the Foundation written notice of such determination, then the Company shall be entitled to (x) postpone the filing of the Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 2 hereof, or (y) elect that the effective Registration Statement not be used, in either case for a reasonable period of time, but not to exceed one hundred twenty (120) days after the date that the Demand was made (a "Blackout Period"). Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. The Company shall promptly notify the Foundation of the expiration or earlier termination of such Blackout Period.

     Section 7.     Holdback.

          (a) If (i) during the Effective Period, the Company shall file a Registration Statement (other than a registration on Form S-4,
Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) with respect to any shares of its capital stock, and (ii) upon reasonable prior notice (A) the Company (in the case of a non-underwritten offering pursuant to such Registration Statement) advises the Foundation in writing that a sale or distribution of Registrable
Securities would adversely affect such offering, or (B) the managing underwriter or underwriters (in the case of an Underwritten Offering) advise the Company in writing (in which case the Company shall notify the Foundation) that a sale or distribution of Registrable Securities would adversely impact such offering, then the Foundation shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities, including sales pursuant to Rule 144, during the period commencing on the date of such notice and continuing until the ninetieth (90th) day after the effective date of such Registration Statement.

          (b) During the thirty (30) day period commencing on the effective date of a Registration Statement filed by the Company on behalf of the Foundation in connection with an Underwritten Offering pursuant to a Demand, the Company shall not effect (except pursuant to registrations on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto and except pursuant to
Section 2(h) hereof) any public sale or distribution of Common Stock or of preferred stock or securities convertible into or exercisable for Common Stock.

     Section 8. Registration Procedures. If and whenever the Company shall be required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall and, with respect to Sections 8(m) and 8(n), the Foundation shall:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such Registration Statement to become and remain effective;

          (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for a Shelf Registration or otherwise necessary to keep such Registration Statement effective for at least ninety (90) days and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th day or (y) such time as all Registrable
Securities covered by such Registration Statement shall have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf
Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Foundation, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed;

          (c) furnish to the Foundation and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any Prospectus or Prospectus supplement and such other documents as the Foundation or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Foundation or underwriter (the Company hereby consenting to the use (subject to the limitations set forth in Section 8(n) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

          (d) use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as the Foundation shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 8(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) notify the Foundation, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 8(b) hereof, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of the Foundation, prepare and furnish to the Foundation a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f)  notify the Foundation at any time:

               (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

               (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

               (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

               (4) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable
Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose; and

               (5) if at any time the representations and warranties of the Company contemplated by paragraph (i) below cease to be true and correct in all material respects;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section
8(g) if it shall have complied with Rule 158 under the Securities
Act;

          (h) use its best efforts to cause all such Registrable Securities to be listed on the NYSE, The Nasdaq Stock Market or any other national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

          (i) enter into agreements (including an underwriting agreement in the form customarily entered into by the Company in a comparable Underwritten Offering) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement shall be entered into and whether or not the registration shall be an underwritten registration:

               (i) make such representations and warranties to the Foundation and the underwriters, if any, in form, substance and scope as are customarily made by the Company to underwriters in comparable Underwritten Offerings;

              (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters, if any, and the Foundation) addressed to the Foundation and the underwriters covering the matters customarily covered in opinions requested in comparable Underwritten
Offerings by the Company;

             (iii) obtain "comfort letters" and updates thereof from the Company's independent certified public accountants addressed to the Foundation and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort letters" by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriter;

             (iv) provide the indemnification in accordance with the provisions and procedures of Section 11 hereof to all parties to be indemnified pursuant to such Section 11; and

             (v) deliver such documents and certificates as may be reasonably requested by the Foundation and the managing underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company:

          (j) cooperate with the Foundation and the managing underwriter or underwriters to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Foundation may request and/or in a form eligible for deposit with the Depository
Trust Company;

          (k) make available to the Foundation, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Foundation or underwriter (collectively, the "Inspectors"), reasonable access to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that the Foundation agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of such Records;

          (l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use all commercially reasonable efforts promptly to obtain its withdrawal;

          (m) the Foundation shall furnish the Company with such information regarding the Foundation and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing; and

          (n) the Foundation shall, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 8(e) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration
Statement covering such Registrable Securities until the Foundation shall have received copies of the supplemented or amended Prospectus contemplated by Section 8(e) hereof, and, if so directed by the Company, the Foundation shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Foundation's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     Section 9. Registration Expenses. Except as otherwise provided herein, in connection with all registrations of Registrable Securities made pursuant to a Demand Registration, Piggy-Back Rights or Share-Rights, the Company shall pay all Registration Expenses.

     Section 10. Rule 144. The Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144. The Foundation shall not be permitted to sell any Registrable Securities pursuant to Rule 144 until such time as the Foundation shall have sold Registrable Securities to non-Affiliates of the Foundation and shall have received in exchange therefor aggregate proceeds of at least Fifty Million Dollars ($50,000,000). Thereafter, the Foundation shall not be permitted to sell any Registrable Securities pursuant to Rule 144 if
(i) such sale shall be to any Person that Beneficially Owns any shares of Common Stock in excess of the Ownership Limit applicable to such Person; (ii) such sale shall cause any Person to Beneficially Own any shares of Common Stock in excess of the Ownership Limit applicable to such Person; or (iii) such sale would violate the terms of this Agreement, the Voting Trust and Divestiture Agreement, the Certificate of Incorporation or the Bylaws.

     Section 11. Private Placements. Subject to the terms of this Agreement, the Voting Trust and Divestiture Agreement, the Certificate of Incorporation, the Bylaws and the right of first refusal in favor of the Company described below in this
Section 11, the Foundation shall have the right at all times to sell shares of Registrable Securities in one or more private placements (the "Private Placement Securities") to qualified investors provided that the Foundation provides written notice to the Company at least forty-five (45) Business Days prior to making any such proposed private placement advising the Company of the terms and conditions of such proposed private placement
(the "Private Placement Notice"), and provided further that the consummation of such proposed private placement would not cause any Person to Beneficially Own any shares of Common Stock in excess of the Ownership Limit applicable to such Person. The
Private Placement Notice shall contain the identity of the proposed private placement purchaser, the price at which the Private Placement Securities shall be sold to the proposed private placement purchaser, the number of Private Placement Securities to be sold to the proposed private placement purchaser, and all other material terms and conditions of the proposed private placement. Following its receipt of the Private Placement Notice, the Company shall have the right, but not the obligation (the "Private Placement Option"), exercisable by providing written notice thereof (the "Private Placement Option Notice") to the Foundation within thirty (30) Business Days, to purchase all (but not less than all) of the Private Placement Securities on the same terms and conditions contained in the Private Placement Notice. The Private Placement Option Notice shall state the number of Private Placement Securities that the Company shall purchase pursuant to the Private Placement Option, the aggregate purchase price therefor, and the closing date of the Company's purchase of the Private Placement Securities, which shall take place no later than sixty (60) days after the date of the Private Placement Option Notice. The Company shall pay for the Private Placement Securities that it shall purchase pursuant to the Private Placement Option at the closing thereof by wire transfer of immediately available funds to a bank account designated by the Foundation. At such closing, the Foundation shall deliver to the Company a certificate or certificates representing the number of Private Placement Securities, free and clear of all liens, claims, security interests and other encumbrances. The Company shall be entitled to receive customary representations and warranties from the Foundation regarding such sale of Private Placement Securities (including representations regarding good title to such shares free and clear of all liens, claims, security interests and other encumbrances). If the Company shall elect not to exercise the Private Placement Option, the Foundation may sell the Private Placement Securities identified in the Private Placement Notice at the time and subject to all of the terms and the conditions contained in the Private Placement Notice.

     Section 12. Covenants of Foundation. The Foundation hereby covenants and agrees that it shall not sell any Registrable
Securities in violation of the Securities Act and this Agreement, the Voting Trust and Divestiture Agreement, the Certificate of
Incorporation and the Bylaws.

     Section 13.    Indemnification; Contribution.

          (a) The Company shall indemnify and hold harmless the Foundation, its officers and directors, and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to the Foundation furnished to the Company by the Foundation or its counsel expressly for use therein. In connection with an Underwritten Offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Foundation. Notwithstanding the foregoing provisions of this
Section 11(a), the Company shall not be liable to the Foundation, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls any such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under this Section 11 for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of an untrue statement or alleged untrue statement or omission or alleged omission in the preliminary Prospectus if the Foundation, or other Person on behalf of the Foundation, failed to send or deliver a copy of a final Prospectus to the Person asserting the claim prior to the written confirmation of the sale of the Registrable Securities to such Person and such statement or omission was corrected in such final Prospectus and the Company had previously and timely furnished sufficient copies thereof to the Foundation in accordance with this Agreement.

          (b) In connection with any registration of Registrable Securities pursuant to this Agreement, the Foundation shall furnish to the Company and any underwriter in writing such information, including the name, address and the amount of Registrable Securities held by the Foundation, as the Company or any underwriter reasonably requests for use in the Registration Statement relating to such registration or the related Prospectus and agrees to indemnify and hold harmless the Company, any underwriter, each such party's officers and directors and each Person who controls each such party (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses) incurred by each such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to the Foundation furnished to the Company or any underwriter by the Foundation or its counsel specifically for inclusion therein. Notwithstanding the foregoing provisions of this Section 13(b), the Foundation shall not be liable to the Company, any underwriter, each such parties' officers or directors, any other Person who controls any such party (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), or any agent or investment advisor thereof, if the Foundation had provided information curing any untrue statement or omission in time reasonably sufficient to prevent the inclusion of such untrue statement or omission in the Registration Statement.

          (c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this
Section 11 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 11 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such indemnified party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory) or if the indemnifying party shall not have demonstrated to the reasonable satisfaction of the indemnified party its ability to finance such defense, or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnifying party and such indemnified party and such indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and such indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel, in which case the fees and expenses of one counsel or firm of counsel (plus one local or regulatory counsel or firm of counsel) selected by a majority in interest of the indemnified parties shall be borne by the indemnifying party and the fees and expenses of all other counsel retained by the indemnified parties shall be paid by the indemnified parties. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent
(which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of each indemnifying party.

          (d) If the indemnification from the indemnifying party provided for in this Section 11 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(c) hereof, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(d). Notwithstanding the provisions of this Section 11(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the Foundation shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable
Securities of the Foundation were offered to the public exceeds the amount of any damages which the Foundation has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
If indemnification is available under this Section 11, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 11(a) or (b) hereof, as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 11(d).

          (e) The provisions of this Section 11 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement. The indemnification provided by this Section 11 shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party, so long as such indemnified party is not guilty of acting in a fraudulent, reckless or grossly negligent manner.

     Section 14. Participation in Underwritten Offerings. The Foundation may not participate in any Underwritten Offering hereunder unless the Foundation (a) in the case of a registration pursuant to Section 3 hereof, agrees to sell the Foundation's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion, and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     Section 15. Injunctions. Each party acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Therefore, each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which such party may be entitled at law or in equity.

     Section 16. Amendments and Waivers. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     Section 17. Notices. All notices, consents, requests, demands and other communications hereunder must be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

          if to the Company:

          John A. O'Rourke
          Chairman, President and Chief Executive Officer
          RightCHOICE Managed Care, Inc.
          1831 Chestnut Street
          St. Louis, Missouri  63103
          Fax:  (314) 923-8958

          with copy to:

          John J. Riffle, Esq.
          Lewis, Rice & Fingersh, L.C.
          500 North Broadway, Suite 2000
          St. Louis, Missouri 63102
          Fax:  (314) 444-7788

          if to the Foundation: [to be determined by Foundation prior to signing]

          ______________________
          ______________________
          ______________________

          with copy to: [to be determined by Foundation prior to signing]

          ______________________
          ______________________
          ______________________

     Section 18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties. This Agreement and the provisions of this Agreement that are for the benefit of the Foundation shall not be assignable by the Foundation to any Person and any such purported assignment shall be null and void.

     Section 19. Counterparts. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one (1) and the same agreement and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 20. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 21. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice or conflict of laws rules.

     Section 22. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby.

     Section 23. Entire Agreement. This Agreement, including any exhibits or attachments referred to herein, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 24. Further Actions; Best Efforts. The Foundation shall use its best efforts to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable law and regulations to assist the Company in the performance of its obligations hereunder, including, without limitation, the preparation and filing of any Registration Statements pursuant to any Demand.

     Section 25. Fair Construction. This Agreement is the product of negotiation and shall be deemed to have been drafted by all of the parties. It shall be construed in accordance with the fair meaning of its terms and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any particular party.

                [signatures appear on next page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                            RIGHTCHOICE MANAGED CARE, INC.,
                            a Delaware corporation



                            By:_________________________________________

                            Name:____________________________________

                            Title:_____________________________________


                            THE MISSOURI FOUNDATION FOR HEALTH,
                            a Missouri nonprofit corporation


                            By:_________________________________________

                            Name:____________________________________

                            Title:_____________________________________


                            EXHIBIT K

                             FORM OF

                    INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into this ___day of _______, 2000, by and between RightCHOICE Managed Care, Inc., a Delaware corporation and the successor by merger to Blue Cross and Blue Shield of Missouri (the "Company"), and The Missouri Foundation For Health, a Missouri non-profit corporation (the "Foundation").

                            RECITALS

     A. In 1994, Blue Cross and Blue Shield of Missouri, a Missouri non-profit health services corporation ("BCBSMo") consummated a series of transactions (the "1994 Reorganization") pursuant to which certain assets and liabilities of BCBSMo were transferred to a newly formed for-profit subsidiary, RightCHOICE Managed Care, Inc., a Missouri corporation ("Old RIT"), and a minority interest in Old RIT was sold to the public.

     B. Pursuant to the terms of a certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of _____________, 2000, by and among BCBSMo, Old RIT, the Foundation and the Company, the Foundation has acquired, contemporaneous with the execution of this Agreement, 14,962,500 shares of common stock, par value $___ per share, of the Company, representing approximately 80.1% of the issued and outstanding shares of common stock of the Company.

     C. In contemplation of the transactions provided for under the Reorganization Agreement, BCBSMo (or the appropriate party) [received] [requested] a private letter ruling from the Internal Revenue Service (the "IRS"), dated _________, 2000 (the "IRS Ruling"), that, among other things, (i) gain or loss will not be recognized by BCBSMo, Old RIT, HALIC (as defined in the Reorganization Agreement), the Company, the Foundation or the public shareholders of both Old RIT and the Company for federal income tax purposes pursuant to the Transfer and Assumption Transaction (as defined in the Reorganization Agreement);
(ii) the Charter Conversion Transaction (as defined in the Reorganization Agreement) will constitute a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and will not result in the recognition of gain or loss by BCBSMo, New BCBSMo (as defined in the Reorganization Agreement) or the Foundation for federal income tax purposes,
(iii) the Reincorporation Merger Transaction (as defined in the Reorganization Agreement) will qualify as a reorganization under
Section 368(a)(1)(F) of the Code and no gain or loss will be recognized by New BCBSMo or the Company for federal income tax purposes, (iv) the RIT/New RIT Merger Transaction (as defined in the Reorganization Agreement) will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under
Section 368(a)(1)(A) of the Code and no gain or loss will be recognized by Old RIT, the Company, the shareholders of both Old RIT and the Company, or the Foundation for federal income tax purposes, and (v) no gain will be recognized by BCBSMo, New BCBSMo, Old RIT, the Company, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or
(d) of the Code. The various transactions contemplated by the Reorganization Agreement are hereinafter referred to collectively as the "Current Reorganization."

     D. In order to induce Old RIT and the Company to enter into the Reorganization Agreement and agree to succeed to certain liabilities of BCBSMo as a result of the Current Reorganization, the Foundation has agreed to enter into this Agreement to provide indemnification to certain entities and individuals against liabilities that the parties have determined should be assumed by the Foundation as the successor to and beneficiary of the principal assets of BCBSMo, including certain tax liabilities that may arise as a result of the consummation of the Current Reorganization.

                                AGREEMENT

     In consideration of the foregoing and the covenants and agreements set forth herein and in the Reorganization Agreement, and intending to be legally bound, the parties hereto agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "1994 Reorganization" has the meaning specified in Recital A hereof.

          (b)  "BCBSMo" has the meaning set forth in the Preamble hereof.

          (c) "Charter Conversion Transaction" has the meaning provided therefor in the Reorganization Agreement.

          (d) "Company" has the meaning set forth in the Preamble hereof.

          (e) "Conversion Claims" means all claims, demands, rights, liabilities, damages, losses, and causes of action, direct or indirect, or derivative, individual or representative, of every nature and description whatsoever, that have been asserted or may in the future be asserted (i) in the Sarkis Litigation, or (ii) both arising out of or relating to either the 1994 Reorganization or the Current Reorganization, and arising out of or relating to either the status of BCBSMo as a mutual benefit or public benefit corporation under Missouri law or the ownership, beneficial ownership, or rights to the assets, surplus or equity of BCBSMo or any subsidiary or affiliate of BCBSMo.

          (f) "Current Reorganization" has the meaning specified in Recital C hereof.

          (g) "Current Reorganization Claims" means any and all claims, demands, rights, liabilities, damages, losses, and causes of action, direct or indirect, or derivative, individual or representative, of every nature and description whatsoever, arising out of or relating to the Current Reorganization.

          (h) "Foundation" has the meaning set forth in the Preamble hereof.

          (i)  "Income Tax Indemnified Parties" means the
Company, all of its subsidiaries and affiliates, and all of the directors, officers, agents and employees of the Company, or any of its subsidiaries or affiliates.

          (j)  "Indemnified Parties" means each and every Income
Tax Indemnified Party, Section 3(a) Indemnified Party and Section
3(c) Indemnified Party.

          (k)  "IRS Ruling" has the meaning set forth in Recital C hereof.

          (l)  "Old RIT" has the meaning set forth in Recital A hereof.

          (m) "Reincorporation Merger Transaction" as the meaning provided therefor in the Reorganization Agreement.

          (n) "Reorganization Agreement" has the meaning set forth in Recital B hereof.

          (o) "RIT/New RIT Merger Transaction" has the meaning provided therefor in the Reorganization Agreement.

          (p) "Sarkis Litigation" means, collectively, the private putative class action pending in the Circuit Court for the City of St. Louis styled Anthony J. Sarkis, Sr., and James Hacking v. Roy R. Heimberger, et al., No. 962-00938, and the action pending in the Circuit Court of Cole County styled Blue Cross and Blue Shield of Missouri v. Jeremiah W. "Jay" Nixon, Cause No. CV197-1558CC.

          (q)  "Section 3 Indemnified Parties" means,
collectively, the Section 3(a) Indemnified Parties and the
Section 3(c) Indemnified Parties.

          (r) "Section 3(a) Indemnified Parties" means each and every past and present director, officer, agent, employee and independent contractor of BCBSMo or of any subsidiary of BCBSMo. For purposes of this definition, Old RIT and its subsidiaries shall not be deemed subsidiaries of BCBSMo.

          (s)  "Section 3(c) Indemnified Parties" means the
Company, all of its subsidiaries and affiliates, and each and every past and present director, officer, agent, employee and independent contractor of the Company or of any of its subsidiaries or affiliates.

          (t) "Transfer and Assumption Transaction" has the meaning provided therefor in the Reorganization Agreement.

     Section 2.  Income Tax Indemnity.

          (a) The Foundation shall unconditionally, irrevocably and absolutely indemnify, defend and hold harmless the Income Tax Indemnified Parties from and against the net amount of Federal, state and local income tax liabilities (together with any penalties, interest, fines, additions to tax, costs and expenses, including attorneys' and other professional fees incurred in connection with the defense, settlement or compromise thereof), including those tax liabilities, if any, resulting from the receipt of indemnity payments by the Company pursuant to this Agreement (the "Tax Indemnification Amount"), incurred by any of the Income Tax Indemnified Parties, as a result of a determination by the IRS or other appropriate state or local authority that the Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction, or the RIT/New RIT Merger Transaction constitutes a taxable transaction and/or result in the recognition of gain for Federal income tax purposes under any section of the Code, including under section 337(d) of the Code (each of such transactions is referred to herein as a "Tax Indemnification Transaction"), or for state or local income tax purposes under any comparable provisions of state or local income tax laws. The Tax Indemnification Amount shall be calculated as if the Tax Indemnification Transaction(s) which cause(s) a Tax Indemnification Amount to be incurred by an Income Tax Indemnified Party creates the only item of taxable income (determined without deduction for expenses incurred in the year in issue) of the Income Tax Indemnified Party for the year in issue and is taxable at the highest maximum applicable rate. The Tax Indemnification Amount shall not be reduced by carryovers from prior years of credits, net operating losses or similar tax benefits. Notwithstanding the foregoing, the Foundation shall have no obligation to indemnify any of the Income Tax Indemnified Parties as set forth in this Section 2(a) if in connection with the imposition of tax liability under any section of the Code, including under section 337(d) of the Code, or under state or local tax laws, it is determined that such imposition is a result of the Reorganization not being consummated in accordance with the terms of the Reorganization Agreement.

          (b) An Income Tax Indemnified Party shall promptly notify the Foundation in writing of any assertion by the IRS or any appropriate state or local authority of a tax liability for which such Income Tax Indemnified Party may be indemnified under this Agreement (provided that failure to give such notification shall not affect the obligations of the Foundation pursuant to this Section 2 except to the extent the Foundation shall have been actually prejudiced as a result of such failure), and the Foundation shall have the opportunity, at the Foundation's sole expense, to participate jointly with the Income Tax Indemnified Party in contesting or settling any such asserted tax liability. The Foundation shall have thirty days following the receipt of such notice from an Income Tax Indemnified Party to notify the Income Tax Indemnified Party of its election to participate in contesting or settling the tax liability. If the Foundation shall elect to participate as provided in the preceding sentence, no decision (procedural or substantive) shall be made unless and until discussions have been held between the Income Tax Indemnified Party and the Foundation regarding same; provided, however, the Income Tax Indemnified Party shall have the primary responsibility for determining the manner in which the tax liability shall be contested or settled. Each proposed settlement that the Income Tax Indemnified Party desires to accept and that could result in a payment by the Foundation under this Section 2 shall be submitted to the Foundation by the Income Tax Indemnified Party for the Foundation's prior approval. The Foundation shall have ten days following the date of submission of a proposed settlement to approve or disapprove of such settlement. If no approval or disapproval shall have been received by the Income Tax Indemnified Party within such ten day period, then the Foundation shall be deemed to have approved the proposed settlement. The settlement or payment of any claim which would result in a payment by the Foundation under this Section 2 without the Foundation's prior approval as set forth in this
Section 2(b) shall constitute a waiver of the right to indemnity. The Foundation shall not unreasonably withhold its approval of any settlement proposal.

          (c) If the Foundation does not approve a proposed settlement submitted to it by an Income Tax Indemnified Party, the representatives of the Income Tax Indemnified Party and the Foundation having first-hand knowledge of the dispute(s) shall endeavor to resolve the dispute through good faith discussions, such discussions to take place in a timely fashion so as not to permit the proposed settlement to expire. If the good faith discussions to take place pursuant to the preceding sentence of this Section 2(c) do not produce an agreement within fifteen (15) days of the date the proposed settlement is disapproved or deemed disapproved, the matter may be submitted to binding arbitration by written request of either the Income Tax Indemnified Party or the Foundation, as provided herein. All arbitrations will be conducted in St. Louis, Missouri, or at another location mutually approved by the parties, pursuant to the Commercial Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrator will be the then current president of the St. Louis Chapter of the American Institute of Certified Public Accountants or his/her designee and the decision of the arbitrator shall be final and binding on all parties thereto. All arbitrations will be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrator is enforceable in any court of competent jurisdiction. The arbitrator is directed by this Agreement to conduct the hearing and render a decision within a time period so as not to permit the proposed settlement under dispute to expire. Each party will pay its own fees and expenses in connection with the arbitration and the nonprevailing party shall pay the fees and expenses of the arbitrator.

     Section 3.  Nontax Indemnity.

          (a) Subject to the limitations in Section 3(b) below, the Foundation shall unconditionally, irrevocably and absolutely indemnify, defend and hold harmless the Section 3(a) Indemnified Parties from and against (i) Current Reorganization Claims whenever they accrue to the same extent that BCBSMo was required to provide indemnity against such Claims to the Section 3(a) Indemnified Parties under its Articles of Incorporation and Bylaws as in effect on April 20, 1998, and (ii) Conversion Claims. The foregoing indemnity shall include all attorneys' fees and costs incurred in defending or responding to any claim covered by the indemnity.

          (b) The obligations of the Foundation to provide indemnity to the Section 3(a) Indemnified Parties under Section
3(a) above shall be limited as follows:

               (i) The Foundation shall have no obligation to indemnify any of the Section 3(a) Indemnified Parties under this Agreement from or on account of any conduct that shall be finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or deliberately dishonest or willful misconduct;

               (ii) The Foundation shall have no obligation under this Agreement to indemnify Section 3(a) Indemnified Parties against claims asserted against them by the Company; and

               (iii) The Foundation shall have no obligation under this Agreement to indemnify lawyers, accountants, or other professionals engaged as independent contractors against claims arising out of opinions rendered or advice given by them in connection with the Current Reorganization.

          (c) The Foundation shall unconditionally, irrevocably and absolutely indemnify, defend and hold harmless the Section 3(c) Indemnified Parties from and against (i) Conversion Claims, and (ii) any claim or demand asserted by any of the Section 3(a) Indemnified Parties seeking indemnity from any Section 3(c) Indemnified Party for any of the matters for which the Foundation is obligated to provide such indemnity under Section 3(a) above.

          (d) The obligations of the Foundation to provide indemnity to the Section 3(c) Indemnified Parties under Section
3(c) above shall be limited as follows:

               (i) the Foundation shall have no obligation to indemnify any of the Section 3(c) Indemnified Parties under this Agreement from or on account of any conduct that shall be finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or deliberately dishonest or willful misconduct; and

               (ii) the Foundation shall have no obligation under this Agreement to indemnify lawyers, accountants, or other professionals engaged as independent contractors against Conversion Claims.

          (e) Any Section 3 Indemnified Party entitled to indemnification under this Section 3 agrees to give prompt written notice to the Foundation after the receipt by such
Section 3 Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Section 3 Indemnified Party may claim indemnification or contribution pursuant to this Section 3 (provided that failure to give such notification shall not affect the obligations of the Foundation pursuant to this Section 3 except to the extent the Foundation shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any Section 3 Indemnified Party and it shall notify the Foundation of the commencement thereof, the Foundation shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Section 3 Indemnified Party (who shall not, except with the consent of the Section 3 Indemnified Party be counsel to the Foundation), and after notice from the Foundation to such Section 3 Indemnified Party of its election so to assume the defense thereof, the Foundation shall not be liable to such Section 3 Indemnified Party under this Section 3 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Section 3 Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if (i) the Foundation shall not have employed counsel reasonably satisfactory to such Section 3 Indemnified Party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such Section 3 Indemnified Party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory), (ii) the actual or potential defendants in, or targets of, any such action include both the Foundation and such Section 3 Indemnified Party and such Section 3 Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Foundation which, if the Foundation and such Section 3 Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such Section 3 Indemnified Party, or (iii) the Foundation is unable to demonstrate to the reasonable satisfaction of the
Section 3(a) Indemnified Party that it has sufficient financial resources to fund the defense, then such Section 3 Indemnified Party shall have the right to employ separate counsel reasonably satisfactory to the Foundation, in which case the fees and expenses of one counsel or firm of counsel (plus one local or regulatory counsel or firm of counsel) selected by a majority in interest of the Section 3 Indemnified Parties shall be borne by the Foundation and the fees and expenses of all other counsel retained by the Section 3 Indemnified Party shall be paid by the
Section 3 Indemnified Party. No Section 3 Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of the Foundation.

          (f) In determining the amount of the obligations of the Foundation to a Section 3 Indemnified Party under this
Section 3, net amounts paid to or recovered by a Section 3 Indemnified Party under third party insurance policies (excluding self-insurance), shall reduce the amount payable by the Foundation to such Section 3 Indemnified Party under this
Section 3 (and the Section 3 Indemnified Parties shall use reasonable efforts to file and support claims therefor short of litigation), as shall the actual net tax effect of damages and other amounts paid by a Section 3 Indemnified Party seeking indemnity therefor on the tax liability of the Section 3 Indemnified Party. Notwithstanding anything to the contrary contained in the charter documents of the Company, the Reorganization Agreement, or any other agreement to which the Company is a party, the Foundation acknowledges and agrees that, as between the Company and the Foundation, the Company shall have no obligation, directly or indirectly, to indemnify any of the
Section 3 Indemnified Parties against any of the matters for which Section 3 Indemnified Parties shall be entitled to seek indemnity from the Foundation hereunder, and any amounts which the Company shall be obligated to pay in such regard (either directly or indirectly through its subsidiaries) shall be reimbursed to the Company by the Foundation pursuant to the indemnification obligations of the Foundation hereunder. The Foundation further agrees that it shall not have any right to recover from the Company or any other Section 3 Indemnified Party for any amounts paid under this Section 3, and shall not file any claim against the Company or any other Section 3 Indemnified Party seeking to recover any amounts properly paid under this
Section 3.

     Section 4. D&O Liability Insurance. Under the Reorganization Agreement, the Company is required, for a period of six years following the closing of the Reorganization, to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by BCBSMo (provided that the Company may substitute therefor comparable coverage from companies reasonably acceptable to the Foundation) as in effect on April 20, 1998 covering the persons who are at that time covered by such insurance policies with respect to acts and omissions occurring prior to and including the closing of the Current Reorganization. The Foundation shall reimburse the Company promptly upon request for the premiums paid by the Company to maintain such policies during such six year period. Such policies shall require the insurer to notify the Foundation at least thirty (30) days prior to cancellation. The Foundation shall have the right, but not the obligation, to pay the premiums necessary to maintain such policies in force and effect if the Company fails to do so, in which event the Company shall reimburse the Foundation promptly upon request for any penalties or interest attributable to the late premium payment. In the event the Company fails to maintain policies of directors' and officers' liability insurance as required under this Section 4, the Foundation shall have no obligation to provide indemnity against damages or losses that would have been covered by such insurance policies if they were maintained in force and effect.

     Section 5. Net Worth. The Foundation shall maintain a net worth (computed in accordance with generally accepted accounting practices, applied on a consistent basis, except that the Company's common stock shares shall be valued at the end of each calendar quarter on the basis of the average closing price on the New York Stock Exchange for the last ten trading days of the calendar quarter) of not less than $[insert estimated potential tax liability based upon difference between tax basis of RIT stock owned by BCBSMo and market price on date Reorganization closes] for the six years following the filing of the BCBSMo Federal Income Tax Return for the year in which the Current Reorganization shall have been consummated. With the prior written consent of the Company, the Foundation may secure its obligations hereunder through one or more alternative means that may be proposed by the Foundation from time to time. The Company shall not unreasonably withhold its consent to any proposed alternative that leaves the Company in no worse position to enforce the obligations of the Foundation hereunder than a minimum net worth covenant.

     Section 6. Further Agreements. Until this Agreement terminates as provided in Section 7 hereof, the Foundation shall
(i) maintain its status as a tax-exempt organization under
section 501(c)(4) of the Code, and (ii) not take any action or refrain from taking any action that would cause it to qualify as a "private foundation" as defined under section 509(a) of the Code. No party to this Agreement shall take any position inconsistent with the IRS Ruling.

     Section 7. Termination. This Agreement shall automatically terminate on the date on which the last to expire of the applicable statutes of limitations relating to the matters for which the Foundation has agreed to indemnify any Indemnified Party under Sections 2 and 3 of this Agreement (including the period during which any applicable statute of limitations may toll or be extended in the event a controversy arises to which an indemnity relates) shall have expired.

     Section 8.  No Setoff.    No payment required to be made
pursuant to this Agreement shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction on an unrelated claim, provided that the Foundation may setoff against amounts due hereunder the amount of any undisputed claim against the payee and the amount of any claim against the payee that has been reduced to a final judgment.

     Section 9. Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended by a writing signed by each of the parties hereto, and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the party against whom such waiver is to be asserted.

     Section 10.    Notices.  All notices and other
communications provided for or permitted hereunder shall be made in accordance with the notice provisions of the Reorganization
Agreement.

     Section 11. Successors and Assigns. This Agreement (or any right or obligation hereunder) may not be assigned by any party without the prior written consent of the other party, except that the Company may assign its rights and obligations under this Agreement, whether by a writing or operation of law, to a successor to all or substantially all of its business without such consent, in which event this Agreement shall inure to the benefit of, and be binding upon, the successor.

     Section 12.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Missouri applicable to agreements made and to be performed wholly within such state.

     Section 13. Waiver, Remedies. No delay on the part of any party hereto or any Indemnified Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto or any Indemnified Party of any right, power or privilege hereunder operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The waiver or consent (whether express or implied) by any party or any Indemnified Party of the breach of any term or condition of this Agreement shall not prejudice any remedy of any other party or any Indemnified Party in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which any party would otherwise have on any future occasion under this Agreement.

     Section 14. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof shall have been validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and costs in addition to any other available remedy.

     Section 15. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all other rights and privileges shall be enforceable to the fullest extent permitted by law.

     Section 16.  Third Party Beneficiary.  The Indemnified
Parties other than the Company are third party beneficiaries of this Agreement, and have the right to enforce the provisions of this Agreement directly against the Foundation.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         RIGHTCHOICE MANAGED CARE, INC.


                         By:
                         Name:
                         Title:



                         THE MISSOURI FOUNDATION FOR HEALTH


                         By:
                         Name:
                         Title:



                            EXHIBIT L

                             FORM OF

             VOTING TRUST AND DIVESTITURE AGREEMENT

     THIS VOTING TRUST AND DIVESTITURE AGREEMENT (this "Agreement") is made and entered into as of the ___ day of ______, 2000, by and among RightCHOICE Managed Care, Inc., a Delaware corporation (the "Company"), The Missouri Foundation For Health, a Missouri non-profit corporation (the "Beneficiary"), and _________________________, [to be determined by RIT prior to signing] a ______________ corporation, as trustee (the "Trustee").

                            RECITALS

     A. Pursuant to the terms of that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of ___________, 2000 [to be determined upon signing Reorganization Agreement], by and among Blue Cross and Blue Shield of Missouri, a Missouri non-profit health services corporation, RightCHOICE Managed Care, Inc., a Missouri corporation, the Beneficiary, and the Company, the Beneficiary has acquired, contemporaneous with the execution of this Agreement, 14,962,500 shares of common stock, par value $____ per share [to be determined by RIT prior to signing Reorganization Agreement], of the Company (the "Common Stock"), representing approximately 80.1% of the issued and outstanding shares of Common Stock.

     B. The Company became a licensee of the Blue Cross and Blue Shield Association (the "BCBSA") upon consummation of the transactions contemplated by the Reorganization Agreement, thereby enabling the Company to use the "Blue Cross" and "Blue Shield" names and related rights (the "Marks").

     C. The Beneficiary wishes for its investment in the Company to be as valuable as possible for so long as such investment is maintained and believes that the Company's license to use the Marks will contribute substantially to the Company's value and its future prospects.

     D. The BCBSA has conditioned the Company's license to continue to use the Marks upon the Company maintaining certain provisions set forth in this Agreement and in its Certificate of Incorporation (as defined below) (the "Basic Protections") which are intended by the BCBSA to enable the Company to remain independent of the Beneficiary and any other Person (as defined below) who may in the future acquire shares of Capital Stock (as defined below) in excess of the Ownership Limit (as defined below) applicable to such Person.

     E. The Beneficiary has agreed to be bound by the Basic Protections, including (i) a requirement that the Beneficiary deposit into the voting trust established by this Agreement (the "Voting Trust") all of the shares of Capital Stock Beneficially Owned (as defined below) by the Beneficiary in excess of the Voting Trust Ownership Limit (as defined below), and (ii) a requirement that the Beneficiary reduce its Beneficial Ownership (as defined below) of each class of Capital Stock to less than fifty percent (50%) of the issued and outstanding shares of each class of Capital Stock within three (3) years following the Closing Date (as defined below), subject to possible extension as provided herein, and reduce its Beneficial Ownership of each class of Capital Stock to less than twenty percent (20%) of the issued and outstanding shares of each class of Capital Stock within five (5) years following the Closing Date, subject to possible extension as provided herein.

                            AGREEMENT

     In consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                            ARTICLE I
                           DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries or affiliates or any proposal or offer to acquire in any manner any equity interest in, or any portion of the assets of, the Company or any of its subsidiaries or affiliates.

(b)  "Agreement" has the meaning set forth in the Preamble hereof.

(c) "Affiliate," as used with respect to the Beneficiary, has the meaning ascribed to such term in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended, and in effect on November 17, 1993, but shall be deemed to not include the Company and its subsidiaries.

(d)  "BCBSA" has the meaning set forth in Recital B hereof.

(e)  "Basic Protections" has the meaning set forth in Recital D hereof.

(f)  "Beneficial Ownership", "Beneficially Own" or "Beneficial
Owner" have the meaning set forth in Section 1 of Article VII of the Certificate of Incorporation.

(g)  "Beneficiary" has the meaning set forth in the Preamble hereof.

(h) "Blackout Period" has the meaning set forth in Section 1 of the Registration Rights Agreement.

(i)  "Board of Directors" means the Board of Directors of the Company.

(j) "Bylaws" means the Bylaws of the Company as in effect at the time that reference is made thereto.

(k)  "Capital Stock" has the meaning set forth in Section 1 of
Article VII of the Certificate of Incorporation.

(l) "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect at the time that reference is made thereto.

(m) "Change of Control Proposal" means any agreement, plan or proposal involving any merger, consolidation or other business combination that, if consummated in accordance with its terms, would result in the holders of the voting Capital Stock of the Company immediately prior to such merger, consolidation or other business combination owning less than 50.1% of the outstanding voting securities of the resulting entity arising out of such merger, consolidation or other business combination.

(n) "Closing Date" has the meaning provided therefor in the Reorganization Agreement.

(o)  "Company" has the meaning set forth in the Preamble hereof.

(p)  "Common Stock" has the meaning set forth in Recital A hereof.

(q) "Delinquent Shares" means any and all shares of Capital Stock Beneficially Owned by the Beneficiary in excess of the number of shares of Capital Stock that the Beneficiary may Beneficially Own at the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, or at any date to which either the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, may be extended pursuant to Section 6.03 or Section 6.04 hereof.

(r) "Demand" has the meaning set forth in Section 1 of the Registration Rights Agreement.

(s) "Five Year Divestiture Deadline" means the fifth anniversary of the Closing Date, extended day for day, up to a maximum of seven hundred thirty (730) days, for each day the Company is not required to file a Registration Statement (i) in response to an actual Demand pursuant to Section 2(d)(iii) of the Registration Rights Agreement as a result of the Company having previously effected a registration of Common Stock, provided that there shall be no such extension if the Company is not required to file a Registration Statement pursuant to said Section 2(d)(iii) because the Company previously effected a registration of Common Stock wherein the Beneficiary exercised its Share-Rights and received proceeds from the sale of its shares; or (ii) as a result of the pendency of any Blackout Period.

(t)  "Indemnified Party" has the meaning set forth in Section
8.06 hereof.

(u)  "Independent Board Majority" has the meaning set forth in
Section 4.B.3 of Article IV of the Certificate of Incorporation.

(v)  "Marks" has the meaning set forth in Recital B hereof.

(w)  "Ownership Limit" has the meaning set forth in Section 1 of
Article VII of the Certificate of Incorporation.

(x) "Person" means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, trust, unincorporated association, joint stock company, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(y)  "Registration Rights Agreement" means that certain
Registration Rights Agreement, of even date herewith, by and between the Company and the Beneficiary.

(z)  "Registration Statement" has the meaning set forth in
Section 1 of the Registration Rights Agreement.

(aa) "Reorganization Agreement" has the meaning set forth in Recital A hereof.

(bb) "Share-Rights" has the meaning set forth in Section 1 of the Registration Rights Agreement.

(cc) "Successor Trustee" has the meaning set forth in
Section 8.04 hereof.

(dd) "Three Year Divestiture Deadline" means the third anniversary of the Closing Date, extended day for day, up to a maximum of three hundred sixty five (365) days, for each day the Company is not required to file a Registration Statement (i) in response to an actual Demand pursuant to Section 2(d)(iii) of the Registration Rights Agreement as a result of the Company having previously effected a registration of Common Stock, provided that there shall be no such extension if the Company is not required to file a Registration Statement pursuant to said
Section 2(d)(iii) because the Company previously effected a registration of Common Stock wherein the Beneficiary exercised its Share-Rights and received proceeds from the sale of its shares; or (ii) as a result of the pendency of any Blackout Period.

(ee) "Trustee" has the meaning set forth in Preamble hereof.

(ff) "Voting Power" has the meaning set forth in Section 1 of
Article VII of the Certificate of Incorporation.

(gg) "Voting Trust" has the meaning set forth in Recital E hereof.

(hh) "Voting Trust Ownership Limit" means that number of shares of Capital Stock one share lower than the number of shares of Capital Stock which would represent five percent (5%) of the Voting Power of all shares of Capital Stock issued and outstanding at the time of determination.

                           ARTICLE II
                        DEPOSIT OF STOCK

     Section 2.01 Delivery of Capital Stock. Beneficiary shall make such contributions to the Voting Trust of shares of Capital Stock that Beneficiary may Beneficially Own such that the number of shares of Capital Stock Beneficially Owned by the Beneficiary outside of the Voting Trust shall never exceed the Voting Trust
Ownership Limit.  The Trustee acknowledges receipt of __________
[insert number of shares contributed at closing pursuant to the Reorganization Agreement] shares of Capital Stock acquired by Beneficiary pursuant to the Reorganization Agreement. The
Company shall pay any taxes and costs imposed upon the transfer of the shares of Capital Stock Beneficially Owned by the Beneficiary to the Voting Trust at the time of transfer.

Section 2.02 Certificate Book and Inspection of Agreement. The Trustee shall keep at the address set forth in Section 10.04 hereof correct books of account of all the Trustee's business and transactions relating to the Voting Trust, and a book setting forth the number of shares of Capital Stock held by the Voting Trust. A duplicate of this Agreement and any extension thereof shall be filed with the Secretary of the Company and shall be open to inspection by a stockholder upon the same terms as the record of stockholders of the Company is open to inspection.

                           ARTICLE III
             BENEFICIARY'S INTEREST IN CAPITAL STOCK

     Section 3.01 Retained Interest. Subject to the powers, duties and rights of the Company and the Trustee set forth herein and further subject to the terms of this Agreement, the Registration
Rights Agreement, the Certificate of Incorporation and the Bylaws, the Beneficiary shall retain the entire economic and beneficial ownership rights in all of the shares of Capital Stock held in the Voting Trust.

Section 3.02 Withdrawal of Shares from Trust. The Beneficiary shall not be entitled to withdraw any shares of Capital Stock from the Voting Trust except to sell its entire Beneficial Ownership interest in such shares of Capital Stock provided that
(i) such shares of Capital Stock shall be registered in the name of the purchaser thereof before being withdrawn from the Voting Trust, (ii) such sale of shares of Capital Stock shall not be to an Affiliate of the Beneficiary, (iii) such sale of shares of Capital Stock shall not be made to any Person Beneficially Owning any shares of Capital Stock in excess of the Ownership Limit applicable to such Person, (iv) such sale of shares of Capital Stock shall not result in any Person Beneficially Owning any shares of Capital Stock in excess of the Ownership Limit applicable to such Person, and (v) such sale of shares of Capital Stock shall otherwise be permitted pursuant to this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws. The Beneficiary shall not transfer any of its retained rights or interest in shares of Capital Stock held in the Voting Trust. Any shares of Capital Stock withdrawn in accordance with this Section 3.02 shall, upon withdrawal, cease to be subject to the terms and conditions of this Agreement.
                           ARTICLE IV
                   TRUSTEE'S POWERS AND DUTIES

     Section 4.01 Limits on Trustee's Powers. The Trustee shall have only the powers set forth in this Agreement. It is expressly understood and agreed by the parties hereto that under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of this Agreement or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement, except as set forth in this Agreement.

Section 4.02 Right to Vote. With respect to all shares of Capital Stock held in the Voting Trust, the Trustee shall have the exclusive and absolute right in respect of such shares of Capital Stock to vote, assent or consent such shares of Capital Stock at all times during the term of this Agreement, subject to
Section 4.03 hereof, including, without limitation, the right to vote at any election of directors and in favor of or in opposition to any resolution, dissolution, liquidation, merger or consolidation of the Company, any sale of all or substantially all of the Company's assets, any issuance or authorization of securities, or any action of any character whatsoever which may be presented at any meeting or require the consent of the stockholders of the Company.

Section 4.03   Voting on Particular Matters.  In exercising the
Trustee's powers and duties under this Agreement, the Trustee shall at all times vote, assent or consent all shares of Capital
Stock held in the Voting Trust as follows:

          (a) if the matter concerned is the election of directors of the Company, the Trustee shall vote, assent or consent the whole number of shares of Capital Stock held by the Voting Trust in favor of each nominee to the Board of Directors whose nomination has been approved by an Independent Board Majority and vote against any candidate for the Board of Directors for whom no competing candidate has been nominated or selected by an Independent Board Majority;

          (b) unless such action is initiated by or with the consent of an Independent Board Majority, the Trustee shall (i) vote against removal of any director of the Company, (ii) vote against any alteration, amendment, change or addition to or repeal of the Bylaws or Certificate of Incorporation, (iii) not nominate any candidate to fill any vacancy on the Board of Directors, (iv) not call any special meeting of the stockholders of the Company, and
(v) not take any action by voting shares of Capital Stock held by the Voting Trust that would be inconsistent with or would have the effect, directly or indirectly, of defeating or subverting the voting requirements contained in Section 4.03(a) hereof or this Section 4.03(b);

          (c)  to the extent not covered by Section 4.03(a) or
Section 4.03(b) hereof, on any action, proposal or resolution requiring prior approval of the Board of Directors as a prerequisite to become effective, the Trustee shall vote in accordance with the recommendation of the Board of Directors, provided, however, that on any Change of Control Proposal approved by the Board of Directors and submitted by the Board of Directors to the stockholders of the Company for a vote thereon, the Trustee shall vote on such Change of Control Proposal as directed by the Beneficiary; and

          (d)  to the extent not covered by Section 4.03(a) or
Section 4.03(b) hereof, on any action, proposal or resolution not requiring prior approval of the Board of Directors as a prerequisite to become effective, the Trustee shall vote in accordance with the recommendation of the Board of Directors.

     Section 4.04 Presence at Meetings. The Trustee shall ensure, with respect to the shares of Capital Stock held in the Voting
Trust hereunder, that such shares of Capital Stock are counted as being present for the purposes of any quorum required for stockholder action of the Company and to vote, assent or consent as set forth in this Article IV so long as the Trustee has reasonable notice of the time to vote, assent or consent (and the Trustee shall be deemed to have reasonable notice if it shall receive notice within the time periods under the applicable provisions of the Delaware General Corporation Law).

Section 4.05 Sales. The Trustee shall have no authority to sell any of the shares of Capital Stock deposited pursuant to the provisions of this Agreement, unless expressly permitted pursuant to the terms hereof. Upon the sale of shares of Capital Stock in accordance with the terms hereof, the Trustee shall deliver or cause to be delivered certificates representing such shares of Capital Stock to the Person entitled thereto.

Section 4.06 Contrary Instructions. The Trustee shall have no obligation whatsoever to follow any instruction of the Beneficiary if such instruction is contrary to the terms of this Agreement, unless such contrary instruction shall be agreed to in writing by the Beneficiary and the Company.

Section 4.07 Execution by Trustee. The Trustee shall execute all documents as follows:

     "By: ________________________, not in its individual
capacity, but solely as Trustee
      By: ________________________." [to be provided by Trustee
prior to signing]

                            ARTICLE V
                           STANDSTILL

     Section 5.01 Acquisition of Capital Stock. Throughout the term of this Agreement, the Beneficiary shall not, directly or indirectly, (i) individually, or as part of a group, acquire, offer or propose to acquire, or agree to acquire, by purchase or otherwise, Beneficial Ownership of any shares of Capital Stock, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) Beneficial Ownership of any shares of Capital Stock (except by reason of stock dividends, stock splits, spinoffs, mergers, recapitalizations, combinations, conversions, exchanges of shares, or the like), or
(ii) enter into any agreement, arrangement or understanding, other than for the sale of shares of Capital Stock in accordance with Section 3.02 hereof and the Registration Rights Agreement, with any Person, other than the Company, that would have the effect of increasing such Person's or the Beneficiary's
Beneficial Ownership in any shares of Capital Stock.

Section 5.02 Sale of Capital Stock. Notwithstanding anything in this Agreement to the contrary, the Beneficiary shall not sell or otherwise dispose of any shares of Capital Stock to any Person, whether in a private placement, pursuant to a registered offering of securities or otherwise, if (i) such Person Beneficially Owns an amount of Capital Stock in excess of the Ownership Limit applicable to such Person, or (ii) the effect of such sale or other disposition would be to cause such Person to Beneficially Own an amount of Capital Stock which would exceed the Ownership Limit applicable to such Person.

Section 5.03 Nomination of Directors. The Beneficiary shall not itself, nor shall it initiate, suggest or otherwise encourage the Board of Directors or any other Person to, (i) nominate any individual as a candidate for election to the Board of Directors, or (ii) appoint any individual to fill any vacancy on the Board of Directors. The Beneficiary shall not support, endorse or otherwise encourage the election of any candidate for election to the Board of Directors other than a candidate or candidates nominated by an Independent Board Majority.

Section 5.04 Acquisition Proposals. The Beneficiary shall not solicit or encourage inquiries or proposals with respect to, or provide any confidential information to, or have any discussions, meetings or other communications with, any Person relating to an Acquisition Proposal or a Change of Control Proposal, provided, however, that the Beneficiary may have discussions with the counter-party to any Change of Control Proposal after such Change of Control Proposal shall have been approved by the Board of Directors and submitted to the stockholders of the Company for a vote thereon, and provided further, however, that the Beneficiary may have discussions with any Person concerning the sale or disposal of shares of Capital Stock Beneficially Owned by the Beneficiary in accordance with Section 3.02 hereof and the Registration Rights Agreement.

Section 5.05 Contacts. Subject to Section 5.04 hereof, the Beneficiary shall not meet or otherwise communicate with any Person that is seeking to acquire shares of Capital Stock in excess of the Ownership Limit applicable to such Person to the extent that such meeting or other communication relates to such acquisition of shares of Capital Stock or Acquisition Proposal. The Beneficiary shall promptly advise the Company in writing if the Beneficiary or any of its representatives shall have received a communication, contact or inquiry relating to an Acquisition Proposal and shall promptly advise the Company of all information available to the Beneficiary concerning such communication, contact or inquiry relevant to such Acquisition Proposal.

Section 5.06 Litigation. The Beneficiary shall not join as a party in any litigation, suit or cause of action that alleges
(i) that any of the Basic Protections or any provisions of the Certificate of Incorporation or Bylaws are not enforceable in accordance with their terms, (ii) that the Board of Directors should not enforce the Basic Protections or provisions of the Certificate of Incorporation or Bylaws in any particular case or circumstance, or (iii) that the Board of Directors should approve, adopt, disapprove or abandon any particular Acquisition Proposal or Change of Control Proposal; provided, however, that nothing in this Section 5.06 shall prevent the Beneficiary from joining as a party in any litigation, suit or cause of action that alleges that the Board of Directors should solicit Acquisition Proposals or Change of Control Proposals, or initiate a bidding process seeking proposals to acquire all of the outstanding stock of the Company.

Section 5.07 Communications. For so long as the Beneficiary Beneficially Owns twenty percent (20%) or more of the issued and outstanding shares of Common Stock, the Company shall consult with the Beneficiary prior to soliciting any Change of Control Proposal and shall consult with the Beneficiary in the event that the Company shall receive any Change of Control Proposal. Beneficiary shall comply with the same confidentiality and non-disclosure obligations that apply to directors and officers of the Company with respect to all information obtained by Beneficiary in connection with any such consultation. Nothing in this Agreement shall be construed to limit the rights of a Beneficiary as a shareholder of the Company from communicating with the Board of Directors of the Company regarding Change of Control Proposals or, except as otherwise provided in
Section 5.03 hereof, any other matter pertaining to the Company. The Company and the Beneficiary shall keep confidential the contents of all such communications from the Beneficiary, provided that either party may disclose the contents of such communications if required by law.

                           ARTICLE VI
           AGREEMENT TO DIVEST SHARES OF CAPITAL STOCK

     Section 6.01 Sale of Beneficiary's Capital Stock by Third Anniversary. The Beneficiary hereby covenants and agrees that it shall sell, convey, or otherwise dispose of shares of Capital Stock (so that the Beneficiary is no longer a Beneficial Owner of such shares of Capital Stock) so that the Beneficiary Beneficially Owns less than fifty percent (50%) of the issued and outstanding shares of each class of Capital Stock on or prior to the Three Year Divestiture Deadline. Any such disposition shall comply with the terms of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws.

Section 6.02 Sale of Beneficiary's Capital Stock by Fifth Anniversary. The Beneficiary hereby covenants and agrees that it shall sell, convey or otherwise dispose of shares of Capital Stock (so that the Beneficiary is no longer a Beneficial Owner of such shares of Capital Stock) so that the Beneficiary Beneficially Owns less than twenty percent (20%) of the issued and outstanding shares of each class of Capital Stock on or prior to the Five Year Divestiture Deadline. Any such disposition shall comply with the terms of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation and the Bylaws.

Section 6.03 Extension of Divestiture Deadlines Sought by Beneficiary. Notwithstanding Section 6.01 or Section 6.02 hereof, the Company shall extend the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, if (i) the Beneficiary makes a good faith and reasonable determination (and provides the reasons therefor) that compliance with Section 6.01 or Section 6.02 hereof, as the case may be, would have a material adverse affect on the Beneficiary, (ii) the Beneficiary advises the Company of such determination (and provides the reasons therefor) and makes a reasonable request for an extension of the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, and (iii) the Company receives written confirmation from the BCBSA that the extension of the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, requested by the Beneficiary would not cause a violation of the license agreements governing the Company's use of the Marks. The Company shall not oppose the Beneficiary's request for an extension of the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, and shall take reasonable steps, as reasonably requested by the Beneficiary, to assist the Beneficiary in its efforts to obtain an extension of the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be; provided that the Company shall have no obligation to, among other things, incur any fees or expenses for its own account in connection with such assistance. The Beneficiary acknowledges that, notwithstanding the scope or degree of assistance provided by the Company, the BCBSA shall have the sole and absolute authority and discretion to determine whether to consent to an extension of the Three Year Divestiture or the Five Year Divestiture Deadline, as the case may be, but shall have no obligation to grant such consent, and that in no event shall the Company have any liability to the Beneficiary or any other Person in the event that the BCBSA shall determine to deny any such extension request.

Section 6.04 Extension of Divestiture Deadlines Sought by Company. Notwithstanding Section 6.01 or Section 6.02 hereof, the Company shall extend the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, if
(i) the Company makes a good faith determination that compliance with Section 6.01 or Section 6.02 hereof, as the case may be, would have an adverse affect on the Company, or any of its stockholders other than the Beneficiary, and (ii) the Company receives written confirmation from BCBSA that the extension of the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, requested by the Company would not cause a violation of the license agreement governing the Company's use of the Marks. The Beneficiary and the Company acknowledge that the BCBSA shall have the sole and absolute authority and discretion to determine whether to consent to an extension of the Three Year Divestiture or the Five Year Divestiture Deadline, as the case may be, but shall have no obligation to grant such consent, and that in no event shall the Company have any liability to the Beneficiary or any other Person in the event that the BCBSA shall determine to deny any such extension request.

Section 6.05 Failure to Meet Divestiture Deadlines. In the event that the Beneficiary shall fail to meet either the Three Year Divestiture Deadline or the Five Year Divestiture Deadline, as the case may be, and an extension thereof shall not have been granted pursuant to Section 6.03 or Section 6.04 hereof, or shall fail to meet any extended Three Year Divestiture Deadline or Five Year Divestiture Deadline, as the case may be, that may have been granted pursuant to Section 6.03 or Section 6.04 hereof, then the Company shall arrange for the sale of the Delinquent Shares in a manner and at such time or times as shall be commercially reasonable under the circumstances (giving effect to, among other things, market conditions and related matters) and, subject to the foregoing, the Company shall have no liability to the Beneficiary or any other Person on the grounds that the Company failed to take actions which could have produced higher proceeds for the sale of the Delinquent Shares. In either such case, the Beneficiary shall promptly take all action reasonably requested by the Company in order to facilitate the sale of the Delinquent Shares, and the Company shall be entitled to receive customary representations and warranties from the Beneficiary regarding the Delinquent Shares (including representations regarding good title to such shares, free and clear of all liens, claims, security interests and other encumbrances). Until sold, the Delinquent Shares shall be voted by the Trustee in the manner required by
Section 4.03 of this Agreement, provided however, that on any Change of Control Proposal approved by the Board of Directors and submitted by the Board of Directors to the stockholders of the Company for a vote thereon, the Trustee shall vote the Delinquent Shares in the exact proportion as all shares of Capital Stock not held in the Voting Trust shall have been voted upon such Change of Control Proposal. Upon the sale of the Delinquent Shares, the Trustee shall deliver the shares to the purchaser thereof as directed by the Company, and all proceeds from such sale, less all expenses incurred by the Company, shall be distributed to the Beneficiary as soon as practicable.

                           ARTICLE VII
                   DIVIDENDS AND DISTRIBUTIONS

Section 7.01 Cash. The Beneficiary shall be entitled to receive payments equal to the amount of cash dividends, if any, collected or received by the Trustee or its successor upon the number of shares of Capital Stock held in the Voting Trust, subject to deduction in respect of expenses, charges or fees pursuant to Section 8.02 or 8.03 hereof. The Trustee and the Company shall arrange for the direct payment by the Company of all or a portion (as provided in the preceding sentence) of such cash dividends to the Beneficiary.

Section 7.02 Stock. In the event that the Trustee shall receive, as a dividend or other distribution upon any shares of Capital Stock held by the Trustee under this Agreement, any shares of stock or securities convertible into stock of the Company, the Trustee shall hold the same and said shares shall be subject to all of the terms and conditions of this Agreement to the same extent as if originally deposited hereunder.

Section 7.03 Other Distributions. In the event that, at any time during the term of this Agreement, the Trustee shall receive or collect any monies through a distribution by the Company to its stockholders, other than in payment of cash dividends, or shall receive any property (other than shares of Capital Stock or securities convertible into Capital Stock) through a distribution by the Company to its stockholders, the Trustee shall distribute the same to the Beneficiary, subject to deduction in respect of expenses, charges or fees pursuant to Section 8.02 or 8.03 hereof.
                          ARTICLE VIII
                           THE TRUSTEE

Section 8.01 Use of Proxies. The Trustee may vote, assent or consent with respect to all shares of Capital Stock held in the Voting Trust in person or by such person or persons as it may from time to time select as its proxy, provided that the Trustee shall at all times do so in conformity with the provisions of
Section 4.03 hereof.

Section 8.02 Expenses. The Trustee is expressly authorized to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel, and to incur and pay such other charges and expenses as the Trustee may deem reasonably necessary and proper for administering this Agreement. The Beneficiary and the Company shall reimburse the Trustee equally for any such expense and charges, and any such expenses or charges may be deducted from the cash dividends or other monies received by the Trustee on the shares of Capital Stock deposited hereunder, to the extent unreimbursed by the Beneficiary.

Section 8.03 Compensation. The Beneficiary and the Company shall compensate the Trustee equally for its services as Trustee hereunder as provided in the Trustees' fee schedule, attached hereto as Exhibit A, and any such fees may be deducted from the cash dividends or other monies received by Trustee on the shares of Capital Stock deposited in the Voting Trust, to the extent otherwise unpaid by the Beneficiary.

Section 8.04 Successor Trustee. The Trustee may resign after giving thirty (30) days' advance written notice of its resignation to the Company and the Beneficiary, provided that such resignation shall not become effective until a reasonably competent alternate (the "Successor Trustee") shall have become bound by this Agreement. The Company may in addition terminate the Trustee after giving thirty (30) days' advance written notice thereof to the Trustee, provided that such termination of the Trustee shall not become effective until a Successor Trustee shall have become bound by this Agreement. If the Trustee shall resign or be so terminated by the Company, the Trustee shall be replaced by a Successor Trustee. The Successor Trustee shall be designated by the Company. The Successor Trustee shall enjoy all the rights, powers, interests and immunities of the Trustee originally designated and shall agree in writing to be bound by this Agreement.

Section 8.05 Qualifications of Trustee. Throughout the term of the Voting Trust, the Trustee or Successor Trustee, as the case may be, must satisfy each of the following qualifications:
(i) the Trustee or Successor Trustee, as the case may be, must be an institution duly authorized to act as such a Trustee or Successor Trustee under the laws of the State of Delaware;
(ii) the Trustee or Successor Trustee, as the case may be, must, either on an individual basis or on a consolidated basis together with its subsidiaries and affiliates, have minimum stockholders' equity of $500,000,000; (iii) the Trustee or Successor Trustee, as the case may be, must not own for its own account more than one percent (1%) of the issued and outstanding securities of either the Company or the Beneficiary; and (iv) no director or officer of the Trustee or any Successor Trustee, as the case may be, may serve as a director or officer of the Company or the Beneficiary (and no director or officer of the Company or the Beneficiary shall serve as a director or officer of the Trustee or Successor Trustee, as the case may be). In the event that the Trustee or Successor Trustee, as the case may be, shall fail to meet any of the conditions set forth in this Section 8.05, the Company shall replace the Trustee or the Successor Trustee, as the case may be, as provided in Section 8.04 hereof.

Section 8.06 Trustee's Liability. The Trustee shall not be liable for any act or omission undertaken in connection with its powers and duties under this Agreement, except for any willful misconduct or gross negligence by Trustee. No Successor Trustee shall be liable for actions or omissions of the Trustee or any other Successor Trustee. The Trustee shall not be liable in acting on any notice, request, consent, certificate, instruction, or other paper or document or signature reasonably believed by it to be genuine and to have been signed by the proper party. The Trustee may consult with legal counsel (reasonably competent for the purpose) and any act or omission undertaken by it in good faith in accordance with the opinion of such legal counsel shall not result in any liabilities of the Trustee. The Beneficiary covenants and agrees to indemnify and hold harmless the Trustee and its affiliates, directors, officers, employees, agents and advisors (each an "Indemnified Party"), without duplication, from and against any and all claims, damages, losses, liability, obligations, actions, suits, costs, disbursements and expenses (including without limitation reasonable fees and expenses of counsel) incurred by any Indemnified Party, in any way relating to or arising out of or in connection with or by reason of the preparation for a defense of any investigation, litigation or proceeding arising out of this Agreement or the shares of Capital Stock held pursuant to this Agreement, the administration of this Agreement or the action or inaction of the Trustee hereunder; except to the extent such claim, damage, loss, liability, obligation, action, suit, cost, disbursement or expense results from such Indemnified Parties' gross negligence or willful misconduct. The indemnity set forth in this Section 8.06 shall be in addition to any other obligation or liabilities of the Beneficiary hereunder or at common law or otherwise and shall survive the termination of this Agreement.

                           ARTICLE IX
                           TERMINATION

Section 9.01 Termination. This Agreement shall terminate upon the joint written notice by the Beneficiary and the Company to the Trustee that the Beneficiary Beneficially Owns less than five percent (5%) of the issued and outstanding shares of Common Stock and less than five percent (5%) of the issued and outstanding shares of every other class of Capital Stock. Otherwise, the Voting Trust is hereby expressly declared to be and shall be irrevocable.

Section 9.02 Delivery of Stock Certificate(s). As soon as practicable after the termination of this Agreement, the Trustee shall deliver to the Beneficiary stock certificate(s), with the appropriate legend as provided in the Certificate of Incorporation, representing the number of shares of Capital Stock Beneficially Owned by the Beneficiary at the date of termination, if any, held by the Voting Trust and upon payment by the Beneficiary of any and all taxes and other expenses relating to the transfer or delivery of such certificates.

                            ARTICLE X
                          MISCELLANEOUS

Section 10.01 Ownership; Authority. The Beneficiary represents, warrants and covenants to the Company that (i) as of the effective date of this Agreement, the Beneficiary is the Beneficial Owner of 14,962,500 shares of Common Stock, (ii) the Beneficiary does not Beneficially Own any shares of Capital Stock other than 14,962,500 shares of Common Stock, and (iii) the Beneficiary has full power and authority to make, enter into and carry out the terms of this Agreement.

Section 10.02 Merger, Consolidation, Sale of Assets. If the Company shall merge into or consolidate with another corporation or corporations, or if all or substantially all of the assets of the Company are transferred to another corporation, the shares of which are issued to stockholders of the Company in connection with such merger, consolidation or transfer, then the terms "RightCHOICE Managed Care, Inc." or the "Company" shall be construed, so long as the Marks continue to be licensed by such entity from BCBSA, to include such successor corporation, and the Trustee shall receive and hold under this Agreement any shares of such successor corporation received by it on account of its ownership as Trustee of shares of Capital Stock held by it hereunder prior to such merger, consolidation or transfer.

Section 10.03 Successors. This Agreement shall bind and inure to the benefit of the Trustee and each and all of its respective heirs, executors, administrators, successors and assigns. Notwithstanding any provision of this Agreement, the provisions of this Agreement shall not be binding on any transferee or purchaser from the Beneficiary (other than a Person who is an Affiliate of the Beneficiary and except that any and all shares of Capital Stock sold in violation of this Agreement, the Registration Rights Agreement, the Certificate of Incorporation or the Bylaws shall remain subject to this Agreement). In case at any time the Trustee shall resign and no Successor Trustee shall have been appointed within thirty (30) days after notice of such resignation has been filed and mailed as required by
Section 8.04 hereof, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a Successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a Successor Trustee.

Section 10.04 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) business day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:
               if to the Company:

                    John A. O'Rourke
                    Chairman, President and Chief Executive Officer RightCHOICE Managed Care, Inc.
                    1831 Chestnut Street
                    St. Louis, Missouri 63103
                    Fax:  (314) 923-8958

               with a copy to:

                    John J. Riffle, Esq.
                    Lewis, Rice & Fingersh, L.C.
                    500 North Broadway, Suite 2000
                    St. Louis, Missouri 63102
                    Fax: (314) 444-7788

               if to the Beneficiary: [to be determined by Foundation prior to signing]






               with a copy to: [to be determined by Foundation prior to signing]






               if to the Trustee: [to be determined by Trustee prior to signing]






               with a copy to: [to be determined by Trustee prior to signing]






     Section 10.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of laws principles.

Section 10.06 Attorneys' Fees. In the event of any suit or other proceeding between the Company and the Beneficiary with respect to any of the transactions contemplated hereby or the subject matter hereof, the prevailing party shall, in addition to such other relief as the court may award, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation, all as actually incurred, including, without limitation, attorneys' fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7, 11 and 13 of the United States Bankruptcy Code or any successor thereto.

Section 10.07 Fair Construction. This Agreement is the product of negotiation and shall be deemed to have been drafted by all of the parties. It shall be construed in accordance with the fair meaning of its terms and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any particular party.

Section 10.08 Entire Agreement. This Agreement contains the entire agreement between the parties hereto regarding the subject matter hereof, and may not be amended, altered or modified except by a writing signed by the parties hereto. This Agreement supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof, all of which are specifically integrated into this Agreement. No party hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth herein; and the parties hereto further acknowledge and agree that in entering into this Agreement they have not in any way relied and will not rely in any way on any of the foregoing not specifically set forth herein.

Section 10.09 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.


                [signatures appear on next page]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                            RIGHTCHOICE MANAGED CARE, INC., a
                            Delaware corporation


                            By:
                              Name:
                              Title:


                            THE MISSOURI FOUNDATION FOR HEALTH, a
                            Missouri corporation


                            By:
                              Name:
                              Title:


                            [TRUSTEE]


                            By:
                              Name:
                              Title:


                            EXHIBIT A

                      Trustee Fee Schedule


                            EXHIBIT F


          IN THE CIRCUIT COURT OF COLE COUNTY, MISSOURI

BLUE CROSS AND BLUE SHIELD                   )
OF MISSOURI,                                 )
a Missouri nonprofit corporation,            )
                                             )
                    Plaintiff,               )
                                             )
vs.                                          )  Case No. CV196-619CC
                                             )  Division 1
JAY ANGOFF, in his official capacity         )
as the Director of the Missouri Department   )
of Insurance,                                )
                                             )
and                                          )
                                             )
the MISSOURI DEPARTMENT OF                   )
INSURANCE,                                   )
                                             )
and                                          )
                                             )
JEREMIAH W. (JAY) NIXON, in his              )
official capacity as the Attorney General    )
of the State of Missouri,                    )
                                             )
                    Defendants.              )

                    JOINT NOTICE OF DISMISSAL

     COME NOW the Attorney General of the State of Missouri,

Blue Cross and Blue Shield of Missouri, Inc. ("Blue Cross"), the

Director of the Missouri Department of Insurance (the Director)

and the Missouri Department of Insurance (individually and with the Director, the "Department") (collectively, the "Parties"),

pursuant to Rule 67.02, give notice that they (and

each of them) hereby dismiss each and every one of the claims and/or counterclaims they have brought in this action.

                              Respectfully submitted,

                              LEWIS, RICE & FINGERSH, L.C.

                              By   /s/  Richard A. Ahrens
                                   Richard A. Ahrens, #24757
                                   John J. Riffle, #30578

                              500 North Broadway, Suite 2000
                              St. Louis, Missouri  63102
                              (314) 444-7600

                              Attorneys for Plaintiff Blue Cross
                              and Blue Shield of Missouri


                              JEREMIAH W. (JAY) NIXON
                              Attorney General

                                   /s/  Paul C. Wilson
                                   Paul C. Wilson, # 40804
                                   Assistant Attorney General

                              207 West High Street
                              Jefferson City, MO  65102

                              Attorneys for Defendant
                              Jeremiah W. (Jay) Nixon, Attorney General


                              REIZMAN & BLITZ, P.C.


                              By:  /s/ Henry Herschel
                                   Henry Herschel, #

                              308 East High Street, Suite 301
                              Jefferson City, MO 65101

                              Attorneys for Defendants Jay Angoff, Director of the Missouri Department of Insurance and the Missouri Department of Insurance

                            EXHIBIT F


                IN THE SUPREME COURT OF MISSOURI

BLUE CROSS AND BLUE SHIELD                    )
OF MISSOURI,                                  )
          Appellant/Cross-Respondent,         )
vs.                                           )
                                              )
JAY ANGOFF, et al.,                           )   Case No. 81172
          Respondents/Cross-Appellants,       )
     and                                      )
                                              )
JEREMIAH W. (JAY) NIXON,                      )
          Respondent,                         )
                                              )

BLUE CROSS AND BLUE SHIELD                    )
OF MISSOURI,                                  )
          Appellant,                          )
vs.                                           )
                                              )
JAY ANGOFF,                                   )   Case No. 82125
          Appellant,                          )
     And                                      )
JEREMIAH W. (JAY) NIXON,                      )
          Appellant.

                                    JOINT MOTION TO DISMISS


          COME NOW the Attorney General of the State of

Missouri, Blue Cross and Blue Shield of Missouri, Inc. ("Blue

Cross"), the Director of the Missouri Department of Insurance

(the Director) and the Missouri Department of Insurance

(individually and with the Director, the "Department")

(collectively, the "Parties"), and move to dismiss the above-

encaptioned consolidated appeals.  In support of their

motion, the Parties state:

     1.   All parties to case No. 81172 and Case No. 82125

have reached agreement to finally settle and resolve their

respective claims in these appeals and in the underlying

action;

     2.   The Parties have filed a Notice of Dismissal

dismissing each and every one of their claims and/or

counterclaims in the underlying action pending in the Cole

County Circuit Court, and the Circuit Court has taken no

action inconsistent with those dismissals;

     3.   The Parties, therefore, now seek the dismissal of

the appeals in Case No. 81172 and Case No. 82125.

                              Respectfully submitted,

                              LEWIS, RICE & FINGERSH, L.C.

                              By
                                   Richard A. Ahrens, #24757
                                   John J. Riffle, # 30578

                              500 North Broadway, Suite 2000
                              St. Louis, Missouri  63102
                              (314) 444-7600

                              Attorneys for Plaintiff Blue Cross
                              and Blue Shield of Missouri


                              JEREMIAH W. (JAY) NIXON
                              Attorney General


                                   Paul C. Wilson, # 40804
                                   Assistant Attorney General

                              207 West High Street
                              Jefferson City, MO  65102

                              Attorneys for Defendant
                              Jeremiah W. (Jay) Nixon, Attorney General


                              REIZMAN & BLITZ, P.C.


                              By:
                                   Henry Herschel, #

                              308 East High Street, Suite 301
                              Jefferson City, MO 65101

                              Attorneys for Defendants Jay Angoff, Director of the Missouri Department of Insurance and the Missouri Department of Insurance


                            EXHIBIT G

            List of Known Claims as of April 20, 1998


A.   Issues raised in Financial Exams completed September 30,
     1997 for the following companies:

          Blue Cross Blue Shield of Missouri
          HealthLink
          BlueCHOICE d/b/a HMO Missouri
          Health Alliance Life Insurance Company

B.   HealthLink Certification of Compliance with Small Group
     Reform Act for 1997 Reporting of non-compliance with certain rating restrictions

C.   Possible violations of Chapter 407 (The Unfair Merchandizing
     Practices Act), for undue delays in payments to providers in certain HMO and PPO products.


                            EXHIBIT H

List of Claims Prepared by Blue Cross and Blue Shield of Missouri



Anthony J. Sarkis, et al. V. BCBSMo, et al.
Circuit Court City of St. Louis, No. 962-00938
Date Served:  3/25/96
Type of Case:  Subscriber Class Action




BCBSMo v. Jay Angoff, Missouri DOI, Jay Nixon
Circuit Court Cole County, No. CV196-619CC
Date Served:  5/13/96
Type of Case:  Petition for Declaratory Judgment




BCBSMo v. Nixon
Circuit Court of Cole County, No. CV197-1558CC
Dated Filed:  11/6/97
Type of Case:  Declaratory Judgment MBC/PBC